As filed with the Securities and Exchange Commission on November 21, 2022

Registration No. 333-267920

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BED BATH & BEYOND INC.

and the Subsidiary Guarantors listed on Schedule A hereto

(Exact name of registrant issuer as specified in its charter)

New York

(State or other jurisdiction of incorporation or organization)

5700

(Primary Standard Industrial Classification Code Number)

11-2250488

(I.R.S. Employer Identification Number)

650 Liberty Avenue

Union, New Jersey 07083

(908) 688-0888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arlene Hong

Executive Vice President, Chief Legal Officer and Corporate Secretary

650 Liberty Avenue

Union, New Jersey 07083

(908) 688-0888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
David Lopez Helena Grannis Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Tel: (212) 225-2000	Daniel J. Bursky Joshua T. Coleman Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel: (212) 859-8000

Approximate date of commencement of proposed sale of the securities to the public: The offering of the securities will commence promptly following the filing of the Registration Statement. No tendered securities will be accepted for exchange until after this Registration Statement has been declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)  ☐

Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until each Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Schedule A — Table of Subsidiary Guarantors

Exact Name of Subsidiary Guarantor	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification Number
BBB Canada LP Inc.	Delaware	26-1607777
BBB Canada Ltd.	Canada	98-0564461
BBB Value Services Inc.	Tennessee	45-1775809
BBBYCF LLC	Delaware	81-0835533
BBBYTF LLC	Delaware	81-1726838
BBBY Management Corporation	New Jersey	22-3259534
Bed ‘N Bath Stores Inc.	New Jersey	22-2732034
Bed Bath & Beyond Canada L.P.	Ontario	98-0564465
Bed Bath & Beyond of California Limited Liability Company	Delaware	22-3612362
Buy Buy Baby, Inc.	Delaware	52-1942010
BWAO LLC	Delaware	45-5291562
Chef C Holdings LLC	Delaware	81-5106069
Decorist, LLC	Delaware	46-1344917
Harmon Stores, Inc.	Delaware	22-2036555
Liberty Procurement Co. Inc.	New York	52-2279383

Dear Bed Bath & Beyond Noteholder:

Bed Bath & Beyond Inc. (“BBBY,” “we” or the “Company”) has developed a series of debt exchange transactions to strengthen its balance sheet by addressing its upcoming 2024 debt maturity and deleveraging its long-dated debt. We believe these transactions provide us with a comprehensive solution that offers the best path forward for the future of our Company and is in the best interests of all of our stakeholders.

We are making offers (the “Exchange Offers”) to exchange our 3.749% Senior Notes due 2024 (the “2024 Notes”), our 4.915% Senior Notes due 2034 (the “2034 Notes”), our 5.165% Senior Notes due 2044 (the “2044 Notes” and, together with the 2024 Notes and the 2034 Notes, the “Old Notes”) for new 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”), new 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes”) and new 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Secured Notes” and, together with the New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes, the “New Secured Notes”). Holders of the 2024 Notes will have the option to exchange their 2024 Notes for New Second Lien Non-Convertible Notes, or New Second Lien Convertible Notes. Holders of the 2034 Notes and the 2044 Notes will have the option to exchange their 2034 Notes and 2044 Notes for New Third Lien Secured Notes. In conjunction with the Exchange Offers, we are also soliciting consents (the “Consent Solicitations” and, together with the Exchange Offers, the “Transactions”) from holders of the Old Notes to certain proposed amendments (the “Proposed Amendments”) to the indenture governing the Old Notes (the “Old Notes Indenture”). The details of the Exchange Offers and the Consent Solicitations are described in the accompanying prospectus, which we urge you to carefully read in its entirety.

We believe the successful completion of the Transactions will significantly reduce our debt and interest expense and will place us in a stronger financial position going forward. Successful completion of the Transactions also reduces the risks that the maturity of the 2024 Notes pose on our current and future business by addressing the maturity of these notes.

The Exchange Offers and the Consent Solicitations

If you tender (and do not validly withdraw) any or all of your Old Notes in the Exchange Offers (which will also constitute a delivery of your consent to the Proposed Amendments in the applicable Consent Solicitation) at or prior to 11:59 P.M., New York City time on December 5, 2022, unless the applicable Exchange Offer and Consent Solicitation is extended or earlier terminated (such date and time with respect to each Exchange Offer, as the same time may be extended, the “Expiration Time”), you will be eligible to receive, at your option, the following consideration per $1,000 principal amount of Old Notes:

•	2024 Notes: either $1,000 principal amount of 3.693% New Second Lien Non-Convertible Notes or $410 principal amount of 8.821% New Second Lien Convertible Notes.(1)

•	2034 Notes: $217.50 principal amount of 12.000% New Third Lien Secured Notes.

•	2044 Notes: $217.50 principal amount of 12.000% New Third Lien Secured Notes.

(1)

Note, however, that on or after the first anniversary of the issue date of the New Second Lien Non-Convertible Notes (which we expect to be on December 7, 2023), we may redeem for cash all or a portion of the New Second Lien Non-Convertible Notes at a redemption price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the redemption date.

In addition to the consideration above, we are also offering holders of the Old Notes early participation payments if they decide to tender their Old Notes prior to 5:00 P.M., New York City time on October 31, 2022 (the “Early Participation Time”). Holders of the 2024 Notes will receive an additional $15 of New Second Lien

i

Non-Convertible Notes per $1,000 of 2024 Notes tendered in exchange for New Second Lien Non-Convertible Notes and an additional $15 of New Second Lien Convertible Notes per $1,000 of 2024 Notes tendered in exchange for New Second Lien Convertible Notes if they tender their 2024 Notes before the Early Participation Time. Holders of the 2034 Notes and holders of the 2044 Notes will receive an additional $7.50 of New Third Lien Secured Notes per $1,000 of 2034 Notes and 2044 Notes tendered in exchange for New Third Lien Secured Notes if they tender their 2034 Notes and 2044 Notes prior to the Early Participation Time.

Without successful completion of the 2024 Exchange Offer, our 2024 Notes mature in August 2024 and there is no assurance regarding alternative transactions that may be available to address the maturity of our 2024 Notes over time and/or the terms of any such alternatives.

Deadline for Participating

THE DEADLINE FOR PARTICIPATING IN THE EXCHANGE OFFERS IS 11:59 P.M., NEW YORK CITY TIME ON DECEMBER 5, 2022, UNLESS EXTENDED OR EARLIER TERMINATED.

In order to allow sufficient time for processing, you must contact your broker, dealer, bank, trust company or other nominee significantly in advance of the Early Participation Time or Expiration Time and request it to tender your Old Notes in the Exchange Offers.

None of the Company, the dealer manager, the trustees with respect to the Old Notes and the New Secured Notes, the information and exchange agent, or any affiliate of any of them makes any recommendation as to whether you should participate in the Exchange Offers and Consent Solicitations, and no one has been authorized by any of them to make such a recommendation. You must make your own decision as to whether you tender Old Notes and, if so, the principal amount of the Old Notes as to which action is to be taken.

We urge you to carefully read the accompanying prospectus in its entirety, including the discussion of risks, uncertainties and other issues that you should consider with respect to the Exchange Offers described in the section entitled “Risk Factors.”

The Exchange Offers and Consent Solicitations may be amended, extended or terminated, either as a whole, or with respect to one or more Exchange Offer, if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied or waived, subject to applicable law.

Questions

If you have any questions or need any assistance in connection with the Exchange Offers and the Consent Solicitations, please contact Global Bondholder Services Corporation, the Exchange Agent and Information Agent, by phone at (212) 430-3774 for banks and brokers, and at (855) 654-2015 for all other callers (toll-free) or by email at contact@gbsc-usa.com. We also urge you to read the “Questions and Answers About the Exchange Offers and the Consent Solicitations” in the accompanying prospectus which answer a variety of questions about the Exchange Offers and Consent Solicitations.

We are respectfully requesting your consideration and thank you in advance for your support of this important Transaction and of the Company and its business.

Sincerely,

Sue Gove
Chief Executive Officer

ii

The information in this prospectus is not complete and may be changed. We may not complete the exchange offers and consent solicitations and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion, Dated November 21, 2022

PRELIMINARY PROSPECTUS

Offers to Exchange

•

any and all of its 3.749% Senior Unsecured Notes due August 1, 2024 (the “2024 Notes”) for (i) new 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or (ii) new 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes” and, such exchange offer, the “2024 Notes Exchange Offer”)

•

any and all of its 4.915% Senior Unsecured Notes due August 1, 2034 (the “2034 Notes”) for new 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Secured Notes” and, such exchange offer, the “2034 Notes Exchange Offer”)

•

any and all of its 5.165% Senior Unsecured Notes due August 1, 2044 (the “2044 Notes” and together with the 2024 Notes and the 2034 Notes, the “Old Notes”) for New Third Lien Secured Notes (such exchange offer, the “2044 Notes Exchange Offer” and, together with the 2024 Notes Exchange Offer and the 2034 Notes Exchange Offer, the “Exchange Offers”)

and

in the case of each of the 2024 Notes Exchange Offer, the 2034 Notes Exchange Offer and the 2044 Notes Exchange Offer, a Solicitation of Consents to Amend the Old Notes Indenture with respect to each of the 2024 Notes, the 2034 Notes and the 2044 Notes, respectively.

Title of Old Notes to be Tendered	CUSIP Number	Outstanding Principal Amount	Early Participation Payment (per $1,000 principal amount of Old Notes Tendered) (1)	Exchange Consideration for Tender of Old Notes and Delivery of Consent (per $1,000 principal amount of Old Notes Tendered)(2)(3)(4)
3.749% Senior Unsecured Notes due 2024	075896 AA8	$215,404,500	$15 principal amount of 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 or $15 principal amount of 8.821% Senior Second Lien Secured Convertible Notes due 2027	$1,000 principal amount of 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027(5) or $410 principal amount of 8.821% Senior Second Lien Secured Convertible Notes due 2027
4.915% Senior Unsecured Notes due 2034	075896 AB6	$209,712,000	$7.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029	$217.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029
5.165% Senior Unsecured Notes due 2044	075896 AC4	$604,820,000	$7.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029	$217.50 principal amount of 12.000% Senior Third Lien Secured Convertible Notes due 2029

(1)

In addition to the applicable Exchange Consideration, holders of Old Notes will receive the applicable Early Participation Payment in the form of additional New Second Lien Non-Convertible Notes, New Second Lien Convertible Notes and New Third Lien Secured Notes (together, the “New Secured Notes”) per each $1,000 principal amount of the specified series of Old Notes validly tendered at or prior to the applicable Early Participation Time and not validly withdrawn.

(2)	Exchange Consideration per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at or prior to the applicable Expiration Time.
(3)	Excludes accrued and unpaid interest to but not including the date of settlement of each Exchange Offer, which will be paid in cash in addition to the applicable Exchange Consideration.
(4)

Assuming full participation in the Exchange Offers, the maximum aggregate principal amount of New Secured Notes that could be issued is (A) if all holders of 2024 Notes exchange their 2024 Notes for New Second Lien Non-Convertible Notes, $215.4 million in aggregate principal amount of New Second Lien Non-Convertible Notes (or $218.6 million in aggregate principal amount of New Second Lien Non-Convertible Notes, assuming full participation in the Exchange Offer at or prior to the Early Participation Time), or if all holders of 2024 Notes exchange their 2024 Notes for New Second Lien Convertible Notes, $88.3 million in aggregate principal amount of New Second Lien Convertible Notes (or $91.5 million in aggregate principal amount of New Second Lien Convertible Notes, assuming full participation in the Exchange Offer at or prior to the Early Participation Time), or if all holders of 2024 Notes exchange a portion of their 2024 Notes for New Second Lien Non-Convertible Notes and a portion of their 2024 Notes for New Second Lien Convertible Notes (whether at or prior to the Early Participation Time or after the Early Participation Time and at or prior to the Expiration Time), an aggregate principal amount of New Second Lien Non-Convertible Notes and New Second Lien Convertible Notes not exceeding the foregoing principal amounts, and (B) $177.2 million in aggregate principal amount of New Third Lien Secured Notes (or $183.3 million in aggregate principal amount of New Third Lien Secured Notes, assuming full participation in the Exchange Offer at or prior to the Early Participation Time).

(5)

On or after the first anniversary of the issue date of the New Second Lien Non-Convertible Notes (which we expect to be on December 7, 2023), we may redeem for cash all or a portion of the New Second Lien Non-Convertible Notes at a redemption price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the redemption date.

Each of the Exchange Offers and the Consent Solicitations will expire at 11:59 p.m., New York City time, on December 5, 2022, unless extended or earlier terminated with respect to a series of Old Notes (such time and date with respect to each of the Exchange Offers, as the same may be extended, the “Expiration Time”). Holders of Old Notes may not tender their Old Notes without also delivering a Consent with respect to such Old Notes tendered, nor may holders of Old Notes deliver their Consent with respect to any Old Notes without tendering such Old Notes.

Tenders of Old Notes may be withdrawn at any time at or prior to 11:59 p.m., New York City time, December 5, 2022, but not thereafter, subject to limited exceptions, unless such time is extended with respect to an Exchange Offer (such time and date with respect to each of the Exchange Offers, as the same may be extended, the “Withdrawal Deadline”). To be eligible to receive the Early Participation Payment (as defined below) with respect to any Exchange Offer, holders of the applicable Old Notes must tender their Old Notes at or prior to 5:00 p.m., New York City time, October 31, 2022 (such time and date with respect to each of the Exchange Offers, as the same may be extended, the “Early Participation Time”) and not validly withdraw their Old Notes prior to the applicable Withdrawal Deadline. We may extend the Early Participation Time or the Withdrawal Deadline with respect to any or all of the Exchange Offers, subject to applicable law.

Upon the terms and subject to the conditions set forth in this Prospectus and Consent Solicitation Statement (as it may be supplemented and amended from time to time, this “Prospectus”), Bed Bath & Beyond Inc. (the “Company”) is offering to exchange (i) newly issued 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes” and, together with the New Second Lien Non-Convertible Notes, the “New Second Lien Secured Notes”) for any and all validly tendered (and not validly withdrawn) outstanding 2024 Notes (the “2024 Notes Exchange Offer”), (ii) newly issued 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Secured Notes” and, together with the New Second Lien Non-Convertible Notes, the “New Convertible Secured Notes” and the New Convertible Secured Notes, together with the New Second Lien Non-Convertible Notes, the “New Secured Notes”) for any and all validly tendered (and not validly withdrawn) outstanding 2034 Notes (the “2034 Notes Exchange Offer”) and (iii) newly issued New Third Lien Secured Notes for any and all validly tendered (and not validly withdrawn) outstanding 2044 Notes (the “2044 Notes Exchange Offer”) (the 2024 Notes, 2034 Notes and 2044 Notes, collectively, the “Old Notes” and the 2024 Notes Exchange Offer, the 2034 Notes Exchange Offer and 2044 Notes Exchange Offer, collectively, the “Exchange Offers”). In conjunction with the Exchange Offers, we are soliciting Consents (as defined herein) for the Proposed Amendments (as defined herein). We must receive Consents by holders representing a majority of the outstanding principal amount of a series of the Old Notes to adopt the Proposed Amendments with respect to such series. None of the Exchange Offers are conditioned on the receipt of Consents by holders representing a majority of the outstanding principal amount of any series of the Old Notes nor on the adoption of the Proposed Amendments with respect to such series.

Pursuant to the Exchange Offers and Consent Solicitation, in exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at any time at or prior to the applicable Expiration Time and accepted by the Company, participating holders will receive the applicable consideration (with respect to each such series, the “Exchange Consideration”) listed in the table on the cover of this Prospectus under the column heading “Exchange Consideration for Tender of Old Notes and Delivery of Consent (per $1,000 principal amount of Old Notes Tendered).” In addition, in exchange for each $1,000 principal amount of Old Notes validly tendered at any time at or prior to the Early Participation Time (and not validly withdrawn) and accepted by the Company, participating holders will receive the applicable consideration (with respect to each such series, the “Early Participation Payment”) listed in the table on the cover of this Prospectus under the column heading “Early Participation Payment (per $1,000 principal amount of Old Notes Tendered).” Participating holders will receive, in cash, accrued and unpaid interest, if any, on their accepted Old Notes to, but not including, the Settlement Date (as defined herein).

No representation is made as to the correctness or accuracy of the CUSIP Numbers listed in this Prospectus or printed on the Old Notes. They are provided solely for the convenience of the holders.

If you desire to tender your Old Notes or deliver Consents on the day that the applicable Expiration Time occurs, you must allow sufficient time for completion of the ATOP (as defined below) or other applicable procedures during the normal business hours of DTC (as defined below) on such date. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee or custodian may establish their own earlier deadlines for participation in the Exchange Offers and Consent Solicitations.

The Company’s obligations to accept Old Notes and Consents in the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions described herein, including the condition that the Minimum Price (as defined below) be no more than $12.00. In addition, subject to applicable law, the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, may be amended, extended, terminated or withdrawn at any time if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied or waived, subject to applicable law. The consummation of each Exchange Offer and Consent Solicitation is not conditioned on the consummation of any of the other Exchange Offers and Consent Solicitations. Each Exchange Offer is conditioned on the lower of (i) the Nasdaq Official Closing Price of BBBY (as reflected on Nasdaq.com) immediately preceding the Expiration Time or (ii) the average Nasdaq Official Closing Price of BBBY (as reflected on Nasdaq.com) for the five trading days immediately preceding the Expiration Time not exceeding $12.00 (such price, the “Minimum Price”).

If any Exchange Offer is consummated, we have agreed to pay a fee (the “Soliciting Broker Fee”) equal to $2.50 for each $1,000 in principal amount of Old Notes that is validly tendered and accepted for exchange pursuant to such Exchange Offer to soliciting retail brokers for holders holding less than $1,000,000 aggregate principal amount of Old Notes that are appropriately designated by their clients to receive this fee. See “General Terms of the Exchange Offers and the Consent Solicitations—Soliciting Broker Fee.”

The New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes will be issued pursuant to an indenture and the New Third Lien Secured Notes will be issued pursuant to an indenture (such indentures, the “New Notes Indentures”), dated as of the Settlement Date, by and among the Company, the Subsidiary Guarantors (as defined herein) and Wilmington Trust, National Association, as trustee (in such capacity under each New Notes Indenture, a “New Notes Trustee” and together the “New Notes Trustees”) and collateral agent (in such capacity under each New Notes Indenture, a “Collateral Agent” and together the “Collateral Agents”). For a detailed description of the terms of the New Secured Notes (including with respect to the second lien priority and third lien priority of the New Secured Notes and restrictive covenants to be set forth in the New Notes Indentures), see “Description of New Second Lien Secured Notes” and “Description of New Third Lien Secured Notes.”

The New Secured Notes will be fully and unconditionally guaranteed (collectively, the “New Secured Notes Guarantees”) by each of the Company’s subsidiaries that is a borrower or has guaranteed obligations under the Amended Credit Agreement (as defined herein) (collectively, the “Subsidiary Guarantors”) as described in “Description of New Second Lien Secured Notes—Guarantees” and “Description of New Third Lien Secured Notes—Guarantees.”

The New Secured Notes and the New Secured Notes Guarantees will be:

•

in the case of the New Second Lien Secured Notes, secured on a second-priority basis by the Collateral (as defined herein) (subject to certain Permitted Liens, as defined in “Description of New Second Lien Secured Notes—Certain Definitions” and “Description of New Third Lien Secured Notes—Certain Definitions”) and on a junior basis to all existing and future Indebtedness (as defined herein) of the Company and the Subsidiary Guarantors secured by the Collateral on a first-priority basis, including the ABL/FILO Obligations, and all other existing and future senior Secured Indebtedness (as defined in “Description of New Second Lien Secured Notes—Certain Definitions” and “Description of New Third Lien Secured Notes—Certain Definitions”) of the Company and the Subsidiary Guarantors that is secured by a first-priority lien on the Collateral;

•

in the case of the New Third Lien Secured Notes, secured on a third-priority basis by the Collateral (subject to certain Permitted Liens) and will be secured on a junior basis to (i) all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a first-priority basis, including the ABL/FILO Obligations, (ii) all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a second-priority basis, including the Second Lien Obligations (as defined in “Description of New Second Lien Secured Notes—Certain Definitions”) and (iii) all other existing and future senior Secured Indebtedness of the Company and the Subsidiary Guarantors that is secured by a first-priority or second-priority lien on the Collateral;

•

effectively senior to all existing and future unsecured Indebtedness (as defined herein) of the Company and the Subsidiary Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers;

•

(i) effectively subordinated to any of the Company’s and the Subsidiary Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the New Secured Notes, including the equity pledges that secure the Senior Lien Obligations, to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that do not guarantee the New Secured Notes;

•	unconditionally guaranteed by the Subsidiary Guarantors;

•

in the case of the New Second Lien Secured Notes, pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a second-priority basis;

•

in the case of the New Third Lien Secured Notes, pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a third-priority basis; and

•	senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated Indebtedness.

On or after the first anniversary of the issue date of the New Second Lien Non-Convertible Notes (which we expect to be on December 7, 2023), the Company may redeem for cash all or a portion of the New Second Lien Non-Convertible Notes at a redemption price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the redemption date. On or after the first anniversary of the issue date of the New Second Lien Convertible Notes and the New Third Lien Secured Notes (which we expect to be December 7, 2023), the Company may redeem for cash all or a portion of the New Second Lien Convertible Notes and the New Third Lien Secured Notes if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “BBBY.” On November 18, 2022, the last reported sale price of the common stock was $3.38.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in the New Secured Notes involves risks. See “Risk Factors” beginning on page 38.

Dealer Manager and Solicitation Agent

Lazard

The date of this Prospectus is                     , 2022.

In conjunction with the Exchange Offers, and on the terms and subject to the conditions set forth in this Prospectus, the Company hereby solicits consents (the “Consent Solicitations”) from holders of Old Notes (the “Consents”) to certain proposed amendments (the “Proposed Amendments”) to that certain Indenture, dated as of July 17, 2014 (as supplemented by the First Supplemental Indenture, dated as of July 17, 2014, the “Old Notes Indenture”), between the Company and The Bank of New York Mellon, as trustee (the “Old Notes Trustee”), which will become effective with respect to a series of Old Notes to the extent (a) we receive Consents to adopt the Proposed Amendments by holders representing a majority of the outstanding principal amount of such series of the Old Notes and (b) all tendered Old Notes are accepted for exchange in the applicable Exchange Offer.

The Proposed Amendments would eliminate the restrictive covenants in the Old Notes Indenture concerning (i) the repurchase of Old Notes in the event of a change in control of the Company, (ii) limitations on liens and (iii) limitations on sale and leaseback transactions, and would increase the percentage of outstanding notes necessary to accelerate payment upon an event of default and make other changes as further described under “Proposed Amendments.”

Holders of Old Notes that tender such Old Notes will be deemed to have given Consent to the Proposed Amendments with respect to the Old Notes. The consummation of the Consent Solicitations is subject to the satisfaction or waiver of the conditions to consummate the applicable Exchange Offer set forth in this Prospectus. The effectiveness of the Consent Solicitations are subject to the receipt of the Old Notes Requisite Consents (as defined herein). The Company may waive any condition at its discretion, subject to applicable law. See “Conditions of the Exchange Offers and the Consent Solicitations.”

The Company has the right to amend, extend, terminate or withdraw any of the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied or waived, subject to applicable law.

Tendered Old Notes may not be withdrawn and Consents may not be revoked subsequent to the applicable Withdrawal Deadline, subject to limited exceptions. In the event of a termination of an Exchange Offer with respect to a series of Old Notes, the Exchange Offers and the Consent Solicitations with respect to such series will not be consummated, the Proposed Amendments with respect to such series will not become effective, no consideration for the applicable Exchange Offer will be paid, and the Old Notes tendered pursuant to the applicable Exchange Offer will be promptly returned to the tendering holders.

As all Old Notes are held in book-entry form at The Depository Trust Company (“DTC”), no letter of transmittal will be used in connection with the Exchange Offers. The valid transmission for acceptance through DTC’s Automated Tender Program (“ATOP”) will constitute delivery of the Old Notes and Consents in connection with the Exchange Offers. There are no guaranteed delivery procedures for the Exchange Offers.

The Exchange Offers are being made on the basis of this Prospectus and are subject to the terms described herein and those that may be set forth in any amendment or supplement hereto or incorporated by reference herein. Any decision to participate in the Exchange Offer should be based on the information contained in this Prospectus or any amendment or supplement hereto or specifically incorporated by reference herein.

None of the Company, the Subsidiary Guarantors, their respective subsidiaries, the Exchange Agent (as defined herein), the Information Agent (as defined herein), the Dealer Manager (as defined herein), the Old Notes Trustee, the New Notes Trustees or the affiliates of any of them makes any recommendation as to whether holders of the Old Notes should tender their Old Notes pursuant to any of the Exchange Offers and deliver Consents pursuant to any of the Consent Solicitations. Each holder must make its own decision as to whether to tender its Old Notes and deliver Consents, and, if so, the principal amount with respect to any series of the Old Notes as to which action is to be taken. Holders should not construe anything in this Prospectus as legal, business or tax advice. Each holder should consult its advisors as needed to make its decision and to determine whether it is legally permitted to participate in the Exchange Offers under applicable legal investment or similar laws or regulations.

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This Prospectus incorporates important business and financial information about the Company that is not included in or delivered with this document. This information is available without charge to holders upon written or oral request to the Company, which may be made in writing or by phone to the following address or telephone number: 650 Liberty Avenue, Union, New Jersey 07083, Tel. (908) 688-0888, Attention: Investor Relations. To obtain timely delivery of such information, security holders must request such information no later than five business days prior to the applicable Expiration Time, which is 11:59 p.m., New York City time, on December 5, 2022, unless extended or earlier terminated with respect to a series of Old Notes.

The Company and other sources identified herein have provided the information contained in or incorporated by reference into this Prospectus. None of the Dealer Manager, the Exchange Agent, the Information Agent, the Old Notes Trustee, the New Notes Trustees or any of their respective affiliates makes any representation or warranty, express or implied, as to the accuracy or completeness of such information, and nothing contained in this Prospectus is, or shall be relied upon as, a promise or representation by the Dealer Manager, the Exchange Agent, the Information Agent, the Old Notes Trustee, the New Notes Trustees or any of their respective affiliates.

The Company has not, and the Dealer Manager has not, authorized any person (including any dealer or broker) to provide you with any information other than that contained or incorporated by reference in this Prospectus or to which the Company has referred you. The Company and the Dealer Manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The Company is not making an offer of New Secured Notes in any jurisdiction where the Exchange Offers are not permitted, and this Prospectus does not constitute an offer to participate in the Exchange Offers to any person in any jurisdiction where it is unlawful to make such an offer or solicitations. The information contained or incorporated by reference in this Prospectus may only be accurate on the date hereof or the dates of the documents incorporated by reference herein. You should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any other date.

The New Secured Notes have not been approved or recommended by any U.S. federal, state or foreign jurisdiction or regulatory authority. Furthermore, those authorities have not been requested to confirm the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

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ABOUT THIS PROSPECTUS

As used in this Prospectus, unless otherwise stated or the context otherwise requires, “we,” “us,” the “Company,” “our,” or “Bed Bath & Beyond” means Bed Bath & Beyond Inc. and its consolidated subsidiaries. However, in “Description of New Second Lien Secured Notes” and “Description of New Third Lien Secured Notes” and related summary sections of this Prospectus, references to “we,” “us” and “our” are to Bed Bath & Beyond Inc. and not to any of its subsidiaries. References herein to “$” are to the lawful currency of the United States.

No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus or in any free writing prospectus. We and the Dealer Manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where the offer or sale is unlawful. You should not assume that the information we have included in this Prospectus is accurate as of any date other than the date of this Prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

This Prospectus is part of a registration statement that we have filed with the SEC. Before making any decision on the Exchange Offers and Consent Solicitations, you should read this Prospectus and any prospectus supplement, together with the documents incorporated by reference in this Prospectus, any prospectus supplement, the registration statement, the exhibits thereto and the additional information described in the section “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.bedbathandbeyond.com. Please note that our website and the SEC’s website are included in this Prospectus and any applicable prospectus supplement as inactive textual references only. The information contained on the SEC’s website and our website is not incorporated by reference into this Prospectus and should not be considered to be part of this prospectus, except as described in the following paragraph.

The SEC allows us to provide information about our business and other important information to you by “incorporating by reference” the information we file with the SEC, which means that we can disclose the information to you by referring in this Prospectus to the documents we file with the SEC. Under the SEC’s regulations, any statement contained in a document incorporated by reference below is automatically updated and superseded by any information contained in this Prospectus, or in any subsequently filed document of the types described below. Certain information that we subsequently file with the SEC will automatically update and supersede information in this Prospectus and in our other filings with the SEC. Any statement so modified or superseded in this Prospectus or in a document incorporated by reference herein shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

We incorporate into this Prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this Prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended February 26, 2022, filed with the SEC on April 21, 2022;

•	our Quarterly Reports on Form 10-Q for the quarter ended May 28, 2022, filed with the SEC on June 29, 2022, and for the quarter ended August 27, 2022, filed with the SEC on September 30, 2022;

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portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 1, 2022 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022;

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our Current Reports on Form 8-K filed with the SEC on March 25, 2022 (excluding Item 7.01), May  27, 2022, June  29, 2022 (Item 5.02 only), July  15, 2022, August  31, 2022 (Items 5.02 and 8.01 only), August  31, 2022, September  1, 2022, September  6, 2022, October 18, 2022, October 26, 2022 (Item 5.02 only), October 28, 2022, November 2, 2022, November 9, 2022, November 14, 2022, November 16, 2022, November 17, 2022 and November 21, 2022; and

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the description of our common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on May 11, 1992, and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), prior to the termination of the Exchange Offers and Consent Solicitations hereunder, other than information deemed furnished but not filed in accordance with SEC rules and not expressly noted for inclusion in this registration statement, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents.

We will provide to you, upon request, a copy of each of our filings at no cost. Please make your request by writing or telephoning us at the following address or telephone number:

Attention: Investor Relations

Bed Bath & Beyond Inc.

650 Liberty Avenue

Union, New Jersey 07083

(908) 688-0888

The Company has not, and the Dealer Manager has not, authorized any person (including any dealer or broker) to provide you with any information other than that contained or incorporated by reference in this Prospectus or to which the Company has referred you. The Company and the Dealer Manager take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. You should not assume that the information contained or incorporated by reference in this Prospectus is accurate as of any date other than the date on the front of those documents.

ADDITIONAL INFORMATION

We engaged Global Bondholder Services Corporation to act as the Information Agent and Exchange Agent in connection with the Exchange Offers and the Consent Solicitation. Requests for assistance or additional copies of this document should be delivered to contact@gbsc-usa.com. Questions may be directed to Global Bondholder Services Corporation at (212) 430-3774 for banks and brokers, and at (855) 654-2015 for all other callers (toll-free).

FORWARD-LOOKING STATEMENTS

This Prospectus and the Registration Statement of which this Prospectus forms a part and the documents incorporated by reference herein contain “forward-looking” statements. Many of these forward-looking statements can be identified by use of words such as may, will, expect, anticipate, approximate, estimate, assume, continue, model, project, plan, goal, preliminary, and similar words and phrases, although the absence of those words does not necessarily mean that statements are not forward-looking. Our actual results and future financial condition may differ materially from those expressed in any such forward-looking statements as a result of many factors. Such factors include, without limitation:

•	general economic conditions including the recent supply chain disruptions, labor shortages, wage pressures, rising inflation and the ongoing military conflict between Russia and Ukraine;

•	challenges related to our relationships with our suppliers, including the failure of our suppliers to supply us with the necessary volume and type of products;

•	the impact of cost-saving measures;

•	our inability to generate sufficient cash to service all of our indebtedness or our ability to access additional capital;

•	changes to our credit rating or the terms on which vendors or others will provide us credit;

•	the impact of strategic changes, including the reaction of customers to such changes;

•	a challenging overall macroeconomic environment and a highly competitive retailing environment;

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risks associated with the ongoing COVID-19 pandemic and the governmental responses to it, including its impacts across our businesses on demand and operations, as well as on the operations of our suppliers and other business partners, and the effectiveness of our and governmental actions taken in response to these risks;

•	changing consumer preferences, spending habits and demographics;

•	demographics and other macroeconomic factors that may impact the level of spending for the types of merchandise sold by us;

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challenges in executing our omni-channel and transformation strategy, including our ability to establish and profitably maintain the appropriate mix of digital and physical presence in the markets we serve;

•	our ability to successfully execute our store fleet optimization strategies, including our ability to achieve anticipated cost savings and to not exceed anticipated costs;

•	our ability to execute on any additional strategic transactions and realize the benefits of any acquisitions, partnerships, investments or divestitures;

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disruptions to our information technology systems, including but not limited to security breaches of systems protecting consumer and employee information or other types of cybercrimes or cybersecurity attacks;

•	damage to our reputation in any aspect of our operations;

•	the cost of labor, merchandise, logistical costs and other costs and expenses;

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potential supply chain disruption due to trade restrictions or otherwise, and other factors such as natural disasters, pandemics, political instability, labor disturbances, product recalls, financial or operational instability of suppliers or carriers, and other items;

•	inflation and the related increases in costs of materials, labor and other costs;

•	inefficient management of relationships and dependencies on third-party service providers;

•	our ability to attract and retain qualified employees in all areas of the organization;

•	unusual weather patterns and natural disasters, including the impact of climate change;

•	uncertainty and disruptions in financial markets;

•	volatility in the price of our common stock and its effect, and the effect of other factors, on our capital allocation strategy;

•	changes to statutory, regulatory and other legal requirements or deemed noncompliance with such requirements;

•	changes to accounting rules, regulations and tax laws, or new interpretations of existing accounting standards or tax laws;

•	new, or developments in existing, litigation, claims or assessments;

•	a failure of our business partners to adhere to appropriate laws, regulations or standards; and

•	our ability to successfully consummate the Exchange Offers and Consent Solicitations (including the outcome and impact of any legal challenges to any of these transactions).

These statements are based on our management’s beliefs and assumptions, which in turn are based on currently available information. These assumptions could prove inaccurate.

Any forward-looking statement we make in this Prospectus, the Registration Statement of which this Prospectus forms a part, the documents incorporated by reference in this Prospectus or elsewhere speaks only as of the date on which we make it. The risks identified above are not exhaustive, and you should be aware that there may be other risks that could adversely affect our business and financial performance. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the caption “Risk Factors” in this Prospectus and the documents incorporated by reference in this Prospectus, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this Prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this Prospectus, the Registration Statement of which this Prospectus forms a part, the documents incorporated by reference or elsewhere might not occur.

IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offers and Consent Solicitations. We reserve the right to extend any of these dates (subject to applicable law).

Date	Calendar Date	Event
Commencement Date	October 18, 2022	Commencement of the Exchange Offers and the Consent Solicitations.

Early Participation Time	5:00 p.m., New York City time, on October 31, 2022, unless extended with respect to a series of Old Notes.	With respect to each series of Old Notes, the deadline for holders to validly tender their Old Notes and deliver Consents in order to receive the Early Participation Payment in addition to the Exchange Consideration for such series of Old Notes.

Withdrawal Deadline	11:59 p.m., New York City time, on December 5, 2022, unless extended with respect to a series of Old Notes.	With respect to each series of Old Notes, the deadline for holders who validly tendered their Old Notes and delivered their Consents to validly withdraw tenders of such Old Notes and revoke Consents with respect to such series of Old Notes.

Expiration Time	11:59 p.m., New York City time, on December 5, 2022, unless extended with respect to a series of Old Notes.	With respect to each series of Old Notes, the deadline for holders to validly tender their Old Notes and deliver Consents in order to receive the Exchange Consideration for such series of Old Notes.

Settlement Date	Promptly after the applicable Expiration Time; expected to be December 7, 2022.	The date or dates on which New Secured Notes will be issued to holders in exchange for Old Notes accepted in the Exchange Offers that were validly tendered (and not validly withdrawn) at or prior to the applicable Expiration Time.

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

The following are some of the questions you may have as a holder of the Old Notes and the answers to those questions. You should refer to the more detailed information set forth in this Prospectus for more complete information about us and the Exchange Offers and the Consent Solicitations.

Q: Who is making the Exchange Offers and the Consent Solicitations?

A: Bed Bath & Beyond Inc., the issuer of the Old Notes, is making the Exchange Offers and Consent Solicitations.

Q: Why are you making the Exchange Offers and the Consent Solicitations?

A: We are making the Exchange Offers and the Consent Solicitations in order to address the pending maturities of the 2024 Notes and to deleverage and strengthen our balance sheet. As of August 27, 2022, we had more than $284 million of debt maturing in 2024, $225 million of debt maturing in 2034 and more than $675 million of debt maturing in 2044. The transactions to address the 2024 debt maturities and to deleverage and strengthen our balance sheet are comprised of the 2024 Notes Exchange Offer, the 2034 Notes Exchange Offer and the 2044 Notes Exchange Offer.

We believe that successful completion of the Exchange Offers will significantly reduce our debt and interest expense and will place us in a stronger financial position going forward. Successful completion of the 2024 Exchange Offer also reduces the risks that the maturity of the 2024 Notes pose on our current and future business by addressing the maturity of these notes.

Q: What will happen to the Company if the Exchange Offers are not completed?

A: If we are unable to complete the Exchange Offers or if we do not receive meaningful participation in the Exchange Offers, we will need to consider other alternatives available to us to deleverage and strengthen our balance sheet, including to address our nearer-term debt maturities. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses and/or other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code. These alternatives involve significant uncertainties, potential delays, significant costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future. Thus, unless the Exchange Offers are completed at meaningful participation levels, we may be unable to deleverage and strengthen our balance sheet, including to address our nearer-term debt maturities, including the 2024 Notes, in which case you could lose part or all of your investment in the Old Notes. For a more complete description of the risks relating to our failure to complete the Exchange Offers, see “Risk Factors—Risks Related to the Exchange Offers and the Consent Solicitations.”

Q: What will I receive if I tender my Old Notes prior to the Early Participation Time?

A: If you validly tender your Old Notes in the Exchange Offers at or prior to 5:00 p.m., New York City time on October 31, 2022, unless extended, and do not validly withdraw your Old Notes prior to the applicable Withdrawal Deadline, in addition to the applicable Exchange Consideration, you will be eligible to receive the following:

•	Per $1,000 principal amount of 2024 Notes tendered: $15 principal amount of New Second Lien Non-Convertible Notes or $15 principal amount of New Second Lien Convertible Notes.

•	Per $1,000 principal amount of 2034 Notes tendered: $7.50 principal amount of New Third Lien Secured Notes.

•	Per $1,000 principal amount of 2044 Notes tendered: $7.50 principal amount of New Third Lien Secured Notes.

We may extend the Early Participation Time with respect to any or all of the Exchange Offers, subject to applicable law.

Q: What will I receive if I tender my Old Notes in the Exchange Offers after the Early Participation Time and prior to the Expiration Time?

A: If you validly tender (and do not validly withdraw) your Old Notes in the Exchange Offers (which will also constitute participation in the applicable Consent Solicitation) after 5:00 p.m. New York City time, on October 31, 2022 but at or prior to 11:59 p.m., New York City time on December 5, 2022, unless any Exchange Offer and Consent Solicitation is extended or earlier terminated, you will be eligible to receive the following:

•	Per $1,000 principal amount of 2024 Notes tendered, the option of either:

•	$1,000 principal amount of New Second Lien Non-Convertible Notes or

•	$410 principal amount of New Second Lien Convertible Notes.

•	Per $1,000 principal amount of 2034 Notes tendered: $217.50 principal amount of New Third Lien Secured Notes.

•	Per $1,000 principal amount of 2044 Notes tendered: $217.50 principal amount of New Third Lien Secured Notes.

A holder may elect to exchange a portion of its 2024 Notes for New Second Lien Non-Convertible Notes and a portion of its 2024 Notes for new Second Lien Convertible Notes, subject to the minimum denominations described herein.

Q: Why does the 2024 Notes Exchange Offer provide an option to exchange each $1,000 principal amount of 2024 Notes for either New Second Lien Non-Convertible Notes or New Second Lien Convertible Notes?

A: The Company believes that the New Second Lien Non-Convertible Notes provide holders of the 2024 Notes with the option to exchange into a security that preserves the aggregate principal amount of the outstanding 2024 Notes (subject to our right to call the New Second Lien Non-Convertible Notes on or after the first anniversary of the issue date thereof (which we expect to be December 7, 2023) at a price equal to 40% of the principal amount of New Second Lien Non-Convertible Notes to be redeemed), which certain holders may prefer, while the New Second Lien Convertible Notes provide holders of the 2024 Notes with the option to exchange into a security that is convertible into the common stock of the Company and would provide a holder with the ability to participate in the potential future growth in equity value of the Company (subject to our right to settle conversions by paying or delivering, as applicable, cash or a combination of cash and shares of common stock).

Q: In what denominations will the New Secured Notes be issued? What will happen if I am otherwise entitled to receive New Secured Notes in a principal amount less than the minimum denomination in which the New Secured Notes will be issued?

A: The New Secured Notes of each series will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Secured Notes of a given series to a participating holder. The aggregate principal amount of New Secured Notes of a given series issued to each participating holder for all Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Secured Notes of the relevant series you will receive, and cash will be paid in lieu of any principal amount of New Secured Notes not received as a result of such rounding down.

Q: How does the interest rate on the New Secured Notes compare to the interest rate on the Old Notes?

A: The interest rate on the 2024 Notes is 3.749% per annum, the interest rate on the 2034 Notes is 4.915% per annum and the interest rate on the 2044 Notes is 5.165% per annum. For the New Secured Notes, the interest rate on the New Second Lien Non-Convertible Notes will be 3.693% per annum, the interest rate on the New Second Lien Convertible Notes will be 8.821% per annum and the interest rate on the New Third Lien Secured Notes will be 12.000% per annum. Interest will be payable on the New Secured Notes on May 30 and November 30 of each year, beginning on May 30, 2023, until the New Secured Notes mature on November 30, 2027, in the case of the New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes, and on November 30, 2029, in the case of the New Third Lien Secured Notes, unless earlier redeemed, repurchased or converted, as applicable. See the sections of this Prospectus titled “Description of New Second Lien Secured Notes” and “Description of New Third Lien Secured Notes.”

Any 2024 Notes that are not accepted for exchange or that do not participate in the 2024 Notes Exchange Offer will continue to receive interest of 3.749% per annum until maturity on August 1, 2024. Under the terms of the New Notes Indentures, the Company may not exchange any of the 2024 Notes for new indebtedness and/or equity at more than 90% of the applicable Exchange Consideration to be received in the Exchange Offers, and the Company may only redeem or repurchase outstanding 2024 Notes in cash and/or equity on or after April 1, 2024.

Any 2034 Notes that are not accepted for exchange or that do not participate in the 2034 Notes Exchange Offer will continue to receive interest of 4.915% per annum until maturity on August 1, 2034 and any 2044 Notes that are not accepted for exchange or that do not participate in the 2044 Notes Exchange Offer will continue to receive interest of 5.165% per annum until maturity on August 1, 2044. Under the terms of the New Notes Indentures, the Company may not exchange any of the 2034 Notes or any 2044 Notes for new indebtedness and/or equity at more than 90% of the applicable Exchange Consideration to be received in the Exchange Offers, and the Company may not redeem or repurchase any outstanding 2034 Notes or 2044 Notes prior to the maturity of any of the New Secured Notes.

Q: When are the New Second Lien Convertible Notes and the New Third Lien Secured Notes convertible into shares of common stock of the Company?

A: The New Second Lien Convertible Notes and the New Third Lien Secured Notes will be convertible at the option of the holder, at any time prior to the close of business on the business day immediately preceding May 30, 2027 with respect to the New Second Lien Convertible Notes and May 30, 2029 with respect to the New Third Lien Secured Notes, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on December 31, 2022 (and only during such calendar quarter), if the last reported sale price of our common stock has been at least 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of New Second Lien Convertible Notes or New Third Lien Secured Notes, as applicable, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the New Second Lien Convertible Notes or New Third Lien Secured Notes, as applicable, on such trading day; (3) if we call any or all of the New Second Lien Convertible Notes or New Third Lien Secured Notes for redemption, with respect to those New Second Lien Convertible Notes or New Third Lien Secured Notes, as applicable, called or deemed called for redemption; and (4) upon the occurrence of certain corporate events or distributions on the common stock. In addition, on or after May 30, 2027 with respect to the New Second Lien Convertible Notes and May 30, 2029 with respect to the New Third Lien Secured Notes, a holder may convert all or any portion of its New Convertible Secured Notes at any time prior the close of business on the second scheduled trading day immediately before the applicable maturity date.

Q: What percentage of the ownership of the Company will holders of the Old Notes receive or be entitled to if the Exchange Offers are consummated?

A: If the Exchange Offers are consummated, we could issue approximately $91.5 million aggregate principal amount of New Second Lien Convertible Notes, assuming all holders of 2024 Notes exchange their 2024 Notes for New Second Lien Convertible Notes, and approximately $183.3 million aggregate principal amount of New Third Lien Secured Notes, assuming all holders of 2034 Notes and 2044 Notes exchange their 2034 Notes and 2044 Notes for New Third Lien Secured Notes, and, in each case, assuming that all such holders tender their Old Notes for exchange prior to the Early Participation Time, which collectively could be converted into, assuming an exercise price of $12.00 per share, 22.9 million shares of common stock of the Company, representing approximately 26% of the total shares of common stock of the Company outstanding as of the end of fiscal October 2022, which does not reflect approximately 14.5 million additional common shares issued in connection with the Private Exchange Agreements (as defined herein), and additional common shares issued or that may be issued under our ATM Program (as defined herein) subsequent to the end of fiscal October 2022. The actual number of shares of common stock of the Company that could be issued as a result of the Exchange Offers may be different than the amount indicated, however, due to, among other things, the participation levels in the Exchange Offers, the elections in the 2024 Exchange Offer and the ability of the Company to elect to deliver cash.

Q: Does the Company have the right to redeem the New Secured Notes prior to their maturity dates?

A: Yes, the Company will have certain rights to redeem the New Secured Notes prior to their maturity dates.

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New Second Lien Non-Convertible Notes: On or after the first anniversary of the issue date of the notes (which is expected to be December 7, 2023), the Company may, at its option, redeem the New Second Lien Non-Convertible Notes, in whole or in part, at any time, at a price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

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New Second Lien Convertible Notes: On or after the first anniversary of the issue date of the notes (which is expected to be December 7, 2023), the Company may, at its option, redeem the New Second Lien Convertible Notes, in whole or in part, at any time, at a price equal to 100% of the principal amount of the New Second Lien Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.

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New Third Lien Secured Notes: On or after the first anniversary of the issue date of the notes (which is expected to be December 7, 2023), the Company may, at its option, redeem the New Third Lien Secured Notes, in whole or in part, at any time, at a price equal to 100% of the principal amount of the New Third Lien Secured Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.

Q: What are the proposed amendments that are the subject of the Consent Solicitations?

A: The Proposed Amendments would eliminate the restrictive covenants in the Old Notes Indenture concerning (i) the repurchase of Old Notes in the event of a change in control of the Company, (ii) limitations on liens and (iii) limitations on sale and leaseback transactions, and would increase the percentage of outstanding notes necessary to accelerate payment upon an event of default and make other changes as further described under “Proposed Amendments.” For a detailed description of the Proposed Amendments to the Old Notes Indenture for which Consents are being sought pursuant to the Consent Solicitations, see “Proposed Amendments.”

Q: What amount of Old Notes are you seeking in the Exchange Offers?

A: We are seeking to exchange all $1,029,936,500 principal amount of our outstanding Old Notes, consisting of $215,404,500 principal amount outstanding of 2024 Notes, $209,712,000 principal amount outstanding of 2034 Notes and $604,820,000 principal amount outstanding of 2044 Notes.

Q: Will you exchange all of the Old Notes validly tendered?

A: Yes. We will exchange all of the Old Notes validly tendered (and not validly withdrawn) pursuant to the terms of each Exchange Offer, if such Exchange Offer and Consent Solicitation is consummated.

Q: What is the minimum amount of Old Notes required to be tendered in the Exchange Offers?

A: There is no minimum amount of Old Notes required to be tendered in any of the Exchange Offers or in the Exchange Offers together. The Proposed Amendments will not be effective with respect to any series of Old Notes unless consented to by the holders of a majority of the outstanding principal amount of such Old Notes and all tendered Old Notes of such series are accepted for exchange in the related Exchange Offer. None of the Exchange Offers are conditioned on the receipt of Consents by holders representing a majority of the outstanding principal amount of any series of the Old Notes nor on the adoption of the Proposed Amendments with respect to such series. For a more complete description of the risks relating to the amount of Old Notes tendered in the Exchange Offers, see “Risk Factors—Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange” and “Risk Factors—Risks Related to the New Secured Notes.”

Q: Who may participate in the Exchange Offers?

A: All holders of the 2024 Notes may participate in the 2024 Notes Exchange Offer, all holders of the 2034 Notes may participate in the 2034 Notes Exchange Offer and all holders of the 2044 Notes may participate in the 2044 Notes Exchange Offer. Although we have mailed this Prospectus to all registered holders of the Old Notes as of the date of this Prospectus, including holders located outside the United States, this Prospectus is not an offer to sell or exchange and it is not a solicitation of an offer to buy any New Secured Notes in any jurisdiction in which such offer, sale or exchange is not permitted.

Countries other than the United States generally have their own legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. We have not taken any action under non-U.S. regulations to facilitate a public offer to exchange the Old Notes for the New Secured Notes outside the United States. Therefore, the ability of any holder residing outside of the United States to tender the Old Notes in the Exchange Offers will depend on whether there is an exemption available under the laws of such holder’s home country that would permit the holder to participate in the Exchange Offers without the need for us to take any action to facilitate a public offering in that country. For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors.

Holders of the Old Notes residing outside of the United States should consult their advisors in considering whether they may participate in the Exchange Offers in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the New Secured Notes that may apply in their home countries. Neither we nor the Dealer Manager can provide any assurance about whether such limitations may exist.

Q: Do I have to tender all of my Old Notes to participate in the Exchange Offers?

A: No. You do not have to tender all of your Old Notes of a series to participate in the applicable Exchange Offer.

Q: May I tender my Old Notes in the Exchange Offers without delivering a consent in the Consent Solicitations?

A: No. By tendering your Old Notes, you will be deemed to have validly delivered your consent to the Proposed Amendments to the Old Notes Indenture as further described under “Proposed Amendments.”

Q: May I deliver a consent in the Consent Solicitations without tendering my Old Notes in the Exchange Offers?

A: No, you may not deliver a consent in the Consent Solicitations without tendering your Old Notes.

Q: Will the New Secured Notes be freely tradable?

A: Yes. The New Secured Notes are being simultaneously registered under the Securities Act on a registration statement of which this Prospectus forms a part. The consummation of the Exchange Offers is contingent on the Securities and Exchange Commission declaring this registration statement effective (which cannot be waived). For a more complete description of the risks relating to trading of the New Secured Notes, see “Risk Factors—Risks Related to the New Secured Notes.”

Q: Will the New Secured Notes be listed?

A: We have not applied and do not intend to apply for listing of the New Secured Notes on any exchange.

Q: Will the New Secured Notes be rated by credit rating agencies?

A: Yes. Upon the closing of the issuance of the New Secured Notes, we anticipate that our New Secured Notes will be assigned a non-investment grade rating, and any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. see “Risk Factors—Risks Related to the New Secured Notes—A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market value of the New Secured Notes and increase our future borrowing costs and reduce our access to capital.”

Q: What risks should I consider in deciding whether to tender my Old Notes?

A: In deciding whether to participate in the Exchange Offers, you should carefully consider the discussion of risks and uncertainties described in the section “Risk Factors,” and the documents incorporated by reference into this Prospectus.

Q: Will the Company have the right to repurchase and/or commence exchange offers for any Old Notes that remain outstanding following consummation of the Exchange Offers?

The New Notes Indentures will prohibit the Company from redeeming or repurchasing Old Notes that remain outstanding following consummation of the Exchange Offers prior to the maturity of any of the New Secured Notes, except the Company may redeem or repurchase the 2024 Notes in cash and/or equity on or after April 1, 2024. In addition, the New Notes Indentures will limit the consideration to be offered in any exchange offers the Company may commence for any Old Notes that remain outstanding following consummation of the Exchange Offers. See “Description of New Second Lien Secured Notes” and “Description of New Third Lien Secured Notes.”

Q: How do I participate in the Exchange Offers and the Consent Solicitations?

A: In order to participate in the Exchange Offers and Consent Solicitations, you must validly tender (and not validly withdraw) your Old Notes to the Exchange Agent. Any holder whose Old Notes are held through a custodian by a broker, dealer, commercial bank, trust company or other nominee should contact such custodial entity and instruct such custodial entity to tender the Old Notes on your behalf.

DTC participants may electronically transmit their acceptance of the Exchange Offers through DTC’s Automated Tender Offer Program (“ATOP”), for which the transaction will be eligible. The procedures for participating in the Exchange Offers and Consent Solicitations are described in more detail in the section “Procedures for Tendering Old Notes and Delivering Consents.”

If you have questions or need help in tendering your Old Notes or delivering your consents, please contact the Information Agent and Exchange Agent at:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand

By Facsimile	Banks and Brokers Call:
(For Eligible Institutions only)	(212) 430-3774
(212) 430-3775	All Others Call Toll Free:
(212) 430-3779	(855) 654-2015

The tender of Old Notes pursuant to the Exchange Offers in accordance with the procedures described below and in further detail in the section “Procedures for Tendering Old Notes and Delivering Consents” will be deemed to constitute a delivery of a Consent to the Proposed Amendments with respect to the series of Old Notes tendered.

Q: May I withdraw my tender of Old Notes or delivery of my Consent?

A: Yes. You may withdraw any tendered Old Notes at any time prior to the applicable Withdrawal Deadline. A holder of Old Notes may not revoke a Consent without withdrawing the previously tendered Old Notes to which such Consent related. If you validly withdraw validly tendered Old Notes, you will be deemed to have validly revoked your Consents with respect to such series of Old Notes.

Q: How do I withdraw Old Notes previously tendered for exchange in the Exchange Offers or my delivery of my Consent?

A: For a withdrawal to be valid, the Exchange Agent must receive a computer-generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, prior to the Expiration Time. In order to revoke your Consent, you must validly withdraw your related tendered Old Notes at any time at or prior to the applicable withdrawal deadline. If you change your mind again before the expiration of the relevant Exchange Offer and Consent Solicitation, you can re-tender Old Notes by following the exchange procedures again prior to the Expiration Time. For more information regarding the procedures for withdrawing tenders of Old Notes, see the section “Withdrawal of Tenders and Revocation of Consents.”

Q: What happens if my Old Notes are not accepted in the Exchange Offers?

A: If we do not accept your Old Notes for exchange for any reason, Old Notes tendered by book entry transfer into the Exchange Agent account at DTC will be credited to your account at DTC. Any Old Notes, otherwise tendered, but not accepted for exchange, will be promptly returned to you.

Q: If I decide to tender my Old Notes and deliver Consents, will I have to pay any fees or commissions to the Company, the Dealer Manager, the Information Agent or the Exchange Agent?

A: You will not be required to pay any fees or commissions to the Company, the Dealer Manager, the Exchange Agent or the Information Agent in connection with the Exchange Offers and the Consent Solicitations. If your Old Notes are held through a broker, dealer, commercial bank, trust company or other nominee that tenders your

Old Notes on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any charges will apply.

Q: What do you intend to do with the Old Notes that are accepted for exchange in the Exchange Offers?

A: The Old Notes accepted for exchange by us in the Exchange Offers will be cancelled and retired.

Q: How will I be taxed on the exchange of my Old Notes?

A: Please see the section “United States Federal Income Tax Considerations.” You should consult your own tax advisor for a full understanding of the tax consequences of participating in the Exchange Offers.

Q: Has the Board of Directors adopted a position on the Exchange Offers?

A: Our Board of Directors has approved the making of the Exchange Offers and Consent Solicitations. However, our Board of Directors does not make any recommendation as to whether you should tender Old Notes pursuant to the Exchange Offers and deliver Consents in the Consent Solicitations. Accordingly, each holder must make its own decision as to whether to tender its Old Notes and deliver Consents, and, if so, the principal amount of the Old Notes as to which action is to be taken. Before making your decision, we urge you to read this Prospectus carefully in its entirety, including the information set forth in the section “Risk Factors,” and the information in the documents incorporated by reference in this Prospectus.

Q: How do I vote for the Proposed Amendments?

A: If a holder validly tenders Old Notes prior to the Expiration Time, such tender will be deemed to constitute the delivery of a consent to the Proposed Amendments, as a holder of Old Notes, with respect to the series of Old Notes tendered. See “Proposed Amendments.”

Q: What are the consequences of not participating in the Exchange Offers and Consent Solicitations at all? How will my rights be affected?

A: Holders of Old Notes that remain outstanding following the consummation of the Exchange Offers will be effectively junior to the secured indebtedness of the Company, consisting of the New Secured Notes and all existing secured indebtedness of Bed Bath & Beyond and the Subsidiary Guarantors, including obligations under the Amended Credit Agreement, in each case, to the extent of the value of the collateral securing such obligations.

The New Secured Notes will be guaranteed by the Subsidiary Guarantors and secured by second priority or third priority liens on the Collateral, as applicable (as described under “Description of New Second Lien Secured Notes—Security” and “Description of New Third Lien Secured Notes—Security”), but the Old Notes will not be guaranteed by the Subsidiary Guarantors and will remain unsecured. As a result, the Old Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Old Notes, including the Subsidiary Guarantors, and effectively subordinated to our secured indebtedness, including the New Secured Notes as well as obligations under the Amended Credit Agreement, in each case to the extent of the value of the collateral securing such obligations.

To the extent that any Old Notes remain outstanding after completion of the Exchange Offers, any existing trading market for the remaining Old Notes may become limited. The reduced outstanding principal amount may make the trading prices of the remaining Old Notes more volatile.

For a description of the consequences of failing to tender your Old Notes pursuant to the Exchange Offers, see “Risk Factors—Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange.”

Q: What are the conditions to the Exchange Offers and the Consent Solicitations?

A: The Company’s obligations to accept Old Notes and Consents in the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions described herein, including the condition that the Minimum Price be no more than $12.00. See “Conditions of the Exchange Offers and the Consent Solicitations.”

The effectiveness of the Consent Solicitations are subject to the receipt of the Old Notes Requisite Consents. None of the Exchange Offers are conditioned on the receipt of the Old Notes Requisite Consents for any series of Old Notes nor on the adoption of the Proposed Amendments with respect to such series.

The Company has the right to waive any condition to the Exchange Offers at its discretion, subject to applicable law. The Company may waive any such condition with respect to some or all of the Exchange Offers.

In addition, the Company has the right to terminate or withdraw the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied or waived, subject to applicable law.

Q: When will I receive the Exchange Consideration and, if applicable, the Early Participation Payment, for my Old Notes tendered and accepted for exchange pursuant to the Exchange Offers?

A: On the applicable Settlement Date, the Exchange Consideration and, if applicable the Early Participation Payment, representing the New Secured Notes deliverable in respect of Old Notes accepted for exchange pursuant to the Exchange Offers, will be delivered to the Exchange Agent (or upon its instruction to DTC), as agent for the holders whose Old Notes have been accepted for exchange.

Q: When will the Exchange Offers and the Consent Solicitations expire?

A: Each of the Exchange Offers and the Consent Solicitations will expire immediately after 11:59 p.m., New York City time, on December 5, 2022, unless extended or earlier terminated with respect to an Exchange Offer, at our discretion, subject to applicable law. If any of the Exchange Offers are extended, we will announce any extensions (including any extension of the Withdrawal Deadline) by press release or other permitted means no later than 9:00 a.m., New York City time, on the business day after the scheduled expiration of such Exchange Offer.

Q: Who can I call with questions about the Exchange Offers or Consent Solicitations, how to tender my Old Notes or to request another copy of this Prospectus?

A: You can contact the Information Agent and Exchange Agent engaged for the Exchange Offers and Consent Solicitations at:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand

By Facsimile	Banks and Brokers Call:
(For Eligible Institutions only)	(212) 430-3774
(212) 430-3775	All Others Call Toll Free:
(212) 430-3779	(855) 654-2015

SUMMARY

This summary highlights information appearing elsewhere in this Prospectus and may not contain all of the information that may be important to you. You should read this entire Prospectus carefully, including the information set forth under the heading “Risk Factors” and the information incorporated by reference in this Prospectus before participating in the Exchange Offers and Consent Solicitations. See the section of this Prospectus titled “Where You Can Find More Information; Incorporation of Certain Information by Reference.”

Company Overview

We are an omni-channel retailer that makes it easy for our customers to feel at home. We sell a wide assortment of merchandise in the Home, Baby, Beauty & Wellness markets and operate under the names Bed Bath & Beyond, Buy Buy Baby, and Harmon, Harmon Face Values, or Face Values, or collectively, Harmon.

We offer a broad assortment of national brands and an assortment of proprietary Owned Brand merchandise in key destination categories including bedding, bath, kitchen food prep, home organization, indoor décor, baby and personal care.

We operate a robust omni-channel platform consisting of various websites and applications and physical retail stores. Our e-commerce platforms include bedbathandbeyond.com, bedbathandbeyond.ca, harmondiscount.com, facevalues.com, buybuybaby.com and buybuybaby.ca. We also operate Bed Bath & Beyond, Buy Buy Baby and Harmon retail stores.

Our principal executive office is located at 650 Liberty Avenue, Union, New Jersey 07083. Our main telephone number at that address is (908) 688-0888.

Recent Developments

On August 31, 2022, we established an at-the-market offering program (the “ATM Program”), under which we sold an aggregate of 12,000,000 shares of our common stock. On October 28, 2022, we registered additional shares of our common stock available for sale under the ATM Program with a maximum aggregate offering amount of up to $150 million, and as of November 18, 2022 we have issued 10,248,688 additional shares of our common stock for a total gross consideration of $44,394,627 under our current ATM Program.

We have recently entered into several privately negotiated exchange agreements. On November 9, 2022, we entered into a privately negotiated exchange agreement with an existing holder of our 2034 Notes and 2044 Notes. The existing holder exchanged approximately $9.5 million aggregate principal amount of 2034 Notes and $22.0 million aggregate principal amount of 2044 Notes and a cash payment of $3.5 million. Pursuant to the exchange agreement, we have issued an aggregate of approximately 2.8 million shares of common stock to the existing holder, and the exchange notes have been cancelled and are no longer outstanding.

On November 14, 2022, we entered into privately negotiated exchange agreements with existing institutional holders of our 2024 Notes, 2034 Notes and 2044 Notes. The existing holders collectively exchanged approximately $69 million aggregate principal amount of 2024 Notes (being all of the existing holders’ beneficially owned 2024 Notes), $5.8 million aggregate principal amount of 2034 Notes and $48.2 million aggregate principal amount of 2044 Notes. Pursuant to the exchange agreements, we have issued an aggregate of approximately 11.7 million shares of common stock to the existing holders, and the exchange notes have been cancelled and no longer outstanding.

We refer to these privately negotiated exchange agreements as the “Private Exchange Agreements.” Unless otherwise stated or the context otherwise requires, the outstanding principal amount of each series of Old Notes in this Prospectus gives effect to the cancellation of the Old Notes exchanged pursuant to the Private Exchange Agreements.

SUMMARY RISK FACTORS

The summary below describes certain risk factors related to our indebtedness and the Exchange Offers. The “Risk Factors” section of this Prospectus contains more detailed descriptions of the risks associated with not tendering Old Notes, an investment in the New Secured Notes and participation in the Exchange Offers. The “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended August 27, 2022 contains a discussion of the risk factors applicable to our business, financial condition and results of operations.

Risks Related to Our Indebtedness

•	Our business would be adversely affected if we are unable to service our debt obligations.

•

The terms of the Amended Credit Agreement and the New Notes Indentures may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

•	The Amended Credit Agreement limits our borrowing capacity to the value of certain of our assets.

•	Despite current indebtedness levels, we and our subsidiaries may still be able to incur additional debt. This could further exacerbate the risks associated with our substantial leverage.

Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange:

•	The liquidity of the market for outstanding Old Notes will likely be reduced, and prices of remaining Old Notes may decline.

•

Claims regarding the Old Notes remaining outstanding will be structurally subordinated to all indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Old Notes and subordinated to claims with respect to our secured indebtedness, to the extent of the value of the collateral securing such indebtedness.

•	If the Exchange Offers are not successful, we may not have sufficient funds to pay all or a portion of the amounts due at maturity on the Old Notes.

•	The Old Notes will have even more limited covenant protections and the New Notes Indentures will limit the Company’s ability to refinance the Old Notes.

•	If the Exchange Offers are not successful, we may not have sufficient funds to pay all or a portion of the amounts due at maturity on the Old Notes.

Risks Related to the Exchange Offers and the Consent Solicitations:

•

To the extent that holders of 2024 Notes exchange their 2024 Notes, such holders increase the amount of time before their New Secured Notes mature, which may in turn increase the risk that the Company will be unable to repay (or refinance) such New Secured Notes when they mature.

•	No party to the Exchange Offers has made a recommendation as to whether you should tender your Old Notes in exchange for New Secured Notes or a determination as to the fairness of the Exchange Offers.

•	The Exchange Offers may not occur at meaningful participation levels, or at all, or may be delayed.

•	Failure to consummate the Exchange Offers could adversely affect our business.

•	The accounting method for the New Convertible Secured Notes could adversely affect our reported financial condition and results.

•	Our ability to redeem, repurchase or exchange Old Notes after the consummation of the Exchange Offers will be limited.

•	A holder may be required to recognize gain on the exchange of Old Notes for New Secured Notes for U.S. federal income tax purposes.

•

The exchange of the Old Notes for New Secured Notes may result in a loss of our existing tax attributes and/or increased tax liabilities and our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

•

Any or all of the New Secured Notes issued in the Exchange Offers might be issued with an original issue discount (“OID”) for U.S. federal income tax purposes, which amount will not be determinable prior to the consummation of the Exchange Offers, in which case holders of the New Secured Notes who are subject to U.S. federal income taxation would be required to include OID in gross income as ordinary interest income on a constant yield to maturity basis.

Risks Related to the New Secured Notes:

•

The New Secured Notes and the related guarantees are effectively subordinated to our and our Subsidiary Guarantors’ current senior secured indebtedness that is secured by a first-priority lien on the collateral thereunder to the extent of the value thereof and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the New Secured Notes.

•	There is no public market for the New Secured Notes, the liquidity of the market for New Secured Notes may be limited, and market prices for New Secured Notes may be volatile.

•	Federal and state law may render the New Secured Notes Guarantees and/or payments made under the New Secured Notes Guarantees avoidable in specific circumstances.

•

Because there are no minimum tender conditions to the Exchange Offers, the Company may fail to repay the 2024 Notes that remain outstanding following the 2024 Exchange Offer when due, which could result in an event of default under the agreements governing our indebtedness.

•	Redemption may adversely affect your return on the New Secured Notes.

•

We may redeem the New Second Lien Non-Convertible Notes, at our option, at a price less than their original principal amount which right may adversely affect the value of claims on such notes in bankruptcy.

•	You may not be able to resell the New Second Lien Non-Convertible Notes at par value.

•	If certain conditions are met, certain covenants will be terminated, and you will lose the protection of these covenants permanently in the New Notes Indentures.

Risks Related to the Collateral:

•	The liens on the Collateral securing the New Secured Notes and the New Notes Guarantees will be junior and subordinate to those securing the obligations under the Amended Credit Agreement.

•	The value of the Collateral securing the New Secured Notes may not be sufficient to ensure repayment of the New Secured Notes.

•

It may be difficult to realize the value of the Collateral securing the New Secured Notes and the New Notes Guarantees and the Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist with respect to the Amended Credit Agreement.

•

Your rights in the Collateral may be adversely affected by the failure to maintain, record and/or perfect security interests in the Collateral and to perfect liens on certain Collateral acquired in the future.

•	We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets and certain assets will be excluded from the Collateral.

•

The Senior Agent (as defined herein) (at the direction of the applicable secured parties) will control actions (including the exercise of remedies and distribution of proceeds) with respect to the Collateral subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements (as defined herein).

•	Rights of the holders of the New Secured Notes in the Collateral may be adversely affected by bankruptcy and insolvency proceedings.

Risks Related to New Convertible Secured Notes

•	Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the New Convertible Secured Notes.

•	There will not be any increase in the conversion rate for New Convertible Secured Notes converted in connection with a fundamental change or a notice of redemption.

•	Regulatory actions may adversely affect the trading price and liquidity of the New Convertible Secured Notes.

•	The conditional conversion feature of the New Convertible Secured Notes, if triggered, may adversely affect our financial condition and operating results.

•	If we elect to settle any future conversions of the New Convertible Secured Notes fully or partially in cash, we will be unable to do so if we do not have enough available cash.

•	Holders of New Convertible Secured Notes will not be entitled to any rights with respect to our common stock, but they will be subject to changes made with respect to our common stock if they convert.

•	The New Notes Indentures will not require us to make an offer to purchase the New Convertible Secured Notes in connection with any delisting of our common stock.

•	The conditional conversion feature could result in your receiving less than the value of our common stock into which the New Convertible Secured Notes would otherwise be convertible.

•	Upon conversion, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle.

•	The conversion rate of the New Convertible Secured Notes may not be adjusted for all dilutive events.

•

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the series of New Convertible Secured Notes that you hold even though you do not receive a corresponding cash distribution.

Risks Related to Our Common Stock:

•	The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility.

•	Future issuances of securities by us may adversely affect the market price of our common stock and the value of the New Convertible Secured Notes.

•	Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may not be reliable or accurate.

•	The market price of our common stock could decline due to the large number of outstanding shares of our common stock available for future sale.

SUMMARY OF THE TERMS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

The summary below describes the principal terms of the Exchange Offers and the Consent Solicitations. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete understanding of the terms and conditions of the Exchange Offers and the Consent Solicitations, you should read this entire Prospectus.

The Exchange Offers	The Company is offering to exchange, upon the terms and subject to the conditions set forth in this Prospectus, Old Notes for the consideration listed in the table on the cover of this Prospectus.

Subject to applicable law, the Exchange Offer for each series of Old Notes is being made independently of the Exchange Offers for any other series of Old Notes, and the Company reserves the right, subject to applicable law, to terminate, withdraw, amend or extend the Exchange Offer for any series of Old Notes without also terminating, withdrawing, amending or extending the Exchange Offer for any other series of Old Notes.

Consideration; Early Participation Payment	In exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at any time prior to the applicable Expiration Time, and accepted by the Company, participating holders of Old Notes will receive the applicable Exchange Consideration. A holder may elect to exchange a portion of its 2024 Notes for New Second Lien Non-Convertible Notes and a portion of its 2024 Notes for New Second Lien Convertible Notes, subject to the minimum denominations described herein, when they tender their 2024 Notes through DTC.

If participating holders validly tender their Old Notes at any time prior to the applicable Early Participation Time and do not validly withdraw their Old Notes prior to the applicable Withdrawal Deadline, and the Company accepts such Old Notes, such participating holders will also receive the applicable Early Participation Payment.

The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of any given series of New Secured Notes to a participating holder. The aggregate principal amount of New Secured Notes issued to each participating holder for all Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Secured Notes you will receive, and cash will be paid in lieu of any principal amount of New Secured Notes not received as a result of such rounding down.

Early Participation Time	The Early Participation Time for the Exchange Offers and Consent Solicitations is 5:00 p.m., New York City time, on October 31, 2022, unless extended with respect to any Exchange Offer.

Expiration Time	The Expiration Time for the Exchange Offers and Consent Solicitations is 11:59 p.m., New York City time, on December 5, 2022, unless extended with respect to any Exchange Offer.

Withdrawal Deadline	The Withdrawal Deadline for the Exchange Offers and Consent Solicitation is 11:59 p.m., New York City time, on December 5, 2022, unless extended with respect to any Exchange Offer. Holders may withdraw tendered Old Notes and revoke Consents at any time at or prior to the applicable Withdrawal Deadline but holders may not withdraw tendered Old Notes or revoke Consents after such deadline, except as required by applicable law. Procedures for withdrawal of tenders and revocation of Consents are described in the section “Withdrawal of Tenders and Revocation of Consents.”

Settlement Date	On the terms and subject to the conditions described below, the payment of the Exchange Consideration and, to the extent applicable, the Early Participation Payment, for the Exchange Offers will occur on a date promptly after the applicable Expiration Time, which is expected to be December 7, 2022, unless extended with respect to any Exchange Offer.

The New Secured Notes	For a description of the terms of the New Secured Notes, see “ —Summary of New Secured Notes,” “Description of New Second Lien Secured Notes” and “Description of New Third Lien Secured Notes.”

Accrued and Unpaid Interest	If Old Notes are validly tendered (and not validly withdrawn) by a holder and accepted by the Company for exchange pursuant to any of the Exchange Offers, such holder will be entitled to receive accrued and unpaid interest in cash on such Old Notes up to, but not including, the Settlement Date.

Conditions to the Exchange Offers and the Consent Solicitations	The Company’s obligations to accept Old Notes and Consents in the Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of certain conditions described herein, including the condition that the Minimum Price not exceed $12.00. See “Conditions of the Exchange Offers and the Consent Solicitations.”

The effectiveness of the Consent Solicitations are subject to the receipt of the Old Notes Requisite Consents. None of the Exchange Offers are conditioned on the receipt of the Old Notes Requisite Consents for any series of Old Notes nor on the adoption of the Proposed Amendments with respect to such series.

The Company has the right to waive any condition to the Exchange Offers at its discretion, subject to applicable law. The Company may waive any such condition with respect to some or all of the Exchange Offers.

In addition, the Company has the right to terminate or withdraw any of the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, if any of the conditions described in the section “Conditions of the Exchange Offers and the Consent Solicitations” are not satisfied or waived, subject to applicable law.

The Consent Solicitations	Upon the terms and subject to the conditions described in this Prospectus, the Company is soliciting the Consents of holders of Old Notes to certain amendments with respect to any and all of the outstanding Old Notes. Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered. See “Procedures for Tendering Old Notes and Delivering Consents” for more information.

The Proposed Amendments	With respect to each series of Old Notes, the Proposed Amendments would eliminate the restrictive covenants in the Old Notes Indenture concerning (i) the repurchase of Old Notes in the event of a change in control of the Company, (ii) limitations on liens and (iii) limitations on sale and leaseback transactions, and would increase the percentage of outstanding notes necessary to accelerate payment upon an event of default and make other changes. For a detailed description of the Proposed Amendments to the Old Notes Indenture for which Consents are being sought pursuant to the Consent Solicitations, see “Proposed Amendments.”

The Old Notes Requisite Consents	In order to be adopted for any series of Old Notes, the applicable Proposed Amendments must be consented to by the holders of a majority of the outstanding principal amount of such series of Old Notes (with respect to each series of Old Notes, the “Old Notes Requisite Consents”), and we must have accepted all validly tendered Old Notes of such series in such principal amount. It is expected that one or more supplemental indentures giving effect to the Proposed Amendments for each applicable series of Old Notes (the “Supplemental Indentures”) will be executed promptly following the receipt of the Old Notes Requisite Consents, but in no event prior to the applicable Withdrawal Deadline. The Proposed Amendments will become operative, with respect to any applicable series of Old Notes, immediately prior to the acceptance of such series of Old Notes pursuant to the applicable Exchange Offer.

Procedure for Tenders and Delivery of Consents	If a holder wishes to participate in any of the Exchange Offers and the Consent Solicitations, and such holder’s existing Old Notes are held by a custodial entity such as a bank, broker, dealer, trust company or other nominee, such holder must instruct such custodial entity (pursuant to the procedures of the custodial entity) to tender the Old Notes on such holder’s behalf. Custodial entities that are participants in DTC must tender Old Notes through DTC’s Automated Tender Offer Program, known as “ATOP.” For further information, see “Procedures for Tendering Old Notes and Delivering Consents.”

Withdrawal Rights

A holder may validly withdraw the tender of such holder’s Old Notes and the delivery of such holder’s Consent at any time at or prior to the applicable Withdrawal Deadline by submitting a notice of withdrawal to the Exchange Agent using ATOP procedures and/or upon compliance with the other procedures described in the section “Withdrawal of Tenders and Revocation of Consents.” Any Old Notes validly tendered and Consents validly delivered prior to the applicable Withdrawal Deadline that are not validly withdrawn at or prior to such Withdrawal Deadline may not be withdrawn after such Withdrawal Deadline, subject to limited circumstances described in the section “Withdrawal of Tenders and Revocation of Consents” and unless otherwise required by applicable law.

If a holder validly withdraws its validly tendered Old Notes, such holder will be deemed to have validly revoked its Consents with respect to such series of Old Notes.

Consequences of Failure to Tender	Old Notes left outstanding following the consummation of the Exchange Offers will be effectively subordinated to the secured indebtedness represented by the New Secured Notes, obligations under the Amended Credit Agreement and all other existing and new secured obligations of the Company and the Subsidiary Guarantors, in each case, to the extent of the value of the collateral securing such secured obligations. Unlike the New Secured Notes, the Old Notes will not be guaranteed by the Subsidiary Guarantors. Following the consummation of the Exchange Offers, the Old Notes will therefore become structurally subordinated to the indebtedness and other liabilities of the Subsidiary Guarantors.

To the extent that any Old Notes remain outstanding after completion of the Exchange Offers, any existing trading market for the remaining Old Notes may become further limited. The reduced outstanding principal amount may make the trading prices of the remaining Old Notes more volatile.

If the Old Notes Requisite Consents are received with respect to a series of Old Notes and a Supplemental Indenture is executed with respect to such series of Old Notes under the Old Notes Indenture and becomes operative, holders of such series of Old Notes left outstanding following the Exchange Offers will be afforded significantly reduced protection under the Old Notes Indenture. For a description of the consequences of failing to exchange your Old Notes pursuant to the Exchange Offers, see “Risk Factors—Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange.”

Amendment and Termination

The Company has the right to terminate, withdraw or amend, in its discretion (subject to applicable law), the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, at any time, if the conditions to the Exchange Offers and the Consent Solicitations are not met or waived by the Expiration Time. The Company reserves the right, subject to applicable law, (i) to waive any and all of the conditions of any of the Exchange Offers and Consent Solicitations prior to the applicable Expiration Time and (ii) to amend the terms of any of the Exchange Offers and Consent Solicitations. In the event that any of the Exchange Offers are terminated, withdrawn or otherwise not consummated prior to the applicable Expiration Time, no consideration will be paid or become payable to holders who have validly tendered (and not validly withdrawn) their Old Notes pursuant to such Exchange Offer. In any such event, the Old Notes previously tendered pursuant to such Exchange Offer will be promptly returned to the tendering holders and the Consents will be deemed voided. See “General Terms of the Exchange Offers and the Consent Solicitations—Extension, Termination or Amendment.”

Soliciting Broker Fee	If any Exchange Offer is consummated, we have agreed to pay a Soliciting Broker Fee equal to $2.50 for each $1,000 in principal amount of Old Notes that is validly tendered and accepted for exchange pursuant to such Exchange Offer to soliciting retail brokers for holders holding less than $1,000,000 aggregate principal amount of Old Notes that are appropriately designated by their clients to receive this fee. See “General Terms of the Exchange Offers and the Consent Solicitations—Soliciting Broker Fee.”

Use of Proceeds	The Company will not receive any cash proceeds as part of the Exchange Offers.

Taxation	For a discussion of U.S. federal income tax considerations of the Exchange Offers and Consent Solicitations, see “United States Federal Income Tax Considerations.”

Dealer Manager and Solicitation Agent	Lazard Frères & Co. LLC.

Information Agent and Exchange Agent	Global Bondholder Services Corporation.

Risk Factors	See “Risk Factors” and the other information included in and incorporated by reference in this Prospectus for a discussion of factors you should carefully consider before deciding to participate in the Exchange Offers.

SUMMARY OF NEW SECURED NOTES

The summary below describes the principal terms of the New Secured Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of New Second Lien Secured Notes” and “Description of New Third Lien Secured Notes” sections of this Prospectus contain more detailed descriptions of the terms and conditions of the New Secured Notes.

New Second Lien Secured Notes

Issuer	Bed Bath & Beyond Inc., a New York corporation.

Notes Offered

3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (“New Second Lien Non-Convertible Notes”).

8.821% Senior Second Lien Secured Convertible Notes due 2027 (“New Second Lien Convertible Notes” and together with the New Second Lien Non-Convertible Notes, the “New Second Lien Secured Notes”).

Maturity Date	The New Second Lien Secured Notes will mature on November 30, 2027.

Interest Rate

Interest on the New Second Lien Non-Convertible Notes will be payable in cash and will accrue from the Settlement Date at a rate of 3.693% per annum.

Interest on the New Second Lien Convertible Notes will be payable in cash and will accrue from the Settlement Date at a rate of 8.821% per annum.

Interest Payment Dates	Interest payments with respect to the New Second Lien Secured Notes will be made on May 30 and November 30 of each year, commencing on May 30, 2023.

Optional Redemption

Prior to the first anniversary of the issue date, we may not redeem the New Second Lien Secured Notes.

On or after the first anniversary of the issue date, we may redeem some or all of the New Second Lien Non-Convertible Notes at any time for cash at 40% of par, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On or after the first anniversary of the issue date, we may redeem some or all of the New Second Lien Convertible Notes if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Subsidiary Guarantees	On the issue date, each of our subsidiaries that is a borrower under or that has guaranteed obligations under the Amended Credit Agreement will guarantee the New Second Lien Secured

Notes (the “New Second Lien Guarantees”). The New Second Lien Secured Notes may be guaranteed by additional subsidiaries in the future that become obligors under the Amended Credit Agreement under certain circumstances. See “Description of New Second Lien Secured Notes—Guarantees.”

Our subsidiaries that are not providing New Second Lien Guarantees, are primarily (i) 100% owned subsidiaries of Bed ‘n Bath Stores Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets; (ii) 100% owned subsidiaries of Harmon Stores, Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets; and (iii) 100% owned subsidiaries of Buy Buy Baby, Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets. Our subsidiaries that are not providing New Second Lien Guarantees generated approximately less than 1.0% of the Company’s net income for the six months ended August 27, 2022, and held approximately 1.0% of the Company’s consolidated assets as of August 27, 2022 and are not material to the Company’s consolidated financial statements.

Collateral

The New Second Lien Secured Notes and the New Second Lien Guarantees will be secured by a second-priority lien, subject to Permitted Liens, on the Collateral.

The Collateral securing the obligations under the New Second Lien Secured Notes will be the same as the collateral that secures the obligations under the Amended Credit Agreement and the related guarantees, other than pledges of equity interests of the Company’s subsidiaries, including the Subsidiary Guarantors, which will not be part of the Collateral securing the obligations under the New Second Lien Secured Notes, and subject to certain exceptions. The liens on the Collateral securing the obligations under the New Second Lien Secured Notes will be held by the Second Lien Collateral Agent (as defined herein) for the benefit of itself, the trustees for the New Second Lien Secured Notes and the holders of the New Second Lien Secured Notes.

See “Description of New Second Lien Secured Notes—Security.”

Priority

The New Second Lien Secured Notes and the New Second Lien Guarantees will be:

•  secured on a second-priority basis by the Collateral (subject to certain Permitted Liens) and will be secured on a junior basis to all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a first-priority basis, including the ABL/FILO Obligations, and all other existing and future senior Secured Indebtedness of the Company and the Subsidiary Guarantors that is secured by a first-priority lien on the Collateral;

•  effectively senior to all existing and future unsecured Indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers;

•  senior to all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a third-priority basis, including the New Third Lien Secured Notes, to the extent of the value of the Collateral;

•  (i) effectively subordinated to any of the Company’s and the Subsidiary Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the New Secured Notes, including the equity pledges that secure the Senior Lien Obligations, to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that do not guarantee the New Secured Notes;

•  unconditionally guaranteed by the Subsidiary Guarantors;

•  pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a second-priority basis; and

•  senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated Indebtedness.

As of August 27, 2022, on an as adjusted basis after giving effect to incremental borrowings under the ABL Facility (as defined in “Description of Other Indebtedness”) and the FILO Facility (as defined in “Description of Other Indebtedness”) as of November 11, 2022, the Private Exchange Agreements and the Exchange Offers assuming full participation in the Exchange Offers and either (1) all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Non-Convertible Notes and (2) all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Convertible Notes, and in each case, including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment, the Company and the Subsidiary Guarantors would have had:

•  in the case of (1), total consolidated indebtedness of approximately $1,480.8 million, excluding letters of credit, consisting of $550 million of secured indebtedness under the ABL Facility under the Amended Credit Agreement (with approximately $400 million of additional availability based on estimated letters of credit outstanding), $375 million of secured indebtedness under the FILO Facility under the Amended Credit Agreement, $0 of Old Notes, $218.6 million of New Second Lien Non-Convertible Notes, $0 of New

Second Lien Convertible Notes and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

•  in the case of (2), total consolidated indebtedness of approximately $1,394.1 million, excluding letters of credit, consisting of $550 million of secured indebtedness under the ABL Facility under the Amended Credit Agreement (with approximately $400 million of additional availability based on estimated letters of credit outstanding), $375 million of secured indebtedness under the FILO Facility under the Amended Credit Agreement, $0 of Old Notes, $0 of New Second Lien Non-Convertible Notes, $131.9 million of New Second Lien Convertible Notes (reflecting undiscounted future cash flows, including $91.5 million of aggregate principal amount and $40.4 million of future interest payments) and $337.2 million of New Third Lien Secured Notes (reflecting the undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

Our borrowing capacity under the ABL Facility varies according to our inventory levels, net of certain reserves. We have the ability to continue to borrow under our ABL Facility, subject to customary conditions, no default, the accuracy of representations and warranties, and borrowing base availability, and may borrow under the ABL Facility in the future.

Conversion Rights

Holders of the New Second Lien Non-Convertible Notes will not have any conversion rights.

Prior to the close of business on the business day immediately before May 30, 2027, holders of the New Second Lien Convertible Notes may convert all or a portion of their New Second Lien Convertible Notes at their option only in the following circumstances:

•  during any calendar quarter commencing after the calendar quarter ending on December 31, 2022 (and only during such calendar quarter), if the last reported sale price of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•  during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of New Second Lien Convertible Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the New Second Lien Convertible Notes on such trading day;

•  if we call any or all of the New Second Lien Convertible Notes for redemption, with respect to those New Second Lien Convertible Notes called or deemed called for redemption; and

•  upon the occurrence of certain corporate events or distributions on the common stock.

On or after May 30, 2027 until the close of business on the second scheduled trading day immediately before the maturity date holders of the New Second Lien Convertible Notes may convert all or a portion of their New Second Lien Convertible Notes at their option.

We will settle conversions by paying or delivering, as applicable, cash, shares of common stock or a combination of cash and shares of common stock, at our election, based on the applicable conversion rate. If we elect to deliver cash or a combination of cash and shares of common stock, then the consideration due upon conversion will be based on an observation period consisting of 40 “VWAP trading days.” The initial conversion rate is 83.3333 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $12.00 per share, and is subject to adjustment if certain events occur.

See “Description of New Second Lien Secured Notes—Conversion Rights of New Second Lien Convertible Notes.”

Second Lien Security Agreement	Wilmington Trust, National Association, as second lien collateral agent (the “Second Lien Collateral Agent”), will enter into a Second Lien U.S. Security Agreement and a Second Lien Canadian Security Agreement, dated as of the Settlement Date (as amended, supplemented or otherwise modified, the “Second Lien Security Agreements”), with the Company, the Subsidiary Guarantors applicable for each Second Lien Security Agreement and Wilmington Trust, National Association, as trustees for the New Second Lien Secured Notes. Pursuant to the Second Lien Security Agreements, the Second Lien Collateral Agent will be granted a lien on the Collateral to secure the second-priority lien obligations which as of the Settlement Date will only include the obligations in respect of the New Second Lien Secured Notes. The Second Lien Security Agreements will set forth therein the relative rights of the second-lien secured parties with respect to the Collateral and cover certain other matters relating to the administration of security interests. The Second Lien Security Agreements generally control substantially all matters related to the interest of the second-lien secured parties in the Collateral, including with respect to directing the Second Lien Collateral Agent, distribution of proceeds and enforcement.

First Lien/Second Lien/Third Lien Intercreditor Agreements	In connection with the Exchange Offers and Consent Solicitations, the Second Lien Collateral Agent will enter into the First Lien/Second Lien/Third Lien Intercreditor Agreements with respect to the New Second Lien Secured Notes. The First Lien/Second Lien/Third Lien Intercreditor Agreements will restrict the actions permitted to be taken by the Second Lien Collateral Agent with respect to the Collateral on behalf of the holders of the New Second Lien Secured Notes, and the Second Lien Collateral Agent, on behalf of itself, the trustees for the New Second Lien Secured Notes and the holders of the New Second Lien Secured Notes, will agree to limit certain other rights with respect to the Collateral during any insolvency proceeding. See “Description of New Second Lien Secured Notes—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

Second Lien Security Documents	The obligations under the New Second Lien Secured Notes will be secured pursuant to new security documents (the “Second Lien Security Documents”). The Security Documents will include the Second Lien Security Agreements, control agreements (including, as applicable, a deposit account control agreement, a securities account control agreement or a commodity account control agreement) and any other filings and instruments granting, perfecting or otherwise evidencing the new second-priority lien.

Change of Control; Fundamental Change

Upon a change of control (as defined in “Description of New Second Lien Secured Notes—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes)”), we must offer to repurchase the New Second Lien Non-Convertible Notes in cash at a purchase price equal to 101% of the principal amount of notes repurchased, plus accrued and unpaid interest, if any, to but not including, the repurchase date. We are not required to make a change of control offer to the extent we exercise our right to redeem the New Second Lien Non-Convertible Notes.

Upon a fundamental change (as defined in “Description of New Second Lien Secured Notes—Required Repurchase upon Change of Control (in the Case of New Second Lien Nonconvertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes)”), we must offer to repurchase the New Second Lien Convertible Notes in cash at a purchase price equal to 100% of the principal amount of notes repurchased, plus accrued and unpaid interest, if any, to but not including, the repurchase date. We are not required to make a fundamental change offer to the extent we exercise our right to redeem the New Second Lien Non-Convertible Notes.

See “Description of New Second Lien Secured Notes—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes).”

Certain Covenants

The indenture governing the New Second Lien Secured Notes (the “Second Lien Indenture”) will contain certain covenants, including limitations and restrictions on our and our restricted subsidiaries’ ability to:

•  incur additional indebtedness;

•  pay dividends on capital stock and make other restricted payments;

•  make investments and acquisitions;

•  sell assets;

•  merge or consolidate with other entities; and

•  create liens.

The restrictive covenants set forth in the Second Lien Indenture are subject to important exceptions and qualifications. If certain conditions are met, many of the covenants in the Second Lien Indenture will permanently terminate with respect to the applicable series of New Second Lien Secured Notes. See “Description of New Second Lien Secured Notes—Certain Covenants.”

Absence of an Established Market for the Notes	The New Second Lien Secured Notes will be new securities for which there is no established trading market. Accordingly, we cannot assure you that a liquid market for the New Second Lien Secured Notes will develop or be maintained. We do not intend to list the New Second Lien Secured Notes on any securities exchange. If an active trading market for the New Second Lien Secured Notes does not develop, the market price and liquidity of the New Second Lien Secured Notes may be adversely affected. If the New Second Lien Secured Notes are traded, they may trade at a discount, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Book-Entry Form	Each series of New Second Lien Secured Notes will be issued in book-entry form only and will be in the form of one or more global certificates, which will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in its nominee name Cede & Co. See “Book-Entry Settlement and Clearance.”

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers and Consent Solicitations. See “Use of Proceeds.”

Denominations	The New Second Lien Secured Notes of each series will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.

Governing Law	The New Second Lien Secured Notes and the Second Lien Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

New Second Lien Secured Notes Trustees	Wilmington Trust, National Association.

New Third Lien Secured Notes

Issuer	Bed Bath & Beyond Inc., a New York corporation.

Notes Offered	12.000% Senior Third Lien Secured Convertible Notes due 2029 (“New Third Lien Secured Notes”).

Maturity Date	The New Third Lien Secured Notes will mature on November 30, 2029.

Interest Rate	Interest on the New Third Lien Secured Notes will be payable in cash and will accrue from the Settlement Date at a rate of 12.000% per annum.

Interest Payment Dates	Interest payments with respect to the New Third Lien Secured Notes will be made on May 30 and November 30 of each year, commencing on May 30, 2023.

Optional Redemption

Prior to the first anniversary of the issue date, we may not redeem the New Third Lien Secured Notes.

On or after the first anniversary of the issue date, we may redeem some or all of the New Third Lien Secured Notes if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption, at a redemption price equal to 100% of the principal amount thereof to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

AHYDO Catch Up Payments

On or before the end of the first “accrual period” of the New Third Lien Secured Notes ending after the fifth anniversary of the issue date and prior to the end of each subsequent accrual period, we will prepay a portion of the principal amount of each then outstanding New Third Lien Secured Note in an amount intended to ensure that no New Third Lien Secured Note will be an “applicable high yield discount obligation” (an “AHYDO”) within the meaning of Section 163(i)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), as further described under “Description of the New Third Lien Secured Notes—General.”

Subsidiary Guarantees	On the issue date, each of our subsidiaries that is a borrower under or that has guaranteed obligations under the Amended Credit Agreement will guarantee the New Third Lien Secured Notes (the “New Third Lien Guarantees”). The New Third Lien Secured Notes may be guaranteed by additional subsidiaries in the future that become obligors under the Amended Credit Agreement under certain circumstances. See “Description of New Third Lien Secured Notes—Guarantees—Subsidiary Guarantees.”

Our subsidiaries that are not providing New Third Lien Guarantees, are primarily (i) 100% owned subsidiaries of Bed ‘n Bath Stores Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets; (ii) 100% owned subsidiaries of Harmon Stores, Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets; and (iii) 100% owned subsidiaries of Buy Buy Baby, Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets. Our subsidiaries that are not providing Third Lien Guarantees generated approximately less than 1.0% of the Company’s net income for the six months ended August 27, 2022, and held approximately 1.0% of the Company’s consolidated assets as of August 27, 2022 and are not material to the Company’s consolidated financial statements.

Collateral

The New Third Lien Secured Notes and the New Third Lien Guarantees will be secured by a third-priority lien, subject to Permitted Liens, on the Collateral.

The Collateral securing the obligations under the New Third Lien Secured Notes will be the same as the collateral that secures the obligations under the Amended Credit Agreement and the related guarantees, other than pledges of equity interests of the Company’s subsidiaries, including the Subsidiary Guarantors, which will not be part of the Collateral securing the obligations under the New Third Lien Secured Notes, and subject to certain exceptions. The liens on the Collateral securing the obligations under the New Third Lien Secured Notes will be held by the Third Lien Collateral Agent (as defined herein) for the benefit of itself, the trustee for the New Third Lien Secured Notes and the holders of the New Third Lien Secured Notes.

See “Description of New Third Lien Secured Notes—Security.”

Priority

The New Third Lien Secured Notes and the New Third Lien Guarantees will be:

•  secured on a third-priority basis by the Collateral (subject to certain Permitted Liens) and will be secured on a junior basis to (i) all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a first-priority basis, including the ABL/FILO Obligations, (ii) all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a second-priority basis, including the Second Lien Obligations and (iii) all other existing and future senior Secured Indebtedness of the Company and the Subsidiary Guarantors that is secured by a first-priority or second-priority lien on the Collateral

•  effectively senior to all existing and future unsecured Indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the Collateral, including any Old Notes not tendered in the Exchange Offers;

•  (i) effectively subordinated to any of the Company’s and the Subsidiary Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the New Secured Notes, including the equity pledges that secure the Senior Lien Obligations, to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries that do not guarantee the New Secured Notes;

•  unconditionally guaranteed by the Subsidiary Guarantors;

•  pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a third-priority basis; and

•  senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated Indebtedness.

As of August 27, 2022, on an as adjusted basis after giving effect to incremental borrowings under the ABL Facility and the FILO Facility as of November 11, 2022, the Private Exchange Agreements and the Exchange Offers assuming full participation in the Exchange Offers and either (1) all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Non-Convertible Notes and (2) all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Convertible Notes, and in each case, including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment, the Company and the Subsidiary Guarantors would have had:

•  in the case of (1), total consolidated indebtedness of approximately $1,480.8 million, excluding letters of credit, consisting of $550 million of secured indebtedness under the ABL Facility under the Amended Credit Agreement (with approximately $400 million of additional availability based on estimated letters of credit outstanding), $375 million of secured indebtedness under the FILO Facility under the Amended Credit Agreement, $0 of Old Notes, $218.6 million of New Second Lien Non-Convertible Notes, $0 of New Second Lien Convertible Notes and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

•  in the case of (2), total consolidated indebtedness of approximately $1,394.1 million, excluding letters of credit, consisting of $550 million of secured indebtedness under the ABL Facility under the Amended Credit Agreement (with approximately $400 million of additional availability based on estimated letters of credit outstanding), $375 million of secured indebtedness under the FILO Facility under the Amended Credit Agreement, $0 of Old Notes, $0 of New

Second Lien Non-Convertible Notes, $131.9 million of New Second Lien Convertible Notes (reflecting undiscounted future cash flows, including $91.5 million of aggregate principal amount and $40.4 million of future interest payments) and $337.2 million of New Third Lien Secured Notes (reflecting the undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

Conversion Rights

Our borrowing capacity under the ABL Facility varies according to our inventory levels, net of certain reserves. We have the ability to continue to borrow under our ABL Facility, subject to customary conditions, no default, the accuracy of representations and warranties, and borrowing base availability, and may borrow under the ABL Facility in the future.

Holders of the New Third Lien Secured Notes may convert all or a portion of their New Third Lien Secured Notes at their option only in the following circumstances:

•  during any calendar quarter commencing after the calendar quarter ending on December 31, 2022 (and only during such calendar quarter), if the last reported sale price of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•  during the five consecutive business days immediately after any five consecutive trading day period (such five consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of New Third Lien Secured Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the New Third Lien Secured Notes on such trading day;

•  if we call any or all of the New Third Lien Secured Notes for redemption, with respect to those New Third Lien Secured Notes called or deemed called for redemption; and

•  upon the occurrence of certain corporate events or distributions on the common stock.

On or after May 30, 2029 until the close of business on the second scheduled trading day immediately before the maturity date holders of the New Third Lien Secured Notes may convert all or a portion of their New Third Lien Secured Notes at their option.

We will settle conversions by paying or delivering, as applicable, cash, shares of common stock or a combination of cash and shares of common stock, at our election, based on the applicable conversion rate. If we elect to deliver cash or a combination of cash and shares of common stock, then the consideration due upon conversion will be based on an observation period consisting of 40 “VWAP trading days.” The initial conversion rate is 83.3333 shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $12.00 per share, and is subject to adjustment if certain events occur.

See “Description of New Third Lien Secured Notes—Conversion Rights of New Third Lien Secured Notes.”

Third Lien Security Agreement

Wilmington Trust, National Association, as third lien collateral agent (the “Third Lien Collateral Agent”), will enter into a Third Lien U.S. Security Agreement and a Third Lien Canadian Security Agreement, dated as of the Settlement Date (as amended, supplemented or otherwise modified, the “Third Lien Security Agreements”), with the Company, the Subsidiary Guarantors applicable for each Third Lien Security Agreement and Wilmington Trust, National Association, as trustee for the New Third Lien Secured Notes. Pursuant to the Third Lien Security Agreements, the Third Lien Collateral Agent will be granted a lien on the Collateral to secure the third-priority lien obligations which as of the Settlement Date will only include the obligations in respect of the New Third Lien Secured Notes. The Third Lien Security Agreements will set forth therein the relative rights of the third-lien secured parties with respect to the Collateral and cover certain other matters relating to the administration of security interests. The Third Lien Security Agreements generally control substantially all matters related to the interest of the third-lien secured parties in the Collateral, including with respect to directing the Third Lien Collateral Agent, distribution of proceeds and enforcement.

First Lien/Second Lien/Third Lien Intercreditor Agreements	In connection with the Exchange Offers and Consent Solicitations, the Third Lien Collateral Agent will enter into the First Lien/Second Lien/Third Lien Intercreditor Agreements with respect to the New Third Lien Secured Notes. The First Lien/Second Lien/Third Lien Intercreditor Agreements will restrict the actions permitted to be taken by the Third Lien Collateral Agent with respect to the Collateral on behalf of the holders of the New Third Lien Secured Notes, and the Third Lien Collateral Agent, on behalf of itself and the holders of the New Third Lien Secured Notes, will agree to limit certain other rights with respect to the Collateral during any insolvency proceeding. See “Description of New Third Lien Secured Notes—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

Third Lien Security Documents	The obligations under the New Third Lien Secured Notes will be secured pursuant to new security documents (the “Third Lien Security Documents”). The Security Documents will include the Third Lien Security Agreement, control agreements (including, as applicable, a deposit account control agreement, a securities account control agreement or a commodity account control agreement) and any other filings and instruments granting, perfecting or otherwise evidencing the new third-priority lien.

Fundamental Change

Upon a fundamental change (as defined in “Description of New Third Lien Secured Notes—Required Repurchase upon Fundamental Change”), we must offer to repurchase the New Third Lien Secured Notes at a purchase price equal to 100% of the principal amount of notes repurchased, plus accrued and unpaid interest, if any, to but not including the repurchase date. We are not required to make a change of control offer to the extent we exercise our right to redeem the New Third Secured Notes.

See “Description of New Third Lien Secured Notes—Required Repurchase upon Fundamental Change.”

Certain Covenants

The indenture governing the New Third Lien Secured Notes (the “Third Lien Indenture”) will contain certain covenants, including limitations and restrictions on our and our restricted subsidiaries’ ability to:

•  incur additional indebtedness;

•  pay dividends on capital stock and make other restricted payments;

•  make investments and acquisitions;

•  sell assets;

•  merge or consolidate with other entities; and

•  create liens.

The restrictive covenants set forth in the Third Lien Indenture are subject to important exceptions and qualifications. If certain conditions are met, many of the covenants in the Third Lien Indenture will permanently terminate. See “Description of New Third Lien Secured Notes—Certain Covenants.”

Absence of an Established Market for the Notes	The New Third Lien Secured Notes will be new securities for which there is no established trading market. Accordingly, we cannot assure you that a liquid market for the New Third Lien Secured Notes will develop or be maintained. We do not intend to list the New Third Lien Secured Notes on any securities exchange. If an active trading market for the New Third Lien Secured Notes does not develop, the market price and liquidity of the New Third Lien Secured Notes may be adversely affected. If the New Third Lien Secured Notes are traded, they may trade at a discount, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Book-Entry Form	The New Third Lien Secured Notes will be issued in book-entry form only and will be in the form of one or more global certificates, which will be deposited with, or on behalf of DTC, and registered in its nominee name Cede & Co. See “Book-Entry Settlement and Clearance.”

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers and Consent Solicitations. See “Use of Proceeds.”

Denominations	The New Third Lien Secured Notes will be issued in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof.

Governing Law	The New Third Lien Secured Notes and the Third Lien Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

New Third Lien Secured Notes Trustee	Wilmington Trust, National Association.

RISK FACTORS

An investment in the New Secured Notes and a decision as to whether or not to participate in the Exchange Offers involves a high degree of risk. Prior to making such decisions, and in consultation with your own financial and legal advisors, you should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this Prospectus, including the information under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the fiscal quarter ended August 27, 2022, and the information contained in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 28, 2022 and August 27, 2022, and other filings we may make from time to time with the SEC, together with all of the other information included or incorporated by reference in this Prospectus, including the financial statements and related notes. Additionally, a prolonged duration of COVID-19 and its resulting impacts could heighten many of the risks described in such reports. If any of the following risks actually occur, our business, financial condition or results of operations may suffer. As a result, we might be unable to repay the principal of and interest on the New Secured Notes, and you could lose all or part of your investment.

Risks Related to Our Indebtedness

Our business would be adversely affected if we are unable to service our debt obligations.

We have incurred substantial indebtedness under the Old Notes and the Amended Credit Agreement, which, assuming consummation of, and depending on the level of participation in, the Exchange Offers, may decrease but will remain substantial. Our ability to pay interest and principal when due, comply with debt covenants, repurchase the Old Notes if a change of control occurs, assuming the Proposed Amendments are not adopted, and repurchase the New Secured Notes if a change of control or fundamental change occurs, as applicable, will depend upon, among other things, sales and cash flow levels and other factors that affect our future financial and operating performance, including prevailing economic conditions and financial and business factors, many of which are beyond our control. Given the current economic environment, and ongoing challenges to our business, we may be unable to service our debt obligations, maintain compliance with the minimum fixed charge coverage ratio covenant under the Amended Credit Agreement or comply with the other terms of the Amended Credit Agreement, which would among other things, result in an event of default under the Amended Credit Agreement, as applicable.

The principal sources of our liquidity are funds generated from operating activities, available cash and cash equivalents, borrowings under the Amended Credit Agreement and supplier and vendor financing. We have incurred net losses in our most recently completed three fiscal years, including a net loss of $559.6 million for the fiscal year ended February 26, 2022. We may continue to incur net losses in future periods, which would adversely affect our business, financial condition and ability to service our debt obligations, and due to the risks inherent in our operations, our future net losses may be greater than our past net losses.

Our ability to achieve our business and cash flow plans is based on a number of assumptions which involve significant judgments and estimates of future performance, borrowing capacity and credit availability, which cannot at all times be assured. Accordingly, there is no assurance that cash flows from operations and other internal and external sources of liquidity will at all times be sufficient for our cash requirements. If necessary, we may need to consider actions and steps to improve our cash position and mitigate any potential liquidity shortfall, such as modifying our business plan, pursuing additional financing to the extent available, reducing capital expenditures, pursuing and evaluating other alternatives and opportunities to obtain additional sources of liquidity and other potential actions to reduce costs. There can be no assurance that any of these actions would be successful, sufficient or available on favorable terms. Any inability to generate or obtain sufficient levels of liquidity to meet our cash requirements at the level and times needed would have a material adverse impact on our business and financial position.

If we become unable in the future to generate sufficient cash flow to meet our debt service requirements, we may be forced to take remedial actions such as restructuring or refinancing our debt, seeking additional debt or equity capital, reducing or delaying our business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code. There can be no assurance that any such measures would be successful.

Our ability to obtain any additional financing or any refinancing of our debt, if needed at any time, depends upon many factors, including our existing level of indebtedness and restrictions in the agreements governing our indebtedness, historical business performance, financial projections, the value and sufficiency of collateral, prospects and creditworthiness, external economic conditions and general liquidity in the credit and capital markets. Any additional debt, equity or equity-linked financing may require modification of our existing debt agreements, which there is no assurance would be obtainable. Any additional financing or refinancing could also be extended only at higher costs and require us to satisfy more restrictive covenants, which could further limit or restrict our business and results of operations, or be dilutive to our stockholders.

The terms of the Amended Credit Agreement and the New Notes Indentures may restrict our current and future operations, particularly our ability to respond to changes in our business or to take certain actions.

The Amended Credit Agreement governing the ABL Facility and FILO Facility contain, and the New Notes Indentures will contain, customary affirmative and negative covenants. These covenants could impose significant operating and financial limitations and restrictions on us, including restrictions on our ability to enter into particular transactions, such as asset sales and acquisitions, and to engage in other actions that we may believe are advisable or necessary for our business.

The Amended Credit Agreement includes, and the New Notes Indentures will include, covenants that, among other things, restrict our ability and certain our subsidiaries’ ability to:

•	incur additional indebtedness;

•	pay dividends on capital stock and make other restricted payments;

•	make investments and acquisitions;

•	sell assets;

•	merge or consolidate with other entities; and

•	create liens.

These restrictions could limit our ability to obtain future financings, make needed capital expenditures, including in connection with our transformation strategy, withstand future downturns in our business or the economy in general or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of limitations imposed by the restrictive covenants under the Amended Credit Agreement and the New Secured Notes.

In addition, under certain circumstances, the Amended Credit Agreement requires us to comply with a minimum fixed charge coverage ratio and may require us to reduce debt or take other actions in order to comply with this ratio. Moreover, the Amended Credit Agreement provides discretion to the agents acting on behalf of the lenders to impose additional availability and other reserves, which could materially impair the amount of borrowings that would otherwise be available to us. There can be no assurance that the agents will not impose such reserves or, were it to do so, that the resulting impact of this action would not materially and adversely impair our liquidity.

A breach of any of these provisions could result in a default under the Amended Credit Agreement or the New Notes Indentures. Our obligations under the ABL Facility and the FILO Facility are secured by first, and, in the case of the New Second Lien Secured Notes and the New Third Lien Secured Notes, will be secured by second and third, respectively, priority liens on the Collateral, subject to customary exceptions.

In the event of a default that is not cured or waived within any applicable cure periods, the lenders’ commitment to extend further credit under the ABL Facility could be terminated, our outstanding obligations under the ABL Facility, the FILO Facility and any Old Notes that remain outstanding after and any New Secured Notes issued in the Exchange Offers could become immediately due and payable, outstanding letters of credit may be required to be cash collateralized and remedies may be exercised against any collateral securing our indebtedness, which may include the initiation of bankruptcy proceedings. If we are unable to borrow under the ABL Facility, we may not have the necessary cash resources for our operations and, if any event of default occurs, there is no assurance that we would have the cash resources available to repay such accelerated obligations, refinance such indebtedness on commercially reasonable terms, or at all, or cash collateralize our letters of credit, which would have a material adverse effect on our business, financial condition, results of operations and liquidity.

The Amended Credit Agreement limits our borrowing capacity to the value of certain of our assets.

Our borrowing capacity under the ABL Facility varies according to the Company’s inventory levels and credit card receivables, net of certain reserves, and the FILO Facility is subject to a borrowing base consisting of eligible credit card receivables, eligible inventory and eligible intellectual property. In the event of any decrease in the amount of or appraised value of these assets or upon the disposition of assets, our borrowing capacity under either the ABL Facility or the FILO Facility, would similarly decrease, which could adversely impact our business and liquidity. We have announced the closure of approximately 150 lower-producing Bed Bath & Beyond banner stores. As the closures are completed, we expect our borrowing capacity under both the ABL Facility and FILO Facility may decrease to the extent sales and cash flow levels decrease following such store closures.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We and our subsidiaries may be able to incur additional indebtedness in the future, including indebtedness secured by liens ranking senior to or equally with the liens securing the New Secured Notes. Although the terms governing our indebtedness contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of significant qualifications and exceptions, and any indebtedness incurred in compliance with these restrictions could be substantial. This indebtedness could, subject to satisfaction of our limitation on liens covenant, constitute first or second-priority secured obligations effectively senior to the Old Notes and senior or pari passu to the New Secured Notes, as applicable, to the extent of the collateral securing it. Our ability to borrow under the ABL Facility will remain limited by the amount of the borrowing base. At November 11, 2022, we would have had the ability to borrow up to an additional $400 million under the ABL Facility. In addition, the Amended Credit Agreement allows, and the New Notes Indentures will allow, us to incur a significant amount of indebtedness in connection with acquisitions as well as purchase money debt and foreign subsidiary debt. If new debt is added to our and/or the Subsidiary Guarantors’ current debt levels, the related risks that we and they face would be increased.

Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange

The following risk factors specifically apply to the extent a holder of Old Notes elects not to participate in the Exchange Offers or whose Old Notes are tendered and not accepted for exchange. There are additional risks attendant to investing in the New Secured Notes that you should review whether or not you elect to tender your Old Notes. Such additional risks are described elsewhere in this Risk Factors section.

Upon consummation of the Exchange Offers, the liquidity of the market for outstanding Old Notes will likely be reduced, and market prices for outstanding Old Notes may decline as a result.

To the extent the Exchange Offers are consummated, the aggregate principal amount of outstanding Old Notes will be reduced. A reduction in the amount of outstanding Old Notes would likely adversely affect the liquidity of the non-tendered or not accepted Old Notes of each series. An issue of securities with a small outstanding principal amount available for trading, or float, generally commands a lower price than does a comparable issue of securities with a greater float. A reduced float may also make the trading prices of the Old Notes that are not exchanged more volatile. There can be no assurance that an active market in the Old Notes will exist, develop or be maintained, or as to the prices at which the Old Notes may trade, whether or not the Exchange Offers and Consent Solicitations are consummated.

Claims regarding the Old Notes remaining outstanding following the completion of the Exchange Offers will be structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Old Notes, including the Subsidiary Guarantors, and effectively subordinated to claims with respect to our secured indebtedness, including the New Secured Notes, to the extent of the value of the collateral securing such indebtedness.

The unsecured nature of the claims of the Old Notes and the lack of any related guarantees could materially and adversely affect the value of Old Notes remaining outstanding following the completion of the Exchange Offers in the event of a bankruptcy, liquidation or insolvency of the Company. The New Secured Notes will be guaranteed by the Subsidiary Guarantors and secured by second priority or third priority liens on the Collateral, as applicable (as described under “Description of New Second Lien Secured Notes—Security” and “Description of New Third Lien Secured Notes—Security”), but the Old Notes will not be guaranteed by the Subsidiary Guarantors and will remain unsecured. As a result, the Old Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of the Company’s subsidiaries that do not guarantee the Old Notes, including the Subsidiary Guarantors, and effectively subordinated to our secured indebtedness, including the New Secured Notes as well as indebtedness under the Amended Credit Agreement, in each case to the extent of the value of the collateral securing such indebtedness. The collateral that secures our indebtedness under the Amended Credit Agreement and the Collateral that will secure the New Secured Notes represents substantially all of the value of the assets of the Company and the Subsidiary Guarantors.

In the event of our bankruptcy, liquidation or insolvency, all obligations of our subsidiaries and all of our secured obligations will have to be satisfied before any of the assets of such subsidiaries or our pledged assets would be available for distribution to the holders of the Old Notes. If we default on our outstanding debt obligations, the proceeds from certain sales of the collateral securing our indebtedness will be applied first to satisfy claims made in respect of our secured indebtedness, including the New Secured Notes and our indebtedness under the Amended Credit Agreement. As a result, in a bankruptcy, liquidation or insolvency proceeding, there will be significantly fewer assets available to satisfy our obligations under the Old Notes remaining outstanding following the completion of the Exchange Offers. Further, it is possible (and in the short term, likely) that our assets that do not secure our indebtedness will be insufficient to satisfy the claims of the Old Notes and our other unsecured indebtedness remaining outstanding following the completion of the Exchange Offers. For additional information on the amounts of indebtedness that could be outstanding after the consummation of the Exchange Offers, see “Risks Related to the New Secured Notes.”

The Proposed Amendments to the Old Notes Indenture will afford reduced protection to remaining holders of the Old Notes and the New Notes Indentures will limit the Company’s ability to refinance the Old Notes.

The Proposed Amendments to the Old Notes Indenture, if adopted, would, among other things, eliminate the restrictive covenants in the Old Notes Indenture concerning (i) the repurchase of Old Notes in the event of a change in control of the Company, (ii) limitations on liens and (iii) limitations on sale and leaseback transactions, and would increase the percentage of outstanding notes necessary to accelerate payment upon an event of default and make other changes as further described under “Proposed Amendments.”

The Old Notes Indenture, as modified by the Proposed Amendments, will be significantly less restrictive and will afford significantly reduced protection to holders of Old Notes as compared to the restrictive covenants, events of default and other provisions currently contained in the Old Notes Indenture.

If the Proposed Amendments are adopted with respect to any series of Old Notes, each holder of Old Notes who elects not to participate in such Exchange Offer will be bound by the Proposed Amendments even if that holder did not consent to the Proposed Amendments. The elimination or modification of the restrictive covenants, certain events of default and other provisions in the Old Notes Indenture contemplated by the Proposed Amendments would, among other things, permit the Company to take actions that could increase the credit risk with respect to the Old Notes, and might adversely affect the liquidity, market price and price volatility of the Old Notes that remain outstanding after completion of the Exchange Offers or otherwise be adverse to the interests of the remaining holders of the Old Notes.

In addition, the terms of the New Notes Indentures will substantially limit the Company’s ability to, and limit the terms on which the Company may, refinance the outstanding Old Notes after the consummation of the Exchange Offers. See “Description of New Second Lien Secured Notes—Certain Covenants” and “Description of New Third Lien Secured Notes—Certain Covenants.”

If we consummate the Exchange Offers, existing ratings for Old Notes that remain outstanding following completion of the Exchange Offers may not be maintained.

We cannot assure you that, as a result of the Exchange Offers, the rating agencies, including S&P Global Ratings (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), will not downgrade or negatively comment upon the ratings for Old Notes that remain outstanding following completion of the Exchange Offers. Any downgrade or negative comment would likely adversely affect the market price of the Old Notes.

If the Exchange Offers and Consent Solicitations are not successful, we may not have sufficient funds to pay all or a portion of the amounts due at maturity on the Old Notes.

If the Exchange Offers and the Consent Solicitations are not successful, the Old Notes will remain outstanding and are scheduled to mature in 2024, 2034 and 2044, and the Proposed Amendments will not become effective. At maturity, we may not have sufficient funds and may be unable to arrange for additional financing to pay the principal amount, accrued and outstanding interest or repurchase price due on our Old Notes then outstanding, and we may not be able to reduce or refinance the Old Notes prior to such maturity on terms that are favorable to the Company or at all.

Risks Related to the Exchange Offers and the Consent Solicitations

To the extent that holders of 2024 Notes exchange 2024 Notes for New Second Lien Non-Convertible Notes and/or New Second Lien Convertible Notes with a later maturity, such holders increase the amount of time before their New Secured Notes mature, which may in turn increase the risk that the Company will be unable to repay (or refinance) such New Secured Notes when they mature.

Holders of 2024 Notes are being offered to exchange their 2024 Notes for New Second Lien Non-Convertible Notes and/or New Second Lien Convertible Notes with a later maturity than the 2024 Notes they presently hold. Holders who tender their 2024 Notes and whose tender is accepted for exchange will be exposed to the risk of nonpayment on the securities they hold for a longer period of time than non-tendering holders or those holders whose 2024 Notes were not accepted for exchange. For instance, following the maturity and payment date of the 2024 Notes (August 1, 2024), but prior to the maturity date of the New Second Lien Non-Convertible Notes and/or the New Second Lien Convertible Notes (November 30, 2027), the Company may become subject to a bankruptcy or similar proceeding. If so, holders of such 2024 Notes who opted not to participate in the Exchange Offers (or whose 2024 Notes were not accepted for exchange) may be paid in full, and there is a risk that any holders of 2024 Notes who did opt to participate in the Exchange Offers and whose 2024 Notes were accepted for exchange will not be paid in full.

Neither we nor our Board, the Dealer Manager, the Old Notes Trustee, the New Notes Trustees, the Exchange Agent, the Information Agent, or any affiliate of any of them, has made a recommendation as to whether you should tender your Old Notes in exchange for New Secured Notes in the Exchange Offers and deliver Consents in the Consent Solicitations, and we have not made a determination or obtained a third-party determination that the Exchange Offers and Consent Solicitations are fair to holders of the Old Notes.

Neither we nor our Board, the Dealer Manager, the Old Notes Trustee, the New Notes Trustees, the Exchange Agent, the Information Agent or any affiliate of any of them, has made, nor will any of them make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for New Secured Notes pursuant to the Exchange Offers and deliver Consents pursuant to the Consent Solicitations. Furthermore, neither we nor our Board has made any determination that the consideration to be received represents a fair valuation of the Old Notes, and we also have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of Old Notes for purposes of negotiating the terms of the Exchange Offers, or preparing a report or making any recommendation concerning the fairness of the Exchange Offers. Holders of Old Notes must make their own independent decisions regarding their participation in the Exchange Offers and Consent Solicitations.

The Exchange Offers and the Consent Solicitations may not occur at meaningful participation levels, or at all, or may be delayed.

We have the right to terminate, withdraw, amend, cancel or delay at our discretion (subject to applicable law) the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, at any time if we fail to satisfy or do not waive any condition to the Exchange Offers.

Even if the Exchange Offers and the Consent Solicitations are consummated, they may not be consummated on the schedule described in this Prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their New Secured Notes during which time such holders will not be able to effect transfers or sales of their Old Notes tendered for exchange or their New Secured Notes.

In addition, even if the Exchange Offers and Consent Solicitations are consummated, there can be no assurance that completion of the Exchange Offers will achieve our purposes. For example, if we do not receive meaningful participation in the Exchange Offers, a substantial amount of principal under the Old Notes will remain outstanding. Further, the 2024 Notes are scheduled to mature on August 1, 2024. If the 2024 Exchange Offer is not consummated at a meaningful level or at all, at maturity we may not have sufficient funds and may be unable to arrange for additional financing to pay the principal amount, accrued and outstanding interest or repurchase price due on the 2024 Notes then outstanding, and we may not be able to reduce or refinance the 2024 Notes prior to such maturity. Thus, unless the Exchange Offers are completed at meaningful participation levels, you could lose part or all of your investment in the Old Notes. Moreover, the ABL Facility matures on August 9, 2026, but is required to mature earlier on May 1, 2024 pursuant to the terms of the Amended Credit Agreement if 2024 Notes are outstanding under certain circumstances, and the FILO Facility matures on August 31, 2027, but is required to mature earlier on May 1, 2024 pursuant to the terms of the Amended Credit Agreement if 2024 Notes are outstanding under certain circumstances. In the event the maturities of the ABL Facility and the FILO Facility spring forward, the foregoing risks would be exacerbated, and we may not be able to reduce or refinance the 2024 Notes prior to such maturity.

Failure to consummate the Exchange Offers could adversely affect our business.

If we fail to consummate the Exchange Offers at meaningful participation levels, we will need to consider other alternatives available to us to deleverage and strengthen our financial condition, including to address the maturity of the 2024 Notes. These alternatives may include (subject to market conditions) capital markets transactions, repurchases, redemptions, exchanges or other refinancings of our existing debt, the potential issuance of equity securities, the potential sale of additional assets and businesses and/or other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code. These alternatives involve significant uncertainties, potential delays, significant costs and other risks, and there can be no assurance that any of these alternatives will be available on acceptable terms, or at all, in the current market environment or in the foreseeable future.

Any alternative we pursue, whether in or out of court, may take substantially longer to consummate than the Exchange Offers, could disrupt our business and would divert the attention of our management from the operation of our business and execution of our omni-channel and transformation strategy. Failure to consummate the Exchange Offers or to otherwise deleverage and address our nearer-term maturities could also have other adverse effects on us. For example, it could also adversely affect:

•	our ability to retain our existing, and attract new, vendors, suppliers and other business partners;

•	our ability to raise additional capital;

•	our ability to capitalize on business opportunities and react to competitive pressures;

•	our ability to attract and retain employees;

•	our liquidity;

•	how our business is viewed by investors, lenders, vendors, suppliers, strategic partners and customers; and

•	our enterprise value.

Even if we are successful with the Exchange Offers, avoidance of an in-court restructuring under the U.S. Bankruptcy Code in the future is not guaranteed.

The accounting method for the New Secured Notes could adversely affect our reported financial condition and results.

The Exchange Offers will be accounted for as a troubled debt restructuring pursuant to the Financial Accounting Standard Board (“FASB”) Accounting Standards Codification (“ASC”) standard 470-60. As a result of evaluating the Exchange Offers in accordance with ASC 470-60, the carrying value of the New Second Lien Convertible Notes and New Third Lien Secured Notes may need to be recorded as being equal to the sum of all future cash flows on such notes, including interest payments. If so, then accordingly, all future interest expense and debt issuance costs will be accrued upon the settlement date of the Exchange Offers as a reduction to the gain on extinguishment of the tendered Old Notes and no future interest or amortization expense associated with the such notes would be recognized.

In addition, the call option for the New Second Lien Non-Convertible Secured Notes will be considered an embedded derivative in accordance with ASC Topic 815 Derivatives and Hedging (ASC Topic 815), and thus would need to be bifurcated and would require separate accounting. The conversion and other features within the New Second Lien Convertible Notes and the New Third Lien Secured Notes may be considered to be an embedded derivatives in accordance with ASC Topic 815, and thus would need to be bifurcated and would require separate accounting. The Company will evaluate these features after the closing of the Exchange Offers.

Lastly, the shares underlying the New Convertible Secured Notes will be reflected in our diluted earnings per share using the “if-converted” method, in accordance with ASU 2020-06, Debt — Debt With Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Under that method, diluted earnings per share will generally be calculated assuming that all of the New Convertible Secured Notes are converted solely into shares of common stock at the beginning of the reporting period, unless the result would be anti-dilutive. The application of the if-converted method may reduce our reported diluted earnings per share, and accounting standards may change in the future in a manner that may adversely affect our diluted earnings per share.

Furthermore, if any of the conditions to the convertibility of the New Convertible Secured Notes is satisfied, then we may be required under applicable accounting standards to reclassify the carrying value of the New Convertible Secured Notes as a current, rather than a long- term, liability. This reclassification could be required even if no holders convert their New Convertible Secured Notes and could materially reduce our reported working capital.

Our ability to redeem, repurchase or exchange any Old Notes that remain outstanding after the consummation of the Exchange Offer will be limited.

After consummation of the Exchange Offers, our ability to redeem or repurchase any Old Notes that remain outstanding will be limited by the terms of the New Notes Indentures. In addition, our ability to exchange Old Notes for any other indebtedness and/or equity will be at prices less advantageous than the prices offered in this Exchange Offer.

Under the terms of the New Notes Indentures, (i) the Company may not exchange any of the 2024 Notes for new indebtedness and/or equity at more than 90% of the applicable Exchange Consideration to be received in the Exchange Offers, and the Company may only redeem or repurchase outstanding 2024 Notes in cash and/or equity on or after April 1, 2024 and (ii) the Company may not exchange any of the 2034 Notes or any 2044 Notes for new indebtedness and/or equity at more than 90% of the applicable Exchange Consideration to be received in the Exchange Offers, and, the Company may not redeem or repurchase any outstanding 2034 Notes or 2044 Notes prior to the maturity of any of the New Secured Notes.

Any failure to comply with the procedures set forth in this Prospectus could prevent you from exchanging your Old Notes and delivering your Consent.

On the terms and subject to the conditions of the Exchange Offers, the Company will issue the New Secured Notes in exchange for your Old Notes only if you validly tender (and do not validly withdraw) the Old Notes and only upon proper completion of the procedures described in this Prospectus under “Procedures for Tendering Old Notes and Delivering Consents.” Holders of Old Notes who wish to exchange them for New Secured Notes and deliver their Consents are responsible for complying with all the procedures of the applicable Exchange Offer and Consent Solicitation. Tenders made in compliance with procedures or instructions that are inconsistent with those stated in this Prospectus (or a supplement or amendment thereto provided by the Company), regardless of who provides such procedures or instructions (including DTC, Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) (collectively, the “Clearing Systems”)), will not be deemed valid tenders (unless we waive such compliance in our discretion, subject to applicable law). Holders of Old Notes who wish to exchange them for New Secured Notes and deliver their Consents should allow sufficient time for timely completion of the exchange procedures. None of the Exchange Agent, the Information Agent, the Dealer Manager or the Company are under any duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange and delivery of Consents or to extend any of the applicable deadlines, subject to applicable law.

If you are the beneficial owner of Old Notes that are held through the Clearing Systems in the name of your broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender in the Exchange Offers and deliver Consents, you should promptly contact the person in whose name your Old Notes are held and instruct that person to tender your Old Notes and deliver a Consent on your behalf. Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee or custodian may establish their own earlier deadlines for participation in the Exchange Offers and Consent Solicitations. Accordingly, beneficial owners wishing to participate in the Exchange Offers and Consent Solicitations should contact their broker, dealer, commercial bank, trust company or other nominee or custodian as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers and Consent Solicitations.

A U.S. Holder that exchanges its Old Notes pursuant to the Exchange Offers may not be permitted to recognize any loss for U.S. federal income tax purposes but may be required to recognize gain.

A U.S. Holder (as defined in “United States Federal Income Tax Considerations”) that exchanges Old Notes for New Secured Notes generally will not be permitted to recognize any loss for U.S. federal income tax purposes but generally will be required to recognize any realized gain to the extent of the sum of (a) any cash received, including any portion of the total exchange consideration paid in cash for any principal amount of New Secured Notes not received as a result of rounding down (but not including any amounts received in respect of accrued and unpaid interest on the Old Notes, which will be taxed as such) and (b) the fair market value of any “excess principal amount” of New Secured Notes received, if the exchange is treated as an “exchange” and recapitalization for U.S. federal income tax purposes. Each U.S. Holder should consult its tax advisor regarding the tax consequences of participating in the Exchange Offers. See “United States Federal Income Tax Considerations.”

The exchange of the Old Notes for New Secured Notes may result in a loss of our existing tax attributes and/or increased tax liabilities.

If the Exchange Offers are completed, we would realize cancellation of indebtedness income (“COD income”) for U.S. federal income tax purposes to the extent that the aggregate amount of consideration exchanged for the Old Notes (generally, the “issue price” of the New Secured Notes and any other consideration treated as paid for the New Secured Notes for U.S. federal income tax purposes) is less than the aggregate “adjusted issue price” of the Old Notes. The exact amount of COD income (if any) that we will realize in connection with the Exchange Offers will not be determinable until after the consummation of the Exchange Offers. We would generally be required to recognize the full amount of COD income realized and we would generally be able to offset all or a portion of such COD income with our available net operating losses and tax credits carryforwards as well as our current year net operating losses.

Our ability to use our net operating losses to offset future taxable income may be subject to certain limitations.

At February 26, 2022, the Company has federal net operating loss carryforwards of $268.3 million. If we undergo an “ownership change,” our ability to utilize our pre-ownership change losses to offset post-ownership change taxable income will be subject to certain limitations. In general, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation undergoes an “ownership change” if there is a greater than 50-percentage-point cumulative change (by value) in the equity ownership of certain stockholders over a rolling three-year period Generally, the amount of the annual limitation is determined based on a corporation’s value immediately prior to the ownership change. In addition, for state tax purposes, our ability to offset COD income with state net operating loss carryforwards will be impacted by the mix of income between states, state 382 rules and other state specific limitations.

Any or all of the New Secured Notes issued in the Exchange Offers might be issued with an original issue discount (“OID”) for U.S. federal income tax purposes, which amount will not be determinable prior to the consummation of the Exchange Offers, in which case holders of the New Secured Notes who are subject to U.S. federal income taxation would be required to include OID in gross income as ordinary interest income on a constant yield to maturity basis.

Any or all of the New Secured Notes might be issued with OID for U.S. federal income tax purposes. The issue price of the New Secured Notes for this purpose is expected to be determined as discussed below under “United States Federal Income Tax Considerations—Tax Consequences of the Ownership and Disposition of the New Secured Notes—U.S. Holders—Issue Price of the New Secured Notes.” A holder of the New Secured Notes that is subject to U.S. federal income tax on a net basis will generally be required to include such OID in gross income (as ordinary income) on a constant yield-to-maturity basis in advance of the receipt of cash payment thereof and regardless of such holder’s method of accounting for U.S. federal income tax purposes. For more information, see “United States Federal Income Tax Considerations.”

We may not be able to satisfy our repurchase obligations in the event the New Third Lien Secured Notes would otherwise constitute AHYDOs because the terms of our indebtedness or lack of funds may prevent us from doing so.

If the New Third Lien Secured Notes would otherwise constitute AHYDOs, we will be required to redeem a portion of the principal amount of each then outstanding New Third Lien Secured Note in an amount intended to ensure that no New Third Lien Secured Note will be an AHYDO. Any agreement governing any of our indebtedness may restrict our ability to make “AHYDO Catch Up Payments” (as defined herein). Accordingly, it is possible that restrictions in the Amended Credit Agreement or any indebtedness that may be incurred in the future will not allow the required repurchase of the New Third Lien Secured Notes. Even if such repurchase is permitted by the terms of our then existing indebtedness, we may not have sufficient funds available to satisfy our repurchase obligations.

Risks Related to the New Secured Notes

The New Secured Notes and the related guarantees are effectively subordinated to our and our Subsidiary Guarantors’ current and future senior secured indebtedness that is secured by a first-priority lien on the Collateral or secured by any other collateral to the extent of the value of such collateral and structurally subordinated to the indebtedness of our subsidiaries that do not guarantee the New Secured Notes.

The New Secured Notes and the related guarantees are secured, in the case of the New Second Lien Secured Notes, on a second-priority basis by the Collateral and, in the case of the New Third Lien Secured Notes, on a third-priority basis by the Collateral and therefore will be effectively subordinated to our current and any future secured indebtedness that is secured by higher-priority liens on the Collateral or secured by any other collateral to the extent of the value of such collateral. Such indebtedness includes the loans and other obligations incurred under the Amended Credit Agreement, which are secured by pledges of equity interests of the Company’s subsidiaries, including the Subsidiary Guarantors, which will not be part of the Collateral securing the obligations under the New Secured Notes, and first-priority liens on the same Collateral that secures the New Secured Notes. As such, the New Secured Notes are effectively subordinated to the loans and other obligations under the Amended Credit Agreement to the extent of the value of the collateral thereunder.

As of August 27, 2022, on an as adjusted basis after giving effect to incremental borrowings under the ABL Facility and the FILO Facility as of November 11, 2022, the Private Exchange Agreements and the Exchange Offers assuming full participation in the Exchange Offers and either (1) all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Non-Convertible Notes and (2) all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Convertible Notes, and in each case, including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment, the Company and the Subsidiary Guarantors would have had:

•

in the case of (1), total consolidated indebtedness of approximately $1,480.8 million, excluding letters of credit, consisting of $550 million of secured indebtedness under the ABL Facility under the Amended Credit Agreement (with approximately $400 million of additional availability based on estimated letters of credit outstanding), $375 million of secured indebtedness under the FILO Facility under the Amended Credit Agreement, $0 of Old Notes, $218.6 million of New Second Lien Non-Convertible Notes, $0 of New Second Lien Convertible Notes and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

•

in the case of (2), total consolidated indebtedness of approximately $1,349.1 million, excluding letters of credit, consisting of $550 million of secured indebtedness under the ABL Facility under the Amended Credit Agreement (with approximately $400 million of additional availability based on estimated letters of credit outstanding), $375 million of secured indebtedness under the FILO Facility under the Amended Credit Agreement, $0 of Old Notes, $0 of New Second Lien Non-Convertible Notes, $131.9 million of New Second Lien Convertible Notes (reflecting undiscounted future cash flows, including $91.5 million of aggregate principal amount and $40.4 million of future interest payments)

and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

Our borrowing capacity under the ABL Facility varies according to our inventory levels, net of certain reserves. We have the ability to continue to borrow under our ABL Facility, subject to customary conditions, no default, the accuracy of representations and warranties, and borrowing base availability, and may borrow under the ABL Facility in the future.

In the event we or the Subsidiary Guarantors become the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, our assets and the assets of the Subsidiary Guarantors securing indebtedness, including on a higher-priority basis, could not be used to pay holders of the applicable series of New Secured Notes until after all such higher-priority or otherwise secured claims against us and the Subsidiary Guarantors have been fully paid.

Our subsidiaries that are not providing New Secured Notes Guarantees, are primarily (i) 100% owned subsidiaries of Bed ‘n Bath Stores Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets; (ii) 100% owned subsidiaries of Harmon Stores, Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets; and (iii) 100% owned subsidiaries of Buy Buy Baby, Inc. holding no assets other than a single store lease and, in some cases, fully depreciated fixed assets. These subsidiaries generated approximately less than 1.0% of the Company’s net income for the six months ended August 27, 2022, and held approximately 1.0% of the Company’s consolidated assets as of August 27, 2022 and are not material to the Company’s consolidated financial statements.

There is no public market for the New Secured Notes.

The New Secured Notes are a new issue of securities for which there is currently no trading market. We cannot be sure that an active trading market will develop for the New Secured Notes or, if developed, that it will continue. As a result, we are unable to assure you as to the presence or the liquidity of any trading market for the New Secured Notes.

Moreover, if a market were to develop, the New Secured Notes could trade at prices that may be lower than their initial offering price because of many factors, including, but not limited to:

•	prevailing interest rates for similar securities;

•	general economic conditions;

•	the amount of indebtedness we have outstanding;

•	our financial condition, performance or prospects; and

•	the prospects for other companies in the same industry.

In addition, the market for non-investment grade debt has historically been subject to disruptions that have caused volatility in the prices of these securities. It is possible that, if any trading market for the New Secured Notes develops, it will be subject to disruptions. Any such disruption may have a negative effect on you as a holder of the New Secured Notes, regardless of our financial condition, performance or prospects.

Depending on the amount of participation in the Exchange Offers and the amount of New Secured Notes issued in the Exchange Offers, the liquidity of the market for New Secured Notes may be limited, and market prices for New Secured Notes may be volatile.

To the extent the Exchange Offers are consummated, the amount of participation will determine the aggregate principal amount of New Secured Notes issued. However, the Exchange Offers are not conditioned on a minimum level of participation and therefore it is possible that one or all series of the New Secured Notes will have a relatively small aggregate principal amount when issued. An issue of securities with a small outstanding principal amount available for trading, or float, generally commands a lower price than does a comparable issue of securities with a greater float. As a result, the trading prices of one or all series of the New Secured Notes may be volatile and more volatile than the trading prices of the Old Notes. There can be no assurance that an active market in one or all series of the New Secured Notes will exist, develop, or be maintained at the prices at which one or all series of the New Secured Notes are issued or at all, should the Exchange Offers and Consent Solicitations be consummated.

Federal and state law may render the New Secured Notes Guarantees and/or payments made under the New Secured Notes Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.

Fraudulent transfer and conveyance laws may apply to the issuance of the New Secured Notes and/or the incurrence of the guarantees or any security securing the New Secured Notes. If we or a Subsidiary Guarantor becomes a debtor in a case under the U.S. Bankruptcy Code or encounters other financial difficulty, under federal bankruptcy law and comparable provisions of state fraudulent transfer, fraudulent conveyance or voidable transactions laws, which may vary from state to state (and which, for simplicity, we refer to generally as “fraudulent transfer laws”), a court may avoid, subordinate or otherwise decline to enforce an obligation incurred, including a guarantee or claims in respect of a guarantee.

Specifically, the New Secured Notes Guarantees may be voided as fraudulent transfers if a court of competent jurisdiction finds that any such Subsidiary Guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	incurred the obligations with the actual intent to hinder, delay or defraud creditors; or

•	received less than reasonably equivalent value, or did not receive fair consideration, in exchange for incurring those obligations; and

1.	was insolvent or rendered insolvent by reason of that incurrence;

2.	was engaged in a business or transaction for which the subsidiary’s remaining assets constituted unreasonably small capital;

3.	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature;

4.	or such incurrence was made to or for the benefit of an insider not in the ordinary course of business.

A legal challenge to the obligations under any New Secured Notes Guarantee on fraudulent transfer grounds could focus on whether any benefits the applicable Subsidiary Guarantor received from the Exchange Offers, the New Secured Notes and the related transactions were reasonably equivalent in value to, or represented fair consideration for, the New Secured Notes Guarantee provided by such Subsidiary Guarantor. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court could find that a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for its New Secured Notes Guarantee if, among other things, such Subsidiary Guarantor did not substantially benefit directly or indirectly from issuing the New Secured Notes Guarantee. Specifically, if the New Secured Notes Guarantees were legally challenged, any such guarantee could be subject to a claim that, since it was incurred for our benefit, and only indirectly for the benefit of the Subsidiary Guarantor, the obligations of the applicable Subsidiary Guarantor were incurred for less than reasonably equivalent value or fair consideration, and a court of competent jurisdiction could avoid the obligations under the New Secured Notes Guarantees or take other action detrimental to the holders of the New Secured Notes.

We believe that each of the Subsidiary Guarantors making a New Secured Notes Guarantee is receiving reasonably equivalent value and fair consideration for incurring such guarantee, but a court may not reach the same conclusion.

The measures of insolvency for purposes of the fraudulent transfer laws vary depending on the law applied in the proceeding to determine whether a fraudulent transfer has occurred and is a fact-specific inquiry. We cannot be certain as to the standards a court would use to determine whether or not we or the Subsidiary Guarantors were insolvent at the relevant time or that a court would agree with our conclusions in this regard.

Generally, however, an entity would be considered insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than all of its assets at fair valuation;

•

the fair saleable value of its assets within a reasonable time period was less than the amount that would be required to pay its probable liabilities on its total existing debts, including contingent liabilities, as they became absolute and mature;

•	it was engaged, or was about to engage, in business or a transaction, with unreasonably small capital; or

•	it generally was not paying its debts as they became due.

If a court of competent jurisdiction were to find that the incurrence of the New Secured Notes Guarantee was a fraudulent transfer or otherwise violated the fraudulent transfer laws, the court could avoid the payment obligations under such guarantee and direct you, as a beneficiary of such fraudulent transfer, to repay the value of any such payments received, which would be recovered for the benefit of: (i) the bankruptcy estate of the Subsidiary Guarantor, (ii) an assignee of the Subsidiary Guarantor’s assets in an Assignment for the Benefit of Creditors proceeding and/or (iii) a creditor or such other entity bringing the avoidance action. We cannot assure you that funds would be available from any other source to repay the related indebtedness.

In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the New Secured Notes. Further, the avoidance of the New Secured Notes or the guarantees thereof could result in an event of default with respect to our and our Subsidiaries’ other debt that could result in acceleration of that debt.

Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the New Secured Notes or the guarantees thereof (or disallow them in their entirety) to other claims against us under the principle of equitable subordination if the court determines that (1) the holder of the New Secured Notes or the guarantees thereof engaged in some type of inequitable conduct, (2) the inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holders of the New Secured Notes and (3) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code. If the claims in respect of the New Secured Notes or the guarantees were subordinated, our ability to pay the New Secured Notes when due could be materially impaired. We cannot be certain as to the standards a court would use to determine whether to subordinate claims.

The New Notes Indentures limit the liability of each Subsidiary Guarantor on its New Secured Notes Guarantee to the maximum amount that such Subsidiary Guarantor can incur without risk that such guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such New Secured Notes Guarantees from any fraudulent transfer challenges or similar challenges, as some courts have held such limitations unenforceable. Even if this limitation were enforced in accordance with its terms, the remaining amount due and collectible under the New Secured Notes Guarantees may not suffice, if necessary, to pay the New Secured Notes in full when due and could render the guarantee effectively worthless.

Because there are no minimum tender conditions to the Exchange Offers, depending on the amount of 2024 Notes that remain outstanding following the completion of the 2024 Notes Exchange Offer, we may fail to repay the 2024 Notes when due, which could result in an event of default under the agreements governing our indebtedness, including the Amended Credit Agreement.

None of the Exchange Offers has a minimum tender condition. As a result, it is possible that in the 2024 Notes Exchange Offer, only a small amount of 2024 Notes may be exchanged for New Second Lien Non-Convertible Notes or New Second Lien Convertible Notes. Following completion of the Exchange Offers, under the New Notes Indentures, the Company will not be able to exchange any of the remaining 2024 Notes for new indebtedness and/or equity at more than 90% of the Exchange Consideration in the 2024 Notes Exchange Offer. In light of this restriction, if a large amount of 2024 Notes remain outstanding following the completion of the 2024 Notes Exchange Offer, the Company may not be able to repay the outstanding 2024 Notes when due. Such failure to repay the 2024 Notes could result in an event of default under the agreements governing our indebtedness, including the Amended Credit Agreement. If an event of default were to occur, the Company cannot assure you that it would have sufficient funds to repay the New Secured Notes, or any other debt, which may become immediately due and payable as a result.

We may redeem the New Secured Notes at our option, which may adversely affect your return. In particular, we may redeem the New Second Lien Non-Convertible Notes at a price less than their original principal amount. With respect to the New Second Lien Non-Convertible Notes, redemption may adversely affect the value of claims on the New Second Lien Non-Convertible Notes in bankruptcy.

We may redeem the New Secured Notes at our option on or after the dates, under the circumstances, and at the prices described in this Prospectus plus accrued and unpaid interest to, but excluding, the applicable redemption date. The New Note Indentures will not provide for any “make whole” payments in connection with a notice of redemption. In addition, we may, at our option, redeem for cash the New Second Lien Non-Convertible Notes, in whole or in part, at any time on or after the first anniversary of the issue date of the New Second Lien Non-Convertible Notes (which is expected to be December 7, 2023), at a price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price is significantly less than the principal amount of the New Second Lien Non-Convertible Notes, which significantly reduces the exchange consideration paid for the 2024 Notes. In addition, under the New Notes Indentures, we will not be required to make an offer to repurchase the New Secured Notes in connection with a change of control, fundamental change or asset sale, as applicable, if we issue a notice of redemption. Accordingly, in connection with a change of control, the Company may have the ability to redeem the New Second Lien Non-Convertible Notes at a price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, rather than make an offer to purchase such notes at a price equal to 101% thereof, plus, accrued and unpaid interest to, but excluding, the date of purchase.

If the event of a bankruptcy or similar proceeding under the federal bankruptcy law, a bankruptcy court may determine that the New Second Lien Non-Convertible Notes represent a claim on the assets of the Company and the Subsidiary Guarantors only to the amount of the discounted redemption value. In view of the largely untested nature of the value of bonds with redemption rights at a discount and the broad equitable powers of a U.S. bankruptcy court, it is impossible to predict how the discounted redemption right would be treated in any bankruptcy or similar proceeding.

See “Description of New Second Lien Secured Notes—Optional Redemption” and “Description of New Third Lien Secured Notes—Optional Redemption” for a more detailed description of the prices and terms on which we may redeem the New Convertible Secured Notes.

You may not be able to resell the New Second Lien Non-Convertible Notes at par value.

Because we may redeem the New Second Lien Non-Convertible Notes at our option, in whole or in part, at any time on or after the first anniversary of the issue date of the New Second Lien Non-Convertible Notes (which we expect will be December 7, 2023) at a price equal to 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, the New Second Lien Non-Convertible Notes may trade at a discount to their par value.

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market value of the New Secured Notes and increase our future borrowing costs and reduce our access to capital.

Upon the closing of the issuance of the New Secured Notes, we anticipate that our New Secured Notes will be assigned a non-investment grade rating, and any rating assigned to our debt could be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the New Secured Notes. Credit ratings are not recommendations to purchase, hold or sell the New Secured Notes. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the New Secured Notes. Any downgrade by a rating agency may result in higher borrowing costs.

Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the New Secured Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your New Secured Notes without a substantial discount.

If certain conditions are met, certain covenants will be terminated, and you will lose the protection of these covenants permanently in the New Notes Indentures.

Many of the covenants in each of the New Notes Indentures will permanently terminate with respect to one or more series of New Secured Notes if (i) the New Second Lien Secured Notes of the applicable series, with respect to the New Second Lien Secured Notes, or either series of the New Second Lien Secured Notes, with respect to the New Third Lien Secured Notes, achieve a rating equal to or higher than at least two of the following ratings: Ba3 or the equivalent by Moody’s, BB- or the equivalent by S&P, BB- or the equivalent by Fitch, or an equivalent rating by any other rating agency, (ii) we meet a stated leverage ratio or (iii) we have no outstanding obligations secured by the Collateral on a first priority basis other than pursuant to any revolving credit facility (including the ABL Facility and the FILO Facility) and no obligations secured by the Collateral on a second priority basis other than the New Second Lien Convertible Notes and any obligations consisting of convertible notes secured equally and ratably therewith, provided that at such time no default or event of default with respect to the applicable series of New Secured Notes has occurred and is continuing. There can be no assurance that any series of the New Second Lien Secured Notes obtain the stated rating, or that if they do so, that such New Second Lien Secured Notes will maintain such rating or that the other requirements will occur. Termination of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force. See “Description of New Second Lien Secured Notes—Certain Covenants” and “Description of New Third Lien Secured Notes – Certain Covenants.”

The asset sale covenants in the New Indentures have a number of significant exceptions and we are not required to make an offer to purchase New Secured Notes in connection with an asset sale at a purchase price equal to the par value of New Secured Notes.

If we or any of our subsidiaries engage in certain asset sales, we generally must either invest the net cash proceeds from such sales in our business within a specified period of time, reduce certain indebtedness or make an offer to purchase a principal amount of the New Secured Notes equal to the net cash proceeds, subject to certain exceptions. The asset sale covenant and the definition of asset sale in the New Notes Indentures have a number of significant exceptions pursuant to which we will be able to sell assets without being required to invest the proceeds of such sale, reduce indebtedness or make an offer to purchase a principal amount of the New Secured Notes. In addition, the purchase price of the New Secured Notes will be determined by the Company at the time we are required to make any offer to purchase. Accordingly, the purchase price may be less than the principal amount of the New Secured Notes and because holders of the New Secured Notes are not required to accept our offer, we may make asset sales without ever having to use the net proceeds to repurchase New Secured Notes.

Holders of the New Secured Notes may not be able to determine when a change of control or fundamental change giving rise to their right to have their New Secured Notes repurchased has occurred following a sale of substantially all of our assets.

One of the circumstances under which a change of control or fundamental change, as applicable, may occur is upon the sale or disposition of all or substantially all of our assets. There is no precise established definition of the phrase “substantially all” under applicable law, and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder to require the issuer to repurchase its New Secured Notes as a result of a sale of less than all our assets to another person may be uncertain.

Some significant restructuring transactions may not constitute a change of control or fundamental change, as applicable, in which case we would not be obligated to offer to repurchase the New Secured Notes.

Upon the occurrence of a change of control (in the case of the New Second Lien Non-Convertible Notes) or a fundamental change (in the case of the New Convertible Secured Notes), you have the right to require us to repurchase all or a portion of your New Secured Notes. However, the repurchase provisions will not afford protection to holders of New Secured Notes in the event of other transactions that could adversely affect the New Secured Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a change of control or fundamental change, as applicable, requiring us to offer to repurchase the New Secured Notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the New Secured Notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of New Secured Notes. In addition, we are not required to make a change of control offer or fundamental change offer, as applicable, on the New Secured Notes if we exercise our right to deliver a notice of redemption.

The guarantees on the New Secured Notes will be automatically and unconditionally released and discharged upon the occurrence of certain events.

A guarantee of a Subsidiary Guarantor with respect to the any of the New Second Lien Convertible Notes, New Second Lien Non-Convertible Notes and New Third Lien Secured Notes will be automatically and unconditionally released and discharged in connection with certain dispositions. See “Description of New Second Lien Secured Notes – Guarantees – Release of Guarantees” and “Description of New Third Lien Secured Notes – Guarantees – Release of Guarantees.”

Risks Related to the Collateral

The liens on the Collateral securing the New Secured Notes and the New Secured Notes Guarantees will be junior and subordinate to the liens on the Collateral securing the obligations under the Amended Credit Agreement and any other higher-priority lien debt.

The New Secured Notes and the New Secured Notes Guarantees will be secured by, in the case of the New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes, second-priority liens, and, in the case of the New Third Lien Secured Notes, third-priority liens in the Collateral granted by the Company and the Subsidiary Guarantors and any existing or future subsidiary that becomes a Subsidiary Guarantor in the future in accordance with the provisions of the New Notes Indentures, subject to certain Permitted Liens, exceptions and encumbrances described in the New Notes Indentures and the Security Documents. The obligations under the Amended Credit Agreement are secured by pledges of equity interests of the Company’s subsidiaries, including the Subsidiary Guarantors, which will not be part of the Collateral that secures the New Secured Notes, and a first-priority lien on the same property that constitutes the Collateral that will secure the New Secured Notes. The Collateral Agents will execute an ABL/Junior Intercreditor Agreement with the administrative agent for the Amended Credit Agreement (the “Senior Agent”) that will provide, among other things, that if any Collateral Agent, any New Notes Trustee or any holder of New Secured Notes receives any Collateral, including any proceeds thereof in violation of the ABL/Junior Intercreditor Agreement, at any time prior to the payment in full of the obligations under the Amended Credit Agreement and other first-priority lien debt then it will segregate and hold such Collateral and/or proceeds in trust for the benefit of the first lien secured parties and will transfer such Collateral and/or proceeds, as the case may be, to the Senior Agent, for payment of the obligations under the Amended Credit Agreement and any other first-priority lien debt. Holders of the New Secured Notes would then participate ratably in distributions from our remaining assets that constitute Collateral or the remaining assets of the Subsidiary Guarantors that constitute Collateral, as the case may be, with all holders of indebtedness that rank equally in priority with respect to such assets with the New Secured Notes based upon the respective amount owed to each such creditor. The New Notes Indentures will permit the Company and the Subsidiary Guarantors to incur additional indebtedness secured by liens on the Collateral senior in priority to the liens securing the New Secured Notes under specified circumstances. See “ —The value of the Collateral securing the New Secured Notes may not be sufficient to ensure repayment of the New Secured Notes because the holders of obligations under the Amended Credit Agreement and other current and future higher-priority lien obligations will be paid first from the proceeds of the Collateral” and “—It may be difficult to realize the value of the Collateral securing the New Secured Notes and the Subsidiary Guarantees.” Any obligations secured by such liens may further limit the recovery from the realization of the Collateral available to satisfy holders of the New Secured Notes.

In addition, if we default under the Amended Credit Agreement, the administrative agent for the Amended Credit Agreement could declare all of the funds borrowed thereunder, together with accrued and unpaid interest, immediately due and payable and could foreclose on the Collateral.

The value of the Collateral securing the New Secured Notes may not be sufficient to ensure repayment of the New Secured Notes because the holders of obligations under the Amended Credit Agreement and other current and future higher-priority lien obligations will be paid first from the proceeds of the Collateral.

Our indebtedness and other obligations under the Amended Credit Agreement is, and any other future first or second-lien indebtedness may be, secured by a first or second-priority lien, respectively, on the Collateral securing the New Secured Notes and the New Secured Notes Guarantees. The liens on such common collateral securing the New Secured Notes and the New Secured Notes Guarantees will be junior to the liens securing all such first-priority obligations, in the case of the New Second Lien Secured Notes, and junior to the liens securing all such higher-priority obligations, in the case of the New Third Lien Secured Notes, so that proceeds of such common collateral will be applied first to repay such higher-priority lien obligations before any such proceeds are applied to pay any amounts due on the New Secured Notes and any other obligations secured by a lower-priority lien on such collateral. As of November 11, 2022, $950 million of secured first-priority indebtedness is outstanding under the Amended Credit Agreement, and an aggregate amount of up to approximately $400 million in revolving commitments remains available under the ABL Facility under the Amended Credit Agreement based on estimated letters of credit outstanding. See “Description of Other Indebtedness.” Accordingly, if we default on the New Secured Notes or on the Amended Credit Agreement, we cannot assure the holders of such notes that the applicable New Notes Trustee would receive enough money from the sale of the Collateral to repay either the holders of the New Second Lien Non-Convertible Notes, the New Second Lien Convertible Notes or the New Third Lien Secured Notes. In addition, we will have specified rights to issue additional New Secured Notes and other parity lien obligations that would be secured by liens on the Collateral on an equal and ratable basis with the New Secured Notes and to incur additional indebtedness and obligations and for such obligations to be secured by liens on the Collateral that have priority over the New Secured Notes in certain circumstances. If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due on the New Second Lien Non-Convertible Notes, the New Second Lien Convertible Notes, any other second-lien obligations, the New Third Lien Secured Notes and any other third-lien obligations, then your claims against our remaining assets to repay any amounts still outstanding under the New Second Lien

Non-Convertible Notes, the New Second Lien Convertible Notes or the New Third Lien Secured Notes, as applicable, would be unsecured.

Pledges of equity interests of the Company’s subsidiaries, including the Subsidiary Guarantors, are not included in the Collateral securing the New Secured Notes, but are included in the collateral securing the obligations under the Amended Credit Agreement. As such, the value of any such equity interests will be available on a first-lien priority basis to the lenders under the Amended Credit Agreement, but not on a secured basis to the holders of the New Secured Notes. In addition, the Collateral securing the New Secured Notes will be subject to other liens permitted under the terms of the Amended Credit Agreement and the New Notes Indentures that may rank senior to or pari passu with the Collateral securing the New Secured Notes, whether existing now or arising at or after the date the New Secured Notes are issued. Rights of holders of the New Secured Notes with respect to the Collateral will be diluted by any indebtedness incurred in the future which is secured by a lien on the Collateral that ranks senior to or equally with the New Secured Notes. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Collateral securing the New Secured Notes. The New Notes Indentures will not require that the Company maintain the current level or value of Collateral.

In the event of a foreclosure on the Collateral, the proceeds from such foreclosure may not be sufficient to satisfy the New Secured Notes because such proceeds would, under the First Lien/Second Lien/Third Lien Intercreditor Agreements, first be applied to satisfy the obligations under the Amended Credit Agreement and other higher-lien priority debt. Only after all of the obligations under the Amended Credit Agreement and other higher-lien priority debt have been satisfied and any obligations to lend under such agreements have terminated will proceeds from the Collateral be applied to satisfy the Company and the Subsidiary Guarantors’ obligations under any of the New Secured Notes.

It may be difficult to realize the value of the Collateral securing the New Secured Notes and the Subsidiary Guarantees.

No appraisal of the value of the Collateral securing the New Secured Notes and the New Secured Notes Guarantees has been made in connection with the Exchange Offers and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, market and other economic conditions, including the availability of suitable buyers, the ability to sell the Collateral in an orderly sale and other similar factors. We have announced the closure of approximately 150 lower-producing Bed Bath & Beyond banner stores. As these closures are completed, the value of the Collateral may decrease by an amount estimated to be up to $135 million. We may close more stores or dispose of business lines in the future, which could result in a further reduction of the value of the Collateral. The amount to be received upon a sale of the Collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the Collateral as of the date of this Prospectus exceeds, or at any other point in time will exceed, the principal amount of the debt secured thereby or that the Collateral can be sold in a short period of time or in an orderly manner. The value of the Collateral and the guarantees could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, liabilities and other future events. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the New Secured Notes or the other debt secured by the Collateral, including the obligations under the Amended Credit Agreement. Any claim for the difference between the amount, if any, realized by holders of first-priority liens or holders of the New Secured Notes from the sale of the Collateral and the obligations of the Company and Subsidiary Guarantors under the New Secured Notes will rank equally in right of payment with all of our other unsecured unsubordinated Indebtedness and other obligations, including trade payables and the Old Notes. Additionally, in the event that a bankruptcy or insolvency proceeding is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the applicable New Secured Notes and all other obligations secured by liens of equal or higher priority to the liens securing the

New Secured Notes, interest may cease to accrue on such New Secured Notes from and after the date such proceedings are commenced or initiated. Also, any disposition of the Collateral during a bankruptcy or insolvency proceeding outside of the ordinary course of our business would require approval from the bankruptcy court (which may not be given under certain circumstances).

In the event of a foreclosure, liquidation, reorganization, bankruptcy or other insolvency proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay our obligations due under the New Secured Notes. If the proceeds of any sale of the Collateral are not sufficient to repay all amounts due under the New Secured Notes, then your claims against our remaining assets to repay any such remaining amounts due under the New Secured Notes would be unsecured. In addition, in the event of any such proceeding, the ability of the holders of the New Secured Notes to realize upon any of the Collateral may be subject to bankruptcy and insolvency law limitations.

To the extent that third parties enjoy prior liens on any of the Collateral or are able to attach liens to any of the Collateral, such third parties may have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the rights of the holders of the New Secured Notes. Additionally, the terms of the indentures governing the New Secured Notes allow us to incur additional secured indebtedness.

In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries or otherwise, will be subject to the provisions of the applicable New Notes Indenture and security documents. Furthermore, upon enforcement against any Collateral or during a bankruptcy or insolvency proceeding, (i) the claims of the holders of New Second Lien Secured Notes and holders of any other second-priority lien indebtedness to the proceeds thereof will rank junior to any first-priority liens on such Collateral and (ii) the claims of the holders of New Third Lien Secured Notes and holders of any other third-priority lien indebtedness to the proceeds thereof will rank junior to any first-priority liens and second-priority liens on such Collateral, including, in both cases, any first-priority liens securing the obligations under the Amended Credit Agreement. Enforcement of the security interests in the Collateral is subject to practical problems generally associated with the realization of security interests in collateral. For example, the consent of a third party, including landlords or other persons in possession of material Collateral where we have not contractually agreed to the provision of any necessary consents, may be necessary to obtain or enforce a security interest in a contract and such consent may not be provided. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure or realization on the Collateral or to make additional filings. If we are unable to obtain these consents or make these filings, the security interests may be invalid or underlying rights constituting Collateral may be subject to termination, and the holders of the New Secured Notes may not be entitled to such Collateral or any recovery with respect thereto. Also, certain items included in the Collateral securing the New Secured Notes, such as licenses and other permits, may not be transferable or assignable (by their terms or pursuant to applicable law). Accordingly, the applicable Collateral Agent may not have the ability to foreclose or realize upon those assets and the value of the Collateral may significantly decrease.

The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests required with respect to the Amended Credit Agreement.

The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests. In addition, foreign security filings outside of the United States in respect of the security interests of the New Secured Notes will only be made in jurisdictions (and in the manner) where such security filings are required to be made under the Amended Credit Agreement (see “Description of New Second Lien Secured Notes—Security” and “Description of New Third Lien Secured Notes—Security”). The existence of any such exceptions, defects, encumbrances, liens and other imperfections or lack of filings could adversely affect the value of the Collateral as well as the ability of the applicable Collateral Agent to realize or foreclose on the Collateral for the benefit of the holders of the New Secured Notes, as applicable. The Dealer Manager has neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, including the lack of any such filing in foreign jurisdictions outside of the United States, and the existence thereof could adversely affect the value of the Collateral as well as the ability of the Collateral Agents, to realize or foreclose on the Collateral for the benefit of the holders of the New Secured Notes.

Your rights in the Collateral may be adversely affected by the failure to maintain, record and/or perfect security interests in Collateral.

Your rights in the Collateral may be adversely affected by our failure to maintain the security interest in the Collateral or to perfect security interests in certain collateral in the future. Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. We and the Subsidiary Guarantors will not be required to take certain steps to perfect liens on certain assets. The liens on the Collateral securing the New Secured Notes may not be perfected with respect to the claims of the New Secured Notes if the Collateral Agents or New Notes Trustees, as applicable, or their designees or predecessors are not able to take, or do not take, the actions necessary to perfect any of these liens and we can make no assurance that such actions shall be taken. We may fail to file amendment UCC filings upon changes in name or other events which may adversely affect the security interest in the Collateral. In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest, such as equipment subject to a certificate and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. None of the Collateral Agents or New Notes Trustees, as applicable, will monitor, and we may not inform them of, the future acquisitions of property and rights that constitute Collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired Collateral. None of the Collateral Agents and New Notes Trustees, as applicable, or their designees or predecessors have any obligation to monitor the perfection of or take any steps to perfect or maintain the perfection of any security interest in favor of the New Secured Notes against third parties. As a result, the inability or failure of the Company or any Subsidiary Guarantor to promptly take all actions necessary to create properly perfected security interests in the Collateral may result in the loss of the priority, or a defect in the perfection, of the security interest for the benefit of the holders of the New Secured Notes to which they would have been otherwise entitled. In addition, even if the liens on Collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy or insolvency proceeding if the Company or Subsidiary Guarantor, as applicable, was insolvent at the time of the pledge, such pledge was made within 90 days (or, in certain cases, a longer period) prior to a bankruptcy filing and such pledge would result in the holders receiving more than they would have received in a distribution under Chapter 7 of the Bankruptcy Code in a hypothetical Chapter 7 case.

The Collateral is subject to casualty risks.

Although we maintain insurance policies, in a manner appropriate and customary for our business, to insure against losses, there are certain losses that we may self insure for or that may be either uninsurable or not economically insurable, in whole or in part, or where insurance may be subject to certain limits. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic or other loss. If there is a total or partial loss of any of the Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the New Secured Notes.

We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the New Secured Notes. In addition, certain assets, including Excluded Assets, will be excluded from the Collateral.

The terms of the Security Documents, the Amended Credit Agreement and the New Notes Indentures allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral. For example, in accordance with the Security Documents, the Amended Credit Agreement and the New Notes Indentures, we may, among other things, without approval or consent of the

New Notes Trustees or the Senior Agent conduct activities with respect to Collateral, such as selling, abandoning or otherwise disposing of Collateral and making cash payments (including repayments of indebtedness), which could decrease the value of the Collateral. The lien on any Collateral will be automatically released upon any permitted disposition thereof to a person that is not the Company or a Subsidiary Guarantor and will no longer secure the obligations under the Amended Credit Agreement or the New Notes Indentures. See “Description of New Second Lien Secured Notes” and “Description of New Third Lien Secured Notes.”

In addition, certain assets, including equity interests of the Company’s subsidiaries, including the Subsidiary Guarantors, which are pledged under the Amended Credit Agreement, will be excluded from the Collateral. See “Description of New Second Lien Secured Notes—Security” and “Description of New Third Lien Secured Notes—Security.”

Even though the holders of the New Secured Notes will benefit from, in the case of the New Second Lien Secured Notes, a second-priority lien on the Company’s and the Subsidiary Guarantors’ right, title and interest in the Collateral, and, in the case of the New Third Lien Secured Notes, a third-priority lien on the Company’s and the Subsidiary Guarantors’ right, title and interest in the Collateral, the Senior Agent will control actions (including the exercise of remedies and distribution of proceeds) with respect to the Collateral subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements.

The rights of the holders of the New Secured Notes in the Collateral (including the right to exercise remedies) will be governed and materially limited by the ABL/Junior Intercreditor Agreement, the 2L/3L Intercreditor Agreement and the Second Lien Security Agreements and Third Lien Security Agreements, as applicable. Under the foregoing agreements, any actions that may be taken with respect to the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral or to control such proceedings, will be taken first by the Senior Agent, and then the Collateral Agents, subject to the terms of the First Lien/Second Lien/Third Lien Intercreditor Agreements.

The Collateral Agents may be required to release or subordinate liens pursuant to the First Lien/Second Lien/Third Lien Intercreditor Agreements, applicable law, or a final and nonappealable order or judgment of a court of competent jurisdiction, without your consent.

The lenders under the Amended Credit Agreement may cause the Senior Agent to dispose of, release, or foreclose on, or take other actions with respect to, the Collateral with which holders of the New Secured Notes may disagree or that may be contrary to the interests of holders of the New Secured Notes.

Lien searches may not reveal all existing liens on the Collateral.

We cannot guarantee that any lien searches conducted on the Collateral will reveal any or all existing liens on the Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the New Secured Notes or the guarantees and, subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements, could have an adverse effect on the ability of the Collateral Agents or any New Notes Trustee to realize or foreclose upon the Collateral. In addition, certain statutory priority liens may also exist that are not, or that cannot be, discovered by lien searches.

Rights of the holders of the New Secured Notes in the Collateral may be adversely affected by bankruptcy and insolvency proceedings and the holders of the New Secured Notes may not be entitled to post-petition interest, fees or expenses in any bankruptcy or insolvency proceeding.

The right of the Senior Agent or, subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Collateral Agents, to repossess and dispose of the Collateral may be significantly impaired, and at a minimum delayed, if U.S. bankruptcy proceedings are commenced by or against the Company prior to or possibly even after the Senior Agent or, subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements, the new

Collateral Agents have repossessed and disposed of the Collateral. Pursuant to the automatic stay imposed upon a bankruptcy filing, secured creditors, such as the Senior Agent and the New Notes Trustees, are prohibited, as provided by the U.S. Bankruptcy Code, from, among other things, obtaining possession of property of the debtor’s estate or exercising control over such property, disposing of such property or creating, perfecting, or enforcing any lien on such property, without prior bankruptcy court approval (which may not be given under the circumstances). Moreover, U.S. bankruptcy law permits, subject to approval of the bankruptcy court, the debtor to continue to retain and use collateral, and the proceeds, products, rents or profits of such collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect against the diminution of the value of the secured creditor’s interest in its collateral following the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security, if and at such time as the court determines in its discretion, for any diminution in the value of such collateral as a result of the imposition of the automatic stay or any use of such collateral by the debtor or disposition of collateral during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor is not entitled to compensation for diminution in the value of its collateral if the value of such collateral exceeds the debt it secures. In view of the lack of precise contours for “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, it is impossible to predict whether or when payments under the New Secured Notes could be made following the commencement of a bankruptcy case (or the length of the delay in making any such payments), whether or when the Senior Agent or, subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Collateral Agents could repossess or dispose of the Collateral, the value of the Collateral at the time of the bankruptcy petition, or whether or to what extent the holders of the New Secured Notes would be compensated for any delay in payment or loss of value of the Collateral through the requirements of “adequate protection.” With respect to the New Secured Notes, the ability of the Collateral Agents, any New Notes Trustee and the holders thereof to seek and obtain adequate protection is further limited by the terms of the First Lien/Second Lien/Third Lien Intercreditor Agreements. See “Description of New Second Lien Secured Notes—First Lien/Second Lien/Third Lien Intercreditor Agreements” and “Description of New Third Lien Secured Notes—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

Any disposition of the Collateral during a bankruptcy case outside the ordinary course of our business would also require permission from the bankruptcy court. Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due with respect to the Amended Credit Agreement and any additional obligations of the Company or any Subsidiary Guarantor secured by the Collateral on a first-priority basis, second-priority basis or third-priority basis, as applicable, the holders of the New Secured Notes, as the case may be, would be considered to have “undersecured” claims as to the amount of the deficiency. Generally, U.S. bankruptcy law does not permit the payment or accrual of post-petition interest, costs, expenses and attorneys’ fees for “undersecured” claims in connection with the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization could include, among other things, a lack of entitlement to receive “adequate protection” under the U.S. Bankruptcy Code with respect to any unsecured portion of the New Secured Notes. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could instead be recharacterized by a U.S. bankruptcy court as a reduction of the principal amount of the applicable New Secured Notes.

To the extent that the claims of the holders of the New Secured Notes and all other liabilities secured by the Collateral, including the obligations under the Amended Credit Agreement, exceed the value of the Collateral securing the New Secured Notes, the portion of such claims that remains unsatisfied after distribution of all of the Collateral or proceeds thereof will rank equally with the claims of the holders of our outstanding unsecured indebtedness (that is not subordinated in right of payment to the New Secured Notes). As a result, if the value of the Collateral pledged as security for the New Secured Notes and such other liabilities is less than the value of the claims of the holders of the New Secured Notes and all other liabilities, those claims may not be satisfied in full before the claims of unsecured creditors at the Company participate in distributions of unencumbered assets of the bankruptcy estate payments.

The rights of the Collateral Agents with respect to the Collateral could also be impaired, delayed or otherwise affected by the insolvency laws of any other jurisdictions in which we and the Subsidiary Guarantors are incorporated, resident or organized. See “Risks Related to the New Secured Notes—Federal and state law may render the New Secured Notes Guarantees and/or payments made under the New Secured Notes Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

Holders of the New Secured Notes will generally not control decisions regarding the Collateral, even during the existence of an event of default.

Under the terms of the First Lien/Second Lien/Third Lien Intercreditor Agreements, at any time that any obligations under the Amended Credit Agreement are outstanding, almost any action that may be taken in respect of the Collateral (including the rights to exercise remedies with respect to, release liens on, challenge the liens on, the Collateral), will be at the direction of the Senior Agent. Pursuant to the ABL/Junior Intercreditor Agreement, the Senior Agent will generally be entitled to receive and apply all proceeds of any Collateral to the repayment in full of the obligations under the Amended Credit Agreement and any other first-priority lien debt, before any such proceeds will be available to repay obligations under the New Secured Notes. In addition, the Senior Agent will generally have the exclusive right to exercise rights and remedies with respect to Collateral, even if an event of default under the New Secured Notes has occurred and is continuing, and none of the holders of New Secured Notes, Collateral Agents or any New Notes Trustee will be entitled to independently exercise remedies with respect to the Collateral until specified time periods have elapsed.

Furthermore, because the Senior Agent (on behalf of the first lien secured parties) will control the disposition of the Collateral, if there were an event of default under the New Secured Notes, the Senior Agent could decide, during the standstill period (which is 180 days under the New Second Lien Secured Notes and indefinite under the New Third Lien Secured Notes), not to proceed against the Collateral, regardless of whether there is a default under the first lien secured debt documents. During such standstill period, unless and until discharge of all first-priority lien obligations, including the obligations under the Amended Credit Agreement and any other first-lien indebtedness has occurred, the sole right of Collateral Agents (for the benefit of the holders of the New Secured Notes) will be to hold a lien on the Collateral.

At any time that obligations that have the benefit of the first-priority liens on the Collateral are outstanding, if the holders of such indebtedness release the Collateral in connection with an enforcement action or insolvency proceeding or otherwise in connection with a release that is not prohibited by the agreements governing the first-priority lien obligations and the New Notes Indentures, including, without limitation, in connection with any sale of assets, the junior lien on such Collateral securing the New Secured Notes will be automatically and simultaneously released without any consent or action by the holders of the New Secured Notes, subject to certain exceptions. The Collateral so released will no longer secure the Company’s and the Subsidiary Guarantors’ obligations under the New Secured Notes. See “Description of New Second Lien Secured Notes—First Lien/Second Lien/Third Lien Intercreditor Agreements” and “Description of New Third Lien Secured Notes—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

Additionally, the ABL/Junior Intercreditor Agreement will contain certain provisions benefiting holders of indebtedness under the Amended Credit Agreement that prevent the Collateral Agents from objecting to a number of important matters regarding the Collateral in which and at such times the holders of the New Secured Notes have a junior-priority lien following the filing of a bankruptcy, such as debtor-in-possession financing or the use of any cash collateral to secure that financing. The ABL/Junior Intercreditor Agreement will also limit the ability of the Second Lien Trustee, Third Lien Trustee or a holder of the New Secured Notes from seeking certain other relief with respect to the Collateral in which and at such times the holders of the New Secured Notes have a junior-priority lien following a bankruptcy filing. After such filing, the value of the Collateral could materially deteriorate and holders of the New Secured Notes may be unable to raise an objection.

Liens on the New Secured Notes will be automatically released in certain circumstances.

Liens on the Collateral securing the New Secured Notes will be automatically released under certain circumstances, including with respect to any property or other asset constituting Collateral being released in respect of the liens securing the obligations under the Amended Credit Agreement and any replacement credit facilities in respect thereof. See “Description of New Second Lien Secured Notes – Security – Release of Collateral”, “Description of New Second Lien Secured Notes – First Lien/Second Lien/Third Lien Intercreditor Agreements – ABL/Junior Intercreditor Agreement – Releases”, “Description of New Third Lien Secured Notes – Security – Release of Collateral” and “Description of New Third Lien Secured Notes – First Lien/Second Lien/Third Lien Intercreditor Agreements – ABL/Junior Intercreditor Agreement – Releases.”

Risks Related to the New Convertible Secured Notes

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the New Convertible Secured Notes.

We expect that the trading price of the New Convertible Secured Notes will be significantly affected by the market price of our common stock. The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this Prospectus or the documents incorporated by reference in this Prospectus or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. See “—Risks Related to Our Common Stock—The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could affect the price at which you could sell common stock you receive upon conversion of your New Convertible Secured Notes.” A decrease in the market price of our common stock would likely adversely impact the trading price of the New Convertible Secured Notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the New Convertible Secured Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the New Convertible Secured Notes. Holders who receive common stock upon conversion of the New Convertible Secured Notes will also be subject to the risk of volatility and depressed prices of our common stock.

There will not be any increase in the conversion rate for New Convertible Secured Notes converted in connection with a fundamental change or a notice of redemption.

The New Notes Indentures for the New Convertible Secured Notes will not provide for any “make-whole” payment in connection with a fundamental change or notice of redemption. If a fundamental change occurs prior to the maturity date of the New Convertible Secured Notes or if we deliver a notice of redemption, we will not increase the conversion rate by a number of additional shares of our common stock for the New Convertible Secured Notes converted in connection with such fundamental change or notice of redemption. You will not receive compensation for any lost value of your New Convertible Secured Notes as a result of such transaction or redemption.

Regulatory actions may adversely affect the trading price and liquidity of the New Convertible Secured Notes.

We expect that many investors in, and potential purchasers of, the New Convertible Secured Notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the New Convertible Secured Notes. Investors that employ a convertible arbitrage strategy with respect to convertible debt instruments would typically implement such a strategy by selling short the common stock underlying the convertible notes and dynamically adjusting their short position while continuing to hold the convertible notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock. As a result, any specific rules regulating equity swaps or short selling of securities or other governmental action that interferes with the ability of market participants to effect short sales or equity swaps with respect to our common stock could adversely affect the ability of investors in, or potential purchasers of, the New Convertible Secured Notes to conduct the convertible arbitrage strategy that we believe they will employ, or seek to employ, with respect to the New Convertible Secured Notes. This could, in turn, adversely affect the trading price and liquidity of the New Convertible Secured Notes.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, which generally restricts short selling when the price of a “covered security” triggers a “circuit breaker” by falling 10% or more from the security’s closing price as of the end of regular trading hours on the prior day, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” mechanism, which prevents trades in individual listed equity securities from occurring outside of specific price bands during regular trading hours, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the New Convertible Secured Notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the New Convertible Secured Notes.

The conditional conversion feature of the New Convertible Secured Notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the New Convertible Secured Notes is triggered, holders of New Convertible Secured Notes will be entitled to convert the New Convertible Secured Notes at any time during specified periods at their option. See “Description of New Second Lien Secured Notes—Conversion Rights of New Second Lien Convertible Notes” and “Description of New Third Lien Secured Notes—Conversion Rights of New Third Lien Secured Notes.” If we elect to settle any conversions of New Convertible Secured Notes fully or partially in cash, the related payment could adversely affect our liquidity.

In addition, even if holders do not elect to convert their New Convertible Secured Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the New Convertible Secured Notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

If we elect to settle any future conversions of the New Convertible Secured Notes fully or partially in cash, we will be unable to do so if we do not have enough available cash.

We will be permitted to elect to settle any future conversions of the New Secured Notes in cash, shares of our common stock or a combination of cash and shares of our common stock. If we elect to settle any given future conversion of the New Convertible Secured Notes fully or partially in cash, we will be unable to settle such conversion if we do not have enough available cash and are unable to obtain financing at the time we are required to settle such conversion. In addition, our ability to pay cash upon conversions of the New Convertible Secured Notes may be limited by law, by regulatory authority or by agreements governing our indebtedness. If we elect to settle any future conversion of the New Convertible Secured Notes fully or partially in cash but then fail to do so, and that failure continues for three business days, it would constitute an event of default under the New Secured Notes Indentures. An event of default under the New Secured Notes Indentures could also lead to an event of default under agreements governing our other indebtedness.

Holders of New Convertible Secured Notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to our common stock to the extent our conversion obligation includes shares of our common stock.

Holders of New Convertible Secured Notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such New Convertible Secured Notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of New Convertible Secured Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its New Convertible Secured Notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The New Notes Indentures will not require us to make an offer to purchase the New Convertible Secured Notes in connection with any delisting of our common stock.

If we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum closing bid price requirement, Nasdaq may take steps to delist our common stock. The delisting of our common stock would not constitute a fundamental change under the New Notes Indentures. In the event of any delisting, holders would not have the right to require us to repurchase the New Convertible Secured Notes, even though a delisting would likely impair the ability of holders to convert, or to resell any common stock they may acquire upon conversion of, their New Convertible Secured Notes, which could adversely affect the value of the New Convertible Secured Notes. Delisting of our common stock would likely have a negative effect on the price of our common stock, substantially limit the liquidity of our common stock and adversely affect our ability to raise capital.

The conditional conversion feature of the New Convertible Secured Notes could result in your receiving less than the value of our common stock into which the New Convertible Secured Notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding May 30, 2027 in the case of the New Second Lien Convertible Notes or May 30, 2029 in the case of the New Third Lien Secured Notes, you may convert your New Convertible Secured Notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your New Convertible Secured Notes, and you may not be able to receive the value of the cash, common stock or combination of cash and common stock into which your New Convertible Secured Notes would otherwise be convertible.

Upon conversion of the New Convertible Secured Notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the New Convertible Secured Notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders New Convertible Secured Notes for conversion until the date we settle our conversion obligation.

Upon conversion of the New Convertible Secured Notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your New Convertible Secured Notes will be determined by reference to the volume-weighted average prices of our common stock for each trading day in a 40 trading day observation period. As described under “Description of New Second Lien Secured Notes—Conversion Rights of New Second Lien Convertible Notes —Settlement upon Conversion” and “Description of New Third Lien Secured Notes—Conversion Rights of New Third Lien Secured Notes —Settlement upon Conversion,” this period would be: (i) subject to clause (ii), if the relevant conversion date occurs prior to May 30, 2027 in the case of the New Second Lien Convertible Notes or May 30, 2029 in the case of the New Third Lien Secured Notes, the 40 consecutive trading days beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) if the relevant conversion date occurs during the period from, and including, the date of our issuance of a notice of redemption with respect to the New Convertible Secured Notes until the close of business on the second scheduled trading day immediately preceding the related redemption date, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and (iii) subject to clause (ii), if the relevant conversion date occurs on or after May 30, 2027 in the case of the New Second Lien Convertible Notes or May 30, 2029 in the case of the New Third Lien Secured Notes, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the New Convertible Secured Notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date). Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the New Convertible Secured Notes on the conversion date.

The conversion rate of the New Convertible Secured Notes may not be adjusted for all dilutive events.

The conversion rate of the New Convertible Secured Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, splits, distributions of capital stock, indebtedness or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of New Second Lien Secured Notes —Conversion Rights of New Second Lien Convertible Notes—Conversion Rate Adjustments” and “Description of New Third Lien Secured Notes—Conversion Rights of New Third Lien Secured Notes—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the New Convertible Secured Notes or our common stock. An event that adversely affects the value of the New Convertible Secured Notes may occur, and that event may not result in an adjustment to the conversion rate.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the series of New Convertible Secured Notes that you hold even though you do not receive a corresponding cash distribution.

The conversion rate of each series of the New Convertible Secured Notes is subject to adjustment in certain circumstances, including if we pay any cash dividend or distribution on our common stock. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you will be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. See “United States Federal Income Tax Considerations.” If you are a non-U.S. holder (as defined under “United States Federal Income Tax Considerations”), any deemed dividend generally would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Withholding tax on deemed dividends may be set off against subsequent payments on the New Convertible Secured Notes, shares of common stock or cash payable upon conversion, proceeds from a sale of securities subsequently paid or credited to you, or other assets that you hold with a withholding agent. See “United States Federal Income Tax Considerations.”

Risks Related to Our Common Stock

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility, which could affect the price at which you could sell common stock you receive upon conversion of your New Convertible Secured Notes.

The market prices and trading volume of our shares of common stock have recently experienced, and may continue to experience, extreme volatility. For example, from January 3, 2022 to November 18, 2022, the market price of our common stock has had extreme fluctuations, ranging from an intra-day low of $3.33 per share on November 17, 2022 to an intra-day high of $30.06 on March 7, 2022, and the last reported sale price of our common stock on Nasdaq on November 18, 2022, was $3.38 per share. From January 3 to November 18, 2022, according to Nasdaq, daily trading volume of our common stock ranged from as low as approximately 2,121,100 to as high as approximately 395,319,900 shares. Within the last seven business days occurring in a period when we made no disclosure regarding any changes to our underlying business, the market price of our common stock fluctuated from an intra-day low of $3.33 on November 17, 2022 to an intra-day high of $4.14 on November 11, 2022. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your New Convertible Secured Notes.

We believe that the recent volatility and our current market prices reflect market and trading dynamics unrelated to our underlying business, or macro or industry fundamentals, and we do not know how long these dynamics will last. Under the circumstances, we caution you against investing in our common stock through the conversion feature of the New Convertible Secured Notes, unless you are prepared to incur the risk of incurring substantial losses.

Extreme fluctuations in the market price of our common stock have been accompanied by reports of strong and atypical retail investor interest, including on social media and online forums. The market volatility and trading patterns we have experienced create several risks for investors, including the following:

•

the market price of our common stock has experienced and may continue to experience rapid and substantial increases or decreases unrelated to our operating performance or prospects, or macro or industry fundamentals, and substantial increases may be significantly inconsistent with the risks and uncertainties that we continue to face;

•

factors in the public trading market for our common stock include the sentiment of retail investors (including as may be expressed on financial trading and other social media sites and online forums), the direct access by retail investors to broadly available trading platforms, the amount and status of short interest in our securities, access to margin debt, trading in options and other derivatives on our common stock and any related hedging and other trading factors;

•

to the extent volatility in our common stock is caused, as has widely been reported, by a “short squeeze” in which coordinated trading activity causes a spike in the market price of our common stock as traders with a short position make market purchases to avoid or to mitigate potential losses, investors purchase at inflated prices unrelated to our financial performance or prospects, and may thereafter suffer substantial losses as prices decline once the level of short-covering purchases has abated; and

•

if the market price of our common stock declines, you may be unable to resell any shares you may acquire upon conversion of the New Convertible Secured Notes at or above the price at which you converted such New Convertible Secured Notes. We cannot assure you that the value of newly issued shares of our common stock will not fluctuate or decline significantly in the future, in which case you could incur substantial losses upon conversion.

We may continue to incur rapid and substantial increases or decreases in our stock price in the foreseeable future that may not coincide in timing with the disclosure of news or developments by or affecting us. Accordingly, the market price of our shares of common stock may fluctuate dramatically, and may decline rapidly, regardless of any developments in our business. Overall, there are various factors, many of which are beyond our control, that could negatively affect the market price of our common stock or result in fluctuations in the price or trading volume of our common stock, including:

•	actual or anticipated quarterly variations in operational results and reactions to earning releases or other presentations by company executives;

•	failure to meet the expectations of securities analysts and investors;

•	rating agency credit rating actions;

•	the contents of published research reports about us or our industry or the failure of securities analysts to cover our common stock;

•	any increased indebtedness we may incur in the future;

•	actions by institutional stockholders;

•	speculation or reports by the press or the investment community with respect to us or our industry in general;

•	short interest in our common stock and the market response to such short interest;

•	the dramatic increase in the number of individual holders of our common stock and their participation in social media platforms targeted at speculative investing;

•	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

•	changes in our capital structure;

•	announcements of dividends;

•	future sales of our common stock by us, members of our management or any significant stockholders;

•	announcements by us, our competitors or vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

•	third-party claims or proceedings against us or adverse developments in pending proceedings;

•	additions or departures of key personnel;

•	changes in applicable laws and regulations;

•	negative publicity for us, our business or our industry;

•	changes in expectations or estimates as to our future financial performance or market valuations of competitors, customers or travel suppliers;

•	results of operations of our competitors;

•	our ability to manage supply chain-related expenses and disruptions in our supply chain;

•	the ongoing impacts and developments relating to the COVID-19 pandemic; and

•	general market, political and economic conditions, including any such conditions and local conditions in the markets in which our customers are located.

In addition, in the past, stockholders have instituted securities class action litigation following periods of market volatility, and in August 2022 we were named as a defendant in a purported securities class action lawsuit. This and any additional securities litigation, could result in substantial costs and our resources and the attention of management could be diverted from our business.

Future issuances of equity or debt securities by us may adversely affect the market price of our common stock and the value of the New Convertible Secured Notes.

As of the end of fiscal September 2022, we have an aggregate of 348.4 million shares of common stock authorized but unissued, as well as 264.8 million treasury shares. We may issue, or move out of treasury, as applicable, all of these shares of common stock without any action or approval by our stockholders, subject to certain exceptions.

In the future, we may attempt to obtain financing or to increase further our capital resources, or refinance existing obligations, by issuing additional shares of our common stock, such as in one or more privately negotiated exchange transactions, or offering debt or other equity securities, such as the New Secured Notes, and including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. We may also issue shares of our common stock or other securities from time to time upon conversion of New Convertible Secured Notes or as consideration for, or to finance, future acquisitions, investments, debt-for-equity exchanges or for other capital needs. Future acquisitions could also require substantial additional capital in excess of cash from operations. In addition, we also expect to issue additional shares in connection with exercise of our stock options under our incentive plans. We cannot predict the size of future issuances of our shares or the effect, if any, that future sales and issuances of shares would have on the market price of our common stock. If any such acquisition or investment is significant, the number of shares of common stock or the number or aggregate principal amount, as the case may be, of other securities that we may issue may in turn be substantial and may result in additional dilution to our stockholders. We may also grant registration rights covering shares of our common stock or other securities that we may issue, including in connection with any such acquisitions and investments.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders, reduce the market price of our common stock and/or cause the value of the New Convertible Secured Notes to decline. Upon liquidation, holders of our debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be, and the New Convertible Secured Notes will be, subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in the future, including in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing or nature of our future offerings. Thus, holders of our common stock and holders of our New Convertible Secured Notes bear the risk that our future issuances may, as applicable, reduce the market price of our common stock and the value of the New Convertible Secured Notes and dilute their current or potential future stockholdings in us.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply and/or focused investor trading in anticipation of a potential short squeeze have led to, may be currently leading to, and could again lead to, extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may, in turn, dramatically increase the price of shares of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A large proportion of our common stock has been in the past and may be traded in the future by short sellers, which may increase the likelihood that our common stock will be the target of a short squeeze, and there is wide spread speculation that our current trading price is the result of a short squeeze. A short squeeze and/or focused investor trading in anticipation of a short squeeze have led to, may be currently leading to, and could again lead to volatile price movements in shares of our common stock that may be unrelated or disproportionate to our operating performance or prospects and, once investors purchase the shares of our common stock necessary to cover their short positions, or if investors no longer believe a short squeeze is viable, the price of our common stock may rapidly decline. Investors that acquire shares of our common stock during a short squeeze may lose a significant portion of their investment. Under the circumstances, we caution you against investing in our common stock, unless you are prepared to incur the risk of losing all or a substantial portion of your investment.

Information available in public media that is published by third parties, including blogs, articles, online forums, message boards and social and other media may include statements not attributable to the Company and may not be reliable or accurate.

We have received, and may continue to receive, a high degree of media coverage that is published or otherwise disseminated by third parties, including blogs, articles, online forums, message boards and social and other media. This includes coverage that is not attributable to statements made by our directors, officers or employees. You should read carefully, evaluate and rely only on the information contained in this Prospectus, and the incorporated documents filed with the SEC, in determining whether to purchase our shares of common stock. Information provided by third parties may not be reliable or accurate and could materially impact the trading price of our common stock which could cause losses to your investments.

The market price of our common stock could decline due to the large number of outstanding shares of our common stock available for future sale.

Sales of substantial amounts of our common stock in the public market in future offerings, or the perception that these sales could occur, could cause the market price of our common stock to decline. We may make such sales from time to time. For example, on November 9, 2022 and November 14, 2022, we entered into privately negotiated exchange agreements with certain existing holders of 2024 Notes, 2034 Notes and 2044 Notes, pursuant to which we have issued 14.5 million shares of our common stock in exchange for the relevant notes. Sales of our common stock could also make it more difficult for us to sell equity or equity-related securities in the future, at a time and price that we deem appropriate. In addition, the additional sale of our common stock by our officers or directors in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline.

We may issue shares of our common stock from time to time under our ATM Program. We previously sold an aggregate of 12 million shares of our common stock under our ATM Program. On October 28, 2022, we registered additional shares of our common stock available for sale under the ATM Program with a maximum offering aggregate offering amount of up to $150 million, and, as of November 18, 2022, we have issued 10,248,688 additional shares of our common stock for a total gross consideration of $44,394,627 under our ATM Program. After the remaining authorized shares under the current ATM Program have been issued, we may implement additional ATM Programs in the future.

Certain provisions of our certificate of incorporation, our by-laws and New York law could hinder, delay or prevent a change in control of us that you might consider favorable, which could also adversely affect the price of our common stock and the value of the New Convertible Secured Notes.

Certain provisions under our certificate of incorporation, our by-laws and New York law could discourage, delay or prevent a transaction involving a change in control of our company, even if doing so would benefit our stockholders. These provisions include:

•	the sole ability of the then-current members of the board of directors to fill a vacancy created by the expansion of the board of directors;

•	advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at our stockholder meetings;

•

the ability of our board of directors to issue new series of, and designate the terms of, preferred stock, without stockholder approval, which could be used to, among other things, institute a rights plan that would have the effect of significantly diluting the stock ownership of a potential hostile acquirer, likely preventing acquisitions that have not been approved by our board of directors;

•

our opting to be governed by the provisions of Section 912 of the New York Business Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held New York corporation from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination is approved in a prescribed manner; and

•	provisions prohibiting cumulative voting.

Anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or change of our management and board of directors and, as a result, may adversely affect the market price of our common stock, the value of the New Convertible Secured Notes and the ability of existing stockholders to realize any potential change of control premium. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing and to cause us to take other corporate actions they desire. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt to replace current members of our management team. As a result, efforts by stockholders to change the direction or management of the company may be unsuccessful.

SUBSIDIARY GUARANTORS

SEC Regulation S-X Rule 13-01 allows the omission of Summarized Financial Information if assets, liabilities and results of operations of the combined Company (the issuer) and Subsidiary Guarantors of the New Secured Notes are not materially different than the corresponding amounts presented in the consolidated financial statements of the Company. On this basis, the Company concluded that the presentation of the Summarized Financial Information is not required.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the New Secured Notes in the Exchange Offers. The Old Notes that are surrendered in exchange for the New Secured Notes will be retired and cancelled and cannot be reissued.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of August 27, 2022.

(i)	on an actual basis and

(ii)

on an as adjusted basis after giving effect to the Private Exchange Agreements as described in notes 1, 2 and 5 to this table, and the Exchange Offers, and assuming full participation in the Exchange Offers, including adjustments (a) if all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Non-Convertible Notes and (b) if all holders of 2024 Notes exchange their 2024 Notes into New Second Lien Convertible Notes, and in each case, if all holders of the 2034 Notes and 2044 Notes exchange their 2034 Notes and 2044 Notes into the New Third Lien Secured Notes, and including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment.

The cash and cash equivalents and capitalization as of August 27, 2022 is presented on an as adjusted basis is for illustrative purposes only and is based on certain assumptions about the outcome of the Exchange Offers which we are unable to predict. The table below does not give effect to all the accounting for the Exchange Offers under U.S. generally accepted accounting principles, for which the potential effects are discussed in “Risk Factors–Risks Related to the Exchange Offers and the Consent Solicitations–The accounting method for the New Secured Notes could adversely affect our reported financial condition and results” and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended February 26, 2022 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 28, 2022 and August 27, 2022, which are incorporated by reference herein.

	As of August 27, 2022
	Actual	As Adjusted(1)	As Adjusted(2)
	(in thousands, except share and per share data)
Cash and cash equivalents(3)	$135,270	$135,270	$135,270
Long-term debt:
ABL Facility(4)	550,000	550,000	550,000
FILO Facility(4)	—	—	—
Notes
3.749 % Senior Notes due 2024(5)	284,391	—	—
4.915% Senior Notes due 2034(5)	225,000	—	—
5.165% Senior Notes due 2044(5)	675,010	—	—
3.693% New Senior Second Lien Non-Convertible Secured Notes due November 2027 offered hereby(6)	—	218,636	—
8.821% New Convertible Senior Second Lien Secured Notes due November 2027 offered hereby(6)	—	—	131,924
12.000% New Convertible Senior Third Lien Secured Notes due November 2029 offered hereby(6)	—	337,216	337,216
Total long-term debt	1,734,401	1,105,852	1,019,140
Shareholders’ (deficit) equity(7):
Preferred stock—$0.01 par value; 1,000 shares authorized; no shares issued or outstanding	—	—	—
Common stock—$0.01 par value; 900,000 shares authorized; 345,053 shares issued, actual and as adjusted; 80,363 shares outstanding, actual and as adjusted	3,450	3,450	3,450

	As of August 27, 2022
	Actual	As Adjusted(1)	As Adjusted(2)
	(in thousands, except share and per share data)
Additional paid-in capital	2,253,039	2,253,039	2,253,039
Retained earnings	8,942,368	8,942,368	8,942,368
Treasury stock, at cost; 264,691 shares	(11,728,514)	(11,728,514)	(11,728,514)
Accumulated other comprehensive loss	(47,997)	(47,997)	(47,997)

Total shareholders’ (deficit) equity	(577,654)	(577,654)	(577,654)

Total capitalization	$1,292,017	$663,468	$576,756

1.

The first ‘As Adjusted’ column shown in the table assumes full participation in the Exchange Offers and election of New Second Lien Non-Convertible Notes by 100% of holders of 2024 Notes and full participation in the Exchange Offers by 100% of the holders of the 2034 Notes and 2044 Notes, including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment, and includes the impact of the Private Exchange Agreements described in note 5 to this table (see below).

2.

The second ‘As Adjusted’ column shown in the table assumes full participation in the Exchange Offers and election of New Second Lien Convertible Notes by 100% of holders of 2024 Notes and full participation in the Exchange Offers by 100% of the holders of the 2034 Notes and 2044 Notes, including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment, and includes the impact of the Private Exchange Agreements described in note 5 to this table (see below).

3.	Cash and cash equivalents does not give effect to fees and expenses payable by us in connection with the Exchange Offers and Consent Solicitations and Private Exchange Agreements.
4.

As of November 11, 2022, we have approximately $925.0 million drawn under the Amended Credit Agreement, consisting of $550.0 million under our ABL Facility (with approximately $400 million of additional availability based on estimated letters of credit outstanding) and $375.0 million under our FILO Facility. Our borrowing capacity under the ABL Facility varies according to our inventory levels, net of certain reserves. We have the ability to continue to borrow under our ABL Facility, subject to customary conditions, no default, the accuracy of representations and warranties, and borrowing base availability, and may borrow under the ABL Facility in the future.

5.

Reflects aggregate principal amount of outstanding Old Notes. The Company has since entered into several Private Exchange Agreements, in which certain existing institutional holders exchanged their Old Notes for an aggregate of approximately 14.5 million shares of the Company’s common stock. These exchanges have reduced the outstanding aggregate principal amounts of Old Notes to approximately $215.4 million of 2024 Notes, $209.7 million of 2034 Notes and $604.8 million of 2044 Notes, and which effect has been included in the ‘As Adjusted’ columns (see notes 1 and 2 to this table above).

The table excludes the unamortized deferred financing costs, associated with the 2024 Notes, 2034 Notes and 2044 Notes, of approximately $4.4 million as of August 27, 2022, which are included in long-term debt in the Company’s consolidated financial statements.

6.

The New Secured Notes reflect assumed aggregate principal amounts based on the assumptions noted above. The exchange of Old Notes in the Exchange Offers will be accounted for in accordance with U.S. generally accepted accounting principles, and is discussed in “Risk Factors–Risks Related to the Exchange Offer–The accounting method for the New Secured Notes could adversely affect our reported financial condition and results.” For the New Convertible Secured Notes, reflects undiscounted future cash flows, including (a) $91.5 million of aggregate principal amount and $40.4 million of future interest payments for the New Second Lien Convertible Notes and (b) $183.3 million of aggregate principal amount and $153.9 million of future interest payments for the New Third Lien Secured Notes.

7.

Shareholders’ (deficit) equity excludes (i) the approximately 14.5 million shares of common stock issued in connection with the Private Exchange Agreements, (ii) the shares of common stock issued in connection with sales under the ATM Program and (iii) the shares of common stock issuable upon conversion of any New Convertible Secured Notes.

GENERAL TERMS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

General

Upon the terms and subject to the conditions set forth in this Prospectus, the Company is offering to exchange any and all outstanding Old Notes validly tendered (and not validly withdrawn) for the applicable Exchange Consideration. Holders of Old Notes who validly tender their Old Notes at any time prior to the applicable Early Participation Time and do not validly withdraw their Old Notes prior to the applicable Withdrawal Deadline will also receive the applicable Early Participation Payment.

In addition, the Company is soliciting Consents to amend the Old Notes Indenture. The purpose of the Consent Solicitations with respect to each series of Old Notes is to obtain Consents required to adopt the Proposed Amendments with respect to such series, which would eliminate the restrictive covenants in the Old Notes Indenture concerning (i) the repurchase of Old Notes in the event of a change in control of the Company, (ii) limitations on liens, (iii) limitations on sale and leaseback transactions, and would increase the percentage of outstanding notes necessary to accelerate payment upon an event of default and make other changes as further described under “Proposed Amendments”. The Proposed Amendments will be set forth in the Supplemental Indentures. It is expected that each of the Supplemental Indentures will be executed promptly following receipt of the Old Notes Requisite Consents for such series of Old Notes, but in any event not prior to the applicable Withdrawal Deadline. In order for the applicable Proposed Amendments to become operative for any series of Old Notes, (i) the Proposed Amendments must be consented to by the holders of a majority of the outstanding principal amount of such series of Old Notes (with respect to each series of Old Notes, the “Old Notes Requisite Consents”), (ii) all tendered Old Notes of such series must be accepted for exchange in the related Exchange Offer in such principal amount and (iii) all other conditions to consummation of the applicable Exchange Offer must be satisfied or waived in accordance with the terms of this Prospectus. The Proposed Amendments, with respect to any applicable series of Old Notes, will become operative immediately prior to the acceptance of such Old Notes pursuant to the applicable Exchange Offer. None of the Exchange Offers are conditioned on the receipt of the Old Notes Requisite Consents nor on the adoption of the Proposed Amendments with respect to such series.

Holders of Old Notes may not tender their Old Notes without delivering a Consent with respect to such Old Notes tendered, nor may holders of Old Notes deliver a Consent with respect to any Old Notes without tendering such Old Notes.

Tenders may be withdrawn and Consents may be revoked at any time at or prior to the applicable Withdrawal Deadline, but holders may not withdraw tendered Old Notes and revoke Consents after such deadline, except as required by applicable law. Prior to the applicable Withdrawal Deadline, if a holder withdraws its tendered Old Notes such holder will be deemed to have revoked its Consents and may not deliver subsequent Consents without re-tendering its Old Notes. The Company may also extend the Withdrawal Deadline with respect to some or all series of Old Notes.

In the event of a termination of an Exchange Offer, the Proposed Amendments with respect to the applicable series of Old Notes will not become effective, no consideration will be paid, and any Old Notes tendered pursuant to such Exchange Offer will be promptly returned to the tendering holders.

Holders may not withdraw previously tendered Old Notes without revoking their corresponding Consents and may not revoke their previously delivered Consents without withdrawing their tendered Old Notes, in each case prior to the applicable Withdrawal Deadline. In each instance, any revocation is subject to the procedures described in the section “Withdrawal of Tenders and Revocation of Consents.”

All Old Notes validly tendered in accordance with the procedures set forth under “Procedures for Tendering Old Notes and Delivering Consents” and not validly withdrawn in accordance with the procedures set forth under “Withdrawal of Tenders and Revocation of Consents” prior to the applicable Withdrawal Deadline, will, upon the terms and subject to the conditions hereof, and if the Exchange Offers are not withdrawn or terminated by us, be accepted by the Company.

If the Old Notes Requisite Consents are received for any series of Old Notes and the applicable Supplemental Indenture has become operative, the Proposed Amendments for such series of Old Notes will be binding on all holders of such series of Old Notes. Accordingly, consummation of the Exchange Offers and the adoption of the Proposed Amendments may have adverse consequences for holders who elect not to tender Old Notes affected thereby in the Exchange Offers. See “Proposed Amendments” and “Risk Factors—Risks to Holders of Old Notes That Are Not Tendered or Not Accepted for Exchange.”

From time to time after the Expiration Time, the Company or its affiliates may acquire any New Secured Notes issued in the Exchange Offers through open market purchases, tender offers, exchange offers, redemptions or otherwise, upon such terms and at such prices as permitted by the Old Notes Indenture and the New Notes Indentures. Under the terms of the New Notes Indentures, (i) on or after April 1, 2024, the Company may redeem or repurchase outstanding 2024 Notes in cash and/or equity, (ii) the Company may not redeem or repurchase any of the 2034 Notes or the 2044 Notes for cash prior to the maturity of the New Secured Notes and (iii) the Company may not exchange any of the Old Notes for new indebtedness and/or equity at more than 90% of the applicable Exchange Consideration to be received in the Exchange Offers. There can be no assurance as to which, if any, of these alternatives or combinations thereof the Company or its affiliates may choose to pursue in the future.

Consideration; Early Participation Payment

In exchange for each $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) at any time prior to the applicable Expiration Time, and accepted by the Company, participating holders of Old Notes will receive the applicable Exchange Consideration. A holder may elect to exchange a portion of its 2024 Notes for New Second Lien Non-Convertible Notes and a portion of its 2024 Notes for New Second Lien Convertible Notes, subject to the minimum denominations described herein, when they tender their 2024 Notes through DTC.

In addition, if participating holders validly tender their Old Notes at any time prior to the applicable Early Participation Time and do not validly withdraw their Old Notes prior to the applicable Withdrawal Deadline, and the Company accepts such Old Notes, such participating holders will also receive the applicable Early Participation Payment.

On the terms and subject to the conditions described herein, payment of the Exchange Consideration and, to the extent applicable, the Early Participation Payment, for each Exchange Offer and Consent Solicitation will occur on the Settlement Date as set forth herein, unless extended with respect to a series of Old Notes. Holders of Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be entitled to receive accrued and unpaid interest, if any, in cash on their exchanged Old Notes up to, but not including, the Settlement Date, in addition to the Exchange Consideration and, if applicable, Early Participation Payment, that such holder would receive in the Exchange Offers.

Holders who tender less than all of their Old Notes must continue to hold Old Notes in the minimum authorized denomination of $2,000 principal amount. The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Secured Notes of a given series to a participating holder. The aggregate principal amount of New Secured Notes of a given series issued to each participating holder for all Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be rounded down, if necessary, to $2,000 or the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Secured Notes of the relevant series you will receive, and cash will be paid in lieu of any principal amount of New Secured Notes not received as a result of rounding down.

Extension, Termination or Amendment

Subject to applicable law, the Company expressly reserves the right, in its discretion, at any time and from time to time, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offers or the Consent Solicitations shall have occurred or shall have been determined by the Company to have occurred, to extend the period during which any or all of the Exchange Offers and Consent Solicitations are open by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law. During any extension of any Exchange Offers and Consent Solicitations, all Old Notes of the applicable series previously tendered and not withdrawn will remain subject to the applicable Exchange Offers and all Consents with respect to such series previously delivered and not revoked will remain subject to the applicable Consent Solicitation, and may, on the terms and subject to the conditions of the applicable Exchange Offers and the applicable Consent Solicitations, be accepted for exchange by the Company. The Company reserves the right to extend any Exchange Offer independently of the others (subject to applicable law). See also “—Announcements.”

Any waiver, amendment or modification of an Exchange Offer or Consent Solicitation will apply to all Old Notes tendered pursuant to the applicable Exchange Offer and all Consents delivered pursuant to the applicable Consent Solicitation. If the Company makes a change that the Company determines to be material in any of the terms of an Exchange Offer or Consent Solicitation, or waives a condition of an Exchange Offer or Consent Solicitation that the Company determines to be material, the Company will give oral (to be confirmed in writing) or written notice of such amendment or such waiver to the Exchange Agent and will disseminate additional Exchange Offer documents and extend the applicable Exchange Offer and Consent Solicitation and withdrawal and revocation rights with respect to such Exchange Offer and Consent Solicitation as the Company determines necessary and to the extent required by applicable law. Any such waiver, amendment, modification or change will not result in the reinstatement of any withdrawal rights if those rights had previously expired, except as specifically provided above.

Subject to applicable law, the Company may terminate or withdraw at its discretion any or all of the Exchange Offers and the Consent Solicitations if any condition is not satisfied or waived at or after the Expiration Time with respect to such Exchange Offer or Consent Solicitation.

There can be no assurance that the Company will exercise its right to extend, terminate or amend any or all of the Exchange Offers or Consent Solicitations. During any extension and irrespective of any amendment to an Exchange Offer or Consent Solicitation, all Old Notes previously tendered and not withdrawn will remain subject to such Exchange Offer, and all Consents previously delivered and not revoked will remain subject to such Consent Solicitation, and may be accepted thereafter for exchange by the Company, subject to compliance with applicable law. In addition, the Company may waive conditions without extending any or all of the Exchange Offers or Consent Solicitations in accordance with applicable law.

Announcements

Any extension, termination or amendment of any or all of the Exchange Offers and the Consent Solicitations will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Time for the Exchange Offers. Without limiting the manner in which the Company may choose to make such announcement, the Company will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that the Company deems appropriate. See also “—Extension, Termination or Amendment.”

Soliciting Broker Fee

If any Exchange Offer is consummated, we have agreed to pay a Soliciting Broker Fee equal to $2.50 for each $1,000 in principal amount of Old Notes that is validly tendered and accepted for exchange pursuant to such

Exchange Offer to soliciting retail brokers for holders holding less than $1,000,000 aggregate principal amount of Old Notes that are appropriately designated by their clients to receive this fee. No Soliciting Broker Fees will be paid if such Exchange Offer is not consummated. Soliciting Broker Fees will only be paid to retail brokers upon consummation of the applicable Exchange Offer, and the Soliciting Broker Fees will be payable thereafter upon request by the soliciting retail brokers and presentation of such supporting documentation as we may reasonably request, including the soliciting broker form, a copy of which may be obtained from the Information Agent or Exchange Agent.

PROPOSED AMENDMENTS

The Old Notes have been issued pursuant to the Old Notes Indenture. In general, the Proposed Amendments would eliminate the restrictive covenants in the Old Notes Indenture concerning (i) the repurchase of Old Notes in the event of a change in control of the Company, (ii) limitations on liens, (iii) limitations on sale and leaseback transactions, and would increase the percentage of outstanding notes necessary to accelerate payment upon an event of default and make other changes as described below.

The Indenture Governing the Old Notes

The Proposed Amendments, to the extent adopted with respect to the Old Notes Indenture with respect to any series of Old Notes, would eliminate the covenants and revise certain other provisions listed below.

These summaries are qualified in their entirety by reference to the full and complete provisions contained in the Old Notes Indenture and the corresponding Supplemental Indenture. Capitalized terms appearing below but not defined in this section of this Prospectus have the meanings assigned to such terms in the Old Notes Indenture or the corresponding Supplemental Indenture, as applicable. If you tender any of the Old Notes in connection with the Exchange Offer for such Old Notes you will, by the act of tendering, be providing a Consent to the Proposed Amendments to the Old Notes Indenture.

If the Old Notes Requisite Consents under the Old Notes Indenture have been received at or prior to the Expiration Time with respect to a series of Old Notes, assuming all other conditions of the Exchange Offer and Consent Solicitation with respect to such series of Old Notes are satisfied or waived, as applicable, the following modifications will be made to the Old Notes Indenture with respect to such series of Old Notes.

Amendments to Events of Default.

The Proposed Amendments with respect to the Old Notes would amend and restate the following section in the Old Notes Indenture as follows:

“Section 7.02 Acceleration; Rescission and Annulment.

(a) Except as otherwise provided as contemplated by Section 3.01 with respect to any series of Securities, if any one or more of the above-described Events of Default (other than an Event of Default specified in Section 7.01(e) or 7.01(f)) shall happen with respect to Securities of any series at the time Outstanding, then, and in each and every such case, during the continuance of any such Event of Default, the Trustee or the Holders of 95% or more in principal amount of the Securities of such series then Outstanding may declare the principal (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Securities of such series then Outstanding to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such acceleration such principal amount (or specified amount) and interest shall become immediately due and payable. If an Event of Default specified in Section 7.01(e) or 7.01(f) occurs and is continuing, then in every such case, the principal of (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified by the terms of that series) of and all accrued but unpaid interest on all of the Securities of that series then Outstanding shall automatically, and without any acceleration or any other action on the part of the Trustee or any Holder, become due and payable immediately. Upon payment of such amounts in the Currency in which such Securities are denominated (subject to the last paragraph of Section 7.01 and except as otherwise provided pursuant to Section 3.01), all obligations of the Company in respect of the payment of principal of and interest on the Securities of such series shall terminate.”

Amendments to Restrictive Covenants and Affirmative Covenants.

The Proposed Amendments with respect to the Old Notes would remove the following sections in their entirety from the first supplemental indenture to the Old Notes Indenture and replace each one with only a section number and “Reserved”:

“Section 5.1 Offer to Purchase upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes of a series, the Company will make an offer (a “Change of Control Offer”) to each Holder of the Notes of such series to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that Holder’s Notes of such series on the terms set forth in such Notes. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to but not including the date of repurchase (the “Change of Control Payment”); provided that the principal amount of any Note of such series remaining outstanding after a repurchase in part shall be $2,000 or integral multiples of $1,000 in excess thereof.

(b) With respect to the Notes of each series, within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, a notice will be mailed to holders of the Notes of the applicable series (or otherwise provided in accordance with DTC procedures) describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase the Notes of such series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or otherwise provided or, if the notice is mailed or otherwise provided prior to the Change of Control, no earlier than 30 days and no later than 60 days from the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”). The notice will, if mailed or otherwise provided prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(c) On the Change of Control Payment Date, the Company shall, to the extent lawful: (i) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes, (iii) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; and (iv) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(d) Notwithstanding anything to the contrary in this 5.1, the Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

Section 5.2 Notice. The Company shall notify the Trustee of any Rating Event occurs by delivery of an Officer’s Certificate.

Section 6.1 Limitations on Liens. The Company shall not, and shall not permit any of its Subsidiaries to, create, assume or suffer to exist any Indebtedness secured by any Lien on any Property unless the Notes are secured by such Lien equally and ratably with, or prior to, the Indebtedness secured by such Lien.

Section 6.2 Exceptions. The restrictions in Section 6.1 of this Supplemental Indenture shall not apply to Indebtedness that is secured by:

(a) Liens existing on the date of the issuance of the Notes;

(b) (i) Liens on Property or shares of stock in respect of Indebtedness of a Person existing at the time such Person; becomes a Subsidiary of the Company or is merged into or consolidated with, or its assets are acquired by, the Company or any of its Subsidiaries and (ii) Liens on Property or shares of stock in respect of Indebtedness that was incurred in connection with any such transaction and was not in existence prior to any such transaction;

(c) Liens to secure Indebtedness incurred for the purpose of all or any part of a Property’s (including shares of stock) purchase price or cost of construction or additions, repairs, alterations or other improvements, including, without limitation, store construction or reconstruction, renovation, remodeling, expansion or improvement or other capital expenditures;

(d) Liens in favor of the United States or any state thereof, or any instrumentality of either, to secure certain payments pursuant to any contract or statute;

(e) Liens for taxes or assessments or other governmental charges or levies which are not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP;

(f) title exceptions, easements, licenses, leases and other similar Liens that are not consensual and that do not materially impair the use of the Property subject thereto;

(g) Liens to secure obligations under worker’s compensation laws, unemployment compensation, old-age pensions and other social security benefits or similar legislation;

(h) Liens arising out of legal proceedings, including Liens arising out of judgments or awards;

(i) warehousemen’s, materialmen’s, carrier’s, landlord’s and other similar Liens or Liens otherwise arising in the ordinary course of business for sums not overdue for a period exceeding 60 days unless such Liens are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP;

(j) zoning restrictions, easements, rights of way, reciprocal easement agreements, operating agreements, covenants, conditions or restrictions on the use of any parcel of Property that are routinely granted in real estate transactions or do not interfere in any material respect with the ordinary conduct of the Company’s business or the value of such Property for the purpose of such business;

(k) Liens incurred to secure the performance of statutory obligations, surety or appeal bonds, performance or return-of-money bonds, insurance, self-insurance or other obligations of a like nature incurred in the ordinary course of business;

(l) Liens that are rights of set-off relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness;

(m) Liens on the assets of a special purpose subsidiary resulting from securitization transactions with respect to accounts receivable, royalties and similar assets included in such securitization transactions;

(n) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(o) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other Property relating to such letters of credit and the products and proceeds thereof;

(p) Liens on key-man life insurance policies granted to secure the Company’s Indebtedness against the cash surrender value thereof;

(q) Liens encumbering customary initial deposits and margin deposits and other Liens in the ordinary course of business, in each case securing Hedging Obligations and forward contract, option, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

(r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(s) Liens in the Company’s favor or the favor of any of the Company’s Subsidiaries;

(t) inchoate Liens incident to construction or maintenance of real property, or Liens incident to construction or maintenance of real property, now or hereafter filed of record for sums not yet delinquent or being contested in good faith, if reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

(u) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in clauses (a) through (t) above or Liens created in connection with any amendment, consent or waiver relating to such Indebtedness, so long as such Lien does not extend to any other Property and the Indebtedness so secured does not materially exceed the fair market value (as determined by the Company’s board of directors) of the assets subject to such Liens at the time of such extension, renewal, refinancing or refunding, or such amendment, consent or waiver, as the case may be;

(v) Liens created in substitution of or as replacements for any Liens referred to in in clauses (a) through (t) above, provided that, based on a good faith determination of one of the Company’s officers, the Property encumbered under any such substitute or replacement Lien is substantially similar in nature to the Property encumbered by the otherwise permitted Lien which is being replaced; or

(w) Liens securing other Indebtedness in outstanding amounts not to exceed, in the aggregate, together with the aggregate amount of all Attributable Debt with respect to all sale and leaseback transactions (with the exception of Attributable Debt with respect to sale and leaseback transactions which is excluded pursuant Section 7.2 of this Supplemental Indenture), the greater of $500.0 million and 20.0% of Consolidated Net Tangible Assets at any particular time.

Section 6.3 Additional Covenants. With respect to the Notes, the covenants set forth in Sections 6.1 and 6.2 of this Supplemental Indenture supplement those covenants set forth in the Base Indenture.

Section 7.1 Limitations on Sale and Leaseback Transactions. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any arrangement with any person providing for the leasing by the Company or any of its Subsidiaries of any of the Company’s or its Subsidiaries’ Property (which lease is required by GAAP to be capitalized on the balance sheet of such lessee), which Property has been or is to be sold or transferred by the Company or such Subsidiary to such person (a “sale and leaseback transaction”) unless, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to all such sale and leaseback transactions plus all Indebtedness secured by a Lien (with the exception of Indebtedness secured by Liens which is excluded pursuant to the Section 6.2 of this Supplemental Indenture) would not exceed the greater of $500.0 million and 20% of Consolidated Net Tangible Assets.

Section 7.2 Exceptions. The restrictions in Section 7.1 of this Supplemental Indenture shall not apply to, and there will be excluded from Attributable Debt in any computation under Sections 6.2 or 7.1 of this Supplemental Indenture, Attributable Debt with respect to any sale and leaseback transaction if:

(a) the Company and its Subsidiaries are permitted to create Indebtedness secured by a Lien pursuant to Section 6.2 of this Supplemental Indenture (other than Section 6.2(w)) on the Property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the Notes;

(b) the Company or any of its Subsidiaries, within 360 days after the receipt of the proceeds of such sale or transfer by the Company or any of its Subsidiaries, shall apply such proceeds thereof to the retirement of the Company’s or any of its Subsidiaries’ Indebtedness (other than Indebtedness owned by the Company or any of its Subsidiaries); provided, however, that no retirement referred to in this Section 7.2(b) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment provision of Indebtedness;

(c) the Company or any of its Subsidiaries applies the net proceeds of the sale or transfer of the Property leased pursuant to such transaction to the purchase of assets (and the cost of construction thereof) or the expansion of the Company’s existing business within 360 days prior or subsequent to such sale or transfer;

(d) the effective date of any such arrangement or the purchaser’s commitment therefor is within 36 months prior or subsequent to the acquisition of the Property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof (which, in the case of a retail store, is the date of opening to the public), whichever is later;

(e) the lease in such sale and leaseback transaction is for a term, including renewals, of not more than three years;

(f) the sale and leaseback transaction is entered into between the Company and any of its Subsidiaries or between any of the Company’s Subsidiaries; or

(g) the lease payment therefor is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation.

Section 7.3 Additional Covenants. With respect to the Notes, the covenants set forth in Sections 7.1 of this Supplemental Indenture supplement those covenants set forth in the Base Indenture.”

Conforming Changes, etc.

The Proposed Amendments with respect to each series of Old Notes would make technical, conforming and other changes to such series of Old Notes and the Old Notes Indenture, to modify or delete certain definitions and cross-references that relate to the modifications described above.

The Supplemental Indenture with respect to the applicable series of Old Notes will effect the Proposed Amendments to the Old Notes Indenture for such series of Old Notes. The applicable series of Old Notes will also be deemed to be amended to delete all provisions inconsistent with the Old Notes Indenture that are effected by the Proposed Amendments.

The Old Notes Indenture—Generally

The Proposed Amendments constitute a single proposal for each of the Consents under the Consent Solicitations, and a consenting holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of the Proposed Amendments.

It is expected that a Supplemental Indenture with respect to a series of Old Notes will be executed promptly following receipt of the Old Notes Requisite Consents for such series of Old Notes, but in any event not prior to the applicable Withdrawal Deadline. The Proposed Amendments with respect to a series of Old Notes will become operative immediately prior to the acceptance of the Old Notes of such series pursuant to the applicable Exchange Offer. If we receive Old Notes Requisite Consents with respect to a series of Old Notes and the Proposed Amendments for such series of Old Notes are adopted, the Old Notes of such series that are not tendered will remain outstanding but will be subject to the terms of the Old Notes Indenture, as modified by the applicable Supplemental Indenture.

ACCEPTANCE OF OLD NOTES; ACCEPTANCE OF CONSENTS; ACCRUAL OF INTEREST

Acceptance of Old Notes for Exchange; Acceptance of Consents

If the conditions to an Exchange Offer and Consent Solicitation are satisfied, or if the Company waives all of the conditions that have not been satisfied (subject to applicable law), and the Company has not withdrawn or terminated such Exchange Offer, the Company will accept for exchange on the Settlement Date, after the Company receives validly completed and duly executed Request Messages (as defined in “Procedures for Tendering Old Notes and Delivering Consents—Tender of Old Notes Through ATOP” below) with respect to any and all of the Old Notes validly tendered (and not validly withdrawn), the Old Notes to be exchanged by notifying the Exchange Agent of the Company’s acceptance, on the terms and subject to the conditions set forth in this Prospectus. The notice may be oral if the Company promptly confirms such notice in writing.

The Company expressly reserves the right, in its discretion, to delay acceptance for exchange of, or the exchange of, Old Notes tendered under any or all of the Exchange Offers (subject to Rule 14e-1(c) under the Exchange Act, which requires that the Company issue the offered consideration or return the Old Notes deposited pursuant to such Exchange Offer promptly after termination or withdrawal of the Exchange Offers), or to terminate such Exchange Offer and not accept for exchange any Old Notes not previously accepted for exchange, (1) if any of the conditions to the Exchange Offers shall not have been satisfied or validly waived by the Company or (2) in order to comply in whole or in part with any applicable law.

In all cases, the Exchange Consideration and, if applicable, the Early Participation Payment, for Old Notes exchanged pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (1) certificates representing the Old Notes, or timely confirmation of a book-entry transfer (a “Book-Entry Confirmation”) of the Old Notes into the Exchange Agent’s account at DTC, and (2) a Request Message. The Exchange Offers and the Consent Solicitations are scheduled to expire at the Expiration Time for such Exchange Offers and the Consent Solicitations, unless extended with respect to a series of Old Notes by the Company at its discretion, subject to applicable law.

For purposes of an Exchange Offer, the Company will have accepted for exchange any and all Old Notes validly tendered (and not validly withdrawn) pursuant to such Exchange Offer, if, as and when the Company gives oral or written notice to the Exchange Agent of the Company’s acceptance of such Old Notes for exchange pursuant to such Exchange Offer. In all cases, exchange of Old Notes pursuant to the Exchange Offers will be made by the deposit of any Exchange Consideration and Early Participation Payment, as applicable, with the Exchange Agent, which will act as your agent for the purposes of receiving payments and New Secured Notes from the Company, and transmitting any interest cash payments and delivering New Secured Notes to you. If, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to the Exchange Offers are delayed (whether before or after the Company’s acceptance for exchange of the Old Notes) or the Company extends an Exchange Offer or is unable to accept for exchange the Old Notes tendered pursuant to an Exchange Offer, then, without prejudice to the Company’s rights set forth herein, the Company may instruct the Exchange Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, subject to the limited circumstances described in “Withdrawal of Tenders and Revocation of Consents” below.

Tenders of Old Notes pursuant to the Exchange Offers, as well as Consents with respect to the Old Notes pursuant to the Consent Solicitations, will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in the minimum authorized denomination of $2,000 principal amount. The Company will not accept any tender that would result in the issuance of less than $2,000 principal amount of New Secured Notes to a participating holder.

The Company will pay or cause to be paid all transfer taxes with respect to the exchange of any Old Notes.

Accrued Interest

Holders of Old Notes validly tendered (and not validly withdrawn) and accepted by the Company will be entitled to receive accrued and unpaid interest, if any, in cash on their exchanged Old Notes up to, but not including, the Settlement Date, in addition to the Exchange Consideration and, if applicable, the Early Participation Payment, that such holder would receive in the Exchange Offers.

Under no circumstances will any special interest be payable because of any delay in the transmission of funds to any holder of Old Notes with respect to the New Secured Notes to be received in exchange for the Old Notes or otherwise.

Sources of Funds for the Exchange Offers

The Company intends to fund all cash payable to holders pursuant to the Exchange Offers with cash on hand.

PROCEDURES FOR TENDERING OLD NOTES AND DELIVERING CONSENTS

General

In order to participate in the Exchange Offers, you must validly tender your Old Notes to the Exchange Agent, as further described below. It is your responsibility to validly tender your Old Notes. The Company has the right to waive any defects. However, the Company is not required to waive defects and is not required to notify you of defects in your tender.

The tender of Old Notes pursuant to the Exchange Offers in accordance with the procedures described below will be deemed to constitute a delivery of a Consent to the Proposed Amendments. Holders of Old Notes who tender their Old Notes pursuant to the Exchange Offers are obligated to deliver their Consents to the Proposed Amendments.

If you have any questions or need help in tendering your Old Notes and delivering your Consents, please contact the Information Agent or the Exchange Agent at the addresses and telephone numbers listed on the back cover of this Prospectus.

Valid Tender of Old Notes

Except as set forth below, for a holder to validly tender Old Notes pursuant to the Exchange Offers, a Request Message must be received by the Exchange Agent at the address or facsimile number set forth on the back cover of this Prospectus at any time at or prior to the applicable Expiration Time, and, the Old Notes must be transferred pursuant to the procedures for ATOP or book-entry transfer described below and a Book-Entry Confirmation must be received by the Exchange Agent at any time at or prior to the applicable Expiration Time.

In all cases, the exchange of Old Notes validly tendered (and not validly withdrawn) and accepted for exchange pursuant to the Exchange Offers will be made only after timely receipt by the Exchange Agent of (1) Book-Entry Confirmation with respect to such Old Notes; and (2) a Request Message.

Tender of Old Notes Held in Physical Form

We do not believe any Old Notes exist in physical form. If you believe you hold Old Notes in physical form, please contact the Information Agent or Exchange Agent regarding procedures for participating in the Exchange Offers.

Tendering Old Notes Held Through a Custodian

Any holder whose Old Notes are held by a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes should contact such custodial entity promptly and instruct such custodial entity to tender the Old Notes on such holder’s behalf.

Book-Entry Transfer

The Exchange Agent has or will establish an account with respect to the Old Notes at DTC for purposes of the Exchange Offers, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Old Notes may make book-entry delivery of Old Notes by causing DTC to transfer the Old Notes into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer during the normal business hours of DTC. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC, a Request Message with respect to the Old Notes must be transmitted to and received by the Exchange Agent at one of the addresses set forth on the back cover of this Prospectus at any time at or prior to the applicable Expiration Time.

Tender of Old Notes through ATOP

DTC participants may electronically transmit their acceptance of the Exchange Offers through ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the Exchange Offers and send a Request Message to the Exchange Agent for its acceptance.

A “Request Message” is a message transmitted by DTC, received by the Exchange Agent and forming part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from you that you have received the applicable Exchange Offer documents.

If a holder of Old Notes transmits its acceptance through ATOP, delivery of such tendered Old Notes must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth herein. Unless such holder delivers the Old Notes being tendered to the Exchange Agent, the Company may, at its option, treat such tender as defective for purposes of delivery of acceptance for exchange and the right to receive New Secured Notes. Delivery of documents to DTC does not constitute delivery to the Exchange Agent. If you desire to tender your Old Notes on the day that the Expiration Time occurs, you must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on such date. The Company will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

The Company has not provided guaranteed delivery procedures in conjunction with the Exchange Offers or under any of the Exchange Offers documents or other Exchange Offers materials provided therewith. Holders must timely tender their Old Notes in accordance with the procedures set forth in the applicable Exchange Offer documents.

There is no letter of transmittal for the Exchange Offers. Holders must tender Old Notes through DTC’s ATOP procedures.

Delivery of Consents in Connection with the Exchange Offers

The tender of Old Notes pursuant to the Exchange Offers in accordance with the procedures described herein will be deemed to constitute a delivery of a Consent to the Proposed Amendments. Holders of Old Notes who tender their Old Notes pursuant to the Exchange Offers are obligated to deliver their Consents to the Proposed Amendments.

Holders may not tender their Old Notes without delivering the applicable Consent with respect to the Old Notes tendered.

Effect of Tender

Any tender of Old Notes by a holder, and the Company’s subsequent acceptance of that tender, will constitute a binding agreement between that holder and the Company upon the terms and subject to the conditions of the Exchange Offers described herein. The participation in the Exchange Offers by a tendering holder of Old Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Old Notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Representations, Warranties and Covenants of Holders of Old Notes

Upon a valid tender of Old Notes and transmission of a Request Message to the Exchange Agent, a holder will, subject to that holder’s ability to withdraw its tender, and on the terms and subject to the conditions of the Exchange Offers, be deemed, among other things, to:

1.

irrevocably sell, assign and transfer to or upon the Company’s order or the order of the Company’s nominee all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of, all Old Notes tendered thereby, such that thereafter the holder shall have no contractual or other rights or claims in law or equity against the Company or any fiduciary, trustee, fiscal agent or other person connected with the Old Notes arising under those Old Notes;

2.	waive any and all rights with respect to the Old Notes tendered thereby, including, without limitation, any existing or past defaults and their consequences in respect of those Old Notes;

3.	consent to the Proposed Amendments (and to direct the Old Notes Trustee to enter into a supplemental indenture effecting the Proposed Amendments); and

4.

release and discharge the Company and the Old Notes Trustee, as applicable, from any and all claims that the holder may have, now or in the future, arising out of the Old Notes tendered thereby, including, without limitation, any claims that the holder is entitled to receive additional principal or interest payments with respect to the Old Notes tendered thereby, other than the Company’s obligations as to the Exchange Consideration and, if applicable, the Early Participation Payment, and accrued and unpaid interest as expressly provided in this Prospectus, or to participate in any redemption or defeasance of the Old Notes tendered thereby.

In addition, each holder of Old Notes validly tendered in an Exchange Offer upon transmission of a Request Message to the Exchange Agent will be deemed to represent, warrant and agree that:

1.	it has received this Prospectus and has reviewed it;

2.

it is the beneficial owner of, or a duly authorized representative of one or more beneficial owners of, the Old Notes tendered thereby, and it has full power and authority to tender such Old Notes and deliver the related Request Message;

3.

the Old Notes being tendered thereby were owned as of the date of tender, free and clear of any liens, restrictions, charges and encumbrances of any kind, and the Company will acquire good title to those Old Notes, free and clear of all liens, restrictions, charges and encumbrances of any kind, when the Company accepts the same;

4.

it will not sell, pledge, hypothecate or otherwise encumber or transfer any Old Notes tendered thereby from the date of such tender unless such Old Notes are validly withdrawn or such Exchange Offer is terminated, and any purported sale, pledge, hypothecation or other encumbrance or transfer will be void and of no effect;

5.

it is not a person to whom it is unlawful to make an invitation to tender pursuant to the Exchange Offer under applicable law, and it has observed (and will observe) the laws of all relevant jurisdictions in connection with its tender;

6.

it will, upon request, execute and deliver any additional documents reasonably deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Old Notes tendered hereby;

7.

in evaluating the applicable Exchange Offer and in making its decision whether to participate in such Exchange Offer by tendering its Old Notes and transmitting a Request Message to the Exchange Agent, it has made its own independent appraisal of the matters referred to in this Prospectus and in any related communications and it is not relying on any statement, representation or warranty, express or implied, made to it by us, the Information Agent, Exchange Agent or the Dealer Manager , other than those contained in this Prospectus, as amended or supplemented through the Expiration Time; and

8.

it hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Exchange Agent also acts as the agent of the Company), with full powers of substitution and revocation (such power-of-attorney being deemed to be an irrevocable power coupled with an interest), to (i) present the Old Notes and all evidences of transfer and authenticity to, or transfer ownership of, the Old Notes on the account books maintained by Euroclear, Clearstream, or DTC to, or upon the order of, the Company, (ii) present the Old Notes for transfer of ownership on the books of the relevant security register and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of the Old Notes all in accordance with the terms of and conditions to the Exchange Offers as set forth in this Prospectus.

The representations, warranties and agreements of a holder tendering Old Notes will be deemed to be repeated and reconfirmed on and as of the Expiration Time and the Settlement Date. All authority conferred or agreed to by a tender of Old Notes and transmission of a Request Message to the Exchange Agent shall not be affected by, and shall survive, the death or incapacity of the person making such tender and transmission, and every obligation of such person shall be binding upon such person’s heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives.

Determination of Validity

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Notes and delivery of Consents pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by the Company in its discretion (subject to applicable law), which determination will be final and binding. Subject to the applicable law, the Company reserves the absolute right to reject any or all tenders of any Old Notes and delivery of Consents determined by the Company not to be in proper form, or if the acceptance of or exchange of such Old Notes may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the right to waive any condition to the Exchange Offers at its discretion, subject to applicable law. The Company may waive any such condition with respect to some or all of the Exchange Offers.

Your tender and delivery of Consents will not be deemed to have been validly made until all defects or irregularities in your tender have been cured or waived. All questions as to the form and validity (including time of receipt) of any delivery or withdrawal of a tender or delivery or revocation of a Consent will be determined by the Company in its discretion (subject to applicable law), which determination shall be final and binding. None of the Company, the Dealer Manager, the Exchange Agent, the Information Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any Old Notes and Consents, or will incur any liability for failure to give any such notification.

PLEASE SEND ALL MATERIALS TO THE EXCHANGE AGENT ONLY. DO NOT SEND MATERIALS TO THE COMPANY, THE OLD NOTES TRUSTEE, THE NEW NOTES TRUSTEES OR THE DEALER MANAGER.

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

Old Notes validly tendered and not validly withdrawn at a time at or prior to the applicable Withdrawal Deadline may not be validly withdrawn at any time thereafter, unless the applicable Exchange Offer is terminated without any Old Notes of such series being accepted or unless otherwise required by applicable law. If such a termination occurs, the Old Notes of the series of Old Notes as to which the termination occurred will be returned to the tendering holder as promptly as practicable.

A holder of Old Notes may not revoke a Consent without withdrawing the previously tendered Old Notes to which such Consent relates. Tenders of Old Notes may be validly withdrawn, and Consents may be validly revoked, at any time at or prior to the applicable Withdrawal Deadline. A valid withdrawal of tendered Old Notes effected prior to the applicable Withdrawal Deadline will constitute the concurrent valid revocation of such holder’s related Consent.

In order for a holder to validly revoke a Consent, such holder must validly withdraw the related tendered Old Notes at any time at or prior to the applicable Withdrawal Deadline. Tendered Old Notes may not be validly withdrawn subsequent to the applicable Withdrawal Deadline, expect as described below or unless otherwise required by law.

If, after the applicable Withdrawal Deadline, the Company (i) reduces the principal amount of Old Notes subject to such Exchange Offer, (ii) reduces the Exchange Consideration or the Early Participation Payment or (iii) is otherwise required by law to permit withdrawals, then previously tendered Old Notes may be validly withdrawn within a reasonable period under the circumstances and to the extent required by law after the date that notice of such reduction or permitted withdrawal is first published or given or sent to holders of the Old Notes by the Company. The valid withdrawal of tendered Old Notes prior to the applicable Withdrawal Deadline will be deemed to be a concurrent revocation of the corresponding Consent to the Proposed Amendments.

A holder who validly withdraws previously tendered Old Notes at any time at or prior to the applicable Withdrawal Deadline and does not validly re-tender Old Notes prior to the applicable Expiration Time will not receive the Exchange Consideration. A holder who validly withdraws previously tendered Old Notes at any time at or prior to the applicable Withdrawal Deadline and validly re-tenders Old Notes at any time at or prior to the applicable Expiration Time will receive only the applicable Exchange Consideration (assuming such Old Notes are accepted for exchange).

Subject to applicable law, if, for any reason whatsoever, acceptance for exchange of, or exchange of, any Old Notes tendered pursuant to an Exchange Offer, or acceptance of any Consents delivered pursuant to the Consent Solicitations, is delayed (whether before or after the Company’s acceptance for exchange of Old Notes) or the Company extends an Exchange Offer or the Consent Solicitations, or is unable to accept for exchange, or exchange, the Old Notes tendered pursuant to such Exchange Offer, the Company may instruct the Exchange Agent to retain tendered Old Notes and those Old Notes may not be withdrawn, and all Consents previously delivered and not revoked will remain subject to the Consent Solicitations, except to the extent that you are entitled to the withdrawal rights set forth herein. Under no circumstances will any special interest be payable because of any delay in the transmission of funds to any holder of Old Notes with respect to the New Secured Notes to be received in exchange for the Old Notes or otherwise.

To be effective, a written or electronic transmission notice of withdrawal of a tender and a revocation of a Consent or a properly transmitted “Request Message” through DTC’s ATOP system for the withdrawal of a tender and a revocation of a Consent, must:

•	be received by the Exchange Agent at one of the addresses specified on the back cover of this Prospectus at any time at or prior to the applicable Withdrawal Deadline;

•	specify the name of the holder of the Old Notes and the corresponding Consent to be withdrawn and revoked;

•

contain the description of the Old Notes, the corresponding Consent related to such Old Notes, in each case, to be withdrawn, the number of the account at DTC from which the Old Notes were tendered and the name and number of the account at DTC to be credited with the Old Notes withdrawn, and the aggregate principal amount represented by such Old Notes; and be signed by the DTC participant tendering such Old Notes through ATOP in the same manner as the participant’s name is listed in the applicable Request Message.

If the Old Notes to be withdrawn and the Consents to be revoked have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of Old Notes and the revocation of Consents can only be accomplished in accordance with the foregoing procedures.

The Company will have the right, which may be waived, to reject the defective tender of Old Notes as invalid and ineffective.

If you validly withdraw Old Notes and validly revoke Consents, you will have the right to re-tender them at any time at or prior to the applicable Expiration Time in accordance with the procedures described above for tendering Old Notes and delivering the Consents. If the Company amends or modifies the terms of an Exchange Offer or Consent Solicitation, or the information concerning an Exchange Offer or Consent Solicitation in a manner determined by the Company to constitute a material change to holders of Old Notes, the Company will disseminate additional Exchange Offer materials and extend the period of any such Exchange Offer or Consent Solicitation, including any withdrawal rights, if applicable, to the extent required by law and as the Company determines necessary. An extension of the Withdrawal Deadline or the Expiration Time for an Exchange Offer will not affect a holder’s withdrawal rights unless otherwise provided herein or in any additional Exchange Offer materials or as required by applicable law.

CONDITIONS OF THE EXCHANGE OFFERS AND THE CONSENT SOLICITATIONS

The Exchange Offers and the Consent Solicitations are subject to the satisfaction or waiver of the conditions described below.

Each Exchange Offer is conditioned on the lower of (i) the Nasdaq Official Closing Price of BBBY (as reflected on Nasdaq.com) immediately preceding the Expiration Time or (ii) the average Nasdaq Official Closing Price of BBBY (as reflected on Nasdaq.com) for the five trading days immediately preceding the Expiration Time not exceeding $12.00 (such price, the “Minimum Price”).

The consummation of any of the Exchange Offers and any of the corresponding Consent Solicitations is conditioned on the following (the “General Conditions”):

•	the registration statement of which this Prospectus forms a part shall have been declared effective by the SEC at or prior to the Expiration Time and shall remain effective on the Settlement Date;

•

there shall not have been instituted, threatened or be pending any action, proceeding, application, claim counterclaim or investigation (whether formal or informal, and whether oral or in writing) (and there shall not have been any material adverse development to any action, application, claim, counterclaim or proceeding currently instituted, threatened or pending) before or by any court, governmental, regulatory or administrative agency or instrumentally, domestic or foreign, or by any other person, domestic or foreign, in connection with the Exchange Offers and the Consent Solicitations that challenges the making of the Exchange Offers or the Consent Solicitations or that, in the Company’s reasonable judgment, either (a) is, or is reasonably likely to be, materially adverse to the Company’s and its subsidiaries’ business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or materially delay consummation of the Exchange Offers or the ability for the Company to obtain the Old Notes Requisite Consents or (c) would materially impair the contemplated benefits of any offer to the Company or be material to holders in deciding whether to accept the Exchange Offers or the Consent Solicitations;

•

no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court or governmental, regulatory or administrative agency or instrumentality that, in the Company’s reasonable judgment, either (a) would or might prohibit, prevent, restrict or materially delay consummation of the Exchange Offers or the Consent Solicitations or (b) is, or is reasonably likely to be, materially adverse to the Company’s and its subsidiaries’ business, operations, properties, condition (financial or otherwise), income, assets, liabilities or prospects of the Company;

•

there shall not have occurred or be likely to occur any event or condition affecting the Company’s and its subsidiaries’ business or financial affairs and its subsidiaries that, in the Company’s reasonable judgment, either (a) is, or is reasonably likely to be, materially adverse to the Company’s and its subsidiaries’ business, operations, properties, condition (financial or otherwise), results of operations, assets, liabilities or prospects, (b) would or might prohibit, prevent, restrict or materially delay consummation of the Exchange Offers or the Consent Solicitations or (c) would or might materially impair the contemplated benefits of the Exchange Offers or the Consent Solicitations to the Company or be material to holders in deciding whether to participate in the Exchange Offers or the Consent Solicitations;

•

the Old Notes Trustee under the Old Notes Indenture shall not have objected in any respect to or taken any action that could or would, in the Company’s reasonable judgment, materially and adversely affect the consummation of the Exchange Offers and shall not have taken any action that challenges the validity or effectiveness of the procedures used by the Company in the making of any offer or the acceptance of, or payment for, some or all of the applicable series of Old Notes pursuant to any offer; and

•

there shall not exist, in the Company’s reasonable judgment, any actual or threatened legal impediment to the acceptance for exchange of, or exchange of, the Old Notes; and there shall not have occurred

(a) any general suspension of, or limitation on prices for, trading in securities in the United States securities or financial markets, (b) any significant adverse change in the market price for the Old Notes, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect to banks in the United States or other major financial markets, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the Company’s reasonable judgment, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war, armed hostilities, terrorist acts or other national or international calamity, (g) any material adverse change in the securities or financial markets in the United States generally or (h) in the case of any of the foregoing existing on the date hereof, a material acceleration, escalation or worsening thereof.

The consummation of any of the corresponding Consent Solicitations is subject to the receipt of the Old Notes Requisite Consents (as further described below). The Company may waive any condition with respect to any of the Exchange Offers or Consent Solicitations at its discretion, subject to applicable law.

Notwithstanding any other provisions of the Exchange Offers and the Consent Solicitations, subject to applicable law, the Company will not be required to accept for exchange or to exchange Old Notes validly tendered (and not validly withdrawn) pursuant to the Exchange Offers, and may, in its discretion, terminate, amend or extend the Exchange Offers and the Consent Solicitations, either as a whole, or with respect to one or more series of Old Notes, or delay or refrain from accepting for exchange or exchanging the Old Notes for any reason, including if the General Conditions shall not have been satisfied or waived.

In addition, the Company’s obligation to transfer any Exchange Consideration and, if applicable, any Early Participation Payment, is conditioned upon the Company’s acceptance of Old Notes for exchange pursuant to the Exchange Offers.

In order to amend any Old Notes Indenture, the Old Notes Requisite Consents must be received and the Supplemental Indentures must be executed. Holders delivering Old Notes Requisite Consents authorize, direct and request that the Old Notes Trustee execute and deliver the Supplemental Indenture to implement the Proposed Amendments. We intend to cause the Exchange Agent to deliver the Old Notes Requisite Consents to the Old Notes Trustee promptly after they have been obtained. Each of the Supplemental Indentures will be executed and delivered on or promptly following receipt of the Old Notes Requisite Consents, but in no event prior to the applicable Withdrawal Deadline. Only holders of the Old Notes are entitled to deliver Consents. Pursuant to the Old Notes Indenture, the transfer of the Old Notes on the register for the New Secured Notes will not have the effect of revoking any Consent previously given by the holder of those Old Notes and that Consent will remain valid by the person in whose name such Old Notes are then on the register for the New Secured Notes.

These conditions are for the Company’s benefit and may be asserted by the Company or may be waived by the Company, including any action or inaction by the Company giving rise to any condition, or may be waived by the Company, in whole or in part at any time and from time to time, in its discretion (subject to applicable law). The Company may additionally terminate any or all of the Exchange Offers and the Consent Solicitations if any condition is not satisfied at or after the applicable Expiration Time (subject to applicable law). Under each of the Exchange Offers and the Consent Solicitations, if any of these events occur, subject to the termination rights described above, the Company may (subject to applicable law) (i) return Old Notes tendered thereunder to you, (ii) extend an Exchange Offer and retain all tendered Old Notes until the expiration of the extended Exchange Offer, or (iii) amend an Exchange Offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment as the Company determines necessary and to the extent required by applicable law.

The Company has not made a decision as to what circumstances would lead the Company to waive any such condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. The

Company reserves the right to amend, at any time, the terms of any or all of the Exchange Offers and the Consent Solicitations (subject to applicable law). The Company will give holders notice of such amendments as the Company determines necessary and to the extent required by applicable law. See “General Terms of the Exchange Offers and the Consent Solicitations—Extension, Termination or Amendment” and “General Terms of the Exchange Offers and the Consent Solicitations—Announcements.”

EXCHANGE AGENT; INFORMATION AGENT; DEALER MANAGER

Exchange Agent

Global Bondholder Services Corporation has been appointed the exchange agent for the Exchange Offers and the Consent Solicitations (the “Exchange Agent”). All correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone numbers set forth on the back cover of this Prospectus. The Company will pay the Exchange Agent reasonable compensation for its services and will reimburse it for certain reasonable expenses in connection therewith. In connection with the Exchange Offers and the Consent Solicitations, the Company will also pay soliciting retail brokers a Soliciting Broker Fee and will pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the holders of Old Notes and in handling or forwarding tenders of Old Notes and Consents by their customers. See “General Terms of the Exchange Offers and the Consent Solicitations—Soliciting Broker Fee.”

Information Agent

Global Bondholder Services Corporation has also been appointed as the information agent for the Exchange Offers and the Consent Solicitations (the “Information Agent”), and will receive reasonable compensation for its services. Questions concerning tender procedures and requests for additional copies of this Prospectus should be directed to the information agent at the address and telephone numbers set forth on the back cover of this Prospectus. Holders of Old Notes may also contact their custodian bank, depositary, broker, trust company or other nominee for assistance concerning the Exchange Offers.

Dealer Manager

The Company has retained Lazard Frères & Co. LLC (the “Dealer Manager”) to act as Dealer Manager in connection with the Exchange Offers and as Solicitation Agent in connection with the Consent Solicitations. The Company has agreed to pay the Dealer Manager customary fees and to reimburse the Dealer Manager for its reasonable expenses and to indemnify it against certain liabilities, including liabilities under federal securities laws, and to contribute to payments that it may be required to make in respect thereof. Except for any Soliciting Broker Fee, no fees or commissions have been or will be paid by the Company to any broker or dealer, other than the Dealer Manager, in connection with the Exchange Offers. The customary mailing and handling expenses incurred by brokers, dealers, banks, depositories, trust companies and other nominees or custodians forwarding material to their customers will be paid by the Company. The obligations of the Dealer Manager to perform such function are subject to certain conditions.

From time to time, the Dealer Manager and its affiliates have provided, are currently providing, and may in the future provide, financial advisory, investment banking, asset management and advisory services for the Company, its subsidiaries or their affiliates for customary compensation. In particular, Lazard Frères & Co. LLC is providing investment banking services to the Company in connection with the Private Exchange Agreements and the Company’s broader liability management strategy.

In the ordinary course of its business, the Dealer Manager or its affiliates may at any time hold long or short positions, and may trade for its own account or the accounts of customers, in debt or equity securities issued or guaranteed by the Company or its subsidiaries and affiliates, including the Old Notes and the New Secured Notes. To the extent that the Dealer Manager or its affiliates own Old Notes during the Exchange Offers and Consent Solicitations, they may tender such Old Notes and the related consents pursuant to the terms of the Exchange Offers and Consent Solicitations. The Dealer Manager and its affiliates may also make investment recommendations in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In connection with the Exchange Offers or otherwise, the Dealer Manager may purchase and sell the Old Notes and the New Secured Notes in the open market to the extent permitted by applicable law.

None of the Dealer Manager, the Exchange Agent or the Information Agent assumes any responsibility for the accuracy or completeness of the information concerning the Company contained or incorporated by reference in this Prospectus or for any failure by the Company to disclose events that may have occurred and may affect the significance or accuracy of such information.

DESCRIPTION OF NEW SECOND LIEN SECURED NOTES

The following summary of certain provisions of the Second Lien Indenture, the New Second Lien Secured Notes, the Second Lien Security Documents and related documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Second Lien Indenture, the New Second Lien Secured Notes, the Second Lien Security Documents and related documents. It does not restate these agreements in their entirety. We urge you to read the Second Lien Indenture, the New Second Lien Secured Notes, the Second Lien Security Documents and related documents that will be filed at a later date because those documents, and not this description, define your rights as a Holder of a series of New Second Lien Secured Notes. A copy of these documents will be available from us at Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083, Attn: Chief Financial Officer. Capitalized terms used in this “Description of New Second Lien Secured Notes” and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

General

In this description, the term “Company”, “we,” “us” and “our” refers to Bed Bath & Beyond Inc., a corporation organized under the laws of the State of New York.

Holders of the Old 2024 Notes will have the option to exchange each $1,000 principal amount of their Old 2024 Notes for (1) $1,000 principal amount of 3.693% Senior Second Lien Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) or (2) $410 principal amount of 8.821% Senior Second Lien Convertible Notes due 2027 (the “New Second Lien Convertible Notes” and, together with the New Second Lien Non-Convertible Notes, the “New Second Lien Secured Notes”), or a combination thereof, on the terms and conditions described elsewhere in this Prospectus. The New Second Lien Non-Convertible Notes and the New Second Lien Convertible Notes will be issued under an indenture (the “Second Lien Indenture”), dated as of the Issue Date, among the Company, the Subsidiary Guarantors (as defined below) party thereto and Wilmington Trust, National Association, as trustee for the New Second Lien Convertible Notes (in such capacity, the “Convertible Second Lien Trustee”), trustee for the New Second Lien Non-Convertible Notes (in such capacity, the “Non-Convertible Second Lien Trustee” and together with the Convertible Second Lien Trustee, the “Second Lien Trustees”) and collateral agent for each series of New Second Lien Secured Notes (in such capacity, the “Collateral Agent”).

The aggregate principal amount of (i) New Second Lien Non-Convertible Notes (the “Initial New Second Lien Non-Convertible Notes”) and (ii) New Second Lien Convertible Notes (the “Initial New Second Lien Convertible Notes” and, together with the Initial New Second Lien Non-Convertible Notes, the “Initial New Second Lien Secured Notes”) that the Company issues in the Exchange Offer will depend upon the aggregate principal amount of Old 2024 Notes that are validly tendered and accepted for exchange, as well as what portion of tendering holders of Old 2024 Notes elect to receive each respective series of New Second Lien Secured Notes.

The Company may issue additional New Second Lien Non-Convertible Notes (the “Additional New Second Lien Non-Convertible Notes”) and additional New Second Lien Convertible Notes (the “Additional New Second Lien Convertible Notes” and together with the Additional New Second Lien Non-Convertible Notes, the “Additional New Second Lien Secured Notes”) under the Second Lien Indenture, from time to time after this offering without notice to or the consent of Holders of the applicable series of New Second Lien Secured Notes. Any offering of Additional New Second Lien Secured Notes would be subject to the covenant described below under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Each series of the Initial New Second Lien Secured Notes and any Additional New Second Lien Secured Notes of the applicable series under the Second Lien Indenture will vote and consent together on all matters pertaining to such series as a single class. All New Second Lien Secured Notes of both series will vote as one (1) class on any matters pertaining to the exercise of remedies with respect to Collateral and any foreclosure related matters pertaining to the First Lien/Second Lien/Third Lien Intercreditor Agreements. A separate CUSIP or ISIN would be issued for any Additional New Second Lien Secured Notes, unless the applicable series of Initial New Second Lien Secured Notes and such Additional New Second Lien Secured Notes are (a) issued pursuant to a “qualified reopening” of the applicable series of New Second Lien Secured Notes offered hereby or (b) otherwise treated as part of the same “issue” of debt instruments as the applicable series of New Second Lien Secured Notes offered hereby, in each case for U.S. federal income tax purposes, or another then-recognized identifier is used.

If a Holder of New Second Lien Secured Notes has given wire transfer instructions to the paying agent, the paying agent will pay all principal of, and, if applicable, interest and premium, if any, on that Holder’s New Second Lien Secured Notes in accordance with those instructions. All other payments on the New Second Lien Secured Notes will be made at the office or agency of the paying agent unless the Company elects to make interest payments through the paying agent by check mailed to the Holders of the New Second Lien Secured Notes at their addresses set forth in the register of Holders.

The registered Holder of a New Second Lien Secured Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Second Lien Indenture.

The New Second Lien Secured Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Terms of the New Second Lien Secured Notes

The New Second Lien Secured Notes will mature on November 30, 2027. The New Second Lien Non-Convertible Notes will bear interest at a rate equal to 3.693% per annum and the New Second Lien Convertible Notes will bear interest at a rate equal to 8.821% per annum. Each New Second Lien Secured Note will bear interest from the Issue Date or from the most recent date to which interest has been paid or provided for. Interest on the New Second Lien Secured Notes will be payable semi-annually in arrears on May 30 and November 30 of each year, beginning on May 30, 2023 (the “Interest Payment Dates” and each an “Interest Payment Date”). Interest will be computed on the basis of a three hundred and sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

Subject to satisfaction of certain conditions and during the periods described below, the New Second Lien Convertible Notes may be converted at an initial conversion rate of 83.3333 shares of our common stock per $1,000 principal amount of New Second Lien Convertible Notes (equivalent to an initial conversion price of approximately $12.00 per share of common stock). The conversion rate is subject to adjustment if certain events occur. We will settle conversions of New Second Lien Convertible Notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights of New Second Lien Convertible Notes—Settlement upon Conversion.” A Holder will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

Paying Agent and Registrar for the New Second Lien Secured Notes

The Company will maintain a paying agent for the New Second Lien Secured Notes. Each Second Lien Trustee will initially act as paying agent and registrar for its applicable series of New Second Lien Secured Notes. The Company may change the paying agent or registrar without prior notice to the Holders of the New Second Lien Secured Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar. Upon written request from the Company, the registrar will provide the Company with a copy of the register to enable them to maintain a register of the New Second Lien Secured Notes at their registered offices.

Ranking

The New Second Lien Secured Notes and the Guarantees will be:

•

secured on a second-priority basis by the Collateral (subject to certain Permitted Liens) and on a junior basis to all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a first-priority basis, including the ABL/FILO Obligations;

•

effectively senior to all existing and future unsecured Indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the Collateral, including any Old 2024 Notes, Old 2034 Notes and Old 2044 Notes not tendered in the Exchange Offers;

•

senior to all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a third-priority basis, including the New Third Lien Secured Notes, to the extent of the value of the Collateral;

•

(i) effectively subordinated to any of the Company’s and the Subsidiary Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the New Second Lien Secured Notes, including the equity pledges that secure the ABL/FILO Obligations, to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s Subsidiaries that do not guarantee the New Second Lien Secured Notes;

•	unconditionally guaranteed by the Subsidiary Guarantors;

•

pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a second-priority basis; and

•	senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated Indebtedness.

Guarantees

Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary (including trade creditors) and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Company, including Holders of the New Second Lien Secured Notes. The New Second Lien Secured Notes, therefore, will be structurally subordinated to claims of creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries that are not Subsidiary Guarantors. Although the Second Lien Indenture will contain limitations on the amount of additional Indebtedness that the Company and its Subsidiaries may Incur, such limitations are subject to a number of significant exceptions.

Each of the Company’s Subsidiary Guarantors shall, jointly and severally, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantee, subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements, the prompt payment when due, whether at Stated Maturity, upon acceleration or otherwise, and at all times thereafter, all Obligations of the Company under the Second Lien Indenture, the New Second Lien Secured Notes and the other Second Lien Documents and all reasonable fees and documented costs and expenses paid or incurred by the Second Lien Trustees and the Collateral Agent in endeavoring to collect all of any part of the Obligations from, or in prosecuting any action against, the Company or any Subsidiary Guarantor to the Holders, the Second Lien Trustees and the Collateral Agent (all such Obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). Each Subsidiary Guarantor will also agree that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

Notwithstanding the foregoing, if any Person becomes an obligor under the ABL/FILO Facility and any replacement Credit Facilities in respect thereof, and is not an Excluded Subsidiary, such Subsidiary shall provide a Guarantee. To the extent a Person is required to provide a Guarantee under the above provisions, such Person shall execute and deliver a supplemental indenture to the Second Lien Trustees evidencing such Guarantee within ten (10) Business Days after the requirement to provide such Guarantee arises, together with such Opinions of Counsel and Officer’s Certificates as the Second Lien Trustees reasonably require, and a pledge of all assets held by such Person (other than Excluded Assets) as After-Pledged Property with a New Second Lien as provided under “—Certain Covenants—After-Pledged Property.”

Limitations on Guarantees

The Guarantee of each Subsidiary Guarantor will also be limited as necessary to prevent that Guarantee, from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the New Secured Notes—Federal and state law may render the New Secured Notes Guarantees and/or payments made under the New Secured Notes Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

Each Guarantee will be a continuing guarantee and, except as provided below under “—Release of Guarantees,” will:

(i)	remain in full force and effect until payment in full of all the Guaranteed Obligations;

(ii)	be binding upon each such Subsidiary Guarantor and its successors and assigns; and

(iii)	inure to the benefit of and be enforceable by the Second Lien Trustees, the Collateral Agent, the Holders and their successors, transferees and assigns.

Release of Guarantees

A Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged:

(i)

in connection with any disposition of (1) Equity Interests of such Subsidiary Guarantor or (2) all or substantially all of the assets of such Subsidiary Guarantor, in each case, if (x) such disposition is permitted under the terms of the Second Lien Indenture, the applicable series of New Second Lien Secured Notes and First Lien/Second Lien/Third Lien Intercreditor Agreements and (y) such disposition is not being made for the primary purpose of causing the release of the Guarantee;

(ii)

with respect to the New Second Lien Non-Convertible Notes, upon the Company’s exercise of its legal defeasance or covenant defeasance options under the Second Lien Indenture as described below under “—Satisfaction and Discharge; Defeasance—New Second Lien Non-Convertible Notes”;

(iii)	if the Second Lien Obligations are discharged in accordance with the terms of the Second Lien Indenture; or

(iv)	the Subsidiary Guarantor has been released from its Senior Lien Obligations .

Security

The Second Lien Obligations shall be secured by the Collateral. The “Collateral” consists of the ABL/FILO Collateral, excluding the pledges of Equity Interests of the Company’s Subsidiaries, including the Subsidiary Guarantors, that secure the ABL/FILO Obligations. The Collateral consists of substantially all the assets of the Company and the Subsidiary Guarantors, including:

•

accounts and credit card receivables, all inventory, all cash and cash equivalents, all deposit accounts (including all Collateral Accounts) and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto;

•

all Securities Accounts (including all Collateral Accounts) and all cash, cash equivalents, financial assets and securities held therein or credited thereto and securities entitlements related thereto of the Company and the Subsidiary Guarantors;

•

all chattel paper, all equipment, all documents, all general intangibles, all goods, all investment property (except for Equity Interests), all instruments, all letters of credit, letter-of-credit rights and supporting obligations, all Intellectual Property and all commercial tort claims, as described in the Second Lien Security Documents;

•

all books, records and information relating to the foregoing (including without limitation all books, records, information, databases and customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing, whether tangible or electronic, that contain any information relating to any of the foregoing);

•

all accessions to, substitutions for, and replacements, Proceeds (including insurance proceeds), rents, profits, and products of any and all of the foregoing, together with all collateral security, guarantees and rights and remedies with respect to any of the foregoing; and

•

promissory notes and any instruments evidencing Indebtedness (i) owned by the Company or a Subsidiary Guarantor (but excluding the Excluded Note) or (ii) issued to the Company or a Subsidiary Guarantor after the First Amendment Effective Date (as defined in the Amended Credit Agreement) and having an aggregate principal amount in excess of $2,500,000, in each case, other than any Excluded Assets, in each case (i) and (ii) including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing equity interests or Indebtedness.

The Liens on the Collateral securing the Second Lien Obligations will be held by the Collateral Agent for the benefit of itself, the Second Lien Trustees and the Holders of the New Second Lien Secured Notes.

The Collateral shall not include any Excluded Assets.

Required Collateral Lien Priority

The First Lien/Second Lien/Third Lien Intercreditor Agreements will provide that the New Second Liens and the other applicable Liens on Obligations have the Required Collateral Lien Priority. See “—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

“Required Collateral Lien Priority” means, with respect to any Lien on the Collateral, that such Lien on the Collateral has priority in the following order: (1) Senior Lien Obligations, (2) the Second Lien Obligations and (3) the Third Lien Obligations.

The Holders of New Second Lien Secured Notes will be permitted to take enforcement action with respect to the Collateral only to the extent permitted under and in accordance with the First Lien/Second Lien/Third Lien Intercreditor Agreements. See “—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

As of August 27, 2022, on an as adjusted basis after giving effect to incremental borrowings under the ABL Facility and FILO Facility as of November 11, 2022, the Private Exchange Agreements and the Exchange Offers assuming full participation in the Exchange Offers and either (1) all holders of Old 2024 Notes exchange their Old 2024 Notes into New Second Lien Non-Convertible Notes and (2) all holders of Old 2024 Notes exchange their Old 2024 Notes into New Second Lien Convertible Notes, and in each case, including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment, the Company and the Subsidiary Guarantors would have had:

•	in the case of (1), total consolidated indebtedness of $1,480.8 million, excluding letters of credit, consisting of $550 million of Secured Indebtedness under the ABL Facility (with $400 million of additional availability based on estimated letters of credit outstanding), $375 million of Secured Indebtedness under the FILO Facility, $0 of Unsecured Notes, $218.6 million of New Second Lien Non-Convertible Notes, $0 of New Second Lien Convertible Notes and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

•

in the case of (2), total consolidated indebtedness of $1,394.1 million, excluding letters of credit, consisting of $550 million of Secured Indebtedness under the ABL Facility (with $400 million of additional availability based on estimated letters of credit outstanding), $375 million of Secured Indebtedness under the FILO Facility, $0 of Unsecured Notes, $0 of New Second Lien Non-Convertible Notes, $131.9 million of New Second Lien Convertible Notes (reflecting undiscounted future cash flows, including $91.5 million of aggregate principal amount and $40.4 million of future interest payments) and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

Excluded Assets

The Collateral only consists of assets that secure the ABL/FILO Obligations (except for the pledges of Equity Interests of the Company’s Subsidiaries, including the Subsidiary Guarantors) and does not include any other assets. Therefore, the following assets, whether now owned or hereafter acquired, will not be included in the Collateral (collectively, the “Excluded Assets”):

•	all Excluded Equity Interests;

•

all Property (as defined in the Senior Notes Indenture as in effect on the First Amendment Effective Date (as defined by the Amended Credit Agreement)) unless a security interest is granted thereon by any Grantor in favor of any Person to secure Indebtedness for borrowed money;

•

any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act;

•	any Excluded Account;

•	vehicles and any other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement;

•

any Grantor’s right, title or interest in any lease, license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than the Company or any Subsidiary Guarantor), such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including Title 11 of the United States Code) or principles of equity), other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable laws notwithstanding such prohibition;

•

any assets for which the Senior Agent and the Company have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Senior Agent, on behalf of the Senior Claimholders (with respect to the corresponding requirement under the Amended Credit Agreement) therefrom;

•

any assets and proceeds thereof subject to a Lien permitted under Section 6.02(d) of the Amended Credit Agreement to the extent that the documents providing for the Indebtedness secured by such Liens do not permit such assets and proceeds thereof to be pledged to the Senior Agent or any assets and proceeds thereof subject to a Lien permitted under Section 6.02(c) of the Amended Credit Agreement, solely to the extent any such Lien is of the type permitted under Section 6.02(c) of the Amended Credit Agreement, so long as the documents providing for such Lien do not permit such assets and Proceeds thereof to be pledged to the Senior Agent;

•

any asset to the extent a pledge thereof or grant of security interest therein is prohibited or restricted by any Requirement of Law (including any legally effective requirement to obtain the consent, approval, license or authorization of any Governmental Authority, except to the extent such consent has been obtained, other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirement of Law, including the Uniform Commercial Code of any applicable jurisdiction) (with no requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party);

•

assets for which a pledge thereof or a security interest therein to the extent the same would result in materially adverse tax consequences, as reasonably determined by an Officer of the Company in good faith;

•

any other assets to the extent that the Company determines in good faith that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest in such assets is excessive in relation to the benefit to the Holders of the New Second Lien Secured Notes of the security to be afforded thereby or the value of such assets as Collateral; and

•

any other assets that do not secure the ABL/FILO Facility, including, for the avoidance of doubt, if the ABL/FILO Facility or any replacement Credit Facilities shall become an unsecured Credit Facility (including pursuant to any modification, Refinancing or replacement thereof).

Release of Collateral

Liens on the Collateral securing each series of New Second Lien Secured Notes will be released automatically under any one (1) or more of the following circumstances:

(a)

any of the Collateral shall be sold, transferred or otherwise disposed of by the Company or a Subsidiary Guarantor, as the case may be, in a transaction permitted by the Second Lien Indenture, the applicable New Second Lien Secured Notes and the First Lien/Second Lien/Third Lien Intercreditor Agreements (except to the Company or another Subsidiary Guarantor), with respect to only such Collateral sold, but not on any proceeds thereof;

(b)

all or substantially all of the Equity Interests of any Subsidiary Guarantor shall be sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor in a transaction permitted by the Amended Credit Agreement (except to the Company or a Subsidiary Guarantor), with respect only to the Collateral of such Subsidiary Guarantor, as the case may be;

(c)

if a Subsidiary Guarantor otherwise ceases to be a Grantor under the Second Lien U.S. Security Agreement or a Grantor under the Second Lien Canadian Security Agreement pursuant to the terms of the respective Second Lien Security Agreements, with respect to only the Collateral of such Subsidiary Guarantor, but not on any proceeds thereof;

(d)

if a Subsidiary Guarantor otherwise ceases to be a Subsidiary Guarantor in accordance with the terms of the Second Lien Indenture, with respect to only the Collateral of such Subsidiary Guarantor, but not on any proceeds thereof;

(e)	upon such property or other asset being released in respect of the Liens securing the Senior Lien Obligations (excluding in the case of the payment thereof);

(f)	as required by the terms of any Approved Intercreditor Agreement, including a full release of the Collateral upon the Discharge of Senior Lien Obligations; or

(g)	upon such property or asset becoming an Excluded Asset.

The security interests in all Collateral securing the New Second Lien Secured Notes also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the applicable New Second Lien Secured Notes and all other Second Lien Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid, or, with respect to the New Second Lien Non-Convertible Notes, upon a legal defeasance or covenant defeasance under the Second Lien Indenture, each as described below under “—Satisfaction and Discharge; Defeasance”.

Security Agreements

The Collateral Agent will enter into a Second Lien U.S. Security Agreement and a Second Lien Canadian Security Agreement, dated as of the Issue Date (as amended, supplemented or otherwise modified, the “Second Lien Security Agreements”), with the Company, the Subsidiary Guarantors applicable for each Second Lien Security Agreement and the Second Lien Trustees. Pursuant to the Second Lien Security Agreements, the Collateral Agent will be granted a lien on the Collateral to secure the second (2nd)-priority lien obligations which as of the Issue Date will only include the obligations in respect of the New Second Lien Secured Notes. The Second Lien Security Agreements will set forth therein the relative rights of the second-lien secured parties with respect to the Collateral and cover certain other matters relating to the administration of security interests. The Second Lien Security Agreements generally control substantially all matters related to the interest of the second-lien secured parties in the Collateral, including with respect to directing the Collateral Agent, distribution of proceeds and enforcement.

First Lien/Second Lien/Third Lien Intercreditor Agreements

On the Issue Date, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the ABL/FILO Facility (the “Senior Agent”), the Collateral Agent and the Third Lien Collateral Agent will enter into an intercreditor agreement (the “ABL/Junior Intercreditor Agreement”), and the Collateral Agent and the Third Lien Collateral Agent will enter into an intercreditor agreement (the “2L/3L Intercreditor Agreement” and together with the ABL/Junior Intercreditor Agreement, the “First Lien/Second Lien/Third Lien Intercreditor Agreements”). By their acceptance of the New Second Lien Secured Notes, each Holder will be deemed to accept the terms of, agree to be bound by, and authorize the Collateral Agent to enter into and perform its respective obligations under, each of the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement, binding the Holders to the terms thereof.

ABL/Junior Intercreditor Agreement

Lien Priorities

The ABL/Junior Intercreditor Agreement will provide that any Lien with respect to the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, Senior Agent or any Senior Claimholder or any agent or trustee therefore shall be senior in all respects and prior to any Lien with respect to the Collateral securing any Junior Lien Obligations.

Prohibition on Contesting Liens

The ABL/Junior Intercreditor Agreement will provide that each Junior Lien Representative (on behalf of itself and their respective Junior Lien Claimholders) and the Senior Agent, for itself and on behalf of each Senior Claimholder will not (and waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the attachment, perfection, priority, validity, or enforceability of a Lien held by or on behalf of any Senior Claimholders or a Lien held by or on behalf of any Junior Lien Claimholders, in each case in any Collateral (including the allowability or priority of the Senior Lien Obligations or any Junior Lien Obligations, as applicable, in any Insolvency Proceeding) or the validity or enforceability of the ABL/Junior Intercreditor Agreement.

New Liens

The ABL/Junior Intercreditor Agreement will provide that so long as the Discharge of Senior Lien Obligations has not occurred (i) no Company or Subsidiary Guarantor shall grant any additional Liens on any assets or property to secure any Junior Lien Obligation unless such Company or Subsidiary Guarantor has granted a Lien on such asset or property to Senior Agent to secure the Senior Lien Obligations contemporaneously with or prior to the time of the grant of a Lien thereon in favor of the Junior Lien Representatives, such Lien being a senior Lien in favor of the Senior Agent pursuant to the terms of the ABL/Junior Intercreditor Agreement and (ii) no Company or Subsidiary Guarantor shall grant any additional Liens on any assets or property (other than Equity Interests) to secure any Senior Lien Obligation unless such Company or Subsidiary Guarantor has granted a Lien on such asset or property to the Junior Lien Representative to secure the Junior Lien Obligations contemporaneously with the grant of a Lien thereon in favor of the Senior Agent, such Lien being a Junior Lien in favor of the Junior Lien Representatives pursuant to the terms of the ABL/Junior Intercreditor Agreement; provided that this clause (i) will not be violated with respect to any Senior Lien Obligations if Senior Agent and FILO Agent expressly decline to accept a Lien on such asset or property and that this clause (ii) will not be violated with respect to the applicable Junior Lien Obligations if a Junior Lien Representative, acting in accordance with the applicable Junior Lien Documents expressly declines to accept a Lien on such asset or property; provided, further, for the avoidance of doubt, nothing in this provision shall permit or require the Company or any Subsidiary Guarantor to grant any Liens on Equity Interests to secure any Junior Lien Obligations.

Exercise of Remedies

The ABL/Junior Intercreditor Agreement will provide that until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Company or Subsidiary Guarantor, the Junior Lien Representatives (on behalf of themselves and their respective Junior Lien Claimholders):

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will not exercise or seek to exercise any rights or remedies with respect to the Liens on any Collateral or institute any action or proceeding with respect to such rights or remedies (including any Exercise of Secured Creditor Remedies with respect to any Collateral); provided that the Collateral Agent (acting at the instruction of the majority of all Second Lien Claimholders, voting together, for the purposes of this section “—Exercise of Remedies), but not the Third Lien Collateral Agent, may exercise such rights and remedies after the expiry of the Standstill Period so long as any and all proceeds received as a result thereof are delivered to the Senior Agent for application pursuant to “—Application of Proceeds”.

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will not directly or indirectly contest, protest, or object to or hinder or delay in any manner (whether by judicial proceeding or otherwise), or otherwise interfere with any Exercise of Secured Creditor Remedies by Senior Agent or any Senior Claimholder and has no right to direct Senior Agent to Exercise any Secured Creditor Remedies or take any other action under the Senior Loan Documents.

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will not object to (and waives any and all claims with respect to) the forbearance by Senior Agent or any of the Senior Claimholders from Exercising any Secured Creditor Remedies and, except as set forth in the first bullet above or to the extent otherwise expressly set forth in the ABL/Junior Intercreditor Agreement, the Senior Agent and the Senior Claimholders shall have the exclusive right to enforce rights (including setoff), exercise remedies (including, without limitation, Exercise of

Secured Creditor Remedies) and make determinations regarding the Collateral (including the release, disposition, or restrictions with respect to the Collateral) without any notice to, consultation with, or consent of, the Junior Lien Representatives or any Junior Lien Claimholder.

Notwithstanding the foregoing paragraphs, the ABL/Junior Intercreditor Agreement will provide (A) that in no event shall the Junior Lien Representatives or any Junior Lien Claimholder exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (x) the Senior Agent has commenced and is diligently pursuing the Exercise of Secured Creditor Remedies with respect to all or any material portion of such Collateral or (y) the Event of Default (as defined in the Junior Debt Agreement) that existed under such Junior Debt Agreement on the date of the notice referred to in the definition of “Standstill Period” has been waived, and (B) the Standstill Period shall be tolled for any period that the Senior Agent or any of the Senior Claimholders are stayed (including pursuant to any stay resulting from the commencement of any Insolvency Proceeding of any Company or Subsidiary Guarantor) or otherwise prohibited by law or court order from exercising remedies with respect to all or any material portion of the Collateral.

The ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement will provide that, other than the limited rights under the section “—Junior Permitted Actions” and certain other limited rights, the Third Lien Collateral Agent and the Third Lien Claimholders shall not be entitled to exercise any rights or remedies with respect to the Collateral either before or after the expiry of the Standstill Period.

The ABL/Junior Intercreditor Agreement will provide that except as may be permitted by the terms of the section “—Junior Permitted Actions”, each Junior Lien Representative (on behalf of itself and the its respective Junior Lien Claimholders), irrevocably, absolutely, and unconditionally waive any and all rights it or its respective Junior Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which Senior Agent or any Senior Claimholder (A) enforces or collects (or attempts to collect) the Senior Lien Obligations or (B) realizes or seeks to realize upon or otherwise enforce the Liens in and to the Collateral securing the Senior Lien Obligations, regardless of whether any action or failure to act by or on behalf of Senior Agent or any Senior Claimholder is adverse to the interest of the Junior Lien Representatives or any Junior Lien Claimholders.

The ABL/Junior Intercreditor Agreement will provide that the Junior Lien Representatives (each on behalf of itself and its respective Junior Lien Claimholders) shall not be entitled to take or receive any Collateral or any proceeds of any Collateral in connection with the exercise of any right or remedy with respect to any Collateral (including any Exercise of Secured Creditor Remedies with respect to any Collateral) or by way of distribution in respect of any Collateral or any claim of any Junior Lien Claimholders secured thereby in an Insolvency Proceeding, unless and until the Discharge of Senior Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except for actions expressly permitted by the provisions under “—Junior Permitted Actions”, and, solely with respect to the Collateral Agent, the provisions under “—Exercise of Remedies” , the sole right of the Junior Lien Representatives and the Junior Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

Exclusive Enforcement Rights

Except to the extent otherwise expressly provided in the first bullet to the first paragraph under “—Exercise of Remedies”, until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against Company or any Subsidiary Guarantor, Senior Agent and each Senior Claimholder shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Collateral without any consultation with or the consent of the Junior Lien Representative or any Junior Lien Claimholder. In connection with any Exercise of Secured Creditor Remedies, Senior Agent and each Senior Claimholder may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

Junior Permitted Actions

Notwithstanding anything to the contrary in the ABL/Junior Intercreditor Agreement, and provided that no such action described in clauses (a) through (d) below is, or could reasonably be expected to be, prohibited by or inconsistent with the terms of the ABL/Junior Intercreditor Agreement, each Junior Lien Representative, each Junior Lien Agent and Junior Lien Claimholder may:

(a) if an Insolvency Proceeding has been commenced by or against Company or any Subsidiary Guarantor, file a claim, proof of claim or statement of interest with respect to such Company or Subsidiary Guarantor and/or the Junior Lien Obligations;

(b) take any action not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of Senior Agent or any Senior Claimholder to Exercise any Secured Creditor Remedies in order to create, perfect, file, protect or preserve (to the extent such action does not constitute the Exercise of Secured Creditor Remedies), its Lien in and to the Collateral; provided that no such action is, or could reasonably be expected to be, inconsistent with the terms of the ABL/Junior Intercreditor Agreement, including the automatic release of Liens as provided in “—Releases”;

(c) file any necessary responsive or defensive pleadings or appeal in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Junior Lien Claimholders or any disallowance of such claims, including any claims secured by the Collateral, if any; and

(d) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with and not otherwise prohibited by, the terms of the ABL/Junior Intercreditor Agreement, with respect to the Junior Lien Obligations and the Collateral. Without limiting the generality of the foregoing or of the other provisions of the ABL/Junior Intercreditor Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of the ABL/Junior Intercreditor Agreement, and Senior Agent shall be entitled (under the ABL/Junior Intercreditor Agreement, Section 510 of the Bankruptcy Code and/or other applicable law) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

Unsecured Creditor Remedies

Except as set forth in the provisions under the headings “—Exercise of Remedies”, “—Releases”, “—Enforceability and Continuing Priority”, “—Insolvency Proceedings—Financing”, “—Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations”, “—Relief from the Automatic Stay”, “—Adequate Protection” or any other provision of the ABL/Junior Intercreditor Agreement, the Junior Lien Representatives and the Junior Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company and any Subsidiary Guarantor in accordance with the terms of the Junior Lien Documents and applicable law so long as such exercise is not prohibited by or inconsistent with the terms of the ABL/Junior Intercreditor Agreement. Except as otherwise set forth in the ABL/Junior Intercreditor Agreement (and subject in any event to any Lien subordination provisions in any Junior Lien Documents), nothing in the ABL/Junior Intercreditor Agreement shall prohibit the receipt by the Junior Lien Representatives or any other Junior Lien Claimholder of payments on the Junior Lien Obligations so long as such receipt is not (i) the direct or indirect result of the exercise by the Junior Lien Representatives or any other Junior Lien Claimholder of rights or remedies with respect to any Collateral (including setoff or recoupment) or enforcement in contravention of the ABL/Junior Intercreditor Agreement of any Lien held by any of them or (ii) otherwise in contravention of the ABL/Junior Intercreditor Agreement. In the event that any Junior Lien Claimholder becomes a judgment creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to any Junior Lien Obligations, such judgment Lien shall be subject to the terms of the ABL/Junior Intercreditor Agreement for all purposes as the other Liens securing such Junior Lien Obligations.

Application of Proceeds

Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against Company or any Subsidiary Guarantor, any Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies and any distribution made in respect of any Collateral in any Insolvency Proceeding or liquidation, including any Adequate Protection payments shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first (1st), to the payment in full in cash of all outstanding fees, of costs and expenses of Senior Agent and the FILO Agent (including, but not limited to, attorneys’ fees and expenses), (b) second (2nd), to the payment in full in cash or cash collateralization of the Senior Lien Obligations in accordance with the Senior Loan Documents, (c) third (3rd), to the payment in full in cash of costs and expenses of the Collateral Agent and the Second Lien Trustees in connection with such Exercise of Secured Creditor Remedies (to the extent such Exercise of Secured Creditor Remedies was permitted under the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement), (d) fourth (4th), to the payment in full in cash of the Second Lien Obligations in accordance with the Second Lien Documents, (e) fifth (5th), to the payment in full in cash of costs and expenses of the Third Lien Collateral Agent and the Third Lien Trustee in connection with such Exercise of Secured Creditor Remedies (to the extent such Exercise of Secured Creditor Remedies was permitted under the First Lien/Second Lien/Third Lien Intercreditor Agreements), (f) sixth (6th), to the payment in full in cash of the Third Lien Obligations in accordance with the Third Lien Documents (or in the case of clauses (c) through (f) as may otherwise be provided in under the 2L/3L Intercreditor Agreement) and (g) seventh (7th), to the applicable Company or Loan Party (as defined in the Amended Credit Agreement), such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any Exercise of Secured Creditor Remedies with respect to any Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Senior Agent as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

Turnover

The ABL/Junior Intercreditor Agreement will provide that unless and until the Discharge of Senior Lien Obligations has occurred, any Collateral or proceeds thereof or any distribution in respect thereof received by any Junior Lien Representative or any Junior Lien Claimholders relating to the Collateral or that is otherwise inconsistent with the terms of the ABL/Junior Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to Senior Agent for the benefit of Senior Claimholders in the same form as received, with any necessary endorsements.

Releases

The ABL/Junior Intercreditor Agreement will provide that:

(a) Until the Discharge of Senior Lien Obligations occurs, the Senior Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the Senior Loan Documents or in accordance with the provisions of the ABL/Junior Intercreditor Agreement, in each case without any consultation with, consent of or notice to the Junior Lien Representatives or any Junior Lien Claimholder.

(b) If, in connection with the Exercise of Secured Creditor Remedies by Senior Agent as provided for under the captions “—Exercise of Remedies”, “—Exclusive Enforcement Rights” and “—Junior Permitted

Actions”, if Senior Agent releases any of its Liens on any part of any Collateral or releases Company or any Subsidiary Guarantor from its obligations in respect of the Senior Lien Obligations, then the Liens of the Junior Lien Representatives on such Collateral, and the obligations of such Company or Subsidiary Guarantor in respect of such Junior Lien Obligations shall be automatically, unconditionally, and simultaneously released; provided, that any proceeds of any Collateral received by the Senior Agent resulting from such Exercise of Secured Creditor Remedies shall be applied in accordance with the caption under “—Application of Proceeds”.

(c) If, in connection with the disposition of any Collateral by Company or any Subsidiary Guarantor (other than in connection with any enforcement or exercise of rights or remedies with respect to the Collateral which shall be governed by clause (b) above) permitted under the terms of the Senior Loan Documents and not prohibited under the terms of the Junior Lien Documents, Senior Agent releases any of its Liens on any part of any Collateral or releases any Company of such Subsidiary Guarantor from its obligations in respect of the Senior Lien Obligations, then the Liens of the Junior Lien Representatives on such Collateral, and the obligations of Company of such Subsidiary Guarantor, as applicable, in respect of such Junior Lien Obligations shall be automatically, unconditionally, and simultaneously released; provided, that any proceeds of any Collateral received by the Senior Agent resulting from such disposition of Collateral shall be applied in accordance with the Senior Loan Documents.

(d) In the event of any private or public Disposition of all or any material portion of any Collateral by Company or one (1) or more Subsidiary Guarantors with the consent of Senior Agent (acting in accordance with the Amended Credit Agreement) after the occurrence and during the continuance of a Senior Default (and prior to the Discharge of Senior Lien Obligations) (any such Disposition, a “Default Disposition”), then the Liens of the Junior Lien Representatives on such Collateral shall be automatically, unconditionally, and simultaneously released (and if (x) the Default Disposition includes equity interests in Company or any Subsidiary Guarantors, and (y) Senior Agent is also releasing Company or such Subsidiary Guarantors whose equity interests are Disposed of (together with their respective Subsidiaries) from all of their obligations under the Senior Loan Documents, the Junior Lien Representatives shall also release those Persons whose equity interests are Disposed of (together with their respective Subsidiaries) from all of their obligations under the Junior Lien Documents)); provided that the Senior Agent also releases its Liens on such Collateral and provided, further, that any proceeds of any Collateral received by Senior Agent or any Junior Lien Representative resulting from such Disposition shall be applied in accordance “—Application of Proceeds”.

(e) If the Liens securing the Senior Lien Obligations are released in connection with the Discharge of Senior Lien Obligations (without a contemporaneous incurrence of new or replacement Senior Lien Obligations or other than any Discharge of Senior Lien Obligations in connection with the Exercise of Secured Creditor Remedies following the occurrence and during a continuation of a Senior Default), all Liens securing the Junior Lien Obligations will also be released. Any release effected or occasioned by the terms of this caption “—Release” by any Junior Lien Representative of any Lien in favor of any Junior Lien Representative or any of the Junior Lien Claimholders shall not extend to or otherwise affect any of the rights of any Junior Lien Representative or such Junior Lien Claimholder arising under the Junior Lien Documents to any proceeds of any disposition of any Collateral occurring in connection with such release by the Senior Agent; provided that such rights to such proceeds shall be subject in all respects to the terms and conditions of the ABL/Junior Intercreditor Agreement.

(f) Notwithstanding anything contained in this caption “—Release” to the contrary, following the Discharge of Second Lien Obligations, if the Liens securing the Senior Lien Obligations are not concurrently released in connection with the Discharge of Second Lien Obligations (without a contemporaneous incurrence of new or replacement Second Lien Obligations), the junior-priority Liens on the Collateral securing the Third Lien Obligations will not be required to be released (except to the extent the Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the Second Lien Obligations secured by the Collateral).

Amendments

The ABL/Junior Intercreditor Agreement will provide that the Senior Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Senior Lien Obligations may be increased or Refinanced, in each case without notice to, or the consent of, the Junior Lien Representative or Junior Lien Claimholders, all without affecting the lien subordination or other provisions of the ABL/Junior Intercreditor Agreement. The ABL/Junior Intercreditor Agreement shall not include a cap on the amount of Senior Lien Obligations, and the amount of Indebtedness in respect of such Senior Lien Obligations would only be governed by the Senior Loan Documents and the Junior Lien Documents.

The ABL/Junior Intercreditor Agreement will provide that (i) any of the Junior Lien Documents may be amended, supplemented, or otherwise modified and (ii) all or any portion of the Junior Lien Obligations may be Refinanced; provided, however, that, in the case of a Refinancing, the Holders of such Refinancing debt (or the applicable Junior Lien Representative or other representative therefor) to the extent such Refinancing debt is secured, shall bind themselves to the terms of the ABL/Junior Intercreditor Agreement. Notwithstanding the foregoing, any such amendment, supplement or modification, or the terms of any new Junior Lien Documents, shall not, without the prior written consent of Senior Agent and the FILO Agent, (A) shorten the final maturity or average life to maturity of, or require any payment to be made earlier than ninety-one (91) days prior to the Maturity Date (as defined in the Amended Credit Agreement), (B) contravene the ABL/Junior Intercreditor Agreement, (C) add any prohibition or condition on the payment of any of the Senior Lien Obligations or the amendment or other modification of the Senior Loan Documents, in each case, which is more restrictive than those contained herein or (D) relieve the Company of the obligation to comply with Section 6.01(f) of the Amended Credit Agreement.

Pledged Collateral

Unless and until the Discharge of Senior Lien Obligations, each Junior Lien Representative shall promptly notify Senior Agent of any Pledged Collateral held by it or by any Junior Lien Claimholders, and, immediately upon the written request of Senior Agent at any time prior to the Discharge of Senior Lien Obligations, each Junior Lien Representative shall deliver to Senior Agent any such Pledged Collateral held by it or by any Junior Lien Claimholders, together with any necessary endorsements (or otherwise allow Senior Agent to obtain sole possession or control of such Pledged Collateral). Until the Discharge of Senior Lien Obligations has occurred, the Senior Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Loan Documents as if the Liens of the Junior Lien Representatives under the Second Lien Security Documents and the Third Lien Security Documents did not exist. The Senior Agent shall not have any obligation whatsoever to the Junior Lien Representatives or any Junior Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by Company or any Subsidiary Guarantor to preserve rights or benefits of any person other than as expressly set forth in this caption “—Pledged Collateral”. Upon the Discharge of Senior Lien Obligations, Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements (but without recourse, representation or warranty or recourse of any kind), to the applicable Company or Subsidiary Guarantors, to the extent no Senior Lien Obligations remain outstanding, so as to allow such person to obtain possession or control of such Pledged Collateral; provided, however, that solely in the event that the Discharge of Senior Lien Obligations occurs in connection with any Exercise of Secured Creditor Remedies following the occurrence and during a continuation of a Senior Default, Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements (but without recourse, representation or warranty or recourse of any kind) first (1st), to the Collateral Agent (to the extent the Discharge of the Second Lien Obligations has not occurred), so as to allow the Collateral Agent to obtain possession or control of such Pledged Collateral, second (2nd), following the Discharge of the Second Lien Obligations, to the Third Lien Collateral Agent (to the extent the Discharge of the Third Lien Obligations has not occurred), so as to allow the Third Lien Collateral Agent to obtain possession or control of such Pledged Collateral and third (3rd), following the Discharge of the Second Lien Obligations and the Discharge of the Third Lien Obligations, to the applicable Company or Subsidiary Guarantors, so as to allow such person to obtain possession or control of such Pledged Collateral.

Discharge Deemed Not to Have Occurred

If any Refinancing of the Senior Lien Obligations, the Second Lien Obligations or the Third Lien Obligations occurs, then a discharge of such Obligations shall be deemed not to have occurred for all purposes of the ABL/Junior Intercreditor Agreement, and the obligations under such Refinancing of such Obligations shall be treated as Senior Lien Obligations, Second Lien Obligations or Third Lien Obligations, as applicable, for all purposes of the ABL/Junior Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein.

Enforceability and Continuing Priority

The ABL/Junior Intercreditor Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.

Insolvency Proceedings—Financing

The ABL/Junior Intercreditor Agreement will provide that, if Company or any Subsidiary Guarantor shall be subject to any Insolvency Proceeding and Senior Agent (acting in accordance with the Amended Credit Agreement) consents to the use of Cash Collateral on which Senior Agent has a Lien or to permit the Company or any Subsidiary Guarantor to obtain DIP Financing, then subject to the terms and conditions set forth in the second (2nd) paragraph under “—Adequate Protection”, each Junior Lien Representative will consent to such Cash Collateral use and will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have irrevocably and absolutely waived, any objection, and shall not otherwise in any manner be entitled to oppose or support any Person in opposing, such Cash Collateral use or such DIP Financing (including, except as provided below (including, without limitation, terms and conditions set forth in the second (2nd) paragraph under “—Adequate Protection), any claim that the Junior Lien Claimholders are entitled to Adequate Protection on account of their interests in any Collateral as a condition thereto) and, to the extent the Liens securing the Senior Lien Obligations are discharged, subordinated to, or pari passu with such DIP Financing, each Junior Lien Representative will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations related thereto) and all Liens granted as adequate protection to the Senior Claimholders. If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by Senior Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States trustee, then the Liens on the Collateral of Junior Lien Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of Senior Claimholders consistent with the ABL/Junior Intercreditor Agreement. The Company or any Subsidiary Guarantor shall not require any consent from the Senior Agent, FILO Agent or Senior Claimholders in connection with obtaining any debtor-in-possession financing from any Junior Lien Claimholder unless such debtor-in-possession financing will be pari passu or senior in priority to the Senior Lien Obligations.

Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations

Except as otherwise set forth under this heading “—Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations”, until the Discharge of Senior Lien Obligations has occurred, the ABL/Junior Intercreditor Agreement will provide that each Junior Lien Representative will be deemed to have irrevocably, absolutely and unconditionally consented, and will not object or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of the Junior Lien Representatives under Section 363 of the Bankruptcy Code, or pursuant to the terms of any other applicable Bankruptcy Law or court order in any Insolvency Proceeding, if Senior Agent (acting in accordance with the Amended Credit Agreement) has consented to such Disposition of such assets free and clear of their Liens, and such motion does not impair, subject to the priorities set forth in the ABL/Junior Intercreditor Agreement, the rights of Junior Lien

Claimholders under Section 363(k) of the Bankruptcy Code, or pursuant to the terms of any other applicable Bankruptcy Law or court order in any Insolvency Proceeding (so long as the right of the Junior Lien Claimholders to offset their claim against the purchase price is only after the Discharge of Senior Lien Obligations has occurred) so long as the interests of the Junior Lien Claimholders in the Junior Lien Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Junior Lien Representatives) attach to the proceeds thereof on the same basis and priority as the other Liens securing the Junior Lien Obligations under the ABL/Junior Intercreditor Agreement (i.e., subordinate to the Liens securing the Senior Lien Obligations).

Relief from the Automatic Stay

The ABL/Junior Intercreditor Agreement will provide that until the Discharge of Senior Lien Obligations has occurred, each Junior Lien Representative will not (a) seek (or support any other person seeking) relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of Senior Agent and the FILO Agent, or (b) oppose any request by Senior Agent or any Senior Claimholder to seek relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Collateral.

Adequate Protection

The ABL/Junior Intercreditor Agreement will provide that in any Insolvency Proceeding involving Company or a Subsidiary Guarantor, until the Discharge of Senior Lien Obligations has occurred, no Junior Lien Representative or Junior Lien Claimholder shall contest or support any other person contesting: (i) any request by Senior Agent or any other Senior Claimholder for Adequate Protection, (ii) any objection by Senior Agent or any other Senior Claimholders to any motion, relief, action, or proceeding based on Senior Agent or such Senior Claimholders claiming a lack of Adequate Protection or (iii) the payment of interest, fees, expenses or other amounts to the Senior Agent or any other Senior Claimholders (or the Person or Persons acting in a similar capacity under any agreement replacing or Refinancing the ABL/FILO Facility as permitted hereunder) under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

The ABL/Junior Intercreditor Agreement will provide that in any Insolvency Proceeding involving Company or Subsidiary Guarantor:

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if any one (1) or more Senior Claimholders are granted Adequate Protection in the form of an additional Lien or a replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, the Junior Lien Representatives shall also be entitled to seek, without objection from Senior Claimholders, Adequate Protection in the form of an additional Lien or a replacement Lien (on such existing or future assets of Grantors), which additional or replacement Lien of the Junior Lien Representative, if obtained, shall be subordinate to the Liens securing and providing adequate protection for the Senior Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing such Junior Lien Obligations are subordinate to the Senior Lien Obligations under the ABL/Junior Intercreditor Agreement;

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if any one (1) or more Junior Lien Claimholders request Adequate Protection in the form of an additional Lien or a replacement Lien (on existing or future assets of the Company or Subsidiary Guarantor ), neither the Junior Lien Representative nor any Junior Lien Claimholder shall accept such Adequate Protection unless Senior Agent shall also be granted or offered an Adequate Protection Lien on existing or future assets of Grantors as security and adequate protection for the Senior Lien Obligations and that any Adequate Protection Lien on such existing or future assets securing or providing adequate protection for all or any portion of the Junior Lien Obligations shall be subordinated to the Lien on such assets securing or providing adequate protection for the Senior Lien Obligations on the same basis as the other Liens securing such Junior Lien Obligations are subordinated to the Senior Lien Obligations under the ABL/Junior Intercreditor Agreement;

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if any one (1) or more Senior Claimholders request and are granted Adequate Protection in the form of a super-priority claim in connection with any DIP Financing or use of Cash Collateral, then Senior Agent agrees that the Junior Lien Representative shall also be entitled to seek, without objection from Senior Claimholders, Adequate Protection in the form of a super-priority claim, which super-priority claim of the Junior Lien Representative, if obtained, shall be subordinate to the super-priority claims of the Senior Agent on the same basis as the other claims of the Junior Lien Claimholders are subordinate to the claims of the Senior Claimholders under the ABL/Junior Intercreditor Agreement and the Junior Lien Claimholders waive their rights under Section 1129(a)(9) of the Bankruptcy Code and consent and agree that such Section 507(b) claims may be paid under a plan of reorganization in any form having a value on the effective date of such plan equal to the allowed amount of such claims; provided, however, the Junior Lien Representative (on behalf of itself and the Junior Lien Claimholders), agree that they shall not accept such Adequate Protection unless Senior Agent shall also be granted or offered Adequate Protection in the form of a super-priority claim, which super-priority claim, if obtained, shall be subordinate to the super-priority claim of the Senior Claimholders;

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if any one (1) or more Senior Claimholders have filed an objection in the Insolvency Proceeding to the use of Cash Collateral, then the Junior Lien Representatives shall be entitled to file an objection to the use of Cash Collateral and seek Adequate Protection, without objection from the Senior Claimholders; provided that to the extent any Junior Lien Claimholders are granted Adequate Protection pursuant to such objection, the Senior Claimholders shall also be granted such Adequate Protection in the same form granted to the Junior Lien Claimholders and that any such Adequate Protection granted to the Senior Claimholders shall be senior to that granted to the Junior Lien Claimholders;

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if any one (1) or more Junior Lien Claimholders are granted Adequate Protection in the form of a super-priority claim, then Senior Agent shall also be granted or offered Adequate Protection in the form of a super-priority claim, which super-priority claim shall be senior to the super- priority claim of the Junior Lien Claimholders;

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consistent with the foregoing provisions under the caption “—Adequate Protection”, in any Insolvency Proceeding, no Junior Lien Claimholder shall be entitled (and each Junior Lien Claimholder shall be deemed to have irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of Adequate Protection with respect to its interests in the Collateral (except as expressly set forth under the caption “—Adequate Protection”, or as may otherwise be consented to in writing by Senior Agent and FILO Agent) with respect to such Collateral or as may otherwise be granted to the Senior Agent; provided, that any such other type of Adequate Protection granted to the Junior Lien Representative shall be subordinated to that granted to the Senior Agent;

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nothing in the ABL/Junior Intercreditor Agreement shall limit the rights of Senior Agent or any Senior Claimholder to seek Adequate Protection with respect to their rights in the ABL/FILO Collateral in any Insolvency Proceeding (including Adequate Protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with the ABL/Junior Intercreditor Agreement;

•

no Junior Lien Representative or Junior Lien Claimholder shall seek, receive or retain any Adequate Protection with respect to their rights in the Collateral in any Insolvency Proceeding in the form of a cash payment or periodic cash payments without the prior written consent of the Senior Agent and the FILO Agent;

•

no Junior Lien Representative or Junior Lien Claimholder shall object to, oppose, or challenge any claim by Senior Agent or any Senior Claimholder for allowance in any Insolvency Proceeding of Senior Lien Obligations consisting of post-petition interest, fees, or expenses.

Avoidance Issues

If any Senior Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of Company and any Subsidiary Guarantor any amount paid in respect of Senior Lien

Obligations (a “Recovery”), then such Senior Claimholders shall be entitled to a reinstatement of Senior Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in the ABL/Junior Intercreditor Agreement shall apply with respect to any such Recovery. If the ABL/Junior Intercreditor Agreement shall have been terminated prior to such Recovery, the ABL/Junior Intercreditor Agreement shall be reinstated in full force and effect with respect to such Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement with respect thereto.

The ABL/Junior Intercreditor Agreement will provide that no Junior Lien Representative (on behalf of itself and its Junior Lien Claimholders) shall be entitled to benefit in any manner from any Lien with respect to any avoidance action affecting or otherwise relating to any distribution or allocation of Collateral or the proceeds of Collateral made in accordance with the ABL/Junior Intercreditor Agreement, whether by preference or otherwise, to the extent such Lien is prior to the Lien of Junior Lien Representative therein, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the ABL/Junior Intercreditor Agreement.

The ABL/Junior Intercreditor Agreement will provide that to the extent that any Senior Lien Obligations are reinstated after the Discharge of Senior Lien Obligations, then (i) the previously released senior-priority Lien of the Senior Lien Obligations in the Collateral shall be reinstated and the previously released junior-priority Lien of the Junior Lien Obligations in the Collateral shall be reinstated and (ii) the ABL/Junior Intercreditor Agreement shall be reinstated.

Plan of Reorganization

The ABL/Junior Intercreditor Agreement will provide that in any Insolvency Proceeding involving the Company or any Subsidiary Guarantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of the ABL/Junior Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

The ABL/Junior Intercreditor Agreement will provide that Junior Lien Claimholders (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of or support any Plan of Reorganization that is inconsistent with the priorities or other provisions of the ABL/Junior Intercreditor Agreement, other than with the consent of the Senior Agent and the FILO Agent or to the extent any such plan is proposed or supported by the number of Senior Claimholders required under Section 1126(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, other than with the prior written consent of the Senior Agent and the FILO Agent, no Junior Lien Claimholder (whether in the capacity of a secured creditor or an unsecured creditor) shall vote in favor of any plan unless such plan (i) satisfies the Senior Lien Obligations in full in cash, (ii) is proposed or supported by the number of Senior Claimholders required under Section 1126(c) of the Bankruptcy Code or (iii) otherwise provides Senior Claimholders with the value of the Collateral in cash or otherwise, prior to any payment or distribution on account of the Junior Lien Obligations.

Conflicts with 2L/3L Intercreditor Agreement

The ABL/Junior Intercreditor Agreement will provide that in the event of a conflict between the terms of the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement with respect to (i) any matter that concerns solely the Second Lien Obligations and the Third Lien Obligations, then the provisions of the 2L/3L Intercreditor Agreement shall prevail and (ii) any matter that concerns solely the Senior Lien Obligations and the Junior Lien Obligations, then the provisions of the ABL/Junior Intercreditor Agreement shall prevail.

Conflicts with Security Agreements

The ABL/Junior Intercreditor Agreement will provide that in the event of a conflict between the terms of the ABL/Junior Intercreditor Agreement, on the one hand, and any of the Senior Security Documents, Second Lien Security Documents or Third Lien Security Documents on the other hand, the provisions of the ABL/Junior Intercreditor Agreement shall prevail.

2L/3L Intercreditor Agreement

The 2L/3L Intercreditor Agreement is substantially similar to the ABL/Junior Intercreditor Agreement, subject to certain conforming changes, provided that:

•	the Collateral Agent would have the role of the “Senior Agent” and the Second Lien Claimholders would have the role of “Senior Claimholders”;

•	the Third Lien Collateral Agent would have the role of the “Junior Lien Representative” and the Third Lien Claimholders would have the role of the “Junior Lien Claimholders”;

•

while the ABL/Junior Intercreditor Agreement remains in effect, any rights and remedies provided in the 2L/3L Intercreditor Agreement shall be expressly subject to the ABL/Junior Intercreditor Agreement; and

•

the 2L/3L Intercreditor Agreement will provide that the Third Lien Collateral Agent or Third Lien Claimholders shall not have any rights to exercise remedies, and there shall be no expiration of any standstill period, notwithstanding any Standstill Period rights provided to the Collateral Agent and Second Lien Claimholders in the caption “—ABL/Junior Intercreditor Agreement—Exercise of Remedies”, “—Junior Permitted Actions” and “—Unsecured Creditor Remedies”, until the Discharge of Second Lien Obligations.

Conversion Rights of New Second Lien Convertible Notes

The New Second Lien Convertible Notes will have conversion rights as described below. The New Second Lien Non-Convertible Notes will not have any conversion rights.

General

Prior to the Close of Business on the business day immediately preceding May 30, 2027, the New Second Lien Convertible Notes will be convertible only upon satisfaction of one (1) or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” “—Conversion upon Specified Corporate Events” and “—Conversion upon Notice of Redemption.” On or after May 30, 2027 and prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the maturity date, Holders may convert all or any portion of their New Second Lien Convertible Notes at the conversion rate at any time irrespective of the foregoing conditions. Neither the Convertible Second Lien Trustee nor the conversion agent (if other than the Convertible Second Lien Trustee) shall have any duty to determine or verify our determination of whether any of the conditions to conversion have been satisfied.

The conversion rate for the New Second Lien Convertible Notes will initially be 83.3333 shares of common stock per $1,000 principal amount of New Second Lien Convertible Notes (equivalent to an initial conversion price of approximately $12.00 per share of common stock). Upon conversion of a New Second Lien Convertible Note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a forty (40) trading day observation period (as defined below under “—Settlement upon Conversion”). The Convertible Second Lien Trustee will initially act as the conversion agent.

If a Holder has submitted New Second Lien Convertible Notes for repurchase upon a Fundamental Change or in an Asset Sale Offer (as defined below), the Holder may convert those New Second Lien Convertible Notes only if that Holder first withdraws its repurchase notice.

A Holder may convert fewer than all of such Holder’s New Second Lien Convertible Notes so long as the New Second Lien Convertible Notes converted are in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof. If we call any New Second Lien Convertible Notes for redemption, a Holder of New Second Lien Convertible Notes may convert all or any portion of its New Second Lien Convertible Notes called for redemption only until the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a Holder of New Second Lien Convertible Notes may convert such New Second Lien Convertible Notes until the redemption price has been paid or duly provided for).

Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of New Second Lien Convertible Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to a Holder of the cash, shares of our common stock or a combination thereof, as the case may be, into which a New Second Lien Convertible Note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the New Second Lien Convertible Note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of New Second Lien Convertible Notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if New Second Lien Convertible Notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest and prior to 9:00 a.m., New York City time on the corresponding Interest Payment Date, Holders of such New Second Lien Convertible Notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such New Second Lien Convertible Notes on the corresponding Interest Payment Date notwithstanding the conversion. New Second Lien Convertible Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the New Second Lien Convertible Notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the second (2nd) business day immediately following the corresponding Interest Payment Date;

•	if we have specified a Fundamental Change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding Interest Payment Date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such New Second Lien Convertible Note.

Therefore, for the avoidance of doubt, all record Holders of New Second Lien Convertible Notes on the regular record date immediately preceding the maturity date or any redemption date or any Fundamental Change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable Interest Payment Date regardless of whether their New Second Lien Convertible Notes have been converted following such regular record date.

Holders may surrender their New Second Lien Convertible Notes for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the Close of Business on the business day immediately preceding May 30, 2027, a Holder may surrender all or any portion of its New Second Lien Convertible Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2022 (and only during such calendar quarter), if the last reported sale price of our common stock for at least twenty (20) trading days (whether or not consecutive) during the period of thirty (30) consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter has been at least 130% of the conversion price for the New Second Lien Convertible Notes on each applicable trading day.

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one (1) in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three (3) nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after hours trading or any other trading outside of regular trading session hours. Neither the Second Lien Trustees nor the conversion agent will have any duty to monitor such sale price.

Except for purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, (ii) there is no “market disruption event” and (iii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

For purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the

Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded and (ii) there is no “market disruption event”. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Except for purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence during the one (1) half-hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

For purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than one (1) half-hour period in the aggregate during regular trading hours on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Conversion upon Satisfaction of Trading Price Condition

Prior to the Close of Business on the business day immediately preceding May 30, 2027, a Holder of New Second Lien Convertible Notes may surrender all or any portion of its New Second Lien Convertible Notes for conversion at any time during the five (5) consecutive business day period immediately following any five (5) consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of New Second Lien Convertible Notes, as determined following a request by a Holder of New Second Lien Convertible Notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the New Second Lien Convertible Notes on each such trading day.

The “trading price” per $1,000 principal amount of New Second Lien Convertible Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of New Second Lien Convertible Notes at approximately 3:30 p.m., New York City time, on such determination date from three (3) independent nationally recognized securities dealers we select for this purpose; provided that if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids shall be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, that one (1) bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for $2,000,000 principal amount of New Second Lien Convertible Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of New Second Lien Convertible Notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate.

The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the trading price per $1,000 principal amount of New Second Lien Convertible Notes unless we have requested such determination; and we will have no obligation to make such request (or, if we are acting as Bid Solicitation Agent, we shall have no obligation to determine the trading price) unless a Holder of at least $1,000,000 aggregate principal amount of New Second Lien Convertible Notes provides us with reasonable evidence that the trading price per $1,000 principal amount of New Second Lien Convertible Notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will instruct the Bid Solicitation Agent to determine, or if we are acting as Bid Solicitation Agent, we shall determine, the trading price per $1,000 principal amount of New Second Lien Convertible Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of New Second Lien Convertible Notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will promptly so notify the Holders, the Convertible Second Lien Trustee and the conversion agent (if other than the Convertible Second Lien Trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of New Second Lien Convertible Notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will promptly so notify the Holders, the Convertible Second Lien Trustee and the conversion agent (if other than the Convertible Second Lien Trustee).

If (x) we are not acting as Bid Solicitation Agent, and we do not, when we are required to, instruct the Bid Solicitation Agent to obtain bids, or if we give such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) we are acting as Bid Solicitation Agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of New Second Lien Convertible Notes on any date will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

At such time as we direct the Bid Solicitation Agent (if other than the Company) in writing to solicit bid quotations, we will provide the Bid Solicitation Agent with the names and contact details of the three (3) independent nationally-recognized securities dealers we select, and we will direct those security dealers to provide bids to the Bid Solicitation Agent.

The Company will initially act as the Bid Solicitation Agent. The Company may, however, appoint another person as the Bid Solicitation Agent (including one (1) of the Company’s Affiliates) without prior notice to the Holders of the New Second Lien Convertible Notes.

Conversion upon Notice of Redemption

If we call any or all of the New Second Lien Convertible Notes for redemption prior to the Close of Business on the business day immediately preceding May 30, 2027, Holders may convert all or any portion of their New Second Lien Convertible Notes called (or deemed called) for redemption at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day prior to the redemption date, even if the New Second Lien Convertible Notes are not otherwise convertible at such time. After that time, the right to convert such New Second Lien Convertible Notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a Holder of New Second Lien Convertible Notes may convert all or any portion of its New Second Lien Convertible Notes until the redemption price has been paid or duly provided for. The Company may only call the New Second Lien Convertible Notes for redemption if the New Second Lien Convertible Note Call Date has occurred and if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any thirty (30) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.

If we elect to redeem less than all of the outstanding New Second Lien Convertible Notes as described under “—Optional Redemption,” and the Holder of any New Second Lien Convertible Note (or any owner of a beneficial interest in any global New Second Lien Convertible Note) is reasonably not able to determine, before the Close of Business on the forty fourth (44th) Scheduled Trading Day immediately before the relevant redemption date, whether such New Second Lien Convertible Note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such Holder or owner, as applicable, will be entitled to convert such New Second Lien Convertible Note or beneficial interest, as applicable, at any time before the Close of Business on the second (2nd) Scheduled Trading Day preceding such redemption date, unless we default in the payment of the redemption price, in which case such Holder or owner, as applicable, will be entitled to convert such New Second Lien Convertible Note or beneficial interest, as applicable, until the redemption price has been paid or duly provided for.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the Close of Business on the business day immediately preceding May 30, 2027, we elect to:

•

issue to all or substantially all Holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance; or

•

distribute to all or substantially all Holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined in good faith by us, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the Holders of the New Second Lien Convertible Notes (with a copy to the Convertible Second Lien Trustee and the conversion agent (if other than the Convertible Second Lien Trustee) at least forty-five (45) Scheduled Trading Days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, Holders may surrender all or any portion of their New Second Lien Convertible Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the New Second Lien Convertible Notes are not otherwise convertible at such time.

Certain Corporate Events

If (i) a transaction or event that constitutes a “Fundamental Change” (as defined under “—Required Repurchase upon Change of Control (in the case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the case of New Second Lien Convertible Notes)”) occurs prior to the Close of Business on the business day immediately preceding May 30, 2027, regardless of whether a Holder has the right to require us to repurchase the New Second Lien Convertible Notes as described under “—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes),” or (ii) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our consolidated assets prior to the Close of Business on the business day immediately preceding May 30, 2027, pursuant to which our common stock would be converted into cash, securities or other assets, then, in each case, all or any portion of a Holder’s New Second Lien Convertible Notes may be surrendered for conversion at any time from or after effective date of the transaction (or, if later, the business day after we give notice of such transaction) until thirty-five (35) trading days after the effective date of such transaction or event or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change repurchase date. We will notify Holders of the New Second Lien Convertible Notes, the Convertible Second Lien Trustee and the conversion agent (if other than the Convertible Second Lien Trustee) as promptly as practicable following the date we publicly announce such transaction and in no event later than the actual effective date of such transaction.

Conversions on or after May 30, 2027

On or after May 30, 2027, a Holder may convert all or any portion of its New Second Lien Convertible Notes at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

In order to convert a beneficial interest in a global New Second Lien Convertible Note, the Holder of the New Second Lien Convertible Note must comply with the Depository’s procedures for converting a beneficial interest in a global New Second Lien Convertible Note and, if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled. As such, the beneficial owner of the New Second Lien Convertible Notes must allow for sufficient time to comply with the Depository’s procedures in order to exercise their conversion rights.

In order to convert a certificated New Second Lien Convertible Note, the Holder of the New Second Lien Convertible Note must:

•	complete and manually sign the conversion notice on the back of the New Second Lien Convertible Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the New Second Lien Convertible Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the New Second Lien Convertible Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax.

We refer to the date the Holder complies with the relevant procedures for conversion described above as the “conversion date.”

If a Holder has already delivered a repurchase notice as described under “—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes)” with respect to a New Second Lien Convertible Note, the Holder may not surrender that New Second Lien Convertible Note for conversion until the Holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Second Lien Indenture. If a Holder submits its New Second Lien Convertible Notes for required repurchase, the Holder’s right to withdraw the Fundamental Change repurchase notice and convert the New Second Lien Convertible Notes that are subject to repurchase will terminate at the Close of Business on the second (2nd) business day immediately preceding the relevant Fundamental Change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the New Second Lien Convertible Notes and prior to the related redemption date will be settled using the same settlement method, and all conversions for which the relevant conversion date occurs on or after May 30, 2027 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the related redemption date, and any conversions for which the relevant conversion date occurs on or after May 30, 2027, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. For example, we may choose for New Second Lien Convertible Notes converted on one (1) conversion date to settle conversions in physical settlement, and choose for New Second Lien Convertible Notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform Holders so converting with a copy to the Convertible Second Lien Trustee and the conversion agent (if other than the Convertible Second Lien Trustee) of the settlement method we have selected no later than the Close of Business on the Scheduled Trading Day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) during a redemption period as described under “—Optional Redemption”, in such notice of redemption or (ii) on or after May 30, 2027, no later than the Close of Business on the Scheduled Trading Day immediately preceding May 30, 2027). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or combination settlement with respect to such conversion or during such period and we will be deemed to have elected physical settlement in respect of our conversion obligation, as described below. If we timely elect combination settlement, but we do not timely notify converting Holders of the specified dollar amount per $1,000 principal amount of New Second Lien Convertible Notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•

if we elect (or are deemed to have elected) physical settlement, we will deliver to the converting Holder in respect of each $1,000 principal amount of New Second Lien Convertible Notes being converted a number of shares of common stock equal to the conversion rate;

•

if we elect cash settlement, we will pay to the converting Holder in respect of each $1,000 principal amount of New Second Lien Convertible Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the forty (40) consecutive trading days during the related observation period; and

•

if we elect combination settlement, we will pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of New Second Lien Convertible Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the forty (40) consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the forty (40) consecutive trading days during the observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of New Second Lien Convertible Notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by forty (40) (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) one fortieth (1/40th) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the forty (40) consecutive trading days during the observation period, one fortieth (1/40th) of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BBBY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one (1) share of our common stock on such trading day determined, using a volume-weighted average method, by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any New Second Lien Convertible Note surrendered for conversion means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to May 30, 2027, the forty (40) consecutive trading day period beginning on, and including, the second (2nd) trading day immediately succeeding such conversion date;

•

if the relevant conversion date occurs during the period from, and including, the date of the redemption notice until the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the related redemption date (or, if we default in the payment of the redemption price such later date on which the redemption price has been paid or duly provided for) (any such period, a “redemption period”), a redemption period, the forty (40) consecutive trading days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately preceding such redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after May 30, 2027, the forty (40) consecutive trading days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately preceding the maturity date.

Except as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second (2nd) business day immediately following the relevant conversion date, if we elect physical settlement (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date), or on the second (2nd) business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any New Second Lien Convertible Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the Holder of record of such shares as of the Close of Business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if Holders of the New Second Lien Convertible Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the New Second Lien Convertible Notes, in any of the transactions described below without having to convert their New Second Lien Convertible Notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of New Second Lien Convertible Notes held by such Holder.

(1)

If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1 OS0

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the conversion rate in effect immediately after the Open of Business on such ex-dividend date or effective date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the Open of Business on such ex-dividend date or effective date; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the Open of Business on the ex-dividend date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date for such issuance;

CR1	=	the conversion rate in effect immediately after the Open of Business on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the Open of Business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share that is less than such average of the last reported sale prices for the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by us.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

•	distributions of reference property in exchange for our common stock in a transaction described in “—Recapitalizations, Reclassifications and Changes of Our Common Stock;”

•	except as otherwise described below pursuant to which an adjustment was effected, rights issued pursuant to a stockholder rights plan of ours; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0 SP0 – FMV

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the Open of Business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the Open of Business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a New Second Lien Convertible Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such Holder would have received if such Holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula

CR1 = CR0 x	FMV0 + MP0 MP0

where,

CR0	=	where, the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one (1) share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first ten (10) consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The increase in the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion of New Second Lien Convertible Notes during the valuation period, references in the preceding paragraph with respect to ten (10) trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date of the spin-off is after the tenth (10th) trading day immediately preceding, and including, the end of any observation period in respect of a conversion of New Second Lien Convertible Notes, references in the preceding paragraph to ten (10) trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period. If any dividend or distribution that constitutes a spin-off is not so paid or made, the conversion rate shall be decreased to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0 SP0 – C

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the Open of Business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the Open of Business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a New Second Lien Convertible Note shall receive, for each $1,000 principal amount of New Second Lien Convertible Notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)

If we make or any of our Subsidiaries makes a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1) OS0 x SP1

where,

CR0	=	the conversion rate in effect immediately prior to the Close of Business on the tenth (10th) trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the Close of Business on the tenth (10th) trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by us paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase in the conversion rate under the preceding paragraph will occur at the Close of Business on the tenth (10th) trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of New Second Lien Convertible Notes within the ten (10) trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to ten (10) trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the tenth (10th) trading day immediately preceding, and including, the end of any observation period in respect of a conversion of New Second Lien Convertible Notes, references in the preceding paragraph to ten (10) trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

In the event that the Company or one (1) of its Subsidiaries is obligated to purchase common stock pursuant to any such tender offer or exchange offer described herein but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or any such purchase is rescinded, the applicable conversion rate shall be decreased to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had not been made only in respect of the purchases that have been effected.

If the application of the foregoing formulas would result in a decrease in the conversion rate, then no adjustment will be made (other than as a result of an adjustment pursuant to clause (1) above.

Notwithstanding the foregoing, if we have elected physical settlement in respect of a conversion and a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a Holder that has converted its New Second Lien Convertible Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and

“effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

If:

•

we elect (or are deemed to elect) combination settlement and shares of common stock are deliverable to settle the daily settlement amount for a given trading day within the observation period applicable to New Second Lien Convertible Notes that are being converted;

•	any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on the trading day in question; and

•	the shares received in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise);

then we will adjust the number of shares delivered in respect of the relevant trading day to reflect the relevant distribution or transaction.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards of the Nasdaq Global Select Market, we are permitted to increase the conversion rate for the New Second Lien Convertible Notes by any amount for a period of at least twenty (20) business days if we determine that such increase would be in our best interest. Subject to the applicable listing standards of the Nasdaq Global Select Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A Holder may be deemed to have received a distribution for U.S. federal income tax purposes as a result of an adjustment (or a failure to make an adjustment) to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “United States Federal Income Tax Considerations.”

To the extent we have a rights plan in effect upon conversion of the New Second Lien Convertible Notes into common stock, a Holder will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if. prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate for the New Second Lien Convertible Notes will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not take any action that would cause the conversion price applicable to the New Second Lien Convertible Notes to fall below the par value of our common stock.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our Subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the New Second Lien Convertible Notes were first issued;

•	upon the issuance of guarantees issued in respect of our outstanding securities;

•	solely for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest one ten thousandth (1/10,000th) of a share with five one-hundred-thousandths (5/100,000ths) rounded upward.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) on the conversion date for any New Second Lien Convertible Notes (in the case of physical settlement); (iii) on each trading day of any observation period related to any conversion of New Second Lien Convertible Notes (in the case of cash settlement or combination settlement); and (iv) on the effective date of any Fundamental Change, in each case, unless the adjustment has already been made.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or changes in par value or to no par value),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our Subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of New Second Lien Convertible Notes will be changed into a right to convert such principal amount of New Second Lien Convertible Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of New Second Lien Convertible Notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the New Second Lien Convertible Notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the New Second Lien Convertible Notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily

VWAP will be calculated based on the value of a unit of reference property that a holder of one (1) share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the New Second Lien Convertible Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of New Second Lien Convertible Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting Holders on the second (2nd) business day immediately following the conversion date. We will notify Holders, the Convertible Second Lien Trustee and the conversion agent (if other than the Convertible Second Lien Trustee) of the weighted average as soon as practicable after such determination is made.

The supplemental indenture providing that the New Second Lien Convertible Notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the Holders, including the right of Holders to require us to purchase their New Second Lien Convertible Notes upon a Fundamental Change as described under “—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes)” below, as we reasonably consider necessary by reason of the foregoing. We will agree in the Second Lien Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the Second Lien Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when such last reported sale prices, daily VWAPs, daily conversion values or daily settlement amounts are to be calculated.

We will be responsible for making all calculations called for under the New Second Lien Convertible Notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the New Second Lien Convertible Notes and the conversion rate of the New Second Lien Convertible Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of New Second Lien Convertible Notes. We will provide a schedule of our calculations to each of the Second Lien Trustees and the conversion agent (if other than the Convertible Second Lien Trustee), and each of the Second Lien Trustees and the conversion agent (if other than the Convertible Second Lien Trustee) is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will forward our calculations to any Holder of New Second Lien Convertible Notes upon the request of that Holder.

Optional Redemption

Optional Redemption of the New Second Lien Non-Convertible Notes

Until the one (1) year anniversary of the Issue Date, the New Second Lien Non-Convertible Notes will not be redeemable.

On or after the one (1) year anniversary of the Issue Date, the Company may redeem the New Second Lien Non-Convertible Notes, at its option, in whole at any time or in part from time to time, upon not less than ten (10) nor more than sixty (60) days’ notice as described under the heading “—Selection and Notice,” for cash at 40% of the principal amount of the New Second Lien Non-Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to (but not including) the applicable redemption date (subject to the rights of Holders of New Second Lien Non-Convertible Notes on the relevant record date to receive interest due on the relevant Interest Payment Date) (the “New Second Lien Non-Convertible Note Call Price”).

Optional Redemption of the New Second Lien Convertible Notes

Until the one (1) year anniversary of the Issue Date, the New Second Lien Convertible Notes will not be redeemable.

On or after the one (1) year anniversary of the Issue Date, (the “New Second Lien Convertible Note Call Date”), the Company may redeem the New Second Lien Convertible Notes, at its option, in whole at any time or in part from time to time, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least twenty (20) trading days (whether or not consecutive) during any thirty (30) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. Such redemption would require notice upon not less than forty-five (45) nor more than sixty-five (65) days’ notice as described under the heading “—Selection and Notice.”

The redemption price will be equal to 100% of the principal amount of the New Second Lien Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to but not including, the applicable redemption date, unless the redemption date falls after a regular record date but on or prior to the immediately succeeding Interest Payment Date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of Business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the New Second Lien Convertible Notes to be redeemed.

If the Depository or the Convertible Second Lien Trustee selects a portion of a Holder’s New Second Lien Convertible Notes for partial redemption and that Holder converts a portion of the same New Second Lien Convertible Notes, the converted portion will be deemed to be from the portion selected for redemption.

Notwithstanding the foregoing, in connection with any tender offer, Fundamental Change Offer or Asset Sale Offer for the New Second Lien Convertible Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding New Second Lien Convertible Notes validly tender and do not validly withdraw such New Second Lien Convertible Notes in such offer, and the Company, or any third party making such offer in lieu of the Company, purchases all of the New Second Lien Convertible Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of the New Second Lien Convertible Notes will be deemed to have consented to such tender or other offer, and accordingly the Company or such third party will have the right upon not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than sixty (60) days following such purchase date, to redeem all New Second Lien Convertible Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest to, but not including, the redemption date, unless the redemption date falls after a regular record date but on or prior to the immediately succeeding Interest Payment Date, in which case we will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the New Second Lien Convertible Notes to be redeemed.

Purchases of New Second Lien Secured Notes

The Company or its Affiliates may at any time and from time to time purchase New Second Lien Secured Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one (1) or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company or any such affiliates may determine, subject to compliance with the limitations set forth in “—Certain Covenants —Limitations on Restricted Payments.”

Selection and Notice

In the case of any partial redemption of either series of New Second Lien Secured Notes, selection of the New Second Lien Secured Notes of the applicable series for redemption will be made by lot (on as nearly pro rata basis as practicable) unless otherwise required by law or the rules of the principal national securities exchange, if any, on which the New Second Lien Secured Notes of the applicable series are listed (but only to the extent that the applicable Second Lien Trustee has been notified in writing of such listing by the Company); provided that the selection of the New Second Lien Secured Notes of the applicable series for redemption shall not result in a Holder of the applicable series of New Second Lien Secured Notes owning less than $2,000 in principal amount of New Second Lien Secured Notes of the applicable series; provided further that if all of the New Second Lien Secured Notes of the applicable series are in global form, interests in the New Second Lien Secured Notes of the applicable series to be redeemed will be selected for redemption by the Depository in accordance with the Applicable Procedures. If any New Second Lien Secured Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such New Second Lien Secured Note will state the portion of the principal amount thereof that has been or is to be purchased or redeemed. Subject to the terms and procedures set forth under “Book-Entry Settlement and Clearance,” a new New Second Lien Secured Note of the applicable series in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Second Lien Secured Note. On and after the redemption date, interest will cease to accrue on New Second Lien Secured Notes of the applicable series or portions thereof called for redemption so long as the Company has deposited with the paying agent funds sufficient to pay the applicable redemption price to the Holder of record as of the close of business on such regular record date.

In the event of any redemption in part, we will not be required to register the transfer of or exchange for other New Second Lien Convertible Notes any New Second Lien Convertible Note so selected for redemption, in whole or in part, except the unredeemed portion of any New Second Lien Convertible Note being redeemed in part.

No New Second Lien Secured Notes may be redeemed if the principal amount of the applicable series of New Second Lien Secured Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such New Second Lien Convertible Notes).

In connection with any redemption of New Second Lien Secured Notes, any such redemption may, at the Company’s discretion, be subject to one (1) or more conditions precedent (including, if applicable, the funding of the redemption). In addition, if such redemption or notice is subject to satisfaction of one (1) or more conditions precedent, such notice will state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

For New Second Lien Non-Convertible Notes, notices of redemption will be delivered or caused to be delivered, or in the case of New Second Lien Non-Convertible Notes in global form, delivered or caused to be delivered electronically in accordance with the Applicable Procedures at least ten (10) but not more than sixty (60) days before the redemption date to each Holder of New Second Lien Non-Convertible Notes to be redeemed at its registered address or otherwise in accordance with the Applicable Procedures (with a copy to the Non-Convertible Second Lien Trustee), except that redemption notices may be delivered more than sixty

(60) days prior to the redemption date if the notice is issued in connection with a defeasance of the New Second Lien Non-Convertible Notes or a satisfaction and discharge of the Second Lien Indenture with respect to the New Second Lien Non-Convertible Notes.

For New Second Lien Convertible Notes, notices of redemption will be delivered or caused to be delivered, or in the case of New Second Lien Convertible Notes in global form, delivered or caused to be delivered electronically in accordance with the Applicable Procedures at least forty-five (45) but not more than sixty-five (65) days before the redemption date to each Holder of New Second Lien Convertible Notes to be redeemed at its registered address or otherwise in accordance with the Applicable Procedures (with a copy to the Convertible Second Lien Trustee), except that redemption notices may be delivered more than sixty-five (65) days prior to the redemption date if the notice is issued in connection with a satisfaction and discharge of the Second Lien Indenture with respect to the New Second Lien Convertible Notes.

If the Company is redeeming less than all of the New Second Lien Secured Notes of a given series, the Holders of the remaining New Second Lien Secured Notes of that series will be issued new New Second Lien Secured Notes of the applicable series and such new New Second Lien Secured Notes will be equal in principal amount to the unpurchased portion of the New Second Lien Secured Notes surrendered. The unpurchased portion of either series must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

Mandatory Redemption

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the New Second Lien Secured Notes.

Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes)

Required Repurchase of New Second Lien Non-Convertible Notes upon a Change of Control

Upon the occurrence of any of the following events (each, a “Change of Control”) after the Issue Date, each Holder will have the right to require the Company to purchase all or any portion (provided that such portion is equal to denominations of $2,000 or integral multiples of $1,000 in excess thereof) of such Holder’s New Second Lien Non-Convertible Notes at a purchase price in cash equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the date of purchase (the “Change of Control Payment”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

(1)

any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), acquires Beneficial Ownership of Voting Stock of the Company representing more than 50% of the aggregate ordinary voting power for the election of directors of the Company (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) and files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that fact; or

(2)

any sale, lease or other transfer in one (1) transaction or a series of transactions of all or substantially all of the consolidated assets of us and our Subsidiaries, taken as a whole, to any person other than one (1) of our Wholly Owned Subsidiaries.

The Company will not be required to take any action pursuant to the foregoing paragraph to the extent it shall have issued a notice of redemption for all New Second Lien Non-Convertible Notes. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements in the Second Lien Indenture applicable to a Change of Control Offer made by the Company and purchases all New Second Lien Non-Convertible Notes validly tendered and not withdrawn under such Change of Control Offer.

Required Repurchase of New Second Lien Convertible Notes upon a Fundamental Change

Upon the occurrence of any of the following events (each, a “Fundamental Change”) at any time prior to the maturity date, each Holder will have the right, at their option, to require us to purchase for cash all of their New Second Lien Convertible Notes, or any portion of the principal amount thereof that is equal to denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof.

The Fundamental Change repurchase price we are required to pay will be equal to 100% of the principal amount of the New Second Lien Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date (the “Fundamental Change Payment”) (unless the Fundamental Change repurchase date falls after a regular record date but on or prior to the Interest Payment Date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the Holder of record on such regular record date, and the Fundamental Change repurchase price will be equal to 100% of the principal amount of the New Second Lien Convertible Notes to be repurchased).

A “Fundamental Change” will be deemed to have occurred at the time after the New Second Lien Convertible Notes are originally issued if any of the following occurs:

(i)

any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), acquires Beneficial Ownership of Voting Stock of the Company representing more than 50% of the aggregate ordinary voting power for the election of directors of the Company (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) and files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that fact;

(ii)

the consummation of (1) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one (1) transaction or a series of transactions of all or substantially all of the consolidated assets of us and our Subsidiaries, taken as a whole, to any Person other than the Company or one (1) of our Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (2) in which the Holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii); or

(iii)	our stockholders approve any plan or proposal for the liquidation or dissolution of us.

A transaction or transactions described in clause (i) and/or clause (ii) above (whether or not the proviso to clause (ii) above applies to such transaction) will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock (or other common equity) that are listed or quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the New Second Lien Convertible Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights of New Second Lien Convertible Notes—Settlement upon Conversion”).

For purposes of this definition of “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both clause (i) and clause (ii) of such definition (without giving effect to the proviso in clause (ii)) shall be deemed a Fundamental Change solely under clause (ii) of such definition (subject to the proviso in clause (ii)).

If any transaction in which our common stock is replaced by the securities of another entity occurs, references to us in the definition of “Fundamental Change” above shall thereafter instead be references to such other entity.

The Company will not be required to take any action pursuant to the foregoing paragraph to the extent it shall have issued a notice of redemption for all New Second Lien Convertible Notes. The Company will not be required to make a Fundamental Change Offer upon a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Second Lien Indenture applicable to a Fundamental Change Offer made by the Company and purchases all New Second Lien Convertible Notes validly tendered and not withdrawn under such Fundamental Change Offer.

Repurchase Procedures

Within thirty (30) days following any Change of Control (in the case of the New Second Lien Non-Convertible Notes) or Fundamental Change (in the case of the New Second Lien Convertible Notes), except to the extent that the Company has exercised its right to redeem the relevant series of New Second Lien Secured Notes as described under the heading “—Optional Redemption,” the Company will deliver a notice (a “Change of Control Offer” or “Fundamental Change Offer”, as the case may be) to each Holder with a copy to the applicable Second Lien Trustee, or otherwise in accordance with the Applicable Procedures, describing:

(i)

that a Change of Control or Fundamental Change, as applicable, has occurred or, if the Change of Control Offer or Fundamental Change Offer, as applicable, is being made in advance of a Change of Control or Fundamental Change, as applicable, that a Change of Control or Fundamental Change, as applicable is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s New Second Lien Secured Notes for the applicable repurchase price described above;

(ii)	the transaction or transactions that constitute, or are expected to constitute, such Change of Control or Fundamental Change, as applicable, and the effective date of such transaction or transactions;

(iii)

the purchase date, which will be no earlier than ten (10) days nor later than sixty (60) days from the date such notice is delivered (the “Change of Control Payment Date” or “Fundamental Change Payment Date” as the case may be);

(iv)	that any New Second Lien Secured Note of the relevant series not properly tendered will remain outstanding and continue to accrue interest;

(v)

that unless the Company defaults in the payment of the Change of Control Payment or Fundamental Change Payment, as applicable, all New Second Lien Secured Notes accepted for payment pursuant to the Change of Control Offer or Fundamental Change Offer, as applicable, will cease to accrue interest on the Change of Control Payment Date or Fundamental Change Payment Date, as applicable;

(vi)

that Holders electing to have any New Second Lien Non-Convertible Notes purchased pursuant to a Change of Control Offer or to have any New Second Lien Convertible Notes purchased pursuant to a Fundamental Change Offer, as applicable, will be required to surrender such New Second Lien Non-Convertible Notes or such New Second Lien Convertible Notes, as applicable, with the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse of such New Second Lien Convertible Notes completed or the form entitled “Form of Change of Control Repurchase Notice” on the reverse of such New Second Lien Non-Convertible Notes completed, as applicable, to the paying agent specified in the notice at the address specified in the notice prior to the Close of Business on the second (2nd) Business Day preceding the Change of Control Payment Date or Fundamental Change Payment Date, as applicable, or, in the case of New Second Lien Secured Notes represented by Global Notes, comply with the Applicable Procedures;

(vii)

that Holders will be entitled to withdraw their tendered New Second Lien Secured Notes and their election to require the Company to purchase such New Second Lien Secured Notes; provided that the paying agent receives, not later than the expiration time of the Change of Control Offer or Fundamental Change Offer, as applicable, a facsimile transmission, pdf communication sent via electronic means or letter setting forth the name of the Holder of the New Second Lien Secured Notes, the principal amount of New Second Lien Secured Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered New Second Lien Secured Notes and its election to have such New Second Lien Secured Notes purchased or, in the case of New Second Lien Secured Notes represented by Global Notes comply with the Applicable Procedures;

(viii)

if such notice is delivered prior to the occurrence of a Change of Control or Fundamental Change, as applicable, stating that the Change of Control Offer or Fundamental Change Offer is conditional on the occurrence of such Change of Control or Fundamental Change, as applicable;

(ix)

in the case of the New Second Lien Convertible Notes, the conversion rate and any adjustments to the conversion rate and that the New Second Lien Convertible Notes with respect to which a Fundamental Change repurchase notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change repurchase notice in accordance with the terms of the Second Lien Indenture;

(x)	the other instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its New Second Lien Secured Notes purchased;

(xi)	the name and address of the paying agent and in the case of the New Second Lien Convertible Notes, the conversion agent; and

(xii)	the last date on which a Holder may exercise the offer to repurchase and the procedures that Holders must follow to require us to repurchase their New Second Lien Secured Notes.

While the New Second Lien Secured Notes are in global form and the Company makes an offer to purchase all of the New Second Lien Secured Notes of the applicable series pursuant to the Change of Control Offer or Fundamental Change Offer, as applicable, a Holder of the New Second Lien Secured Notes must make any exercise of its option to elect for the purchase of the New Second Lien Secured Notes through the facilities of the Depository in accordance with the Applicable Procedures.

To exercise a Change of Control Offer or Fundamental Change Offer, a Holder must deliver, on or before the second (2nd) business day immediately preceding the Change of Control Payment Date or Fundamental Change Payment Date, as applicable, the New Second Lien Secured Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of New Second Lien Secured Notes to be delivered for repurchase;

•

the portion of the principal amount of New Second Lien Secured Notes to be repurchased, which must be in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof; and

•	that the New Second Lien Secured Notes are to be repurchased by us pursuant to the applicable provisions of the New Second Lien Secured Notes and the Second Lien Indenture.

If the New Second Lien Secured Notes are not in certificated form, such repurchase notice must comply with Applicable Procedures.

We will be required to repurchase the New Second Lien Secured Notes on the Fundamental Change Payment Date or Change of Control Payment Date, as applicable. Holders who have exercised the repurchase offer will receive payment of the Fundamental Change Payment or Change of Control Payment, as applicable on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the New Second Lien Secured Notes. If the paying agent holds money sufficient to pay the repurchase price of the New Second Lien Secured Notes on the repurchase date, then, with respect to the New Second Lien Secured Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•

the New Second Lien Secured Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the New Second Lien Secured Notes is made or whether or not the New Second Lien Secured Notes are delivered to the paying agent); and

•	all other rights of the Holder of such New Second Lien Secured Notes will terminate (other than the right to receive the Change of Control Payment or Fundamental Change Payment, as applicable).

In connection with any Change of Control Offer pursuant to a change of control repurchase notice or a Fundamental Change Offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the New Second Lien Secured Notes,

in each case, so as to permit the rights and obligations under this “—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes)” to be exercised in the time and in the manner specified in the Second Lien Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Second Lien Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in the Second Lien Indenture by virtue thereof.

No New Second Lien Secured Notes may be repurchased on any date at the option of Holders upon a Fundamental Change or Change of Control, as applicable, if the principal amount of the New Second Lien Convertible Notes or New Second Lien Non-Convertible Notes, as applicable, has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the Fundamental Change Payment or Change of Control Payment with respect to such New Second Lien Secured Notes).

If a Holder submits its New Second Lien Convertible Notes for required repurchase upon a Fundamental Change, the Holder’s right to withdraw its submission (such submission, a “Fundamental Change Repurchase Notice”) and convert the New Second Lien Convertible Notes that are subject to repurchase will terminate at the close of business on the second (2nd) business day immediately preceding the relevant Fundamental Change Payment Date.

The repurchase rights of the Holders could discourage a potential acquirer of us. The Fundamental Change Offer and Change of Control Offer feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of antitakeover provisions.

If a Fundamental Change or Change of Control were to occur, we may not have enough funds to pay the applicable repurchase price. Our ability to repurchase the New Second Lien Secured Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our Subsidiaries, the terms of our then existing borrowing arrangements or otherwise. If we fail to repurchase New Second Lien Secured Notes when required following a Fundamental Change or a Change of Control, we will be in default under the Second Lien Indenture. In addition, a Fundamental Change or Change of Control would in most circumstances constitute an event of default under the ABL/FILO Facility and any replacement Credit Facilities in respect thereof, and we and our Subsidiaries may in the future incur other indebtedness with similar change in control provisions permitting our Holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

The terms “Change of Control” and “Fundamental Change” are limited to specified transactions and may not include other events that might adversely affect the Company’s financial condition. In addition, the requirement that the Company offer to repurchase the applicable series of New Second Lien Secured Notes upon a Change of Control or Fundamental Change, as applicable, may not protect Holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definitions of “Change of Control” and “Fundamental Change” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a Holder of the New Second Lien Convertible Notes to require us to repurchase New Second Lien Convertible Notes as a result of the sale, lease or other transfer of less than all assets may be uncertain.

Certain Covenants

Covenant Termination Events

Set forth below are summaries of certain covenants contained in the Second Lien Indenture. Following the first date after the Issue Date that (x) (i) the New Second Lien Secured Notes of the applicable series have met the Ratings Threshold, (ii) for the last two (2) consecutive four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the Covenant Termination Event, the Company shall have achieved on a pro forma basis a Total Net Leverage Ratio of less than 2.50 to 1.00 or (iii) the Company has no outstanding Obligations secured by the Collateral on a first priority basis other than pursuant to any revolving Credit Facility (including the ABL/FILO Facility) and no Obligations secured by the Collateral on a second priority basis other than the New Second Lien Convertible Notes and any Obligations consisting of convertible notes secured equally and ratably therewith and (y) no Event of Default has occurred and is then Continuing , then upon delivery by the Company to the applicable Second Lien Trustee of an Officer’s Certificate to the foregoing effect, the Company and the Subsidiaries will no longer be subject to the following covenants or restrictions (such occurrence, a “Covenant Termination Event”) of the Second Lien Indenture with respect to the applicable series of New Second Lien Secured Notes:

(i)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(ii)	“—Limitation on Restricted Payments;”

(iii)	“—Asset Sales;”

(iv)	“—Transactions with Affiliates;”

(v)

clause (ad) of the definition of “Permitted Liens” which shall be deleted in its entirety and replaced with the following sentence: “Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (i) $150,000,000 and (ii) 3.75% of Consolidated Total Assets”;

(vi)	clause (iv) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets.”

Notwithstanding any of the foregoing, after a Covenant Termination Event, all Guarantees and Collateral shall remain. No Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the terminated covenants after a Covenant Termination Event. After the occurrence of a Covenant Termination Event, the terminated covenants shall not be reinstated at any time. Upon the occurrence of a Covenant Termination Event, the amount of Excess Proceeds from Asset Sales will be reset at zero (0).

We cannot assure you that either series of the New Second Lien Secured Notes will ever achieve the Ratings Threshold or that the other requirements for a Covenant Termination Event will occur with respect to the New Second Lien Secured Notes. No Second Lien Trustee will have any obligation to:

(i)	independently determine or verify if such events constituting a Covenant Termination Event have occurred; or

(ii)	notify the Holders of any Covenant Termination Event.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Second Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and the Company will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Subsidiary may Incur unsecured Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Subsidiary may issue shares of Preferred Stock, in each case if the Interest Coverage Ratio for the Company’s most recently ended four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued is 2.00 to 1.00 or greater (“Ratio Debt”), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred, at the beginning of such four (4)-quarter period. Any Ratio Debt incurred must have a maturity date at least ninety-one (91) days after the maturity date of the New Second Lien Secured Notes.

The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(i)

the Incurrence of Indebtedness pursuant to Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate outstanding principal amount, including all Indebtedness incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (i) (and any successive Permitted Refinancing Indebtedness), not to exceed an amount equal to the greater of (x) $1,505,000,000 and (y) the Revolving Borrowing Base (as defined in the Amended Credit Agreement or such similar term as defined in the Credit Facilities), plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection with any Refinancings;

(ii)

Indebtedness (including any Permitted Refinancing Indebtedness thereof) under the Second Lien Documents (including Additional New Second Lien Secured Notes) in a principal amount equal to $289,000,000 at any time outstanding and Indebtedness (including any Permitted Refinancing Indebtedness thereof) under the Third Lien Documents (including Additional New Third Lien Secured Notes) in a principal amount equal to $203,000,000 at any time outstanding;

(iii)	Indebtedness of the Company and its Subsidiaries existing on the Issue Date (including any Refinancings thereof) (other than Indebtedness described in clauses (i) and (ii));

(iv)

Capitalized Lease Obligations, Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the Company or any of its Subsidiaries under or pursuant to any “synthetic lease” transactions to on-balance sheet

Indebtedness of the Company or such Subsidiary, in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (iv) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (x) $150,000,000 and (y) 3.75% of Consolidated Total Assets as of the date any such Indebtedness is Incurred; provided that such Indebtedness is incurred within two hundred and seventy (270) days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;

(v)

Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance; provided that upon the Incurrence of any Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than forty-five (45) days following such Incurrence;

(vi)

Indebtedness arising from agreements of the Company or any Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)

intercompany Indebtedness between or among the Company or any of its Subsidiaries; provided that (x) such Indebtedness owing to a Subsidiary that is not a Subsidiary Guarantor will only be permitted by this clause (vii) if at all times such Indebtedness is subordinated in right of payment to the Company’s Second Lien Obligations with respect to the applicable series of New Second Lien Secured Notes or Guarantee of such Subsidiary Guarantor, as applicable and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Subsidiary Guarantor lending such Indebtedness ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary) will be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)	Indebtedness pursuant to Hedge Agreements;

(ix)

Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, provided in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(x)

guarantees of Indebtedness of the Company or of any Subsidiary permitted to be Incurred under the Second Lien Indenture, to the extent such guarantees are Permitted Investments (other than pursuant to clause (p) of the definition thereof);

(xi)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within ten (10) Business Days after notification is received by the Company of its incurrence;

(xii)	[Reserved];

(xiii)	Indebtedness consisting of (x) the financing of insurance premiums or (y) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xiv)	Cash Management Obligations and other Indebtedness in respect of Cash Management Services;

(xv)

Indebtedness of Foreign Subsidiaries, together with any Permitted Refinancing Indebtedness Incurred by Foreign Subsidiaries to Refinance any Indebtedness originally Incurred pursuant to this clause (xv) (and any successive Permitted Refinancing Indebtedness), in an aggregate outstanding principal amount not to exceed the greater of (i) $35,000,000 and (ii) 0.875% of Consolidated Total Assets;

(xvi)

Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are not in connection with the borrowing of money;

(xvii)

Indebtedness representing deferred compensation or other similar arrangements Incurred by the Company or any Subsidiary (x) in the ordinary course of business or (y) in connection with any Permitted Investment;

(xviii)	any Permitted Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred as Ratio Debt or under clause (xxii) or this clause (xviii);

(xix)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased;

(xx)

Indebtedness Incurred by the Company or any Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(xxi)

Indebtedness Incurred by the Company or any Subsidiary to the extent that the net proceeds thereof are promptly deposited with the applicable Second Lien Trustee to satisfy and discharge the applicable series of New Second Lien Secured Notes in accordance with the Second Lien Indenture;

(xxii)

additional Indebtedness, provided that on a pro forma basis Consolidated Secured Net Leverage Ratio is less than or equal to 3.0 to 1.0 and that Indebtedness incurred pursuant to this clause (xxii) cannot be used to repurchase, repay, Refinance or exchange Old 2024 Notes, Old 2034 Notes or Old 2044 Notes; and

(xxiii)

additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (xxiii) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (i) $125,000,000 and (ii) 3.125% of Consolidated Total Assets.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one (1) of the categories of Permitted Debt or is entitled to be Incurred as Ratio Debt, the Company may, in its sole discretion, at the time of Incurrence, combine, divide, classify or reclassify, or at any later time combine, divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that (x) all Indebtedness under the ABL/FILO Facility or guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and (y) all Indebtedness under the New Second Lien Secured Notes or Guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) and all Indebtedness under the New Third Lien Secured Notes or guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been Incurred pursuant to clause (ii) of the definition of “Permitted Debt”, and, in each case of clauses (x) and (y) above, the Company will not be permitted to reclassify at any later date all or any portion of such Indebtedness. All Indebtedness originally Incurred under clause (xxiii) of the definition of “Permitted Debt” will be automatically reclassified as Ratio Debt on the first date on which such Indebtedness would have been permitted to be Incurred by the obligor thereon as Ratio Debt. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

Limitation on Restricted Payments

The Second Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i)

declare or pay any dividend or make any payment or distribution on account of the Company’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (x) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or (y) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, including in connection with any merger or consolidation;

(iii)

make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or any Subsidiary (other than (x) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness of the Company or any Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within forty-five (45) days of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (y) any Permitted Refinancing Indebtedness of such Subordinated Indebtedness (or any successor Permitted Refinancing Indebtedness), provided, that such Permitted Refinancing Indebtedness of such Subordinated Indebtedness is permitted by the definition of “Permitted Debt;”

(iv)

redeem, repurchase, exchange or otherwise repay the Old 2024 Notes, Old 2034 Notes or Old 2044 Notes prior to the maturity of any of the New Second Lien Secured Notes; provided that the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes may be exchanged in a debt-for-debt and/or debt-for-equity exchange in an amount not exceeding 90% of the Exchange Price provided to the Holders of the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes, as applicable, as part of the Exchange Offers; provided further that the Old 2024 Notes may be redeemed, repurchased or repaid in cash and/or equity on or after April 1, 2024; or

(v)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as “Restricted Payments”).

The foregoing provisions will not prohibit:

(i)

the making of any Restricted Payment described in clause (iii) or (v) of the definition thereof in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company;

(ii)	Non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(iii)	payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Second Lien Indenture;

(iv)

the declaration and payment of dividends or distributions to Holders of any class or series of Disqualified Stock of the Company or any of its Subsidiaries and any class or series of Preferred Stock of any Subsidiaries issued or Incurred in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(v)	exercise of the Call Right under the New Third Lien Secured Notes;

(vi)	the completion of Follow On Exchanges (subject to the limitations set forth in clause (iv) of the definition of Restricted Payments);

(vii)	Restricted Payments that are made with Excluded Contributions (subject to the limitations set forth in clause (iv) of the definition of Restricted Payments).

(viii) (1)	the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) by the Company after the Issue Date; and

(2)

the declaration and payment of dividends to the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Company issued after the Issue Date;

provided, however, that (A) on a pro forma basis for the most recently ended four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the making of such Restricted Payment either (x) the Interest Coverage Ratio of the Company is at least 2.00 to 1.00 or (y) the Total Net Leverage Ratio is no more than 2.50 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (viii) does not exceed the Net Cash Proceeds actually received by the Company from the sale (or the contribution of the Net Cash Proceeds from the sale) of Designated Preferred Stock;

(ix)

the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company and its Subsidiaries pursuant to provisions similar to those described under “—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes)” and “—Asset Sales”; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by the Second Lien Indenture) has made a Change of Control Offer, Fundamental Change Offer or Asset Sale Offer, as the case may be, with respect to the applicable series of New Second Lien Secured Notes and have repurchased, redeemed, defeased, acquired or retired all New Second Lien Secured Notes of the applicable series validly tendered and not withdrawn in connection with such Change of Control Offer, Fundamental Change Offer or Asset Sale Offer, as the case may be; and

(x)

any Restricted Payment, provided, however, that on a pro forma basis for the most recently ended four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the making of such Restricted Payment either (x) the Interest Coverage Ratio of the Company is at least 2.00 to 1.00 or (y) the Total Net Leverage Ratio is no more than 2.50 to 1.00 provided further, that Restricted Payments made pursuant to this clause (x) may not be used to redeem, repurchase or otherwise repay Old 2024 Notes, Old 2034 Notes or Old 2044 Notes;

For purposes of the covenant described above, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one (1) or more provisions described above and/or one (1) or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

For the avoidance of doubt, this covenant shall not restrict the making of, or dividends or other distributions in amounts sufficient to make, any “AHYDO Catch Up Payment” with respect to any New Third Lien Secured Notes. See “Description of New Third Lien Secured Notes – General.”

Asset Sales

(a)	The Second Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, cause or make an Asset Sale, unless:

(i)

the Company or any of its Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii)

except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(1)

any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Subsidiary (other than liabilities that are Subordinated Indebtedness) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Company or such Subsidiary, as the case may be, from further liability (or are otherwise extinguished in connection with the transactions relating to such Asset Sale);

(2)

any securities, notes or other obligations or assets received by the Company or such Subsidiary from such transferee that are converted or reasonably expected to be converted by the Company acting in good faith by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received or expected to be received), or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days of the receipt thereof; and

(3)

any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $80,000,000 and (y) 2.00% of Consolidated Total Assets, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) will be deemed to be Cash Equivalents for the purposes of this clause (3).

(b)

Within three hundred and sixty-five (365) days after the later of (x) the date of any Asset Sale and (y) the receipt of any Net Cash Proceeds of such Asset Sale, the Company or such Subsidiary, at its option, may apply the Net Cash Proceeds from such Asset Sale:

(i) to reduce Indebtedness (through a prepayment, repayment or purchase, as applicable) as follows:

(1) Obligations under the New Second Lien Secured Notes, including by redemption or by purchasing the New Second Lien Secured Notes through a tender offer, open-market purchases or in privately negotiated transactions;

(2) ABL/FILO Obligations and Obligations under any other Credit Facility to the extent such Obligations were incurred under clause (i) of the definition of “Permitted Debt;” provided that for Indebtedness consisting of a revolving credit facility for working capital or general corporate purposes there shall be no requirement to correspondingly reduce commitments with respect thereto; or

(3) to the extent such Net Cash Proceeds resulted from an Asset Sale of assets not constituting Collateral, Obligations of a Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or any Subsidiary Guarantor; or

(ii) to make (1) an investment in any one (1) or more businesses so long as such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Subsidiary, (2) capital expenditures or (3) acquisitions of, or investments in, other properties or assets; provided that, in each of (1), (2) and (3), are used or useful in the business of the Company or a Similar Business or replace the businesses, properties and/ or assets that are the subject of such Asset Sale; provided that the Company may elect to deem expenditures that otherwise would be permissible Investments, capital expenditures or acquisitions of other property or assets within the scope of the foregoing clauses (1), (2) or (3), as applicable, that occur prior to the receipt of the Net Cash Proceeds from such Asset Sale to have been invested in accordance with this clause (ii) (it being agreed that such deemed expenditure shall have been made no earlier than the earliest of (x) notice of such Asset Sale, (y) execution of a definitive agreement for such Asset Sale, and (z) consummation of such Asset Sale); or

(iii) any combination of the foregoing;

provided that a binding commitment or letter of intent entered into not later than such three hundred and sixty-fifth (365th) day shall be treated as a permitted application of such Net Cash Proceeds from the date of such commitment or letter of intent so long as the Company or such Subsidiary enters into such commitment or letter of intent with the good faith expectation that the Net Cash Proceeds will be applied to satisfy such commitment or letter of intent within the later of such three hundred and sixty-fifth (365th) day and one hundred and eighty (180) days of such commitment or letter of intent (an “Acceptable Commitment”) or, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Company or such Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within one hundred and eighty (180) days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute Excess Proceeds.

(c)

The Second Lien Indenture will provide that any amount of Net Cash Proceeds from any Asset Sale that are not utilized or applied as provided and within the time period set forth in this covenant will be deemed to constitute “Excess Proceeds.” Notwithstanding the foregoing sentence, any amount of proceeds offered to Holders pursuant to the second (2nd) paragraph above pursuant to an Asset Sale Offer made at any time after the Asset Sale will be deemed to have been applied as required and will not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders. When the aggregate amount of Excess Proceeds exceeds $75,000,000, the Company will make an open market offer (an “Asset Sale Offer”) to all Holders of New Second Lien Secured Notes and, if required by the terms of any Pari Passu Lien Indebtedness, to all Holders of such Pari Passu Lien Indebtedness, to purchase the maximum principal amount of such New Second Lien Secured Notes and Pari Passu Lien Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of the Excess Proceeds, in accordance with the procedures set forth in the Second Lien Indenture and the agreement governing such Pari Passu Lien Indebtedness. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed $75,000,000 by transmitting electronically or by mailing to the Holders the notice required pursuant to the terms of the Second Lien Indenture, with a copy to the Second Lien Trustees or otherwise in accordance with the Applicable Procedures. The Company may satisfy the foregoing obligations with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Cash Proceeds before the aggregate amount of Excess Proceeds exceeds $75,000,000.

To the extent that the aggregate amount of New Second Lien Secured Notes and other Indebtedness tendered or otherwise surrendered in accordance with the terms of this section is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Second Lien Indenture. If the aggregate principal amount of New Second Lien Secured Notes and Indebtedness tendered or otherwise surrendered by Holders in accordance with the terms of this section exceeds the amount of Excess Proceeds, the Company will select the New Second Lien Secured Notes (and the Company or its agents will select such Pari Passu Lien Indebtedness, if applicable) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds will be reset at zero (0). To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the New Second Lien Secured Notes (and, if required by the terms thereof, all Pari Passu Lien Indebtedness), the Company need only make an Asset Sale Offer up to the outstanding aggregate principal amount of New Second Lien Secured Notes (and any such Pari Passu Lien Indebtedness), and any additional Excess Proceeds will not be subject to this covenant and will be permitted to be used for any purpose otherwise permitted by the Second Lien Indenture in the Company’s discretion.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the New Second Lien Secured Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Second Lien Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in the Second Lien Indenture by virtue thereof.

The provisions under the Second Lien Indenture relative to the Company’s obligation to make an offer to repurchase the applicable series of the New Second Lien Secured Notes as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the applicable series of the New Second Lien Secured Notes.

The ABL/FILO Facility limits, and future credit agreements or other agreements to which the Company becomes a party may prohibit or limit, the Company from purchasing any New Second Lien Secured Notes pursuant to an Asset Sale Offer. In the event the Company is prohibited from purchasing the New Second Lien Secured Notes, the Company may seek the consent of their lenders to the purchase of the New Second Lien Secured Notes or attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the New Second Lien Secured Notes. In such case, the Company’s failure to purchase tendered New Second Lien Secured Notes would not constitute an Event of Default under the Second Lien Indenture.

If more New Second Lien Secured Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such New Second Lien Secured Notes of the applicable series for purchase will be made in compliance with the requirements of the principal national securities exchange, if any, on which such New Second Lien Secured Notes are listed (but only to the extent that the applicable Second Lien Trustee has been notified in writing of such listing by the Company) or if such New Second Lien Secured Notes are not listed, on a pro rata basis or as nearly a pro rata basis as practicable (with adjustments so that New Second Lien Secured Notes of a given series are purchased in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof), by lot or by such other method as the applicable Second Lien Trustee will deem fair and appropriate (and in such manner as complies with applicable legal requirements, if any); provided that the selection of any series of New Second Lien Secured Notes for purchase will not result in a Holder with a principal amount of such New Second Lien Secured Notes less than the minimum denomination of $2,000. If all of such New Second Lien Secured Notes are in global form, interests in such New Second Lien Secured Notes to be redeemed will be selected for redemption by the Depository in accordance with the Applicable Procedures. No New Second Lien Secured Note will be repurchased in part if less than the minimum denomination of such New Second Lien Secured Note would be left outstanding.

If a Holder accepts an Asset Sale Offer with respect to a New Second Lien Convertible Note, the Holder may not thereafter surrender that New Second Lien Convertible Note for conversion until the Holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Second Lien Indenture (if permitted under the terms of the Asset Sale Offer).

Notices of an Asset Sale Offer will be delivered or caused to be delivered, or in the case of New Second Lien Secured Notes in global form, delivered or cause to be delivered electronically in accordance with the Applicable Procedures, at least thirty (30) but not more than sixty (60) days before the purchase date to each Holder of New Second Lien Secured Notes at such Holder’s registered address, with a copy to the applicable Second Lien Trustee, or otherwise in accordance with Applicable Procedures. If any New Second Lien Secured Note is to be purchased in part only, any notice of purchase that relates to such New Second Lien Secured Note will state the portion of the principal amount thereof that has been or is to be purchased.

A new New Second Lien Secured Note of the applicable series in principal amount equal to the unpurchased portion of any New Second Lien Secured Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the New Second Lien Secured Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest will cease to accrue on the New Second Lien Secured Notes or portions thereof purchased.

Transactions with Affiliates

The Second Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $25,000,000 (each of the foregoing, an “Affiliate Transaction”), unless:

(i)

such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in an arm’s length dealing with a Person who is not such Affiliate or, if in the good faith judgment of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Subsidiary from a financial point of view when such transaction is taken in its entirety; and

(ii)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50,000,000, the Company delivers to the Second Lien Trustees a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction, together with an Officer’s Certificate certifying that the Board of Directors of the Company determined or resolved that such Affiliate Transaction complies with clause (i) above.

The foregoing provisions will not apply to:

(i)

transactions between or among (a) the Company and any Subsidiary or (b) the Company and any Person that becomes a Subsidiary as a result of such transaction (including by way of a merger, consolidation or amalgamation);

(ii)	transactions between or among the Company and any Subsidiary that involves shared overhead in the ordinary course of business;

(iii)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Company in good faith;

(iv)	loans or advances to employees or consultants of the Company or any Subsidiary in accordance with clause (b) of the definition of “Permitted Investments;”

(v)	the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Company or any of the Subsidiary in the ordinary course of business;

(vi)

the Exchange Offers and other transactions, agreements and arrangements in existence on the Issue Date, or any amendment thereto to the extent such amendment is not adverse to the Holders of the applicable series of New Second Lien Secured Notes in any material respect;

(vii)

(1) any employment agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, (2) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (3) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(viii)	(1) Restricted Payments permitted under the heading “—Limitation on Restricted Payments” and (2) Permitted Investments;

(ix)	any purchase by the Company of Equity Interests in any Subsidiary;

(x)	transactions with Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business and on arm’s length terms;

(xi)

any transaction in respect of which the Company delivers to the Second Lien Trustees a letter addressed to the Board of Directors of the Company from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is in the good faith determination of the Company qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to Company or its Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(xii)	transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xiii)	payments or loans (or cancellation of loans) to employees or consultants that are:

(1) approved by a majority of the disinterested directors of the Company in good faith;

(2) made in compliance with applicable law; and

(3) otherwise permitted under the Second Lien Indenture;

(xiv)

transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of the Second Lien Indenture that are fair to Company and the Subsidiaries;

(xv)	transactions pursuant to, and complying with, the third (3rd) and fifth (5th) paragraphs of the covenant under the heading “—Merger, Consolidation or Sale of All or Substantially All Assets;” and

(xvi)

the existence of, or the performance by the Company or any Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future.

Liens

The Second Lien Indenture will provide that the Company will not, and will not permit any Subsidiary to, directly or indirectly, create or Incur any Lien securing Indebtedness on any asset or property of any of the Company or any Subsidiary, except:

(a)	Permitted Liens; or

(b)

Liens other than Permitted Liens on assets that are not Collateral; provided that with respect to this clause (b), the applicable series of New Second Lien Secured Notes, are equally and ratably secured (or secured on a senior basis) with such Lien; provided that any Lien that is granted to secure the Second Lien Obligations or any Guarantee pursuant to this clause (b) will be automatically and unconditionally released and discharged at the same time as the release of the underlying Lien that gave rise to the obligation to secure the Second Lien Obligations or such Guarantee under this clause (b).

Notwithstanding anything to the contrary herein, at the request and expense of the Company, the Collateral Agent is irrevocably authorized by the Second Lien Trustees and each Holder, by its acceptance of the New Second Lien Secured Notes, to:

(i) subordinate its Lien on any property in connection with the incurrence of any Indebtedness pursuant to clauses (iv) or (xx) of the covenant under the heading “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(ii) subordinate its Lien on any property to the holder of any Lien on such property that is permitted by clause (c) of the definition of “Permitted Liens” or with respect to which an Act of Required Secured Parties has been obtained.

Reports and Other Information

For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (and make available (without exhibits), without cost, to the Holders of the New Second Lien Secured Notes with a copy to each of the Second Lien Trustees, within the time periods specified in such sections, and to the extent not publicly available on the SEC’s EDGAR system or the Company’s public website; provided, however, that the Second Lien Trustees shall have no responsibility whatsoever to determine whether such filing or any other filing described below has occurred),

(i) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(ii) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; and

(iii) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K, after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form;

in each case, taking into account any extension of time, deemed filing date or safe harbor contemplated or provided by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act or successor provisions and in a manner that complies in all material respects with the requirements specified in such form.

For avoidance of doubt, the Company will be deemed to have provided a required report to the Holders of the New Second Lien Secured Notes and the Second Lien Trustees if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system).

If, at any time, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, the Company will nevertheless post the information required to be set forth in the reports specified above (other than (i) separate financial statements or condensed consolidating financial information required by Rule 3-10 or Rule 3-16 of Regulation S-X, (ii) information required by Item 10(e) of Regulation S-K or Regulation G under the Securities Act (in each case with respect to any non-GAAP financial measures contained therein) and (iii) information required by Item 402 or 601 of Regulation S-K) on a public or password protected website and will provide such information to the Holders of the New Second Lien Secured Notes and the Second Lien Trustees (but will not be required to file such information with the SEC), in each case within the time periods that would apply if the Company were required to file such information with the SEC. The Company will comply with Section 314(a) of the TIA.

To the extent that any reports or other information is not furnished within the time periods specified above and such reports or other information is subsequently furnished prior to the time such failure results in an Event of Default, the Company will be deemed to have satisfied its obligations with respect thereto and any Default or Event of Default with respect thereto shall be deemed to have been cured.

Delivery of reports, information and documents to the Second Lien Trustees is for informational purposes only and their receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, any Subsidiary’s or any other Person’s compliance with any of its covenants under the Second Lien Indenture or the New Second Lien Secured Notes (as to which each Second Lien Trustee is entitled to rely exclusively on the Officer’s Certificates delivered pursuant to the Second Lien Indenture). No Second Lien Trustee shall have any liability or responsibility for the content, filing or timeliness of any report, information or document delivered or filed under or in connection with the Second Lien Indenture or the transactions contemplated thereunder and no Second Lien Trustee shall have any obligation to monitor or confirm, on a continuing basis or otherwise, whether the Company posts such reports, information and documents on any website or the SEC’s EDGAR service, or to collect any such information from the Company’s website or the SEC’s EDGAR service.

Additional Amounts

(a)

All payments made by a Foreign Guarantor in respect of a Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the relevant Foreign Guarantor is then incorporated or organized or resident for tax purposes, any jurisdiction from or through which payment on behalf of such Foreign Guarantor is made or any political subdivision or governmental authority thereof or therein having power to tax (other than the United States) (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made by or on behalf of the relevant Foreign Guarantor under its Guarantee, the relevant Foreign Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder (including Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the Holder or the beneficial owner of the New Second Lien Secured Note or Guarantee (or between a fiduciary, settler, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company, unlimited liability company or corporation) and the relevant Tax Jurisdiction, other than by the mere acquisition or holding of any New Second Lien Secured Note or the enforcement or receipt of payment under or in respect of any New Second Lien Secured Note or Guarantee;

(ii)

any Taxes imposed or withheld as a result of the failure of the Holder or beneficial owner of any New Second Lien Secured Note or Guarantee to comply with any written request, made to that Holder or beneficial owner within a reasonable period before any such withholding or deduction would be payable, by the Company or a Foreign Guarantor to provide timely or accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirements (in each case, to the extent such Holder or beneficial owner is legally eligible to do so), which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of such Taxes;

(iii)

any Taxes that are imposed or withheld as a result of the presentation of any New Second Lien Secured Note or Guarantee for payment (where presentation is required) more than fifteen (15) days after the relevant payment is first made available for payment to the Holder or beneficial owner (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the New Second Lien Secured Note been presented on the last day of such fifteen (15) day period);

(iv)	any estate, inheritance, gift, value added, sale, excise, transfer, personal property or similar tax or assessment;

(v)	any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to any New Second Lien Secured Note or Guarantee;

(vi)

any Tax imposed on or with respect to any payment by a Foreign Guarantor to the Holder if such Holder is a fiduciary, partnership, limited liability company, unlimited liability company or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such New Second Lien Secured Note or Guarantee;

(vii)

any Taxes that are imposed or withheld as a result of the presentation of any New Second Lien Secured Note or Guarantee for payment by or on behalf of a Holder or beneficial owner of such New Second Lien Secured Notes or Guarantee who would have been able to avoid such withholding or deduction by presenting the relevant New Second Lien Secured Note or Guarantee to, or otherwise accepting payment from, another paying agent;

(viii)

any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(ix)	any combination of items (i) through (viii) above.

(b)

The relevant Foreign Guarantor will pay when due any present or future stamp, transfer, court or documentary Taxes or any other excise or property Taxes that arise in a Tax Jurisdiction with respect to the initial execution, delivery or registration of the Guarantees or any other document or instrument relating thereto (other than the New Second Lien Secured Notes).

(c)

The relevant Foreign Guarantor will use reasonable efforts to furnish to the Holders, within a reasonable period of time after the due date for the payment of any Taxes so deducted or withheld pursuant to applicable law, either certified copies of tax receipts evidencing such payment by such Foreign Guarantor (in such form as provided in the ordinary course by the relevant Tax Jurisdiction and as is reasonably available to the Foreign Guarantor), or, if such receipts are not obtainable, other evidence of such payments by such Foreign Guarantor reasonably satisfactory to the Holders.

Merger, Consolidation or Sale of All or Substantially All Assets

The Second Lien Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving Person) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one (1) or more related transactions, to any Person unless:

(i)

the Company is the surviving Person or the Person (if other than the Company) formed by or surviving any such consolidation, merger or winding up or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not (x) a corporation, a co-obligor of the applicable series of New Second Lien Secured Notes is a corporation organized or existing under such laws and (y) organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, a co-obligor of the applicable series of New Second Lien Secured Notes is organized or existing under such laws;

(ii)	the Successor Company (if other than the Company) expressly assumes all the Second Lien Obligations of the Company pursuant to a supplemental indenture or other documents or instruments;

(iii)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default has occurred and is Continuing;

(iv)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four (4)-quarter period, either:

(a)	the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(b)

the Interest Coverage Ratio for the Company (or, if applicable, the Successor Company thereto) and its Subsidiaries would be equal to or greater than such ratio for the Company and its Subsidiaries immediately prior to such transaction;

(v)

each Subsidiary Guarantor, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person’s Second Lien Obligations; and

(vi)

the Company will have delivered to the Second Lien Trustees an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Second Lien Indenture.

The Successor Company will succeed to, and be substituted for, the Company under the Second Lien Indenture, the New Second Lien Secured Notes and the Second Lien Security Documents, and the Company will automatically be released and discharged from its Second Lien Obligations.

Notwithstanding the foregoing clauses (iii) and (iv):

(i)

the Company or any Subsidiary Guarantor may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or a Subsidiary Guarantor;

(ii)

the Company may merge or consolidate with an Affiliate of the Company incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States, the District of Columbia or any territory of the United States so long as the principal amount of Indebtedness of the Company and its Subsidiaries is not increased thereby;

(iii)

any Subsidiary may merge with or consolidate into the Company or any Subsidiary Guarantor; provided that the Company or such Subsidiary Guarantor, as applicable, is the Successor Company in such merger; and

(iv)

any Subsidiary that is not a Subsidiary Guarantor may dissolve or liquidate to the extent that the assets of such Subsidiary are transferred to the Company or another Subsidiary substantially contemporaneously with such dissolution or liquidation.

The Second Lien Indenture will further provide that subject to certain provisions in the Second Lien Indenture governing release of a Guarantee upon the sale or disposition of a Subsidiary Guarantor, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one (1) or more related transactions to, any Person unless:

(i) (1)

such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger or winding up (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (including by way of liquidation or dissolution of the Subsidiary Guarantor) is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States or Canada, any state, territory or province thereof or the District of Columbia (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(2)

the Successor Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the Second Lien Obligations of such Subsidiary Guarantor pursuant to a supplemental indenture or other documents or instruments;

(3)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be Continuing; and

(4)

the Successor Guarantor (if other than such Subsidiary Guarantor) will have delivered or caused to be delivered to the Second Lien Trustees an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Second Lien Indenture; and

(ii)	such sale or disposition or consolidation or merger does not violate the covenant described under the heading “—Asset Sales”;

provided that, in the event of a Subsidiary Guarantor liquidating or dissolving, the Person which receives the assets of such Subsidiary Guarantor substantially contemporaneously with such liquidation or dissolution shall be considered the Successor Guarantor for purposes of the above.

Subject to certain limitations described in the Second Lien Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under each of the Second Lien Indenture, such Subsidiary

Guarantor’s Guarantee and the Second Lien Security Documents, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under the Second Lien Indenture, such Subsidiary Guarantor’s Guarantee and the Second Lien Security Documents. Notwithstanding the foregoing:

(i)

a Subsidiary Guarantor may merge with or consolidate into an Affiliate of the Company incorporated or organized solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in the United States or Canada, any state, territory or province thereof or the District of Columbia, so long as the principal amount of Indebtedness of the Company and the Subsidiary Guarantors is not increased thereby;

(ii)

a Subsidiary Guarantor may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, the Company or Subsidiary Guarantor;

(iii)

a Subsidiary Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States or Canada; and

(iv)

any Subsidiary Guarantor may merge with or consolidate into any Subsidiary Guarantor; provided that the surviving Person (x) is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States or Canada, any state, territory or province thereof or the District of Columbia and (y) is or becomes a Subsidiary Guarantor upon the consummation of such merger or consolidation.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other Disposition of all or substantially all of the properties and assets of one (1) or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Ratings

The Company shall use its commercially reasonable efforts to cause, within sixty (60) days after the end of the fiscal quarter in which the New Second Lien Secured Notes are issued, the New Second Lien Secured Notes to receive a rating, but no specific rating, from two (2) of S&P, Moody’s or Fitch, or, if during such time none of such institutions shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency (as described in Rule 436 under the Securities Act).

Impairment of Security Interest

The Company shall not, and shall not permit any Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Company), have the result of materially impairing the value of the security interests taken as a whole (including the lien priority with respect thereto) with respect to the Collateral for the benefit of the Collateral Agent, the Second Lien Trustees and the Holders of the New Second Lien Secured Notes (including materially impairing the lien priority of the New Second Lien Secured Notes with respect thereto) (it being understood that any release described under “—Security—Releases of Collateral” and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

The Second Lien Indenture will provide that, at the direction of the Company and without the consent of the Holders, the Collateral Agent and the Second Lien Trustees (or their agent or designee) shall from time to time enter into one (1) or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Second Lien Security Documents to, but subject in all cases to the First Lien/Second Lien/Third Lien Intercreditor Agreements: (i) cure any ambiguity, omission, defect or inconsistency therein that does not adversely affect the interests of the Holders of the New Second Lien Secured Notes in any material respect, (ii) add to the Collateral or (iii) make any other change thereto that does not adversely affect the Holders of the New Second Lien Secured Notes in any material respect.

After-Pledged Property

With respect to After-Pledged Property of the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, financing change statements and certificates and opinions of counsel as shall be reasonably necessary to create a New Second Lien on such After-Pledged Property constituting Collateral securing the Second Lien Obligations as contemplated by the Second Lien Security Documents and perfect such New Second Liens to the extent required by the Second Lien Security Documents in favor of the Collateral Agent, and having the Required Collateral Lien Priority, subject only to Permitted Liens, and thereupon all provisions of the Second Lien Indenture relating to the Collateral shall be deemed to apply to such After-Pledged Property to the same extent and with the same force and effect as the then-existing Collateral.

Defaults

An “Event of Default” will be defined in the Second Lien Indenture, with respect to each series of New Second Lien Secured Notes, as the occurrence and continuance of:

(a)	a default in any payment of interest on any such series of New Second Lien Secured Notes when due continued for thirty (30) Business Days;

(b)

a default in the payment of principal or premium, if any, of any such series of New Second Lien Secured Notes when due at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

(c)

the failure by the Company or any Subsidiary to comply for thirty (30) days after receipt of written notice referred to below with any of its obligations, covenants or agreements (other than a default referred to in clause (a) or (b) above) contained in the applicable Second Lien Documents;

(d)

the failure by the Company or any Significant Subsidiary to pay the principal amount of any Indebtedness for borrowed money within any applicable grace period upon the final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid at final maturity or acceleration exceeds $100,000,000 or its foreign currency equivalent; provided that this clause (d) shall not apply to any event of non-payment or acceleration occurring under the Old 2024 Notes, Old 2034 Notes or Old 2044 Notes;

(e)	certain events of bankruptcy or insolvency of any of the Company or a Significant Subsidiary;

(f)

failure by the Company or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $100,000,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived or stayed for a period of sixty (60) consecutive days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g)

the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or of the Second Lien Indenture), or any Subsidiary Guarantor that is a Significant

Subsidiary (or any Officer thereof with authority to act on behalf of such Subsidiary Guarantor with respect to such matters) denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination or discharge of the Second Lien Indenture or the release of any such Guarantee in accordance with the Second Lien Indenture and such Default continues for five (5) days;

(h)

(i) the New Second Liens created by the Second Lien Security Documents securing the relevant series of New Second Lien Secured Notes or Guarantees shall at any time not constitute perfected Liens on any portion of the Collateral intended to be covered thereby (to the extent perfection is required by the Second Lien Indenture or such Second Lien Security Documents) other than in accordance with the terms of such relevant Second Lien Security Document and the Second Lien Indenture and other than the satisfaction in full of all Second Lien Obligations or release or amendment of any such Lien in accordance with the terms of the Second Lien Indenture or such Second Lien Security Documents, or (ii) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Second Lien Indenture and such relevant Second Lien Security Document, any such Second Lien Security Document shall for whatever reason be terminated or cease to be in full force and effect, if, in each case, such default occurs with respect to a portion of the Collateral exceeding $50,000,000 in Fair Market Value;

(i)

solely with respect to the New Second Lien Convertible Notes, our failure to comply with our obligation to convert the New Second Lien Convertible Notes in accordance with the Second Lien Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of three (3) business days; or

(j)

solely with respect to the New Second Lien Convertible Notes, our failure to give a fundamental change notice as described under “—Required Repurchase upon Change of Control (in the Case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the Case of New Second Lien Convertible Notes) —Repurchase Procedures ” or notice of a specified corporate transaction as described under “—Conversion Rights of New Second Lien Convertible Notes—Conversion upon Specified Corporate Events—Certain Corporate Events,” in each case when due.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (c) of the first paragraph above will not constitute an Event of Default until either the applicable Second Lien Trustee notifies in writing the Company or the Holders of at least 25% in principal amount of outstanding New Second Lien Secured Notes of the applicable series notify in writing the Company and the applicable Second Lien Trustee of the Default and such Default is not cured within the time specified in clause (c) of the first paragraph above after receipt of such notice.

If any Event of Default (other than of a type specified in clause (e) of the definition of “Event of Default” occurs and is Continuing under the Second Lien Indenture, the applicable Second Lien Trustee by written notice to the Company or the Holders of at least 25% in aggregate principal amount of the then total outstanding New Second Lien Secured Notes of the applicable series by written notice to the Company and the applicable Second Lien Trustee may declare the principal of and accrued and unpaid interest, if any, on all the then outstanding New Second Lien Secured Notes of the applicable series to be due and payable immediately. Upon the effectiveness of such declaration, such principal and accrued and unpaid interest, if any, shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default arising under clause (e) of the definition of “Event of Default” occurs and is Continuing, all outstanding New Second Lien Secured Notes shall become due and payable without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding New Second Lien Secured Notes of the applicable series by written notice to the applicable Second Lien Trustee may, on behalf of the Holders of all of the New Second Lien Secured Notes of the applicable series, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences (including acceleration) under the Second Lien Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a Continuing Default or Event of Default in the payment of interest on, or the principal of, the New Second Lien Secured Notes of the applicable series (other than such nonpayment of principal or interest that has become due as a result of such acceleration, or with respect to the failure to deliver the consideration due upon conversion, in the case of the New Second Lien Convertible Notes). Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the Second Lien Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default specified in clause (d) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any payment default on the Second Lien Obligations resulting from acceleration of the New Second Lien Secured Notes) will be annulled, waived and rescinded, automatically and without any action by the applicable Second Lien Trustees or the Holders of the New Second Lien Secured Notes, if prior to twenty (20) days after such Event of Default arose, the Company delivers an Officer’s Certificate to the Second Lien Trustees stating that:

(x)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(y)	the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(z)	the Default that is the basis for such Event of Default has otherwise been cured.

If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in “-Reports and Other Information” or otherwise to deliver any notice or certificate pursuant to any other provision of the Second Lien Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Second Lien Indenture.

Notwithstanding the foregoing, the Second Lien Indenture will provide that, for the New Second Lien Convertible Notes, to the extent the Company so elects, the sole remedy for an Event of Default under the Second Lien Indenture relating to any failure to comply with the Company’s obligations as set forth under “—Reports and Other Information”, will, for the first one hundred and eighty (180) days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the New Second Lien Convertible Notes at a rate equal to (i) 0.25% per annum of the principal amount of the New Second Lien Convertible Notes outstanding for each day during the first ninety (90) days on which such Event of Default is Continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in the Second Lien Indenture) beginning on, and including, the date on which such Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the New Second Lien Convertible Notes outstanding for each day from, and including, the ninety-first (91st) calendar day to, but excluding, the 180th calendar day after the occurrence of such an Event of Default during which such Event of Default is Continuing (or if earlier, the date on which such Event of Default is cured or waived as provided for in the Second Lien Indenture).

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the regular interest on the New Second Lien Convertible Notes. On the one hundred and eighty first (181st) day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such one hundred and eighty first (181st) day), the New Second Lien Convertible Notes will be immediately subject to acceleration as provided above. The provisions of the Second Lien Indenture described in this paragraph will not affect the rights of Holders of New Second Lien Convertible Notes in the event of the occurrence of any other Event of Default under the Second Lien Indenture. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay the Additional Interest when due, the New Second Lien Convertible Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the Additional Interest as the sole remedy during the first one hundred and eighty (180) days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of the New Second Lien Convertible Notes, the Convertible Second Lien Trustee and the paying agent in writing of such election prior to the beginning of such one hundred and eighty (180)-day period. Upon the Company’s failure to timely give such notice, the New Second Lien Convertible Notes will be immediately subject to acceleration as provided above.

In case an Event of Default occurs and is Continuing, the applicable Second Lien Trustee will be under no obligation to exercise any of the rights or powers under the Second Lien Indenture at the request or direction of any of the Holders unless such Holders have offered to the applicable Second Lien Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Second Lien Indenture or the New Second Lien Secured Notes unless:

(a)	such Holder has previously given the applicable Second Lien Trustee written notice that an Event of Default is Continuing or will occur upon notice and/or passage of time;

(b)

Holders of at least 25% in principal amount of the outstanding New Second Lien Secured Notes of the applicable series have requested (the “Requesting Holders”) in writing the applicable Second Lien Trustee to pursue the remedy, which pursuit of the requested remedy may be conditioned upon the occurrence of an Event of Default in the future;

(c)

such Requesting Holders have offered, and if requested, provided, the applicable Second Lien Trustee security or indemnity in respect of any loss, liability or expense (which security or indemnity is reasonably acceptable to the applicable Second Lien Trustee);

(d)

the applicable Second Lien Trustee has not complied with, or indicated in writing to the Requesting Holders that it will comply with, such request within ten (10) days after the receipt of the request and the offer (or provision) of security or indemnity; and

(e)

the Holders of a majority in principal amount of the outstanding New Second Lien Secured Notes of the applicable series have not given the applicable Second Lien Trustee a written direction inconsistent with such request within such 10-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding New Second Lien Secured Notes of the applicable series are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Second Lien Trustee and the Collateral Agent or of exercising any trust or power conferred on the applicable Second Lien Trustee and the Collateral Agent. The Second Lien Trustees and the Collateral Agent, however, may refuse to follow any direction that conflicts with law or the Second Lien Indenture or that the applicable Second Lien Trustee and the Collateral Agent, as applicable, determine is unduly prejudicial to the rights of any other Holder (it being understood that neither the applicable Second Lien Trustee nor the Collateral Agent has an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that would involve the Second Lien Trustees in personal liability. Prior to taking any action under the Second Lien Indenture, the Second Lien Trustees will be entitled to security or indemnification satisfactory to them in their sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

The Second Lien Indenture will provide that if a Default occurs and is Continuing and is actually known to the applicable Second Lien Trustee, such Second Lien Trustee shall provide to each Holder of the applicable series of New Second Lien Secured Notes notice of the Default within ninety (90) days after it is actually known to such Second Lien Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any New Second Lien Secured Note of the applicable series, the applicable Second Lien Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders of the applicable series of New Second Lien Secured Notes. In addition, the Company is required to deliver to the Second Lien Trustees, within one hundred and twenty (120) days after the end of each fiscal year ending after the Issue Date, a certificate regarding compliance with the Second Lien Indenture. The Company also is required to deliver to the Second Lien Trustees, within thirty (30) days after the occurrence thereof, written notice of any event which would constitute Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

If any portion of the amount payable on the New Second Lien Convertible Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Amendments and Waivers

Subject to certain exceptions, the Second Lien Indenture and the Second Lien Documents, including the New Second Lien Secured Notes, the Guarantee and the Second Lien Security Documents, may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the applicable series of New Second Lien Secured Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Second Lien Secured Notes) and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the applicable series of New Second Lien Secured Notes of the applicable series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Second Lien Secured Notes). However, without the consent of each Holder of a New Second Lien Secured Note affected, no amendment, supplement or waiver may (with respect to any New Second Lien Secured Notes held by a non-consenting Holder of the affected series of New Second Lien Secured Notes):

(i)	reduce the percentage of the aggregate principal amount of the applicable series of New Second Lien Secured Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)	reduce the rate of or extend the time for payment of interest on any New Second Lien Secured Note of the applicable series;

(iii)	reduce the principal of or change the Stated Maturity of any New Second Lien Secured Note of the applicable series;

(iv)

waive a Default in the payment of principal of or premium, if any, or interest on the New Second Lien Secured Notes of the applicable series, except a rescission of acceleration of the New Second Lien Secured Notes of the applicable series by the Holders of at least a majority in aggregate principal amount of the New Second Lien Secured Notes of the applicable series and a waiver of the payment default that resulted from such acceleration;

(v)

reduce the amount payable upon the redemption of any New Second Lien Secured Note of the applicable series or pursuant to a Change of Control or Fundamental Change, as applicable, or amend or modify in any manner adverse to the Holders of the New Second Lien Secured Notes of the applicable series our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi)	make any New Second Lien Secured Note of the applicable series payable in money other than that stated in such New Second Lien Secured Note;

(vii)

impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s New Second Lien Secured Notes of the applicable series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s New Second Lien Secured Notes of the applicable series;

(viii)	in the case of the New Second Lien Convertible Notes, make any adverse change to the conversion rights of any New Second Lien Convertible Note;

(ix)	make any change in the amendment or waiver provisions of the Second Lien Indenture that require each Holder’s consent as described in clauses (i) through (xii) of this paragraph;

(x)

make any change in the provisions of the Second Lien Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the New Second Lien Secured Notes of the applicable series;

(xi)

make the New Second Lien Secured Notes of the applicable series or any Guarantee of such New Second Lien Secured Notes subordinated in right of payment or “waterfall” priority to, in either case, any other Obligations; or

(xii)	release the Company or any Subsidiary Guarantor from its Obligations under the Second Lien Documents, except in accordance with the terms of the Second Lien Documents.

In addition, without the consent of the Holders of at least 66 2/3% in principal amount of the applicable series of then outstanding New Second Lien Secured Notes, no amendment, supplement or waiver may modify any Second Lien Document that would have the effect of releasing all or substantially all of the Collateral from the New Second Liens (except as permitted by the terms of the Second Lien Indenture or the Second Lien Security Documents) or changing or altering the priority of New Second Liens on the Collateral.

In determining whether the Holders of the requisite majority of outstanding New Second Lien Secured Notes of any series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, New Second Lien Secured Notes of the applicable series owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company will be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the applicable Second Lien Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only New Second Lien Secured Notes that a trust officer of the applicable Second Lien Trustee has been notified in writing are so owned will be so disregarded.

Additional New Second Lien Secured Notes will be disregarded for purposes of any amendment or waiver relating to a Default or Event of Default that existed (disregarding any applicable notice, cure or grace periods) prior to the time of issuance of such Additional New Second Lien Secured Notes. The consent of the Holders is not necessary under the Second Lien Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notwithstanding the foregoing, the New Second Lien Secured Notes will vote as one (1) class on any matters pertaining to the exercise of remedies with respect to Collateral and any foreclosure related matters pertaining to the First Lien/Second Lien/Third Lien Intercreditor Agreements.

Without the consent of any Holder, the Company, any Subsidiary Guarantor (with respect to a Guarantee or the Second Lien Indenture to which it is a party), the applicable Second Lien Trustee and the Collateral Agent, as applicable, may amend or supplement Second Lien Documents:

(i)	to cure any ambiguity, omission, mistake, defect or inconsistency identified in an Officer’s Certificate of the Company delivered to the applicable Second Lien Trustee,

(ii)

to conform the text of the Second Lien Documents (including any supplemental indenture or other instrument pursuant to which Additional New Second Lien Secured Notes are issued) to this “Description of New Second Lien Secured Notes,”

(iii)	to comply with the covenant relating to mergers, consolidations and sales of assets,

(iv)

to provide for the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under, and in accordance with the terms of, the Second Lien Indenture and the New Second Lien Secured Notes or Guarantee, as the case may be,

(v)

to provide for uncertificated New Second Lien Secured Notes in addition to or in place of certificated New Second Lien Secured Notes; provided however that the uncertificated New Second Lien Secured Notes are issued in registered form for purposes of Section 163(f) of the Code,

(vi)	to add or release Guarantees in accordance with the terms of the Second Lien Documents,

(vii)

to mortgage, pledge, hypothecate or grant any other Lien in favor of the applicable Second Lien Trustee or the Collateral Agent for the benefit of the Holders of the applicable series of New Second Lien Secured Notes, as additional security for the payment and performance of all or any portion of the Second Lien Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the applicable Second Lien Trustee or the Collateral Agent pursuant to the Second Lien Documents or otherwise,

(viii)	to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor,

(ix)

to make any change that does not adversely affect the rights of any Holder upon delivery to the applicable Second Lien Trustee of an Officer’s Certificate of the Company certifying the absence of such adverse effect,

(x)	to comply with any requirement of the SEC in connection with the qualification of the Second Lien Indenture under the TIA,

(xi)

to make any amendment to the provisions of the Second Lien Documents relating to the transfer and legending of New Second Lien Secured Notes as permitted by the Second Lien Indenture, including, without limitation, to facilitate the issuance and administration of the New Second Lien Secured Notes; provided, however, that (i) compliance with the Second Lien Indenture as so amended would not result in New Second Lien Secured Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer New Second Lien Secured Notes of the applicable series,

(xii)

to evidence and provide for the acceptance of appointment by a successor Collateral Agent or successor Second Lien Trustee for either series of New Second Lien Secured Notes; provided that the successor Second Lien Trustee or Collateral Agent, as the case may be, is otherwise qualified and eligible to act as such under the terms of the Second Lien Indenture,

(xiii)	to provide for or confirm the issuance of Additional New Second Lien Secured Notes in accordance with the Second Lien Indenture,

(xiv)

to provide for the accession of any parties to the Second Lien Security Documents or the First Lien/Second Lien/Third Lien Intercreditor Agreements, as applicable (and other amendments to such documents that in either case are administrative or ministerial in nature) in connection with an incurrence of additional Indebtedness to the extent permitted by the Second Lien Documents,

(xv)	to provide for the release of the Collateral from the New Second Liens in accordance with the terms of the Second Lien Indenture,

(xvi)

in the case of the New Second Lien Convertible Notes, in connection with any event described under “—Conversion Rights of New Second Lien Convertible Notes—Recapitalizations, Reclassifications and Changes of Our Common Stock,” provide that the New Second Lien Convertible Notes are convertible into reference property, subject to the provisions described herein, and to make related changes to the terms of the New Second Lien Convertible Notes and conversion rights of the Holders of the New Second Lien Convertible Notes;

(xvii)

in the case of the New Second Lien Convertible Notes, elect or change an election in respect of settlement election or specified dollar amount to be applicable to all future conversions, which may be irrevocable if so specified; or

(xviii)	to enter into an Approved Intercreditor Agreement in connection with the incurrence of Junior Lien Indebtedness or Pari Passu Lien Indebtedness permitted by the Second Lien Indenture;

provided that, for the avoidance of doubt, no co-obligor or co-issuer may be added (directly or indirectly) to either series of New Second Lien Secured Notes without the consent of a majority in principal amount of the New Second Lien Secured Notes of the applicable series then outstanding.

No Personal Liability of Managers, Directors, Officers, Employees and Stockholders

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors under each series of the New Second Lien Secured Notes, the Second Lien Indenture, the Guarantees, the Second Lien Documents and the First Lien/Second Lien/Third Lien Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Second Lien Secured Notes by accepting a New Second Lien Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Second Lien Secured Notes.

Transfer and Exchange

A Holder may transfer or exchange New Second Lien Secured Notes in accordance with the Second Lien Indenture. Upon any transfer or exchange, the registrar and the applicable Second Lien Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company may require a Holder to pay any Taxes required by law or permitted by the Second Lien Indenture. The registrar will not be required to transfer or exchange any New Second Lien Secured Note selected for redemption (except in the case of a New Second Lien Secured Note to be redeemed in part, the portion of the New Second Lien Secured Note not to be redeemed) or to transfer or exchange any New Second Lien Secured Note for a period of fifteen (15) days prior to a selection of New Second Lien Secured Notes to be redeemed or tendered and not withdrawn in connection with a Change of Control Offer, a Fundamental Change Offer or an Asset Sale Offer or between a record date and the relevant payment date. The New Second Lien Secured Notes will be issued in registered form and the registered Holder of a New Second Lien Secured Note will be treated as the owner of such New Second Lien Secured Note for all purposes.

Satisfaction and Discharge; Defeasance

New Second Lien Non-Convertible Notes

With respect to the New Second Lien Non-Convertible Notes, the Second Lien Indenture will be discharged and will cease to be of further effect (except as to rights, indemnities and immunities of the Non-Convertible Second Lien Trustee and the Collateral Agent and surviving rights of registration of transfer or exchange of New Second Lien Non-Convertible Notes, as expressly provided for in the Second Lien Indenture) as to all outstanding New Second Lien Non-Convertible Notes, and the Liens, if any, on the Collateral securing the New Second Lien Non-Convertible Notes and the related Guarantees will be released, in each case when:

(1)	either

(a)

all the New Second Lien Non-Convertible Notes theretofore authenticated (except lost, stolen or destroyed New Second Lien Non-Convertible Notes which have been replaced or paid and New Second Lien Non-Convertible Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Non-Convertible Second Lien Trustee for cancellation; or

(b)	all of the New Second Lien Non-Convertible Notes not previously delivered to the Non-Convertible Second Lien Trustee for cancellation:

(i)	have become due and payable;

(ii)	will become due and payable at their Stated Maturity within one (1) year; or

(iii)

if redeemable, at the option of the Company, have been called for redemption or are to be called for redemption within one (1) year under arrangements satisfactory to the Non-Convertible Second Lien Trustee for the giving of notice of redemption by the Non-Convertible Second Lien Trustee in the name, and at the expense, of the Company, and either of the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Non-Convertible Second Lien Trustee money or U.S. Government Obligations in an amount sufficient to pay and discharge the entire Indebtedness on the New Second Lien Non-Convertible Notes not theretofore delivered to the Non-Convertible Second Lien Trustee for cancellation, in the amount required to pay principal or the applicable redemption price, and accrued interest on the New Second Lien Non-Convertible Notes to the date of deposit together with irrevocable instructions from the Company directing the Non-Convertible Second Lien Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)	the Company and/or the Subsidiary Guarantors have paid all other sums payable with respect to the New Second Lien Non-Convertible Notes under the Second Lien Indenture; and

(3)

the Company has delivered to the Non-Convertible Second Lien Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under the Second Lien Indenture relating to the satisfaction and discharge of the Second Lien Indenture with respect to the New Second Lien Non-Convertible Notes have been complied with.

Subject to certain conditions, the Company at any time may terminate (i) all of its obligations under the New Second Lien Non-Convertible Notes and the Second Lien Indenture with respect to such New Second Lien Non-Convertible Notes and have each Subsidiary Guarantor’s obligation discharged with respect to its Guarantee and have Liens, if any, on the Collateral securing the New Second Lien Non-Convertible Notes and the related Guarantees released (“legal defeasance”) and cure any then-existing Events of Default, or (ii) its obligations and those of each Subsidiary Guarantor, with respect to the New Second Lien Non-Convertible Notes under certain covenants that are described in the Second Lien Indenture, including the covenants described under the heading “—Certain Covenants,” the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision described under the heading “—Defaults” and the undertakings and covenants contained under “—Required Repurchase upon a Change of Control (in the case of New Second Lien Non-Convertible Notes) or Fundamental Change (in the case of New Second Lien Non-Convertible Notes” and “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” (other than clauses (i), (ii) and (vi) of the first paragraph thereof) and have Liens, if any, on the Collateral securing the New Second Lien Non-Convertible Notes and related Guarantees released (“covenant defeasance”). If the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Guarantee of the New Second Lien Non-Convertible Notes.

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the New Second Lien Non-Convertible Notes so defeased may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the New Second Lien Non-Convertible Notes may not be accelerated because of an Event of Default specified in clause (c) (with respect to any Default by the Company or any of its Subsidiaries with any of their obligations under the covenants described under the heading “—Certain Covenants”), (d), (e) (with respect only to Significant Subsidiaries), (f) (with respect only to Significant Subsidiaries) or (g) under “—Defaults.”

In order to exercise either defeasance option, the Company must irrevocably deposit or cause to be deposited in trust with the Non-Convertible Second Lien Trustee money or U.S. Government Obligations or a combination thereof (sufficient in the opinion of a nationally-recognized certified public accounting firm) in an amount sufficient to pay principal of and premium (if any) and interest on the applicable issue of New Second Lien Non-Convertible Notes when due at redemption or maturity, as the case may be; provided, that the Company must comply with certain other conditions, including delivery to the Non-Convertible Second Lien Trustee of an Opinion of Counsel to the effect that the beneficial owners of the New Second Lien Non-Convertible Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable U.S. federal income tax law).

New Second Lien Convertible Notes

The Company may satisfy and discharge its obligations under the Second Lien Indenture with respect to the New Second Lien Convertible Notes and the New Second Lien Convertible Notes by delivering to the Convertible Second Lien Trustee for cancellation all outstanding New Second Lien Convertible Notes or by irrevocably depositing with the Convertible Second Lien Trustee or delivering to the Holders, as applicable, after the New Second Lien Convertible Notes have become due and payable, whether at maturity, at any redemption date, at any Fundamental Change repurchase date, at any Asset Sale repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding New Second Lien Convertible Notes and paying all other sums payable, with respect to the New Second Lien Convertible Notes under the Second Lien Indenture by us. Such discharge is subject to terms contained in the Second Lien Indenture.

Notices

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder shall be electronically delivered as permitted by the Second Lien Indenture or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided in the Second Lien Indenture, it is duly given, whether or not the addressee receives it. Notwithstanding the foregoing, notices to the Second Lien Trustees or the Collateral Agent shall be deemed to be effective only when actually received by the applicable Second Lien Trustee’s or the Collateral Agent’s, as applicable, designated office . If the Company mails a notice or communication to Holders, it shall mail a copy to the Second Lien Trustees and the Collateral Agent and each agent at the same time.

Concerning the Second Lien Trustees

Wilmington Trust, National Association is the Convertible Second Lien Trustee and the Non-Convertible Second Lien Trustee under the Second Lien Indenture and has been appointed by the Company as registrar and a paying agent with regard to the New Second Lien Secured Notes.

The Second Lien Indenture will contain certain limitations on the rights of the Second Lien Trustees thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Second Lien Trustees will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue or resign.

The Second Lien Indenture will provide that in case an Event of Default will occur (which will not be cured), the applicable Second Lien Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. The Second Lien Trustees will be under no obligation to exercise any of their rights or powers under the Second Lien Indenture at the request of any Holder of the New Second Lien Secured Notes, unless such Holder will have offered, and if requested, provided to the applicable Second Lien Trustee security and indemnity satisfactory to such Second Lien Trustee against any loss, liability or expense.

Governing Law

The Second Lien Indenture will provide that it and the New Second Lien Secured Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of any jurisdiction.

Certain Definitions

“ABL Facility” means the asset-based revolving Credit Facility governed by the Amended Credit Agreement.

“ABL/FILO Collateral” means all collateral securing the ABL/FILO Obligations.

“ABL/FILO Facility” means the Credit Facility governed by the Amended Credit Agreement.

“ABL/FILO Liens” means the Liens on ABL/FILO Collateral.

“ABL/FILO Obligations” means the Obligations (as defined in the Amended Credit Agreement) and any Permitted Refinancing Indebtedness related thereto.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Secured Parties” means direction from the Holders of (or the Second Lien Representative representing the Holders of) more than 50% (or such higher percentage, if expressly contemplated in the Second Lien Indenture) of the sum of (x) the aggregate outstanding principal amount of the New Second Lien Secured Notes of the applicable series, (y) the aggregate outstanding principal amount under any other Second Lien Obligations and (z) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness under the foregoing clause (y).

“Additional New Third Lien Secured Notes” means additional 12.000% Senior Third Lien Convertible Notes due 2029 issued after the Issue Date.

“Adequate Protection” means the granting of additional Liens, replacement Liens, super-priority claims, cash payments or any other court ordered charge over any of a Grantor’s property or assets in order to preserve or substitute value where pre-existing security is diminished (i) by the granting of prior ranking Liens to secure DIP Financing, (ii) by authorizing the use of Cash Collateral, or (iii) by any other means.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Pledged Property” means any property (other than property that constitutes the Collateral as of the Issue Date) of the Company and any Subsidiary Guarantor that is required under the Second Lien Security Documents to be pledged as Collateral to secure the Second Lien Obligations, which shall not include any Excluded Assets.

“Amended Credit Agreement” means the Credit Agreement as amended by the Amendment, as in effect on the date hereof and as further amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the ABL/Junior Intercreditor Agreement.

“Amendment” means the first amendment to amended and restated credit agreement entered into on August 31, 2022 among the Company, certain of our U.S. and Canadian Subsidiaries party thereto, JPMorgan Chase Bank, N.A., as Agent and Sixth Street Specialty Lending, Inc., as FILO Agent, and the lenders party thereto, to the Credit Agreement.

“Applicable Procedures” means, with respect to any transfer, exchange, payment, redemption, offer, or communications delivered of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer, exchange, payment, redemption, offer, or communications delivered.

“Approved Intercreditor Agreement” means, (a) with respect to Senior Lien Obligations, the ABL/Junior Intercreditor Agreement, and any other customary intercreditor agreement or any other collateral trust agreement in form and substance substantially similar to the intercreditor relationship between the ABL/FILO Obligations and the New Second Lien Secured Notes as determined by the Company, providing that the Liens on the Collateral securing such Senior Lien Obligations shall be Senior Liens, (b) with respect to Pari Passu Lien Indebtedness, a customary intercreditor agreement or any other collateral trust agreement in form and substance substantially similar to the intercreditor relationship between each series of New Second Lien Secured Notes as determined by the Company, providing that the Liens on the Collateral securing such Pari Passu Lien Indebtedness shall be Pari Passu Liens, and (c) with respect to Junior Lien Indebtedness, the 2L/3L Intercreditor Agreement, and any other customary intercreditor agreement in form substantially similar to the intercreditor relationship between the Third Lien Obligations and the New Second Lien Secured Notes as determined by the Company, providing that the Liens on the Collateral securing such Junior Lien Indebtedness shall be Junior Liens as determined by the Company; in each case of (a), (b) and (c) the terms of which are consistent with market terms governing security arrangements for the sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time such collateral trust agreement or intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto (in each case, as determined in good faith by the Company and certified to the Second Lien Trustees and Collateral Agent in an Officer’s Certificate on which the Second Lien Trustees and the Collateral Agent may conclusively rely without liability).

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Company or any Subsidiary; or

(2)

the issuance or sale of Equity Interests (other than preferred stock of Subsidiaries issued in compliance with the covenant described under the heading “—Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Subsidiary (other than to the Company or another Subsidiary) (whether in a single transaction or a series of related transactions); (each of the foregoing referred to in this definition as a “disposition”).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)

a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Company and its Subsidiaries (including allowing any registrations or any applications for registration of any Intellectual Property to lapse or become abandoned);

(ii)

the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Company in compliance with the provisions described under the heading “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control or Fundamental Change, as applicable;

(iii)	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(iv)	dispositions of assets or issuances or sales of Equity Interests of any Subsidiary with an aggregate Fair Market Value in any calendar year of less than $15,000,000;

(v)	any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Subsidiary to the Company or by the Company or a Subsidiary to another Subsidiary;

(vi)	the creation of any Lien permitted under the Second Lien Indenture;

(vii)

the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(viii)	the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(ix)

any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value, as determined in good faith by the Company;

(x)

non-exclusive licenses, sublicenses or cross-licenses of Intellectual Property or other general intangibles and exclusive licenses, sublicenses or cross-licenses of Intellectual Property or other general intangibles in the ordinary course of business of the Company and the Subsidiaries;

(xi)

the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Company or any Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(xii)

dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under the second (2nd) and third (3rd) paragraphs under “Certain Covenants—Asset Sales”) dispositions necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets;

(xiii)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business; and

(xiv)	any Asset Sale permitted by Section 6.05 of the Amended Credit Agreement as of the Issue Date.

For the avoidance of doubt, the unwinding of Hedge Agreements will not be deemed to constitute an Asset Sale.

“ASU” means the Accounting Standards Update issued by the Financial Accounting Standards Board on February 25, 2016, with respect to lease accounting.

“Bankruptcy Code” means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, provincial or foreign law for the relief of debtors, including the Bankruptcy and Insolvency Act (Canada), (iii) the Companies Creditors Arrangement Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v) the Canada Business Corporations Act (Canada), and any other corporate statutes to the extent such statute is used by a Person to propose an arrangement involving the compromise of the claims of its creditors, and (vi) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time, each as now or hereafter in effect, or any successor statute.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the trading price of the New Second Lien Convertible Notes as described under the heading “— Conversion Rights of New Second Lien Convertible Notes —Conversion upon Satisfaction of Trading Price Condition.” The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or in the place of payment are authorized or required by law to close.

“Call Right” means the right of the Company to redeem the New Third Lien Secured Notes pursuant to the Third Lien Indenture.

“Canada” means Canada, including its ten (10) provinces and three (3) territories.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance or capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP, as in effect prior to the issuance of the ASU.

“Cash Collateral” means post-filing/post-petition cash receipts or “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code).

“Cash Equivalents” means:

(1)

dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member of the European Union or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2)

direct obligations of the United States of America, Canada or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, Canada or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two (2) years;

(3)

time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one (1) year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250,000,000;

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5)

commercial paper or variable or fixed rate notes maturing not more than one (1) year after the date of acquisition issued by a corporation rated at least “P-1” by Moody’s or “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6)

securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, Canada, or by any political subdivision or taxing authority thereof, having one (1) of the two (2) highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7)

Indebtedness issued by Persons with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one (1) year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(8)

Investments in money market funds with average maturities of twelve (12) months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9)

instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Subsidiary is located or in which such Investment is made; and

(10)	shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clause (1) above; provided that any such amounts not held in the ordinary course of business are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Obligations” means obligations owed by either the Company or any Subsidiary Guarantor to any other Person in respect of or in connection with Cash Management Services.

“Cash Management Services” means any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management and similar services and any automated clearing house transfer of funds.

“CFC Holdco” means a U.S. Subsidiary all or substantially all of the assets of which consist of equity interests of, and/or, if applicable, debt owing from, (i) one (1) or more controlled foreign corporations, within the meaning of Section 957 of the Code (excluding any Canadian Subsidiary that is a Subsidiary Guarantor) or (ii) one (1) or more other CFC Holdcos.

“Claimholders” means Senior Claimholders and Junior Lien Claimholders.

“Close of Business” means 5:00 P.M., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral Account” means each Deposit Account or Securities Account maintained by the Company or a Subsidiary Guarantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Collateral (including proceeds of collateral) are at any time deposited or held, including any Securities Account in which such amounts are held or invested.

“Consolidated EBITDA” means for any period, with respect to the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (a) the sum (without duplication and to the extent deducted in calculating Consolidated Net Income) of Consolidated Net Income (or net loss) plus (i) interest expense (net of interest income), (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) non-cash charges, expenses or losses, including but not limited to stock-based compensation, (vi) extraordinary, unusual or non-recurring charges, expenses or losses, (vii) charges, expenses or losses in respect of (A) store, warehouse, distribution center, corporate office and support function closings, eliminations and relocations in an amount, when combined with any add-backs pursuant to clause (F) below, not to exceed $75,000,000, (B) severance costs, (C) fees, costs and expenses resulting from or incurred in connection with any of the foregoing, (D) inventory or other non-cash property valuation adjustments resulting from or incurred in connection with any of the foregoing, (E) restructuring or other similar charges in an amount not to exceed $150,000,000, and (F) consulting, investment banking, valuation, legal and/or other advisory services in an amount, when combined with any add-backs pursuant to clause (A) above, not to exceed $75,000,000, (viii) the amount expected by the Company in good faith to be realized as a result of business optimization, synergies or cost saving measures (net of amounts actually realized during such period) in an aggregate amount not to exceed 10% of Consolidated EBITDA prior to giving effect to this clause (viii); provided that (A) actions needed to achieve such business optimization, synergies or cost saving measures shall have been taken or initiated prior to the end of such period, (B) such amounts result from actions taken or actions with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) no later than twelve (12) months after the date of the initiation of such business optimization or cost saving measures, and (C) no amounts shall be added pursuant to this clause (viii) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period, and (ix) other charges, expenses or losses related to financing, refinancings, acquisitions and investments, minus (b) to the extent included in calculating Consolidated Net Income, extraordinary, unusual or non-recurring gains.

For the purposes of calculating Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)

the aggregate interest expense of such Person and its Subsidiaries, if any, for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay-in-kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to Hedge Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, plus

(2)	consolidated capitalized interest of the referent Person and its Subsidiaries, if any, for such period, whether paid or accrued, plus

(3)	any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the referent Person and that has been guaranteed by the referent Person, less

(4)	interest income of the referent Person and its Subsidiaries, if any, for such period;

provided that when determining Consolidated Interest Expense in respect of any four (4)-quarter period ending prior to the first anniversary of the Issue Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Issue Date by 365 and then dividing such product by the number of days from and including the Issue Date to and including the last day of such period.

For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Subsidiaries, if any, for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any Wholly Owned Subsidiary of the Company.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (i)(A) Consolidated Total Indebtedness that is secured by Liens as of the last day of the most recently completed fiscal quarter for which Required Financial Statements have been delivered as described under the heading

“—Certain Covenants—Reports and Other Information,” calculated on a Pro Forma Basis, less (B) the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Company and its Subsidiaries as of such date of determination, calculated on a Pro Forma Basis to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters for which Required Financial Statements have been delivered as described under the heading “—Certain Covenants—Reports and Other Information,” ending immediately prior to such date, calculated on a Pro Forma Basis.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means, without duplication, with respect to the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (a) the sum of (i) any obligations for borrowed money, (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeals bonds), and (iii) any reimbursement obligations in respect of letters of credit; provided that Consolidated Total Indebtedness shall not include intercompany obligations.

“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Collateral Agent (or other bailee for perfection pursuant to the First Lien/Second Lien/Third Lien Intercreditor Agreements) with control of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent (it being understood that no agreement imposing reimbursement or indemnification obligations on the Collateral Agent in its individual capacity shall be satisfactory), and such other parties thereto in accordance with the First Lien/Second Lien/ Third Lien Intercreditor Agreements.

“Credit Agreement” means the credit agreement, dated as of August 9, 2021, among the Company, certain of our U.S. and Canadian Subsidiaries that are party thereto and the Senior Agent.

“Credit Facility” means one (1) or more debt facilities (including the ABL/FILO Facility), indentures or other arrangements, commercial paper facilities and overdraft facilities with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, Refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the ABL/FILO Facility or one (1) or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof; provided that such increase in borrowings is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above.

“Credit Support” means, with respect to any Person and any Indebtedness or other Obligations, (i) such Person’s guarantee of or becoming a direct or indirect obligor with respect to, such Indebtedness or other

Obligations, (ii) such Person’s pledge or other hypothecation of its assets to directly or indirectly secure or provide recourse with respect to such Indebtedness or other Obligations, (iii) such Person becoming directly or indirectly liable for such Indebtedness or other Obligations or (iv) such Person providing any other form of direct or indirect credit support for such Indebtedness or other Obligations (including by means of a “keepwell” or other similar commitment).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Depository” means, with respect to the Global Notes, The Depository Trust Company and any successor thereto.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate of the Company, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Company, on the issuance date thereof.

“DIP Financing” means financing provided by any one (1) or more Senior Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law.

“Discharge of Second Lien Obligations” means, except to the extent otherwise expressly provided under the caption “—ABL/Junior Intercreditor Agreement—Discharge Deemed Not To Have Occurred”, the payment in full in cash of the Second Lien Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and the termination or expiration of all commitments, if any, to extend credit that would constitute Second Lien Obligations.

“Discharge of Senior Lien Obligations” means, except to the extent otherwise expressly provided under the caption “—ABL/Junior Intercreditor Agreement—Discharge Deemed Not To Have Occurred”:

(a) payment in full in cash of the Senior Lien Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (d) below);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Lien Obligations;

(c) termination of or providing cash collateral (in an amount to the extent and in the manner required by the Amended Credit Agreement) in respect of all outstanding letters of credit that constitute Senior Lien Obligations; and

(d) cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of Senior Lien Obligations not yet due and payable but with respect to which a claim has been asserted in writing under any Senior Loan Documents (in an amount and manner reasonably satisfactory to Senior Agent and the FILO Agent).

“Disposition,” “Disposing” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(a)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the Asset Sale and Change of Control provisions applicable to the New Second Lien Secured Notes and any purchase requirement triggered thereby may not become operative until compliance with the Asset Sale and Change of Control provisions applicable to the New Second Lien Secured Notes (including the purchase of any New Second Lien Secured Notes tendered pursuant thereto)), or

(b)	is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(c)

is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is ninety-one (91) days after the earlier of the maturity date of the New Second Lien Secured Notes and the date the New Second Lien Secured Notes are no longer outstanding; provided that only the portion of Equity Interests that so mature or are mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“Early Participation Payment” means the applicable consideration, as indicated on the cover of this prospectus, participating Holders receive in exchange for each $1,000 principal amount of Senior Notes validly tendered at any time at or prior to the Early Participation Time (and not validly withdrawn) and accepted by the Company.

“Early Participation Time” means 5:00 P.M., New York City time on October 31, 2022.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, Release or threatened Release of any Hazardous Material or (d) health and safety matters (as it relates to exposure to any Hazardous Material).

“Equity Interests” means Capital Stock and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Consideration” means the applicable consideration listed in the table on the cover of this Prospectus under the column heading “Exchange Consideration for Tender of Old Notes and Delivery of Consent (per $1,000 principal amount of Old Notes Tendered).”

“Exchange Offers” means the offers described in the Prospectus to the Holders of Old 2024 Notes to exchange Old 2024 Notes for either series of New Second Lien Non-Convertible Notes or New Second Lien Convertible

Notes and to the Holders of Old 2034 Notes and Old 2044 Notes to exchange Old 2034 Notes and Old 2044 Notes for New Third Lien Secured Notes and the issuance of the new securities thereunder upon consummation thereof.

“Exchange Price” means the Exchange Consideration paid for the Old 2024 Notes, the Old 2034 Notes or the Old 2044 Notes, as applicable, as part of the Exchange Offers.

“Excluded Accounts” means, with respect to the Company or any Subsidiary Guarantor, (a) any Deposit Account the funds in which are used (i) solely for the payment of salaries and wages or for payment of medical or insurance reimbursement, workers’ compensation and similar expenses, (ii) solely for payroll and payroll taxes and other employee benefit payments to or for the benefit of the Company’s or any of its Subsidiaries’ employees, or (iii) solely to pay Taxes required to be collected, remitted or withheld, (b) any escrow or cash collateral account to the extent the creation of a security interest therein would violate any agreement with a Person other than the Company or a Subsidiary, (c) any fiduciary or trust account or (d) any zero (0) balance disbursement account used for the payment of trade or expense payables. In no event shall a Collateral Account be an Excluded Account.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value) received by the Company after the Issue Date from:

(a)	contributions to its common equity capital, and

(b)

the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Equity” means:

(a)	Disqualified Stock;

(b)

any Equity Interests issued or sold to a Subsidiary or any employee stock ownership plan or trust established by the Company or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the Company or any Subsidiary); and

(c)	any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) Designated Preferred Stock.

“Excluded Equity Interests” means any and all of the Equity Interests of the Company, the Subsidiary Guarantors and their Subsidiaries, whether now owned or hereafter acquired.

“Excluded Note” means the promissory note by Armstrong New West Retail LLC, as the borrower, in favor of Bed Bath & Beyond Inc., as lender, in the amount of $6,186,695.18 as of the First Amendment Effective Date (as defined in the Amended Credit Agreement).

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of the Company, (b) any Subsidiary that is prohibited or restricted by (i) applicable law or (ii) any contractual obligation, in each case from guaranteeing the New Second Lien Secured Notes or which would require governmental (including regulatory) or third-party consent, approval, license or authorization in order to provide such Guarantee (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles), unless such consent, approval, license or authorization has been obtained, it being understood that neither the Company nor any of its Subsidiaries shall have any obligation to obtain any such consent, approval, license or authorization, (c) any Foreign Subsidiary or CFC Holdco for which the provision of a guarantee could reasonably be expected to result in non-de minimis adverse tax consequences to the Company or its Subsidiaries (as reasonably determined by the Company in good faith) and (d) any Subsidiary for which the provision of a guarantee could reasonably be expected to result in non-de minimis adverse regulatory consequences to the Company or its Subsidiaries (as determined by the Company in good faith).

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any enforcement or foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, the PPSA or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition or the enforcement of or execution on any judgment Lien on Collateral, (b) the exercise of any right or remedy with respect to the Collateral provided to a secured creditor under the Senior Loan Documents, the Second Lien Indenture or any Junior Lien Document (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of Company and any Subsidiary Guarantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or Proceeds of Collateral or the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee letter or similar agreement or arrangement, but excluding the collection of Collateral and Proceeds of Collateral by Senior Agent under any lockbox agreement or account control agreement), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, the Second Lien Indenture or any Junior Lien Documents, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral, or (h) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against Company and any Subsidiary Guarantor or any assets of Company and any Subsidiary Guarantor or instituting any action seeking the appointment of a trustee, receiver, receiver-manager, liquidator or similar official appointed for or over any Collateral.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Company, whose determination will be conclusive for all purposes under the Second Lien Indenture and the New Second Lien Secured Notes).

“FILO Agent” means Sixth Street Specialty Lending, Inc., in its capacity as FILO agent for the ABL/FILO Facility, and any duly appointed successor in such capacity.

“FILO Facility” means the first-in-last-out term loan facility governed by the Amended Credit Agreement.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Follow On Exchanges” means the consummation of subsequent debt exchanges, which may be privately negotiated exchanges, for the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes.

“Foreign Guarantor” means any Subsidiary Guarantor that is not organized, incorporated or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

“GAAP” means, generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Company may at any time elect by written notice to the Second Lien Trustees to fix GAAP as in effect on the date specified in such notice and, upon any such notice, references herein to GAAP will thereafter be construed to mean for all purposes of the Second Lien Indenture (other than for financial reporting purposes):

(a)	for periods beginning on and after the date specified in such notice, GAAP as in effect on the date specified in such notice; and

(b)

for prior periods, GAAP as in effect from time to time during such periods. Notwithstanding anything to the contrary above or in the definition of Capitalized Lease Obligations, in the event of a change under GAAP (or the application thereof) requiring any leases to be capitalized that are not required to be capitalized as of the Issue Date, only those leases that would result or would have resulted in Capitalized Lease Obligations on the Issue Date (assuming for purposes hereof that they were in existence on the Issue date) will be considered capital leases and all calculations under the Second Lien Indenture will be made in accordance therewith.

“Global Note” means a global note substantially in the form set forth in the Second Lien Indenture deposited with or on behalf of and registered in the name of the Depository in respect of the New Second Lien Secured Notes or its nominee.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Grantor” means all Grantors (as defined in the Second Lien U.S. Security Agreement) under the Second Lien U.S. Security Agreement and all Grantors (as defined in the Second Lien Canadian Security Agreement) under the Second Lien Canadian Security Agreement.

“Guarantee” means the guarantee of the Guaranteed Obligations that is required to be provided pursuant to the covenant described under “—Guarantees.”

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous or deleterious properties or characteristics.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one (1) or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries will be a Hedge Agreement.

“Holder” means the Person in whose name a security is registered on the registrar’s books.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for, or subject to, such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The terms “Incurred,” “Incurrence,” “Incurring,” and “Incurs” have a corresponding meaning.

“Indebtedness” means, with respect to any Person, without duplication:

(a)	all obligations of such Person for borrowed money;

(b)	all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)	all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(d)

all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(e)	all Capitalized Lease Obligations of such Person;

(f)	all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(g)	the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(h)	the principal component of all obligations of such Person in respect of bankers’ acceptances;

(i)	all Guarantees by such Person of Indebtedness described in clauses (a) through (h) above; and

(j)

the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(i)	trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(ii)	prepaid or deferred revenue arising in the ordinary course of business;

(iii)	purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset; or

(iv)	earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indebtedness Documents” means, with respect to any Indebtedness, all agreements and instruments governing such Indebtedness, all evidences of such Indebtedness or Credit Support thereof, all security documents for such Indebtedness (and documents and filings related thereto) and any Approved Intercreditor Agreements or similar agreements related thereto.

“Initial New Third Lien Secured Notes” means the initial 12.000% Senior Third Lien Convertible Notes due 2029 issued on the Issue Date.

“Insolvency Proceeding” means:

(a)	any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to Company or any Subsidiary Guarantor;

(b)

any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, interim receivership, liquidation or other similar case or proceeding with respect to Company or any Subsidiary Guarantor or with respect to a material portion of its assets;

(c)	any liquidation, dissolution, or winding up of Company or any Subsidiary Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)	any assignment for the general benefit of creditors or any other marshaling of assets and liabilities of Company or any Subsidiary Guarantor.

“Intellectual Property” means all “Intellectual Property” as such term is defined in each of the Second Lien Security Agreements.

“Interest Coverage Ratio” means, as of any date, the ratio of (a) the Consolidated EBITDA of the Company for the most recent period of four (4) consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, to (b) the sum of (i) the Consolidated Interest Expense of the Company for such period, calculated on a Pro Forma Basis, and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or Preferred Stock of the Company or any Subsidiary made during such period; provided that, in the event that the Company classifies Indebtedness Incurred on the date of determination as, in part, Ratio Debt and, in part, Permitted Debt (other than Permitted Refinancing Indebtedness), any calculation of Consolidated Interest Expense pursuant to this definition will not include any such Permitted Debt.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(a)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)	securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(c)

corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two (2) years from the date of acquisition; and

(d)

investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (a) and (b) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of Indebtedness), advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary retained. In no event will a guarantee of an operating lease of the Company or any Subsidiary be deemed an Investment.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of the covenant described under the heading “—Certain Covenants—Limitation on Restricted Payments” and for all other purposes of such covenant) will be the original cost of such Investment (determined, in the case of any Investment made with assets of the Company or any Subsidiary, based on the Fair Market Value of the assets invested), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Subsidiary in respect of such Investment, and in the case of an Investment in any Person, will be net of any Investment by such Person in the Company or any Subsidiary.

“Issue Date” means the issue date of the Initial New Second Lien Secured Notes, expected to be December 7, 2022.

“Junior Debt Agreements” means the Second Lien Indenture and the Third Lien Indenture.

“Junior Lien Agents” means the Second Lien Trustees and the Third Lien Trustee.

“Junior Lien Claimholders” means, at any relevant time, the holders of Junior Lien Obligations at that time and the Junior Lien Representatives.

“Junior Lien Documents” means the Junior Debt Agreements and the Junior Lien Security Documents.

“Junior Lien Indebtedness” means Indebtedness that is secured only by Junior Liens on the Collateral.

“Junior Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Junior Debt Agreements (as in effect on the date hereof and as amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the First Lien/Second Lien/Third Lien Intercreditor Agreements) or any other Junior Lien Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Junior Lien Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Junior Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Junior Lien Representatives” means the Collateral Agent and the Third Lien Collateral Agent.

“Junior Lien Security Documents” means any agreement, document, or instrument pursuant to which a Lien is granted securing any Junior Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Junior Liens” means Liens on the Collateral, which Liens on any item of Collateral rank junior to the New Second Liens on such item of Collateral pursuant to an Approved Intercreditor Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Material Acquisition” means any acquisition that involves the payment of consideration (including obligations under any purchase price adjustment but excluding earnout or similar payments) by the Company and its Subsidiaries in excess of $50,000,000.

“Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross Proceeds (including obligations under any purchase price adjustment but excluding earnout or similar payments) to the Company or any of its Subsidiaries in excess of $50,000,000.

“Material Subsidiary” has the meaning assigned to such term in the Amended Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second (2nd) paragraph of the covenant described under the heading “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, any costs associated with unwinding any related Hedge Agreements in connection with such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Second Liens” means Liens on the Collateral securing the New Second Lien Secured Notes.

“New Third Lien Secured Notes” means the Initial New Third Lien Secured Notes and any Additional New Third Lien Secured Notes.

“New Third Liens” means Liens on the Collateral securing the New Third Lien Secured Notes.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of the ABL/Junior Intercreditor Agreement, including any Plan of Reorganization that purports to reorder (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of “—Junior Permitted Actions”, “—Application of Proceeds”, “—Turnover”, “—Enforceability and Continuing Priority”, “—Insolvency Proceedings – Financing”, “—Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations”, “—Relief from Automatic Stay”, “—Adequate Protection”, “—Avoidance Issues” and “—Plan of Reorganization”, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of Senior Claimholders for such class to have approved such Plan of Reorganization in accordance with applicable Bankruptcy Law.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of the general partner of such Person) or any individual designated as an “Officer” for purposes of the Second Lien Indenture by the Board of Directors of such Person (or the Board of Directors of the general partner of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements set forth in the Second Lien Indenture.

“Old 2024 Notes” means the Company’s 3.749% Senior Unsecured Notes due August 1, 2024.

“Old 2034 Notes” means the Company’s 4.915% Senior Unsecured Notes due August 1, 2034.

“Old 2044 Notes” means the Company’s 5.165% Senior Unsecured Notes due August 1, 2044.

“Open of Business” means 9:00 A.M., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the applicable Second Lien Trustee. The counsel may be an employee of or counsel to the Company.

“Pari Passu Lien Indebtedness” means Indebtedness that is secured only by Pari Passu Liens on the Collateral.

“Pari Passu Liens” means Liens on the Collateral, which Liens on any item of Collateral shall rank pari passu to the New Second Liens on such item of Collateral (but without regard to the control of remedies), pursuant to an Approved Intercreditor Agreement.

“Payment Card Industry Data Security Standards” means the Payment Card Industry Data Security Standards maintained by the PCI Security Standards Council, LLC, or any successor organization or entity.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under the heading “—Certain Covenants—Asset Sales.”

“Permitted Investments” means:

(a)	Investments made in order to consummate or complete the Exchange Offers;

(b)

loans and advances to officers, directors, employees or consultants of the Company or any Subsidiary not to exceed $50,000,000 in an aggregate principal amount at any time outstanding (calculated without regard to write-downs or write-offs thereof after the date made); provided that loans and advances to consultants in the form of upfront payments made in connection with employment or consulting arrangements entered into in the ordinary course of business shall not be subject to such $50,000,000 cap;

(c)

Investments in (i) the Company or Subsidiary Guarantors or (ii) Subsidiaries that are not Subsidiary Guarantors not to exceed the greater of (x) $50,000,000 and (y) 1.25% of Consolidated Total Assets in an aggregate principal amount at any time outstanding, provided that Investments (other than in respect of Excluded Assets) under this subclause (ii) shall take the form of intercompany loans which shall be pledged as Collateral to secure the New Second Lien Secured Notes, provided further in case of both subclause (i) and (ii) that Investments in Subsidiaries that are not Wholly Owned Subsidiaries shall be on arm’s length terms;

(d)	Cash Equivalents and Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(e)

Investments arising out of the receipt by the Company or any of its Subsidiaries of non-cash consideration in connection with any sale of assets permitted pursuant to the covenant under the heading “Certain Covenants—Asset Sales;”

(f)

accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(g)

Investments acquired as a result of a foreclosure by the Company or any Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(h)	Hedge Agreements;

(i)

Investments existing on, or contractually committed as of, the Issue Date and any replacements, refinancings, refunds, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (i) is not increased at any time above the amount of such Investments existing or committed on the Issue Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Issue Date or as otherwise permitted under this definition or the covenant described under the heading “—Certain Covenants—Limitation on Restricted Payments”);

(j)	Investments resulting from pledges and deposits that are Permitted Liens;

(k)

intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries Incurred pursuant to clause (xv) of the second (2nd) paragraph of the covenant described under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(l)

guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Company or any Subsidiary;

(m)	Investments to the extent that payment for such Investments is made with Equity Interests of the Company;

(n)

Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by the covenant described under the covenant described under the heading “—Certain Covenants—Limitation on Restricted Payments;”

(o)

Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(p)	guarantees permitted by the covenant described under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(q)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or any Subsidiary;

(r)

Investments consisting of the leasing or licensing of Intellectual Property in the ordinary course of business or the contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(s)	purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or Intellectual Property in each case in the ordinary course of business;

(t)	intercompany current liabilities owed to joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries;

(u)

any Investment in securities, promissory notes or other assets not constituting cash, Cash Equivalents or Investment Grade Securities (including earn-outs) and received in connection with an Asset Sale made pursuant to the provisions of the covenant under the caption “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(v)

additional Investments; provided that the aggregate Fair Market Value of such Investments made since the Issue Date that remain outstanding (with all such Investments being valued at their original Fair Market Value and without taking into account subsequent increases or decreases in value) does not exceed the greater of (i) $35,000,000 and (ii) 0.875% of Consolidated Total Assets, plus any returns of capital actually received by the Company or any Subsidiary in respect of such Investments; provided that the Investment shall take the form of an intercompany loan which shall be pledged to secure the New Second Lien Secured Notes; provided further that Investments by the Company or its Subsidiary with non-Wholly Owned Subsidiaries shall be on arm’s-length terms; and

(w)	any Investment permitted by Section 6.04 of the Amended Credit Agreement.

“Permitted Liens” means, with respect to any Person:

(a)

Liens securing any Credit Facility, including the ABL/FILO Facility, in accordance with clause (i) of the definition of “Permitted Debt,” and Liens securing the New Second Lien Secured Notes and the New Third Lien Secured Notes, in accordance with clause (ii) of the definition of “Permitted Debt,” and any Permitted Refinancing Indebtedness thereof, which Liens may be secured on a pari passu basis with any of the ABL/ FILO Obligations, the Second Lien Obligations or the Third Lien Obligations subject to entry into the First Lien/Second Lien/ Third Lien Intercreditor Agreements and any other Approved Intercreditor Agreement;

(b)

Liens existing on the Issue Date (excluding Liens securing any Credit Facility, the New Second Lien Secured Notes and the New Third Lien Secured Notes and any Permitted Refinancing Indebtedness thereof);

(c)

Liens securing Indebtedness Incurred in accordance with clause (iv) of the definition of “Permitted Debt”; provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements);

(d)

(i) Liens on assets of Foreign Subsidiaries that are not Subsidiary Guarantors and (ii) Junior Liens on assets of Foreign Guarantors, in either case securing Indebtedness Incurred in accordance with clause (xv) of the definition of “Permitted Debt”;

(e)

Liens securing Permitted Refinancing Indebtedness Incurred in accordance with clause (xviii) of the definition of “Permitted Debt” (with respect to clause (xviii) of the definition of “Permitted Debt”; provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements thereto) and are no higher priority than the original Lien;

(f)

(i) Liens on property or Equity Interests of a Person at the time such Person becomes a Subsidiary if such Liens were not created in connection with, or in contemplation of, such other Person becoming a Subsidiary and (ii) Liens on property at the time the Company or a Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;

(g)

Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings and for which reserves have been set aside in accordance with GAAP;

(h)

Liens disclosed by the title insurance commitments or policies delivered on or subsequent to the Issue Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by the Second Lien Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(i)

Liens securing judgments that do not constitute an Event of Default pursuant to clause (f) of the first paragraph of “—Defaults” and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings or in respect of which the Company or any affected Subsidiary, has set aside on its books reserves in accordance with GAAP with respect thereto;

(j)

Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, to the Company or a Subsidiary has set aside on its books reserves in accordance with GAAP;

(k)

(i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;

(l)

deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), the delivery of merchandise or services with factors (to company suppliers), vendors, shippers, brand partners, credit insurers and other service providers (but not to secure Indebtedness or receivables or capital lease financing), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) Incurred, in each case, by the Company or any Subsidiary in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(m)

survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use, ownership or operation of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(n)	any interest or title of a lessor or sublessor under any leases or subleases entered into by the Company or any Subsidiary in the ordinary course of business;

(o)

Liens that are contractual rights of set-off (a) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company or any Subsidiary or (b) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(p)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(q)

leases or subleases, licenses or sublicenses (including with respect to Intellectual Property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Company and any of its Subsidiaries, taken as a whole;

(r)	Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment;

(s)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(t)	Liens arising from precautionary Uniform Commercial Code financing statements;

(u)

Liens on Equity Interests of any joint venture, to the extent such Equity Interests are Excluded Equity Interests, (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement:

(v)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(w)	Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(x)	Liens securing insurance premium financing arrangements;

(y)	Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Second Lien Indenture;

(z)	[reserved];

(aa)

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(ab)

Liens on specific items of inventory or other goods and Proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(ac)

Junior Liens on the Collateral securing Indebtedness permitted to be Incurred pursuant the first paragraph of the covenant described under the heading “—Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and related Junior Lien Indebtedness;

(ad)	Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (i) $75,000,000 and (ii) 1.875% of Consolidated Total Assets; and

(ae)	Liens on Collateral securing Indebtedness Incurred in accordance with clause (xxii) of the definition of “Permitted Debt.”

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one (1) category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one (1) such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one (1) or more of such categories of Permitted Liens, the Company will, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (a) or (ad) above (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (a) or (ad) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one (1) or more of the other clauses of this definition. Notwithstanding the foregoing, (1) all ABL/FILO Obligations shall be deemed Incurred pursuant to clause (i) of the definition of “Permitted Debt” and all ABL/FILO Liens securing the ABL/FILO Obligations shall be deemed Incurred under clause (a) of this definition, (2) all Second Lien Obligations and all Third Lien Obligations shall be deemed Incurred pursuant to clause (ii) of the definition of “Permitted Debt” and the New Second Liens and New Third Liens related thereto securing the New Second Lien Secured Notes and New Third Lien Secured Notes, respectively, shall be deemed Incurred pursuant to clause (b) of this definition and (3) all Pari Passu Liens shall be deemed Incurred pursuant to clause (a) of this definition, and, in each case of subclauses (1) through (3) above, such Liens may not be later reallocated.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to Refinance the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(a)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(b)

the final maturity of such Permitted Refinancing Indebtedness is equal to or later than the maturity of the Indebtedness so Refinanced and the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (a) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one (1) year following the maturity date of the Indebtedness of Refinanced were instead due on the date that is one (1) year following such maturity date; provided that no Permitted Refinancing Indebtedness Incurred in reliance on this subclause (b) will have any scheduled principal payments due prior to such maturity date in excess of, or prior to, the scheduled principal payments due prior to such maturity date for the Indebtedness being Refinanced;

(c)

if the Indebtedness being Refinanced is subordinated, as to any assets, in right of payment or lien priority to the Second Lien Obligations, such Permitted Refinancing Indebtedness is subordinated, as to such assets, in right of payment or lien priority to such Second Lien Obligations on terms at least as favorable to the lenders as those contained in the documentation governing the Indebtedness being Refinanced;

(d)

no Permitted Refinancing Indebtedness will have different obligors, or greater (including higher ranking priority) guarantees or security, than the Indebtedness being Refinanced (and, for the avoidance of doubt, any Liens securing such Permitted Refinancing Indebtedness may not extend to additional assets or be higher in priority than the Liens securing the Indebtedness being Refinanced); and

(e)

in the case of a Refinancing of Indebtedness that is secured by any Collateral and subject to specified Required Collateral Lien Priority, the applicable Liens securing such Permitted Refinancing Indebtedness do not have a higher priority than the lien priority applicable to the New Second Liens and a Second Lien Priority Debt Representative acting on behalf of the Holders of such Indebtedness has become party to or is otherwise subject to the provisions of the First Lien/Second Lien/Third Lien Intercreditor Agreements.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, unlimited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Plan of Reorganization” means any plan or reorganization, plan of liquidation, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Pledged Collateral” that part of the Collateral that is in possession or control of the Senior Agent or any Junior Lien Representative (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, the PPSA, or other applicable law.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations hereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of any Pledged Collateral is governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Ontario, “PPSA” means those personal property security laws in such other jurisdiction in Canada (including the Civil Code of Quebec and the regulation respecting the register of personal and movable real rights promulgated thereunder) for the purposes of the provisions hereof relating to such attachment, perfection, or priority and for the definitions related to such provisions.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Pro Forma Basis” means, as of any date, that pro forma effect will be given to the Exchange Offers, any Investment, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued or Incurred as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated) and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division or store, in each case that have occurred during the four (4) consecutive fiscal quarter period of the Company being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and pro forma effect will be given to factually supportable and identifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies, in each case, reasonably expected by the Company and its Subsidiaries to be realized based upon actions taken or reasonably expected to be taken within twelve (12) months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by the chief financial officer of the Company and provided further that such adjustments shall not exceed 10% of Consolidated EBITDA (after giving effect to such application or adjustment) of the Company for the applicable four (4) fiscal quarter period.

“Proceeds” has the meaning set forth in Article 9 of the UCC.

“Prospectus” means the final prospectus related to the Exchange Offers filed by the Company with the SEC.

“Rating Agency” means:

(1)	each of Moody’s, S&P, and Fitch; and

(2)

if Moody’s, S&P or Fitch ceases to rate the New Second Lien Secured Notes for reasons outside of the Company’s control, “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Ratings Threshold” means a rating equal to or higher than at least two (2) of the following ratings: Ba3 (or the equivalent) by Moody’s, BB- (or the equivalent) by S&P and BB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Recovery” has the meaning set forth under the caption “ABL/Junior Intercreditor Agreement— Avoidance Issues.”

“Refinance” means, in respect of any indebtedness, to amend, increase, modify, refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, creditors, arrangers, agents, borrowers and/or guarantors pursuant to one (1) or more agreements, and whether or not occurring contemporaneously with the payoff of the previously existing indebtedness subject to such transaction. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Subsidiary in exchange for assets transferred by the Company or a Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become a Subsidiary.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Required Financial Statements” means the financial statements required to be delivered pursuant to the covenant described under the heading “—Certain Covenants—Reports and Other Information.”

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws and Payment Card Industry Data Security Standards), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Second Lien Canadian Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Second Lien Canadian Security Agreement, Collateral Agent, and the Second Lien Trustees.

“Second Lien Claimholders” means, at any relevant time, the Holders of Second Lien Obligations at that time, the Collateral Agent and the Second Lien Trustees.

“Second Lien Documents” means the Second Lien Indenture, the New Second Lien Secured Notes, the Guarantees thereof, the Second Lien Security Documents and any other Approved Intercreditor Agreement.

“Second Lien Indenture” means the indenture under which the New Second Lien Secured Notes are issued.

“Second Lien Intellectual Property Security Agreements” means (a) with respect to any U.S. Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in Intellectual Property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Collateral Agent for filing with the United States Patent and Trademark Office, United States Copyright Office or the Canadian Intellectual Property Office (or other similar office or agency), as applicable, and (b) with respect to any Canadian Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in Intellectual Property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Collateral Agent for filing with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or United States Copyright Office (or other similar office or agency), in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Second Lien Obligation” means all obligations and all amounts owing, due, or secured under the terms of the Second Lien Indenture (as in effect on the date hereof and as amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement) or any other Second Lien Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Second Lien Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Company and any Subsidiary Guarantor, or that would have accrued or become due under the terms of the Second Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Second Lien Priority Debt Representative” means the applicable Second Lien Trustee or any other representative of the Holders of the applicable New Second Lien Secured Notes.

“Second Lien Secured Parties” means the Collateral Agent, the Second Lien Trustees and the Holders of the New Second Lien Secured Notes.

“Second Lien Security Agreements” means the Second Lien Canadian Security Agreement and the Second Lien U.S. Security Agreement.

“Second Lien Security Documents” means the Second Lien Security Agreements, the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Second Lien Intellectual Property Security Agreements, Control Agreements and any other filings and instruments granting, perfecting or otherwise evidencing the New Second Liens.

“Second Lien U.S. Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Second Lien U.S. Security Agreement, Collateral Agent, and the Second Lien Trustees.

“Secured Indebtedness” means any Indebtedness of the Company or any Subsidiary secured by a Lien.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Canadian Security Agreement” means the Amended and Restated Canadian Security Agreement, dated as of August 31, 2022, among Bed Bath & Beyond Canada L.P., BBB Canada Ltd., the other Grantors (as defined therein) thereto and the Senior Agent.

“Senior Claimholders” means, at any relevant time, Senior Agent, FILO Agent and the Holders of Senior Lien Obligations at that time and any agents or trustee of any of the foregoing persons.

“Senior Default” means any “Event of Default”, as such term is defined in any Senior Loan Document.

“Senior Lien” means, with respect to any Collateral and any other Lien thereon, any Lien on such Collateral that is senior to such other Lien thereon by virtue of the provisions of the First Lien/Second Lien/Third Lien Intercreditor Agreements.

“Senior Lien Obligations” means all ABL/FILO Obligations, any other Indebtedness incurred under clause (i) of the definition of Permitted Debt and all other amounts owing, due, or secured under the terms of any Senior Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, reimbursement obligations, obligations to provide cash collateral in respect of letters of credit, fees, attorneys fees, costs, charges, expenses, any indemnities or guarantees, and all other amounts payable under or secured by any Senior Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Company or any Subsidiary Guarantor, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Senior Loan Documents” means the Loan Documents (as defined in the Amended Credit Agreement) and any Indebtedness Documents relating to Senior Lien Obligations.

“Senior Notes” means the senior unsecured notes in an initial aggregate principal amount of $1,500,000,000 issued July 17, 2014 and governed by that certain Indenture and First Supplemental Indenture, each dated July 17, 2014, between the Company and The Bank of New York Mellon, as the same may be amended, restated, supplemented, refinanced, replaced, substituted, exchanged, or otherwise modified from time to time (such Indenture and First Supplemental Indenture, collectively, the “Senior Notes Indenture”).

“Senior Notes Indenture” has the meaning assigned to such term in the definition of “Senior Notes”.

“Senior Security Agreements” means the Senior U.S. Security Agreement and the Senior Canadian Security Agreement.

“Senior Security Documents” means the Senior Security Agreements, the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Intellectual Property Security Agreements (as defined in the Amended Credit Agreement), Control Agreements and any other filings and instruments granting, perfecting or otherwise evidencing the Senior Liens.

“Senior U.S. Security Agreement” means the Amended and Restated Security Agreement, dated as of August 31, 2022, among the Company, the other Loan Parties (as defined therein) thereto and the Senior Agent.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business engaged or proposed to be engaged in by the Company and its Subsidiaries on the Issue Date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

“Standstill Period” means the period (a) commencing on the date of the Senior Agent’s receipt of written notice from the Collateral Agent (i) certifying that (x) an Event of Default under the Second Lien Indenture has occurred and is Continuing and the Second Lien Obligations are due and payable in full, whether as a result of their maturity or acceleration and (y) the Collateral Agent intends to commence the Exercise of Secured Creditor Remedies, and (ii) stating that such written notice commences the applicable “Standstill Period” under the ABL/Junior Intercreditor Agreement; and (b) ending on the date which is one hundred and eighty (180) days thereafter.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

“Subordinated Indebtedness” means (a) any Indebtedness or related Obligations of the Company or the Subsidiary Guarantors that are subordinated in right of payment to any of the Second Lien Obligations, and (b) any Indebtedness or related Obligations of the Company or the Subsidiary Guarantors (including the Third Lien Obligations and any other Junior Lien Indebtedness) that are secured by Liens on the Collateral ranking junior to the New Second Liens. For the avoidance of doubt, (i) the Senior Lien Obligations shall not be deemed to be Subordinated Indebtedness and (ii) for purposes of the application of the covenant described under “—Certain Covenants—Asset Sales,” with respect to any asset, (1) any Obligations guaranteed by the Holder of such asset on a basis that is junior to the relevant guarantee of the Second Lien Obligations and (2) any Obligations secured by a Lien on such asset ranking junior to the Lien on such asset securing the Second Lien Obligations, in each case, shall be Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which Equity Interests representing more than 50% are, as of such date, owned, controlled or held.

“Subsidiary Guarantors” means, the Subsidiaries that are borrowers under or that guarantee the Amended Credit Agreement as of the Issue Date, together with any Subsidiaries joined as guarantors pursuant to “—Guarantees.”

“Taxes” means all taxes, assessments or other governmental charges imposed by a government or taxing authority.

“Third Lien Canadian Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Third Lien Canadian Security Agreement, Collateral Agent, and the Third Lien Trustee.

“Third Lien Claimholders” means, at any relevant time, the Holders of Third Lien Obligations at that time, the Third Lien Collateral Agent and the Third Lien Trustee.

“Third Lien Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the Third Lien Indenture, and its successor in such capacity.

“Third Lien Debt Agreements” means the Third Lien Indenture.

“Third Lien Documents” means the Third Lien Indenture, the New Third Lien Secured Notes, the guarantees thereof, the Third Lien Security Documents and any other Approved Intercreditor Agreement.

“Third Lien Indenture” means the indenture under which the 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Secured Notes”) are issued.

“Third Lien Intellectual Property Security Agreements” means (a) with respect to any U.S. Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in Intellectual Property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Third Lien Collateral Agent for filing with the United States Patent and Trademark Office, United States Copyright Office or the Canadian Intellectual Property Office (or other similar office or agency), as applicable, and (b) with respect to any Canadian Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in intellectual property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Third Lien Collateral Agent for filing with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or United States Copyright Office (or other similar office or agency), in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Third Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Third Lien Indenture (as in effect on the date hereof and as amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement) or any other Third Lien Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Third Lien Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Company and any Subsidiary Guarantor, or that would have accrued or become due under the terms of the Third Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Third Lien Security Agreements” means the Third Lien U.S. Security Agreement and the Third Lien Canadian Security Agreement.

“Third Lien Security Documents” means the Third Lien Security Agreements, the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Third Lien Intellectual Property Security Agreement, Control Agreements and any other filings and instruments granting, perfecting or otherwise evidencing the New Third Liens.

“Third Lien Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Third Lien Indenture, and its successors in such capacity.

“Third Lien U.S. Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Third Lien U.S. Security Agreement, Collateral Agent, and the Third Lien Trustee.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date on which the Second Lien Indenture is qualified under the TIA.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (i) (A) Consolidated Total Indebtedness as of the last day of the most recently completed fiscal quarter for which Required Financial Statements have been delivered as described under the heading “—Certain Covenants—Reports and Other Information,” calculated on a Pro Forma Basis less (B) the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Company and its Subsidiaries as of such date of determination, calculated on a Pro Forma Basis, to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters for which Required Financial Statements have been delivered as described under the heading “—Certain Covenants—Reports and Other Information.” ending immediately prior to such date, calculated on a Pro Forma Basis.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s or any Second Lien Secured Parties’ Lien on any Collateral.

“Unsecured Notes” means the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)

the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required pursuant to applicable law) will at the time be owned by such Person or by one (1) or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF NEW THIRD LIEN SECURED NOTES

The following summary of certain provisions of the Third Lien Indenture, the New Third Lien Secured Notes, the Third Lien Security Documents and related documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Third Lien Indenture, the New Third Lien Secured Notes, the Third Lien Security Documents and related documents. It does not restate these agreements in their entirety. We urge you to read the Third Lien Indenture, the New Third Lien Secured Notes, the Third Lien Security Documents and related documents that will be filed at a later date because those documents, and not this description, define your rights as a Holder of the New Third Lien Secured Notes. A copy of these documents will be available from us at Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083, Attn: Chief Financial Officer. Capitalized terms used in this “Description of New Third Lien Secured Notes” and not otherwise defined have the meanings set forth in the section “—Certain Definitions.”

General

In this description, the term “Company”, “we,” “us” and “our” refers to Bed Bath & Beyond Inc., a corporation organized under the laws of the State of New York.

Holders of the Old 2034 Notes and Old 2044 Notes will have the option to exchange each $1,000 principal amount of their Old 2034 Notes and Old 2044 Notes, as applicable, for $217.50 principal amount of 12.000% Senior Third Lien Convertible Notes due 2029 (the “New Third Lien Secured Notes”) on the terms and conditions described elsewhere in this Prospectus. The New Third Lien Secured Notes will be issued under an indenture (the “Third Lien Indenture”), dated as of the Issue Date, among the Company, the Subsidiary Guarantors (as defined below) party thereto and Wilmington Trust, National Association, as trustee for the New Third Lien Secured Notes (in such capacity, the “Third Lien Trustee”) and collateral agent for the New Third Lien Secured Notes (in such capacity, the “Collateral Agent”).

The aggregate principal amount of the New Third Lien Secured Notes (the “Initial New Third Lien Secured Notes”) that the Company issues in the Exchange Offer will depend upon the aggregate principal amount of Old 2034 Notes and Old 2044 Notes that are validly tendered and accepted for exchange.

The Company may issue additional New Third Lien Secured Notes (the “Additional New Third Lien Secured Notes”) under the Third Lien Indenture, from time to time after this offering without notice to or the consent of Holders of the New Third Lien Secured Notes. Any offering of Additional New Third Lien Secured Notes would be subject to the covenant described below under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” The Initial New Third Lien Secured Notes and any Additional New Third Lien Secured Notes under the Third Lien Indenture will vote and consent together on all matters as a single class. A separate CUSIP or ISIN would be issued for any Additional New Third Lien Secured Notes, unless the Initial New Third Lien Secured Notes and such Additional New Third Lien Secured Notes are (a) issued pursuant to a “qualified reopening” of the New Third Lien Secured Notes offered hereby or (b) otherwise treated as part of the same “issue” of debt instruments of New Third Lien Secured Notes offered hereby, in each case for U.S. federal income tax purposes, or another then-recognized identifier is used.

On or before the end of the first “accrual period” (within the meaning of Section 163(i)(2) of the Code) ending after the fifth (5th) anniversary of the Issue Date and prior to the end of each subsequent accrual period (the date of each such payment, an “AHYDO Payment Date”), the Company shall prepay a principal amount of the New Third Lien Secured Notes in an amount equal to the AHYDO Amount, without payment of any premium or penalty (each such payment, an “AHYDO Catch Up Payment”). For purposes of the foregoing, “AHYDO Amount” means, as of each AHYDO Payment Date, the amount sufficient (but not more than necessary) to ensure that the New Third Lien Secured Notes will not be treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code (an “AHYDO”). The AHYDO Amount shall be calculated by the Company. Each payment of the AHYDO Amount shall be treated for tax purposes as a payment of original issue discount on the New Third Lien Secured Notes to the extent that the original issue discount has accrued as of the date such payment is due and then as a payment of principal. It is the intention of the foregoing that the New Third Lien Secured Notes will not be an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code. A prepayment or redemption described in this paragraph shall not constitute an optional prepayment or redemption as described in “—Optional Redemption.”

If a Holder of New Third Lien Secured Notes has given wire transfer instructions to the paying agent, the paying agent will pay all principal of, and, if applicable, interest and premium, if any, on that Holder’s New Third Lien Secured Notes in accordance with those instructions. All other payments on the New Third Lien Secured Notes will be made at the office or agency of the paying agent unless the Company elects to make interest payments through the paying agent by check mailed to the Holders of the New Third Lien Secured Notes at their addresses set forth in the register of Holders.

The registered Holder of a New Third Lien Secured Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Third Lien Indenture.

The New Third Lien Secured Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Terms of the New Third Lien Secured Notes

The New Third Lien Secured Notes will mature on November 30, 2029. The New Third Lien Secured Notes will bear interest at a rate equal to 12.000% per annum. Each New Third Lien Secured Note will bear interest from the Issue Date or from the most recent date to which interest has been paid or provided for. Interest on the New Third Lien Secured Notes will be payable semi-annually in arrears on May 30 and November 30 of each year, beginning on May 30, 2023 (the “Interest Payment Dates” and each an “Interest Payment Date”). Interest will be computed on the basis of a three hundred and sixty (360)-day year comprised of twelve (12) thirty (30)-day months.

Subject to satisfaction of certain conditions and during the periods described below, the New Third Lien Secured Notes may be converted at an initial conversion rate of 83.3333 shares of our common stock per $1,000 principal amount of New Third Lien Secured Notes (equivalent to an initial conversion price of approximately $12.00 per share of common stock). The conversion rate is subject to adjustment if certain events occur. We will settle conversions of New Third Lien Secured Notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights of New Third Lien Secured Notes—Settlement upon Conversion.” A Holder will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

Paying Agent and Registrar for the New Third Lien Secured Notes

The Company will maintain a paying agent for the New Third Lien Secured Notes. The Third Lien Trustee will initially act as paying agent and registrar for the New Third Lien Secured Notes. The Company may change the paying agent or registrar without prior notice to the Holders of the New Third Lien Secured Notes, and the Company or any of its Subsidiaries may act as paying agent or registrar. Upon written request from the Company, the registrar will provide the Company with a copy of the register to enable them to maintain a register of the New Third Lien Secured Notes at their registered offices.

Ranking

The New Third Lien Secured Notes and the Guarantees will be:

•

secured on a third-priority basis by the Collateral (subject to certain Permitted Liens) and on a junior basis to all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a first-priority basis, including the ABL/FILO Obligations, and on a second-priority basis, including the Second Lien Obligations;

•

effectively senior to all existing and future unsecured Indebtedness of the Company and the Subsidiary Guarantors to the extent of the value of the Collateral, including any Old 2024 Notes, Old 2034 Notes and Old 2044 Notes not tendered in the Exchange Offers;

•	junior to all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a second-priority basis, including the New Second Lien Secured Notes;

•

(i) effectively subordinated to any of the Company’s and the Subsidiary Guarantors’ existing and future Indebtedness that is secured by assets that do not constitute Collateral securing the New Third Lien Secured Notes, including the equity pledges that secure the ABL/FILO Obligations, to the extent of the value of such assets and (ii) structurally subordinated to all existing and future Indebtedness and other liabilities, including trade payables, of the Company’s Subsidiaries that do not guarantee the New Third Lien Secured Notes;

•	unconditionally guaranteed by the Subsidiary Guarantors;

•

pari passu in right of payment with, and secured on an equal and ratable basis with, all existing and future Indebtedness of the Company and the Subsidiary Guarantors secured by the Collateral on a third-priority basis; and

•	senior in right of payment to any of the Company’s and the Subsidiary Guarantors’ future subordinated Indebtedness.

Guarantees

Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary (including trade creditors) and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of the Company, including Holders of the New Third Lien Secured Notes. The New Third Lien Secured Notes, therefore, will be structurally subordinated to claims of creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries that are not Subsidiary Guarantors. Although the Third Lien Indenture will contain limitations on the amount of additional Indebtedness that the Company and its Subsidiaries may Incur, such limitations are subject to a number of significant exceptions.

Each of the Company’s Subsidiary Guarantors shall, jointly and severally, and, as a primary obligor and not merely as surety, absolutely, unconditionally and irrevocably guarantee, subject to the First Lien/Second Lien/Third Lien Intercreditor Agreements, the prompt payment when due, whether at Stated Maturity, upon acceleration or otherwise, and at all times thereafter, all Obligations of the Company under the Third Lien Indenture, the New Third Lien Secured Notes and the other Third Lien Documents and all reasonable fees and documented costs and expenses paid or incurred by the Third Lien Trustee and the Collateral Agent in endeavoring to collect all of any part of the Obligations from, or in prosecuting any action against, the Company or any Subsidiary Guarantor to the Holders, the Third Lien Trustee and the Collateral Agent (all such Obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). Each Subsidiary Guarantor will also agree that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

Notwithstanding the foregoing, if any Person becomes an obligor under the ABL/FILO Facility and any replacement Credit Facilities in respect thereof, and is not an Excluded Subsidiary, such Subsidiary shall provide a Guarantee. To the extent a Person is required to provide a Guarantee under the above provisions, such Person shall execute and deliver a supplemental indenture to the Third Lien Trustee evidencing such Guarantee within ten (10) Business Days after the requirement to provide such Guarantee arises, together with such Opinions of Counsel and Officer’s Certificates as the Third Lien Trustee reasonably requires, and a pledge of all assets held by such Person (other than Excluded Assets) as After-Pledged Property with a New Third Lien as provided under “—Certain Covenants—After-Pledged Property.”

Limitations on Guarantees

The Guarantee of each Subsidiary Guarantor will also be limited as necessary to prevent that Guarantee, from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the New Secured Notes—Federal and state law may render the New Secured Notes Guarantees and/or payments made under the New Secured Notes Guarantees avoidable in specific circumstances, potentially requiring the holders to return payments received.”

Each Guarantee will be a continuing guarantee and, except as provided below under “—Release of Guarantees,” will:

(i)	remain in full force and effect until payment in full of all the Guaranteed Obligations;

(ii)	be binding upon each such Subsidiary Guarantor and its successors and assigns; and

(iii)	inure to the benefit of and be enforceable by the Third Lien Trustee, the Collateral Agent, the Holders and their successors, transferees and assigns.

Release of Guarantees

A Guarantee of a Subsidiary Guarantor will be automatically and unconditionally released and discharged:

(i)

in connection with any disposition of (1) Equity Interests of such Subsidiary Guarantor or (2) all or substantially all of the assets of such Subsidiary Guarantor, in each case, if (x) such disposition is permitted under the terms of the Third Lien Indenture, the New Third Lien Secured Notes and First Lien/Second Lien/Third Lien Intercreditor Agreements and (y) such disposition is not being made for the primary purpose of causing the release of the Guarantee;

(ii)	if the Third Lien Obligations are discharged in accordance with the terms of the Third Lien Indenture; or

(iii)	the Subsidiary Guarantor has been released from its Senior Lien Obligations.

Security

The Third Lien Obligations shall be secured by the Collateral. The “Collateral” consists of the ABL/FILO Collateral, excluding the pledges of Equity Interests of the Company’s Subsidiaries, including the Subsidiary Guarantors, that secure the ABL/FILO Obligations. The Collateral consists of substantially all the assets of the Company and the Subsidiary Guarantors, including:

•

accounts and credit card receivables, all inventory, all cash and cash equivalents, all deposit accounts (including all Collateral Accounts) and all cash, checks, other negotiable instruments, funds and other evidences of payments held therein or credited thereto;

•

all Securities Accounts (including all Collateral Accounts) and all cash, cash equivalents, financial assets and securities held therein or credited thereto and securities entitlements related thereto of the Company and the Subsidiary Guarantors;

•

all chattel paper, all equipment, all documents, all general intangibles, all goods, all investment property (except for Equity Interests), all instruments, all letters of credit, letter-of-credit rights and supporting obligations, all Intellectual Property and all commercial tort claims, as described in the Second Lien Security Documents;

•

all books, records and information relating to the foregoing (including without limitation all books, records, information, databases and customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto and any general intangibles at any time evidencing or relating to any of the foregoing, whether tangible or electronic, that contain any information relating to any of the foregoing);

•

all accessions to, substitutions for, and replacements, Proceeds (including insurance proceeds), rents, profits, and products of any and all of the foregoing, together with all collateral security, guarantees and rights and remedies with respect to any of the foregoing; and

•

promissory notes and any instruments evidencing Indebtedness (i) owned by the Company or a Subsidiary Guarantor (but excluding the Excluded Note) or (ii) issued to the Company or a Subsidiary Guarantor after the First Amendment Effective Date (as defined in the Amended Credit Agreement) and having an aggregate principal amount in excess of $2,500,000, in each case, other than any Excluded Assets, in each case (i) and (ii) including all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing equity interests or Indebtedness.

The Liens on the Collateral securing the Third Lien Obligations will be held by the Collateral Agent for the benefit of itself, the Third Lien Trustee and the Holders of the New Third Lien Secured Notes.

The Collateral shall not include any Excluded Assets.

Required Collateral Lien Priority

The First Lien/Second Lien/Third Lien Intercreditor Agreements will provide that the New Third Liens and the other applicable Liens on Obligations have the Required Collateral Lien Priority. See “—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

“Required Collateral Lien Priority” means, with respect to any Lien on the Collateral, that such

Lien on the Collateral has priority in the following order: (1) Senior Lien Obligations, (2) the Second Lien Obligations and (3) the Third Lien Obligations.

The Holders of New Third Lien Secured Notes will be permitted to take enforcement action with respect to the Collateral only to the extent permitted under and in accordance with the First Lien/Second Lien/Third Lien Intercreditor Agreements. See “—First Lien/Second Lien/Third Lien Intercreditor Agreements.”

As of August 27, 2022, on an as adjusted basis after giving effect to incremental borrowings under the ABL Facility and FILO Facility as of November 11, 2022, the Private Exchange Agreements and the Exchange Offers assuming full participation in the Exchange Offers and either (1) all holders of Old 2024 Notes exchange their Old 2024 Notes into New Second Lien Non-Convertible Notes and (2) all holders of Old 2024 Notes exchange their Old 2024 Notes into New Second Lien Convertible Notes, and in each case, including receipt of all tenders by the Early Participation Time and the inclusion of the Early Participation Payment, the Company and the Subsidiary Guarantors would have had:

•

in the case of (1), total consolidated indebtedness of $1,480.8 million, excluding letters of credit, consisting of $550 million of Secured Indebtedness under the ABL Facility (with $400 million of additional availability based on estimated letters of credit outstanding),

$375 million of Secured Indebtedness under the FILO Facility, $0 of Unsecured Notes, $218.6 million of New Second Lien Non-Convertible Notes, $0 of New Second Lien Convertible Notes and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

•

in the case of (2), total consolidated indebtedness of $1,394.1 million, excluding letters of credit, consisting of $550 million of Secured Indebtedness under the ABL Facility (with $400 million of additional availability based on estimated letters of credit outstanding), $375 million of Secured Indebtedness under the FILO Facility, $0 of Unsecured Notes, $0 of New Second Lien Non-Convertible Notes, $131.9 million of New Second Lien Convertible Notes (reflecting undiscounted future cash flows, including $91.5 million of aggregate principal amount and $40.4 million of future interest payments) and $337.2 million of New Third Lien Secured Notes (reflecting undiscounted future cash flows, including $183.3 million of aggregate principal amount and $153.9 million of future interest payments).

Excluded Assets

The Collateral only consists of assets that secure the ABL/FILO Obligations (except for the pledges of Equity Interests of the Company’s Subsidiaries, including the Subsidiary Guarantors) and does not include any other assets. Therefore, the following assets, whether now owned or hereafter acquired, will not be included in the Collateral (collectively, the “Excluded Assets”):

•	all Excluded Equity Interests;

•

all Property (as defined in the Senior Notes Indenture as in effect on the First Amendment Effective Date (as defined by the Amended Credit Agreement)) unless a security interest is granted thereon by any Grantor in favor of any Person to secure Indebtedness for borrowed money;

•

any “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act;

•	any Excluded Account;

•	vehicles and any other assets subject to certificates of title to the extent a Lien thereon cannot be perfected by the filing of a UCC financing statement;

•

any Grantor’s right, title or interest in any lease, license, contract or agreement to which such Grantor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such lease, license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of or create a right of termination in favor of or require the consent of any other party thereto (other than the Company or any Subsidiary Guarantor), such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law (including Title 11 of the United States Code) or principles of equity), other than the proceeds and receivables thereof the assignment of which is expressly deemed effective under applicable laws notwithstanding such prohibition;

•

any assets for which the Senior Agent and the Company have determined in their reasonable judgment and agree in writing that the cost of creating or perfecting such pledges or security interests therein would be excessive in view of the benefits to be obtained by the Senior Agent, on behalf of the Senior Claimholders (with respect to the corresponding requirement under the Amended Credit Agreement) therefrom;

•

any assets and proceeds thereof subject to a Lien permitted under Section 6.02(d) of the Amended Credit Agreement to the extent that the documents providing for the Indebtedness secured by such Liens do not permit such assets and proceeds thereof to be pledged to the Senior Agent or any assets and proceeds thereof subject to a Lien permitted under Section 6.02(c) of the Amended Credit Agreement, solely to the extent any such Lien is of the type permitted under Section 6.02(c) of the Amended Credit Agreement, so long as the documents providing for such Lien do not permit such assets and Proceeds thereof to be pledged to the Senior Agent;

•

any asset to the extent a pledge thereof or grant of security interest therein is prohibited or restricted by any Requirement of Law (including any legally effective requirement to obtain the consent, approval, license or authorization of any Governmental Authority, except to the extent such consent has been obtained, other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirement of Law, including the Uniform Commercial Code of any applicable jurisdiction) (with no requirement to obtain the consent, approval, license or authorization of any Governmental Authority or third party);

•

assets for which a pledge thereof or a security interest therein to the extent the same would result in materially adverse tax consequences, as reasonably determined by an Officer of the Company in good faith;

•

any other assets to the extent that the Company determines in good faith that the cost, burden, difficulty or consequence of obtaining or perfecting a security interest in such assets is excessive in relation to the benefit to the Holders of the New Third Lien Secured Notes of the security to be afforded thereby or the value of such assets as Collateral; and

•

any other assets that do not secure the ABL/FILO Facility, including, for the avoidance of doubt, if the ABL/FILO Facility or any replacement Credit Facilities shall become an unsecured Credit Facility (including pursuant to any modification, Refinancing or replacement thereof).

Release of Collateral

Liens on the Collateral securing New Third Lien Secured Notes will be released automatically under any one (1) or more of the following circumstances:

(a)

any of the Collateral shall be sold, transferred or otherwise disposed of by the Company or a Subsidiary Guarantor, as the case may be, in a transaction permitted by the Third Lien Indenture, New Third Lien Secured Notes and the First Lien/Second Lien/Third Lien Intercreditor Agreements (except to the Company or another Subsidiary Guarantor), with respect to only such Collateral sold, but not on any proceeds thereof;

(b)

all or substantially all of the Equity Interests of any Subsidiary Guarantor shall be sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor in a transaction permitted by the Amended Credit Agreement (except to the Company or a Subsidiary Guarantor), with respect only to the Collateral of such Subsidiary Guarantor, as the case may be;

(c)

if a Subsidiary Guarantor otherwise ceases to be a Grantor under the Third Lien U.S. Security Agreement or a Grantor under the Third Lien Canadian Security Agreement pursuant to the terms of the respective Third Lien Security Agreements, with respect to only the Collateral of such Subsidiary Guarantor, but not on any proceeds thereof;

(d)

if a Subsidiary Guarantor otherwise ceases to be a Subsidiary Guarantor in accordance with the terms of the Third Lien Indenture, with respect to only the Collateral of such Subsidiary Guarantor, but not on any proceeds thereof;

(e)	upon such property or other asset being released in respect of the Liens securing the Senior Lien Obligations (excluding in the case of the payment thereof);

(f)	as required by the terms of any Approved Intercreditor Agreement, including a full release of the Collateral upon the Discharge of Senior Lien Obligations; or

(g)	upon such property or asset becoming an Excluded Asset.

The security interests in all Collateral securing the New Third Lien Secured Notes also will be released upon payment in full of the principal of, together with accrued and unpaid interest on, the New Third Lien Secured Notes and all other Third Lien Obligations that are due and payable at or prior to the time such principal, together with accrued and unpaid interest, are paid as described below under “—Satisfaction and Discharge”.

Security Agreements

The Collateral Agent will enter into a Third Lien U.S. Security Agreement and a Third Lien Canadian Security Agreement, dated as of the Issue Date (as amended, supplemented or otherwise modified, the “Third Lien Security Agreements”), with the Company, the Subsidiary Guarantors applicable for each Third Lien Security Agreement and the Third Lien Trustee. Pursuant to the Third Lien Security Agreements, the Collateral Agent will be granted a lien on the Collateral to secure the third-priority lien obligations which as of the Settlement Date will only include the obligations in respect of the New Third Lien Secured Notes. The Third Lien Security Agreements will set forth therein the relative rights of the third-lien secured parties with respect to the Collateral and cover certain other matters relating to the administration of security interests. The Third Lien Security Agreements generally control substantially all matters related to the interest of the third-lien secured parties in the Collateral, including with respect to directing the Collateral Agent, distribution of proceeds and enforcement.

First Lien/Second Lien/Third Lien Intercreditor Agreements

On the Issue Date, JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the ABL/FILO Facility (the “Senior Agent”), the Second Lien Collateral Agent and the Collateral Agent will enter into an intercreditor agreement (the “ABL/Junior Intercreditor Agreement”), and the Second Lien Collateral Agent and the Collateral Agent will enter into an intercreditor agreement (the “2L/3L Intercreditor Agreement” and together with the ABL/Junior Intercreditor Agreement, the “First Lien/Second Lien/Third Lien Intercreditor Agreements”). By their acceptance of the New Third Lien Secured Notes, each Holder will be deemed to accept the terms of, agree to be bound by, and authorize the Collateral Agent to enter into and perform its respective obligations under, each of the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement, binding the Holders to the terms thereof.

ABL/Junior Intercreditor Agreement

Lien Priorities

The ABL/Junior Intercreditor Agreement will provide that any Lien with respect to the Collateral securing any Senior Lien Obligations now or hereafter held by or on behalf of, or created for the benefit of, Senior Agent or any Senior Claimholder or any agent or trustee therefore shall be senior in all respects and prior to any Lien with respect to the Collateral securing any Junior Lien Obligations.

Prohibition on Contesting Liens

The ABL/Junior Intercreditor Agreement will provide that each Junior Lien Representative (on behalf of itself and their respective Junior Lien Claimholders) and the Senior Agent, for itself and on behalf of each Senior Claimholder will not (and waives any right to), directly or indirectly, contest, or support any other person in contesting, in any proceeding (including any Insolvency Proceeding), the attachment, perfection, priority, validity, or enforceability of a Lien held by or on behalf of any Senior Claimholders or a Lien held by or on behalf of any Junior Lien Claimholders, in each case in any Collateral (including the allowability or priority of the Senior Lien Obligations or any Junior Lien Obligations, as applicable, in any Insolvency Proceeding) or the validity or enforceability of the ABL/Junior Intercreditor Agreement.

New Liens

The ABL/Junior Intercreditor Agreement will provide that so long as the Discharge of Senior Lien Obligations has not occurred (i) no Company or Subsidiary Guarantor shall grant any additional Liens on any assets or property to secure any Junior Lien Obligation unless such Company or Subsidiary Guarantor has granted a Lien on such asset or property to Senior Agent to secure the Senior Lien Obligations contemporaneously with or prior to the time of the grant of a Lien thereon in favor of the Junior Lien Representatives, such Lien being a senior Lien in favor of the Senior Agent pursuant to the terms of the ABL/Junior Intercreditor Agreement and (ii) no Company or Subsidiary Guarantor shall grant any additional Liens on any assets or property (other than Equity Interests) to secure any Senior Lien Obligation unless such Company or Subsidiary Guarantor has granted a Lien on such asset or property to the Junior Lien Representative to secure the Junior Lien Obligations contemporaneously with the grant of a Lien thereon in favor of the Senior Agent, such Lien being a Junior Lien in favor of the Junior Lien Representatives pursuant to the terms of the ABL/Junior Intercreditor Agreement; provided that this clause (i) will not be violated with respect to any Senior Lien Obligations if Senior Agent and FILO Agent expressly decline to accept a Lien on such asset or property and that this clause (ii) will not be violated with respect to the applicable Junior Lien Obligations if a Junior Lien Representative, acting in accordance with the applicable Junior Lien Documents expressly declines to accept a Lien on such asset or property; provided, further, for the avoidance of doubt, nothing in this provision shall permit or require the Company or any Subsidiary Guarantor to grant any Liens on Equity Interests to secure any Junior Lien Obligations.

Exercise of Remedies

The ABL/Junior Intercreditor Agreement will provide that until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against any Company or Subsidiary Guarantor, the Junior Lien Representatives (on behalf of themselves and their respective Junior Lien Claimholders):

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will not exercise or seek to exercise any rights or remedies with respect to the Liens on any Collateral or institute any action or proceeding with respect to such rights or remedies (including any Exercise of Secured Creditor Remedies with respect to any Collateral); provided that the Second Lien Collateral Agent (acting at the instruction of the majority of all Second Lien Claimholders, voting together, for the purposes of this section “—Exercise of Remedies), but not the Collateral Agent, may exercise such rights and remedies after the expiry of the Standstill Period so long as any and all proceeds received as a result thereof are delivered to the Senior Agent for application pursuant to “—Application of Proceeds”.

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will not directly or indirectly contest, protest, or object to or hinder or delay in any manner (whether by judicial proceeding or otherwise), or otherwise interfere with any Exercise of Secured Creditor Remedies by Senior Agent or any Senior Claimholder and has no right to direct Senior Agent to Exercise any Secured Creditor Remedies or take any other action under the Senior Loan Documents.

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will not object to (and waives any and all claims with respect to) the forbearance by Senior Agent or any of the Senior Claimholders from Exercising any Secured Creditor Remedies and, except as set forth in the first bullet above or to the extent otherwise expressly set forth in the ABL/Junior Intercreditor Agreement, the Senior Agent and the Senior Claimholders shall have the exclusive right to enforce rights (including setoff), exercise remedies (including, without limitation, Exercise of Secured Creditor Remedies) and make determinations regarding the Collateral (including the release, disposition, or restrictions with respect to the Collateral) without any notice to, consultation with, or consent of, the Junior Lien Representatives or any Junior Lien Claimholder.

Notwithstanding the foregoing paragraphs, the ABL/Junior Intercreditor Agreement will provide (A) that in no event shall the Junior Lien Representatives or any Junior Lien Claimholder exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, (x) the Senior Agent has commenced and is diligently pursuing the Exercise of Secured Creditor Remedies with respect to all or any material portion of such Collateral or (y) the Event of Default (as defined in the Junior Debt Agreement) that existed under such Junior Debt Agreement on the date of the notice referred to in the definition of “Standstill Period” has been waived, and (B) the Standstill Period shall be tolled for any period that the Senior Agent or any of the Senior Claimholders are stayed (including pursuant to any stay resulting from the commencement of any Insolvency Proceeding of any Company or Subsidiary Guarantor) or otherwise prohibited by law or court order from exercising remedies with respect to all or any material portion of the Collateral.

The ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement will provide that, other than the limited rights under the section “—Junior Permitted Actions” and certain other limited rights, the Collateral Agent and the Third Lien Claimholders shall not be entitled to exercise any rights or remedies with respect to the Collateral either before or after the expiry of the Standstill Period.

The ABL/Junior Intercreditor Agreement will provide that except as may be permitted by the terms of the section “—Junior Permitted Actions”, each Junior Lien Representative (on behalf of itself and the its respective Junior Lien Claimholders), irrevocably, absolutely, and unconditionally waive any and all rights it or its respective Junior Lien Claimholders may have as a junior lien creditor or otherwise to object (and seek or be awarded any relief of any nature whatsoever based on any such objection) to the manner in which Senior Agent or any Senior Claimholder (A) enforces or collects (or attempts to collect) the Senior Lien Obligations or (B) realizes or seeks to realize upon or otherwise enforce the Liens in and to the Collateral securing the Senior Lien Obligations, regardless of whether any action or failure to act by or on behalf of Senior Agent or any Senior Claimholder is adverse to the interest of the Junior Lien Representatives or any Junior Lien Claimholders.

The ABL/Junior Intercreditor Agreement will provide that the Junior Lien Representatives (each on behalf of itself and its respective Junior Lien Claimholders) shall not be entitled to take or receive any Collateral or any proceeds of any Collateral in connection with the exercise of any right or remedy with respect to any Collateral (including any Exercise of Secured Creditor Remedies with respect to any Collateral) or by way of distribution in respect of any Collateral or any claim of any Junior Lien Claimholders secured thereby in an Insolvency Proceeding, unless and until the Discharge of Senior Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Lien Obligations has occurred, except for actions expressly permitted by the provisions under “—Junior Permitted Actions”, and, solely with respect to the Second Lien Collateral Agent, the provisions under “—Exercise of Remedies”, the sole right of the Junior Lien Representatives and the Junior Lien Claimholders with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Junior Lien Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Lien Obligations has occurred.

Exclusive Enforcement Rights

Except to the extent otherwise expressly provided in the first bullet to the first paragraph under “—Exercise of Remedies”, until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against Company or any Subsidiary Guarantor, Senior Agent and each Senior Claimholder shall have the exclusive right to Exercise any Secured Creditor Remedies with respect to the Collateral without any consultation with or the consent of the Junior Lien Representative or any Junior Lien Claimholder. In connection with any Exercise of Secured Creditor Remedies, Senior Agent and each Senior Claimholder may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral, to incur expenses in connection with such Disposition, and to exercise all the rights and remedies of a secured creditor under applicable law.

Junior Permitted Actions

Notwithstanding anything to the contrary in the ABL/Junior Intercreditor Agreement, and provided that no such action described in clauses (a) through (d) below is, or could reasonably be expected to be, prohibited by or inconsistent with the terms of the ABL/Junior Intercreditor Agreement, each Junior Lien Representative, each Junior Lien Agent and Junior Lien Claimholder may:

(a) if an Insolvency Proceeding has been commenced by or against Company or any Subsidiary Guarantor, file a claim, proof of claim or statement of interest with respect to such Company or Subsidiary Guarantor and/or the Junior Lien Obligations;

(b) take any action not adverse to the priority status of the Liens on the Collateral securing the Senior Lien Obligations, or the rights of Senior Agent or any Senior Claimholder to Exercise any Secured Creditor Remedies in order to create, perfect, file, protect or preserve (to the extent such action does not constitute the Exercise of Secured Creditor Remedies), its Lien in and to the Collateral; provided that no such action is, or could reasonably be expected to be, inconsistent with the terms of the ABL/Junior Intercreditor Agreement, including the automatic release of Liens as provided in “—Releases”;

(c) file any necessary responsive or defensive pleadings or appeal in opposition to any motion, claim, adversary proceeding, or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of Junior Lien Claimholders or any disallowance of such claims, including any claims secured by the Collateral, if any; and

(d) vote on any Plan of Reorganization, file any proof of claim, make other filings and make any arguments and motions (including in support of or opposition to, as applicable, the confirmation or approval of any Plan of Reorganization) that are, in each case, in accordance with and not otherwise prohibited by, the terms of the ABL/Junior Intercreditor Agreement, with respect to the Junior Lien Obligations and the Collateral. Without limiting the generality of the foregoing or of the other provisions of the ABL/Junior Intercreditor Agreement, any vote to accept, and any other act to support the confirmation or approval of, any Non-Conforming Plan of Reorganization shall be inconsistent with and, accordingly, a violation of the terms of the ABL/Junior Intercreditor Agreement, and Senior Agent shall be entitled (under the ABL/Junior Intercreditor Agreement, Section 510 of the Bankruptcy Code and/or other applicable law) to have any such vote to accept a Non-Conforming Plan of Reorganization changed and any such support of any Non-Conforming Plan of Reorganization withdrawn.

Unsecured Creditor Remedies

Except as set forth in the provisions under the headings “—Exercise of Remedies”, “—Releases”, “—Enforceability and Continuing Priority”, “—Insolvency Proceedings — Financing”, “—Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations”, “—Relief from the Automatic Stay”, “—Adequate Protection” or any other provision of the ABL/Junior Intercreditor Agreement, the Junior Lien Representatives and the Junior Lien Claimholders may exercise rights and remedies as unsecured creditors against the Company and any Subsidiary Guarantor in accordance with the terms of the Junior Lien Documents and applicable law so long as such exercise is not prohibited by or inconsistent with the terms of the ABL/Junior Intercreditor Agreement. Except as otherwise set forth in the ABL/Junior Intercreditor Agreement (and subject in any event to any Lien subordination provisions in any Junior Lien Documents), nothing in the ABL/Junior Intercreditor Agreement shall prohibit the receipt by the Junior Lien Representatives or any other Junior Lien Claimholder of payments on the Junior Lien Obligations so long as such receipt is not (i) the direct or indirect result of the exercise by the Junior Lien Representatives or any other Junior Lien Claimholder of rights or remedies with respect to any Collateral (including setoff or recoupment) or enforcement in contravention of the ABL/Junior Intercreditor Agreement of any Lien held by any of them or (ii) otherwise in contravention of the ABL/Junior Intercreditor Agreement. In the event that any Junior Lien Claimholder becomes a judgment creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to any Junior Lien Obligations, such judgment Lien shall be subject to the terms of the ABL/Junior Intercreditor Agreement for all purposes as the other Liens securing such Junior Lien Obligations.

Application of Proceeds

Until the Discharge of Senior Lien Obligations has occurred, whether or not any Insolvency Proceeding has been commenced by or against Company or any Subsidiary Guarantor, any Collateral or proceeds thereof received in connection with any Exercise of Secured Creditor Remedies and any distribution made in respect of any Collateral in any Insolvency Proceeding or liquidation, including any Adequate Protection payments shall (at such time as such Collateral or proceeds has been monetized) be applied: (a) first (1st), to the payment in full in cash of all outstanding fees, of costs and expenses of Senior Agent and the FILO Agent (including, but not limited to, attorneys’ fees and expenses), (b) second (2nd), to the payment in full in cash or cash collateralization of the Senior Lien Obligations in accordance with the Senior Loan Documents, (c) third (3rd), to the payment in full in cash of costs and expenses of the Second Lien Collateral Agent and the Second Lien Trustees in connection with such Exercise of Secured Creditor Remedies (to the extent such Exercise of Secured Creditor Remedies was permitted under the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement), (d) fourth (4th), to the payment in full in cash of the Second Lien Obligations in accordance with the Second Lien Documents, (e) fifth (5th), to the payment in full in cash of costs and expenses of the Collateral Agent and the Third Lien Trustee in connection with such Exercise of Secured Creditor Remedies (to the extent such Exercise of Secured Creditor Remedies was permitted under the First Lien/Second Lien/Third Lien Intercreditor Agreements), (f) sixth (6th), to the payment in full in cash of the Third Lien Obligations in accordance with the Third Lien Documents (or in the case of clauses (c) through (f) as may otherwise be provided in under the 2L/3L Intercreditor Agreement) and (g) seventh (7th), to the applicable Company or Loan Party (as defined in the Amended Credit Agreement), such other person as may be entitled thereto, or as a court of competent jurisdiction may otherwise direct. If any Exercise of Secured Creditor Remedies with respect to any Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the Senior Agent as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.

Turnover

The ABL/Junior Intercreditor Agreement will provide that unless and until the Discharge of Senior Lien Obligations has occurred, any Collateral or proceeds thereof or any distribution in respect thereof received by any Junior Lien Representative or any Junior Lien Claimholders relating to the Collateral or that is otherwise inconsistent with the terms of the ABL/Junior Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to Senior Agent for the benefit of Senior Claimholders in the same form as received, with any necessary endorsements.

Releases

The ABL/Junior Intercreditor Agreement will provide that:

(a) Until the Discharge of Senior Lien Obligations occurs, the Senior Agent shall have the exclusive right to make determinations regarding the release or Disposition of any Collateral pursuant to the terms of the Senior Loan Documents or in accordance with the provisions of the ABL/Junior Intercreditor Agreement, in each case without any consultation with, consent of or notice to the Junior Lien Representatives or any Junior Lien Claimholder.

(b) If, in connection with the Exercise of Secured Creditor Remedies by Senior Agent as provided for under the captions “—Exercise of Remedies”, “—Exclusive Enforcement Rights” and “—Junior Permitted Actions”, if Senior Agent releases any of its Liens on any part of any Collateral or releases Company or any Subsidiary Guarantor from its obligations in respect of the Senior Lien Obligations, then the Liens of the Junior Lien Representatives on such Collateral, and the obligations of such Company or Subsidiary Guarantor in respect of such Junior Lien Obligations shall be automatically, unconditionally, and simultaneously released; provided, that any proceeds of any Collateral received by the Senior Agent resulting from such Exercise of Secured Creditor Remedies shall be applied in accordance with the caption under “—Application of Proceeds”.

(c) If, in connection with the disposition of any Collateral by Company or any Subsidiary Guarantor (other than in connection with any enforcement or exercise of rights or remedies with respect to the Collateral which shall be governed by clause (b) above) permitted under the terms of the Senior Loan Documents and not prohibited under the terms of the Junior Lien Documents, Senior Agent releases any of its Liens on any part of any Collateral or releases any Company of such Subsidiary Guarantor from its obligations in respect of the Senior Lien Obligations, then the Liens of the Junior Lien Representatives on such Collateral, and the obligations of Company of such Subsidiary Guarantor, as applicable, in respect of such Junior Lien Obligations shall be automatically, unconditionally, and simultaneously released; provided, that any proceeds of any Collateral received by the Senior Agent resulting from such disposition of Collateral shall be applied in accordance with the Senior Loan Documents.

(d) In the event of any private or public Disposition of all or any material portion of any Collateral by Company or one (1) or more Subsidiary Guarantors with the consent of Senior Agent (acting in accordance with the Amended Credit Agreement) after the occurrence and during the continuance of a Senior Default (and prior to the Discharge of Senior Lien Obligations) (any such Disposition, a “Default Disposition”), then the Liens of the Junior Lien Representatives on such Collateral shall be automatically, unconditionally, and simultaneously released (and if (x) the Default Disposition includes equity interests in Company or any Subsidiary Guarantors, and (y) Senior Agent is also releasing Company or such Subsidiary Guarantors whose equity interests are Disposed of (together with their respective Subsidiaries) from all of their obligations under the Senior Loan Documents, the Junior Lien Representatives shall also release those Persons whose equity interests are Disposed of (together with their respective Subsidiaries) from all of their obligations under the Junior Lien Documents)); provided that the Senior Agent also releases its Liens on such Collateral and provided, further, that any proceeds of any Collateral received by Senior Agent or any Junior Lien Representative resulting from such Disposition shall be applied in accordance “—Application of Proceeds”.

(e) If the Liens securing the Senior Lien Obligations are released in connection with the Discharge of Senior Lien Obligations (without a contemporaneous incurrence of new or replacement Senior Lien Obligations or other than any Discharge of Senior Lien Obligations in connection with the Exercise of Secured Creditor Remedies following the occurrence and during a continuation of a Senior Default), all Liens securing the Junior Lien Obligations will also be released. Any release effected or occasioned by the terms of this caption “—Release” by any Junior Lien Representative of any Lien in favor of any Junior Lien Representative or any of the Junior Lien Claimholders shall not extend to or otherwise affect any of the rights of any Junior Lien Representative or such Junior Lien Claimholder arising under the Junior Lien Documents to any proceeds of any disposition of any Collateral occurring in connection with such release by the Senior Agent; provided that such rights to such proceeds shall be subject in all respects to the terms and conditions of the ABL/Junior Intercreditor Agreement.

(f) Notwithstanding anything contained in this caption “—Release” to the contrary, following the Discharge of Second Lien Obligations, if the Liens securing the Senior Lien Obligations are not concurrently released in connection with the Discharge of Second Lien Obligations (without a contemporaneous incurrence of new or replacement Second Lien Obligations), the junior-priority Liens on the Collateral securing the Third Lien Obligations will not be required to be released (except to the extent the Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the Second Lien Obligations secured by the Collateral).

Amendments

The ABL/Junior Intercreditor Agreement will provide that the Senior Loan Documents may be amended, supplemented, or otherwise modified in accordance with their terms and the Senior Lien Obligations may be increased or Refinanced, in each case without notice to, or the consent of, the Junior Lien Representative or Junior Lien Claimholders, all without affecting the lien subordination or other provisions of the ABL/Junior Intercreditor Agreement. The ABL/Junior Intercreditor Agreement shall not include a cap on the amount of

Senior Lien Obligations, and the amount of Indebtedness in respect of such Senior Lien Obligations would only be governed by the Senior Loan Documents and the Junior Lien Documents.

The ABL/Junior Intercreditor Agreement will provide that (i) any of the Junior Lien Documents may be amended, supplemented, or otherwise modified and (ii) all or any portion of the Junior Lien Obligations may be Refinanced; provided, however, that, in the case of a Refinancing, the Holders of such Refinancing debt (or the applicable Junior Lien Representative or other representative therefor) to the extent such Refinancing debt is secured, shall bind themselves to the terms of the ABL/Junior Intercreditor Agreement. Notwithstanding the foregoing, any such amendment, supplement or modification, or the terms of any new Junior Lien Documents, shall not, without the prior written consent of Senior Agent and the FILO Agent, (A) shorten the final maturity or average life to maturity of, or require any payment to be made earlier than ninety-one (91) days prior to the Maturity Date (as defined in the Amended Credit Agreement), (B) contravene the ABL/Junior Intercreditor Agreement, (C) add any prohibition or condition on the payment of any of the Senior Lien Obligations or the amendment or other modification of the Senior Loan Documents, in each case, which is more restrictive than those contained herein or (D) relieve the Company of the obligation to comply with Section 6.01(f) of the Amended Credit Agreement.

Pledged Collateral

Unless and until the Discharge of Senior Lien Obligations, each Junior Lien Representative shall promptly notify Senior Agent of any Pledged Collateral held by it or by any Junior Lien Claimholders, and, immediately upon the written request of Senior Agent at any time prior to the Discharge of Senior Lien Obligations, each Junior Lien Representative shall deliver to Senior Agent any such Pledged Collateral held by it or by any Junior Lien Claimholders, together with any necessary endorsements (or otherwise allow Senior Agent to obtain sole possession or control of such Pledged Collateral). Until the Discharge of Senior Lien Obligations has occurred, the Senior Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Loan Documents as if the Liens of the Junior Lien Representatives under the Second Lien Security Documents and the Third Lien Security Documents did not exist. The Senior Agent shall not have any obligation whatsoever to the Junior Lien Representatives or any Junior Lien Claimholder to ensure that the Pledged Collateral is genuine or owned by Company or any Subsidiary Guarantor to preserve rights or benefits of any person other than as expressly set forth in this caption “—Pledged Collateral”. Upon the Discharge of Senior Lien Obligations, Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements (but without recourse, representation or warranty or recourse of any kind), to the applicable Company or Subsidiary Guarantors, to the extent no Senior Lien Obligations remain outstanding, so as to allow such person to obtain possession or control of such Pledged Collateral; provided, however, that solely in the event that the Discharge of Senior Lien Obligations occurs in connection with any Exercise of Secured Creditor Remedies following the occurrence and during a continuation of a Senior Default, Senior Agent shall deliver the remaining Pledged Collateral (if any) together with any necessary endorsements (but without recourse, representation or warranty or recourse of any kind) first (1st), to the Second Lien Collateral Agent (to the extent the Discharge of the Second Lien Obligations has not occurred), so as to allow the Second Lien Collateral Agent to obtain possession or control of such Pledged Collateral, second (2nd), following the Discharge of the Second Lien Obligations, to the Collateral Agent (to the extent the Discharge of the Third Lien Obligations has not occurred), so as to allow the Collateral Agent to obtain possession or control of such Pledged Collateral and third (3rd), following the Discharge of the Second Lien Obligations and the Discharge of the Third Lien Obligations, to the applicable Company or Subsidiary Guarantors, so as to allow such person to obtain possession or control of such Pledged Collateral.

Discharge Deemed Not to Have Occurred

If any Refinancing of the Senior Lien Obligations, the Second Lien Obligations or the Third Lien Obligations occurs, then a discharge of such Obligations shall be deemed not to have occurred for all purposes of the ABL/Junior Intercreditor Agreement, and the obligations under such Refinancing of such Obligations shall be treated as Senior Lien Obligations, Second Lien Obligations or Third Lien Obligations, as applicable, for all purposes of the ABL/Junior Intercreditor Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth therein.

Enforceability and Continuing Priority

The ABL/Junior Intercreditor Agreement shall be applicable both before and after the commencement of any Insolvency Proceeding and all converted or succeeding cases in respect thereof. The relative rights of Claimholders in or to any distributions from or in respect of any Collateral or proceeds of Collateral, shall continue after the commencement of any Insolvency Proceeding.

Insolvency Proceedings—Financing

The ABL/Junior Intercreditor Agreement will provide that, if Company or any Subsidiary Guarantor shall be subject to any Insolvency Proceeding and Senior Agent (acting in accordance with the Amended Credit Agreement) consents to the use of Cash Collateral on which Senior Agent has a Lien or to permit the Company or any Subsidiary Guarantor to obtain DIP Financing, then subject to the terms and conditions set forth in the second (2nd) paragraph under “—Adequate Protection”, each Junior Lien Representative will consent to such Cash Collateral use and will not be entitled to raise (and will not raise or support any Person in raising), but instead shall be deemed to have irrevocably and absolutely waived, any objection, and shall not otherwise in any manner be entitled to oppose or support any Person in opposing, such Cash Collateral use or such DIP Financing (including, except as provided below (including, without limitation, terms and conditions set forth in the second (2nd) paragraph under “—Adequate Protection), any claim that the Junior Lien Claimholders are entitled to Adequate Protection on account of their interests in any Collateral as a condition thereto) and, to the extent the Liens securing the Senior Lien Obligations are discharged, subordinated to, or pari passu with such DIP Financing, each Junior Lien Representative will subordinate its Liens in the Collateral to the Liens securing such DIP Financing (and all obligations related thereto) and all Liens granted as adequate protection to the Senior Claimholders. If, in connection with any Cash Collateral use or DIP Financing, any Liens on the Collateral held by Senior Claimholders are subject to a surcharge or are subordinated to an administrative priority claim, a professional fee “carve out,” or fees owed to the United States trustee, then the Liens on the Collateral of Junior Lien Claimholders shall also be subordinated to such interest or claim and shall remain subordinated to the Liens on the Collateral of Senior Claimholders consistent with the ABL/Junior Intercreditor Agreement. The Company or any Subsidiary Guarantor shall not require any consent from the Senior Agent, FILO Agent or Senior Claimholders in connection with obtaining any debtor-in-possession financing from any Junior Lien Claimholder unless such debtor-in-possession financing will be pari passu or senior in priority to the Senior Lien Obligations.

Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations

Except as otherwise set forth under this heading “—Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations”, until the Discharge of Senior Lien Obligations has occurred, the ABL/Junior Intercreditor Agreement will provide that each Junior Lien Representative will be deemed to have irrevocably, absolutely and unconditionally consented, and will not object or oppose a motion to Dispose of any Collateral free and clear of the Liens or other claims in favor of the Junior Lien Representatives under Section 363 of the Bankruptcy Code, or pursuant to the terms of any other applicable Bankruptcy Law or court order in any Insolvency Proceeding, if Senior Agent (acting in accordance with the Amended Credit Agreement) has consented to such Disposition of such assets free and clear of their Liens, and such motion does not impair, subject to the priorities set forth in the ABL/Junior Intercreditor Agreement, the rights of Junior Lien Claimholders under Section 363(k) of the Bankruptcy Code, or pursuant to the terms of any other applicable Bankruptcy Law or court order in any Insolvency Proceeding (so long as the right of the Junior Lien Claimholders to offset their claim against the purchase price is only after the Discharge of Senior Lien Obligations has occurred) so long as the interests of the Junior Lien Claimholders in the Junior Lien Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Junior Lien

Representatives) attach to the proceeds thereof on the same basis and priority as the other Liens securing the Junior Lien Obligations under the ABL/Junior Intercreditor Agreement (i.e., subordinate to the Liens securing the Senior Lien Obligations).

Relief from the Automatic Stay

The ABL/Junior Intercreditor Agreement will provide that until the Discharge of Senior Lien Obligations has occurred, each Junior Lien Representative will not (a) seek (or support any other person seeking) relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Collateral, without the prior written consent of Senior Agent and the FILO Agent, or (b) oppose any request by Senior Agent or any Senior Claimholder to seek relief from any automatic stay or any other applicable stay in any Insolvency Proceeding in respect of the Collateral.

Adequate Protection

The ABL/Junior Intercreditor Agreement will provide that in any Insolvency Proceeding involving Company or a Subsidiary Guarantor, until the Discharge of Senior Lien Obligations has occurred, no Junior Lien Representative or Junior Lien Claimholder shall contest or support any other person contesting: (i) any request by Senior Agent or any other Senior Claimholder for Adequate Protection, (ii) any objection by Senior Agent or any other Senior Claimholders to any motion, relief, action, or proceeding based on Senior Agent or such Senior Claimholders claiming a lack of Adequate Protection or (iii) the payment of interest, fees, expenses or other amounts to the Senior Agent or any other Senior Claimholders (or the Person or Persons acting in a similar capacity under any agreement replacing or Refinancing the ABL/FILO Facility as permitted hereunder) under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise.

The ABL/Junior Intercreditor Agreement will provide that in any Insolvency Proceeding involving Company or Subsidiary Guarantor:

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if any one (1) or more Senior Claimholders are granted Adequate Protection in the form of an additional Lien or a replacement Lien (on existing or future assets of Grantors) in connection with any DIP Financing or use of Cash Collateral, the Junior Lien Representatives shall also be entitled to seek, without objection from Senior Claimholders, Adequate Protection in the form of an additional Lien or a replacement Lien (on such existing or future assets of Grantors), which additional or replacement Lien of the Junior Lien Representative, if obtained, shall be subordinate to the Liens securing and providing adequate protection for the Senior Lien Obligations (including those under a DIP Financing) on the same basis as the other Liens securing such Junior Lien Obligations are subordinate to the Senior Lien Obligations under the ABL/Junior Intercreditor Agreement;

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if any one (1) or more Junior Lien Claimholders request Adequate Protection in the form of an additional Lien or a replacement Lien (on existing or future assets of the Company or Subsidiary Guarantor ), neither the Junior Lien Representative nor any Junior Lien Claimholder shall accept such Adequate Protection unless Senior Agent shall also be granted or offered an Adequate Protection Lien on existing or future assets of Grantors as security and adequate protection for the Senior Lien Obligations and that any Adequate Protection Lien on such existing or future assets securing or providing adequate protection for all or any portion of the Junior Lien Obligations shall be subordinated to the Lien on such assets securing or providing adequate protection for the Senior Lien Obligations on the same basis as the other Liens securing such Junior Lien Obligations are subordinated to the Senior Lien Obligations under the ABL/Junior Intercreditor Agreement;

•

if any one (1) or more Senior Claimholders request and are granted Adequate Protection in the form of a super-priority claim in connection with any DIP Financing or use of Cash Collateral, then Senior Agent agrees that the Junior Lien Representative shall also be entitled to seek, without objection from Senior Claimholders, Adequate Protection in the form of a super-priority claim, which super-priority claim of the Junior Lien Representative, if obtained, shall be subordinate to the super-priority claims of the Senior Agent on the same basis as the other claims of the Junior Lien Claimholders are subordinate to the claims of the Senior Claimholders under the ABL/Junior Intercreditor Agreement and the Junior Lien Claimholders waive their rights under Section 1129(a)(9) of the Bankruptcy Code and consent and agree that such Section 507(b) claims may be paid under a plan of reorganization in any form having a value on the effective date of such plan equal to the allowed amount of such claims; provided, however, the Junior Lien Representative (on behalf of itself and the Junior Lien Claimholders), agree that they shall not accept such Adequate Protection unless Senior Agent shall also be granted or offered Adequate Protection in the form of a super-priority claim, which super-priority claim, if obtained, shall be subordinate to the super-priority claim of the Senior Claimholders;

•

if any one (1) or more Senior Claimholders have filed an objection in the Insolvency Proceeding to the use of Cash Collateral, then the Junior Lien Representatives shall be entitled to file an objection to the use of Cash Collateral and seek Adequate Protection, without objection from the Senior Claimholders; provided that to the extent any Junior Lien Claimholders are granted Adequate Protection pursuant to such objection, the Senior Claimholders shall also be granted such Adequate Protection in the same form granted to the Junior Lien Claimholders and that any such Adequate Protection granted to the Senior Claimholders shall be senior to that granted to the Junior Lien Claimholders;

•

if any one (1) or more Junior Lien Claimholders are granted Adequate Protection in the form of a super-priority claim, then Senior Agent shall also be granted or offered Adequate Protection in the form of a super-priority claim, which super-priority claim shall be senior to the super- priority claim of the Junior Lien Claimholders;

•

consistent with the foregoing provisions under the caption “—Adequate Protection”, in any Insolvency Proceeding, no Junior Lien Claimholder shall be entitled (and each Junior Lien Claimholder shall be deemed to have irrevocably, absolutely, and unconditionally waived any right) to seek or otherwise be granted any type of Adequate Protection with respect to its interests in the Collateral (except as expressly set forth under the caption “—Adequate Protection”, or as may otherwise be consented to in writing by Senior Agent and FILO Agent) with respect to such Collateral or as may otherwise be granted to the Senior Agent; provided, that any such other type of Adequate Protection granted to the Junior Lien Representative shall be subordinated to that granted to the Senior Agent;

•

nothing in the ABL/Junior Intercreditor Agreement shall limit the rights of Senior Agent or any Senior Claimholder to seek Adequate Protection with respect to their rights in the ABL/FILO Collateral in any Insolvency Proceeding (including Adequate Protection in the form of a cash payment, periodic cash payments or otherwise) so long as such request is not otherwise inconsistent with the ABL/Junior Intercreditor Agreement;

•

no Junior Lien Representative or Junior Lien Claimholder shall seek, receive or retain any Adequate Protection with respect to their rights in the Collateral in any Insolvency Proceeding in the form of a cash payment or periodic cash payments without the prior written consent of the Senior Agent and the FILO Agent;

•

no Junior Lien Representative or Junior Lien Claimholder shall object to, oppose, or challenge any claim by Senior Agent or any Senior Claimholder for allowance in any Insolvency Proceeding of Senior Lien Obligations consisting of post-petition interest, fees, or expenses.

Avoidance Issues

If any Senior Claimholder is required in any Insolvency Proceeding or otherwise to turn over, disgorge or otherwise pay to the estate of Company and any Subsidiary Guarantor any amount paid in respect of Senior Lien Obligations (a “Recovery”), then such Senior Claimholders shall be entitled to a reinstatement of Senior Lien Obligations with respect to all such recovered amounts, and all rights, interests, priorities and privileges recognized in the ABL/Junior Intercreditor Agreement shall apply with respect to any such Recovery. If the

ABL/Junior Intercreditor Agreement shall have been terminated prior to such Recovery, the ABL/Junior Intercreditor Agreement shall be reinstated in full force and effect with respect to such Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement with respect thereto.

The ABL/Junior Intercreditor Agreement will provide that no Junior Lien Representative (on behalf of itself and its Junior Lien Claimholders) shall be entitled to benefit in any manner from any Lien with respect to any avoidance action affecting or otherwise relating to any distribution or allocation of Collateral or the proceeds of Collateral made in accordance with the ABL/Junior Intercreditor Agreement, whether by preference or otherwise, to the extent such Lien is prior to the Lien of Junior Lien Representative therein, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in the ABL/Junior Intercreditor Agreement.

The ABL/Junior Intercreditor Agreement will provide that to the extent that any Senior Lien Obligations are reinstated after the Discharge of Senior Lien Obligations, then (i) the previously released senior-priority Lien of the Senior Lien Obligations in the Collateral shall be reinstated and the previously released junior-priority Lien of the Junior Lien Obligations in the Collateral shall be reinstated and (ii) the ABL/Junior Intercreditor Agreement shall be reinstated.

Plan of Reorganization

The ABL/Junior Intercreditor Agreement will provide that in any Insolvency Proceeding involving the Company or any Subsidiary Guarantor, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed pursuant to a Plan of Reorganization or similar dispositive restructuring plan, both on account of Senior Lien Obligations and on account of Junior Lien Obligations, then, to the extent the debt obligations distributed on account of the Senior Lien Obligations and on account of the Junior Lien Obligations are secured by Liens upon the same property, the provisions of the ABL/Junior Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

The ABL/Junior Intercreditor Agreement will provide that Junior Lien Claimholders (whether in the capacity of a secured creditor or an unsecured creditor) shall not propose, vote in favor of or support any Plan of Reorganization that is inconsistent with the priorities or other provisions of the ABL/Junior Intercreditor Agreement, other than with the consent of the Senior Agent and the FILO Agent or to the extent any such plan is proposed or supported by the number of Senior Claimholders required under Section 1126(c) of the Bankruptcy Code. Without limiting the generality of the foregoing, other than with the prior written consent of the Senior Agent and the FILO Agent, no Junior Lien Claimholder (whether in the capacity of a secured creditor or an unsecured creditor) shall vote in favor of any plan unless such plan (i) satisfies the Senior Lien Obligations in full in cash, (ii) is proposed or supported by the number of Senior Claimholders required under Section 1126(c) of the Bankruptcy Code or (iii) otherwise provides Senior Claimholders with the value of the Collateral in cash or otherwise, prior to any payment or distribution on account of the Junior Lien Obligations.

Conflicts with 2L/3L Intercreditor Agreement

The ABL/Junior Intercreditor Agreement will provide that in the event of a conflict between the terms of the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement with respect to (i) any matter that concerns solely the Second Lien Obligations and the Third Lien Obligations, then the provisions of the 2L/3L Intercreditor Agreement shall prevail and (ii) any matter that concerns solely the Senior Lien Obligations and the Junior Lien Obligations, then the provisions of the ABL/Junior Intercreditor Agreement shall prevail.

Conflicts with Security Agreements

The ABL/Junior Intercreditor Agreement will provide that in the event of a conflict between the terms of the ABL/Junior Intercreditor Agreement, on the one hand, and any of the Senior Security Documents, Second Lien

Security Documents or Third Lien Security Documents on the other hand, the provisions of the ABL/Junior Intercreditor Agreement shall prevail.

2L/3L Intercreditor Agreement

The 2L/3L Intercreditor Agreement is substantially similar to the ABL/Junior Intercreditor Agreement, subject to certain conforming changes, provided that:

•	the Second Lien Collateral Agent would have the role of the “Senior Agent” and the Second Lien Claimholders would have the role of “Senior Claimholders”;

•	the Collateral Agent would have the role of the “Junior Lien Representative” and the Third Lien Claimholders would have the role of the “Junior Lien Claimholders”;

•

while the ABL/Junior Intercreditor Agreement remains in effect, any rights and remedies provided in the 2L/3L Intercreditor Agreement shall be expressly subject to the ABL/Junior Intercreditor Agreement; and

•

the 2L/3L Intercreditor Agreement will provide that the Collateral Agent or Third Lien Claimholders shall not have any rights to exercise remedies, and there shall be no expiration of any standstill period, notwithstanding any Standstill Period rights provided to the Second Lien Collateral Agent and Second Lien Claimholders in the caption “—ABL/Junior Intercreditor Agreement—Exercise of Remedies”,“—Junior Permitted Actions” and “—Unsecured Creditor Remedies”, until the Discharge of Second Lien Obligations.

Conversion Rights of New Third Lien Secured Notes

The New Third Lien Secured Notes will have conversion rights as described below.

General

Prior to the Close of Business on the business day immediately preceding May 30, 2029, the New Third Lien Secured Notes will be convertible only upon satisfaction of one (1) or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” “—Conversion upon Specified Corporate Events” and “—Conversion upon Notice of Redemption.” On or after May 30, 2029 and prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the maturity date, Holders may convert all or any portion of their New Third Lien Secured Notes at the conversion rate at any time irrespective of the foregoing conditions. Neither the Third Lien Trustee nor the conversion agent (if other than the Third Lien Trustee) shall have any duty to determine or verify our determination of whether any of the conditions to conversion have been satisfied.

The conversion rate for the New Third Lien Secured Notes will initially be 83.3333 shares of common stock per $1,000 principal amount of New Third Lien Secured Notes (equivalent to an initial conversion price of approximately $12.00 per share of common stock). Upon conversion of a New Third Lien Secured Note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a forty (40) trading day observation period (as defined below under “—Settlement upon Conversion”). The Third Lien Trustee will initially act as the conversion agent.

If a Holder has submitted New Third Lien Secured Notes for repurchase upon a Fundamental Change or in an Asset Sale Offer, the Holder may convert those New Third Lien Secured Notes only if that Holder first withdraws its repurchase notice.

A Holder may convert fewer than all of such Holder’s New Third Lien Secured Notes so long as the New Third Lien Secured Notes converted are in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof. If we call any New Third Lien Secured Notes for redemption, a Holder of New Third Lien Secured Notes may convert all or any portion of its New Third Lien Secured Notes called for redemption only until the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a Holder of New Third Lien Secured Notes may convert such New Third Lien Secured Notes until the redemption price has been paid or duly provided for).

Upon conversion, a Holder will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of New Third Lien Secured Notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to a Holder of the cash, shares of our common stock or a combination thereof, as the case may be, into which a New Third Lien Secured Note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the New Third Lien Secured Notes; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of New Third Lien Secured Notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if New Third Lien Secured Notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest and prior to 9:00 a.m., New York City time on the corresponding Interest Payment Date, Holders of such New Third Lien Secured Notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such New Third Lien Secured Notes on the corresponding Interest Payment Date notwithstanding the conversion. New Third Lien Secured Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the New Third Lien Secured Notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the second (2nd) business day immediately following the corresponding Interest Payment Date;

•	if we have specified a Fundamental Change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding Interest Payment Date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such New Third Lien Secured Note.

Therefore, for the avoidance of doubt, all record Holders of New Third Lien Secured Notes on the regular record date immediately preceding the maturity date or any redemption date or any Fundamental Change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable Interest Payment Date regardless of whether their New Third Lien Secured Notes have been converted following such regular record date.

Holders may surrender their New Third Lien Secured Notes for conversion only under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the Close of Business on the business day immediately preceding May 30, 2029, a Holder may surrender all or any portion of its New Third Lien Secured Notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2022 (and only during such calendar quarter), if the last reported sale price of our common stock for at least twenty (20) trading days (whether or not consecutive) during the period of thirty (30) consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter has been at least 130% of the conversion price for the New Third Lien Secured Notes on each applicable trading day.

The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one (1) in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock (or such other security) on the relevant date from each of at least three (3) nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after hours trading or any other trading outside of regular trading session hours. Neither the Third Lien Trustee nor the conversion agent will have any duty to monitor such sale price.

Except for purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, (ii) there is no “market disruption event” and (iii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

For purposes of determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the Nasdaq Global Select Market or, if our common stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded and (ii) there is no “market disruption event”. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Except for purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence during the one (1) half-hour period ending on the scheduled close of trading on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

For purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than one (1) half-hour period in the aggregate during regular trading hours on any trading day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Conversion upon Satisfaction of Trading Price Condition

Prior to the Close of Business on the business day immediately preceding May 30, 2029, a Holder of New Third Lien Secured Notes may surrender all or any portion of its New Third Lien Secured Notes for conversion at any time during the five (5) consecutive business day period immediately following any five (5) consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of New Third Lien Secured Notes, as determined following a request by a Holder of New Third Lien Secured Notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate for the New Third Lien Secured Notes on each such trading day.

The “trading price” per $1,000 principal amount of New Third Lien Secured Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2,000,000 principal amount of New Third Lien Secured Notes at approximately 3:30 p.m., New York City time, on such determination date from three (3) independent nationally recognized securities dealers we select for this purpose; provided that if three (3) such bids cannot reasonably be obtained by the Bid Solicitation Agent but two (2) such bids are obtained, then the average of the two (2) bids shall be used, and if only one (1) such bid can reasonably be obtained by the Bid Solicitation Agent, that one (1) bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one (1) bid for $2,000,000 principal amount of New Third Lien Secured Notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of New Third Lien Secured Notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate.

The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the trading price per $1,000 principal amount of New Third Lien Secured Notes unless we have requested such determination; and we will have no obligation to make such request (or, if we are acting as Bid Solicitation Agent, we shall have no obligation to determine the trading price) unless a Holder of at least $1,000,000 aggregate principal amount of New Third Lien Secured Notes provides us with reasonable evidence that the trading price per $1,000 principal amount of New Third Lien Secured Notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we will instruct the Bid Solicitation Agent to determine, or if we are acting as Bid Solicitation Agent, we shall determine, the trading price per $1,000 principal amount of New Third Lien Secured Notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of New Third Lien Secured Notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will promptly so notify the Holders, the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of New Third Lien Secured Notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will promptly so notify the Holders, the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee).

If (x) we are not acting as Bid Solicitation Agent, and we do not, when we are required to, instruct the Bid Solicitation Agent to obtain bids, or if we give such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) we are acting as Bid Solicitation Agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of New Third Lien Secured Notes on any date will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

At such time as we direct the Bid Solicitation Agent (if other than the Company) in writing to solicit bid quotations, we will provide the Bid Solicitation Agent with the names and contact details of the three (3) independent nationally-recognized securities dealers we select, and we will direct those security dealers to provide bids to the Bid Solicitation Agent.

The Company will initially act as the Bid Solicitation Agent. The Company may, however, appoint another person as the Bid Solicitation Agent (including one (1) of the Company’s Affiliates) without prior notice to the Holders of the New Third Lien Secured Notes.

Conversion upon Notice of Redemption

If we call any or all of the New Third Lien Secured Notes for redemption prior to the Close of Business on the business day immediately preceding May 30, 2029, Holders may convert all or any portion of their New Third Lien Secured Notes called (or deemed called) for redemption at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day prior to the redemption date, even if the New Third Lien Secured Notes are not otherwise convertible at such time. After that time, the right to convert such New Third Lien Secured Notes on account of our delivery of the notice of redemption will expire, unless we default in the payment of the redemption price, in which case a Holder of New Third Lien Secured Notes may convert all or any portion of its New Third Lien Secured Notes until the redemption price has been paid or duly provided for. The Company may only call the New Third Lien Secured Notes for redemption if the New Third Lien Secured Note Call Date has occurred and if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any thirty (30) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption.

If we elect to redeem less than all of the outstanding New Third Lien Secured Notes as described under “—Optional Redemption,” and the Holder of any New Third Lien Secured Note (or any owner of a beneficial interest in any global New Third Lien Secured Note) is reasonably not able to determine, before the Close of Business on the forty fourth (44th) Scheduled Trading Day immediately before the relevant redemption date, whether such New Third Lien Secured Note or beneficial interest, as applicable, is to be redeemed pursuant to such redemption, then such Holder or owner, as applicable, will be entitled to convert such New Third Lien Secured Note or beneficial interest, as applicable, at any time before the Close of Business on the second (2nd) Scheduled Trading Day preceding such redemption date, unless we default in the payment of the redemption price, in which case such Holder or owner, as applicable, will be entitled to convert such New Third Lien Secured Note or beneficial interest, as applicable, until the redemption price has been paid or duly provided for.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the Close of Business on the business day immediately preceding May 30, 2029, we elect to:

•

issue to all or substantially all Holders of our common stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement for such issuance; or

•

distribute to all or substantially all Holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined in good faith by us, exceeding 10% of the last reported sale price of our common stock on the trading day immediately preceding the date of announcement for such distribution, then, in either case, we must notify the Holders of the New Third Lien Secured Notes (with a copy to the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee) at least forty-five (45) Scheduled Trading Days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, Holders may surrender all or any portion of their New Third Lien Secured Notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the New Third Lien Secured Notes are not otherwise convertible at such time.

Certain Corporate Events

If (i) a transaction or event that constitutes a “Fundamental Change” (as defined under “—Required Repurchase upon Fundamental Change”) occurs prior to the Close of Business on the business day immediately preceding May 30, 2029, regardless of whether a Holder has the right to require us to repurchase the New Third Lien Secured Notes as described under “—Required Repurchase upon Fundamental Change,” or (ii) we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our consolidated assets prior to the Close of Business on the business day immediately preceding May 30, 2029, pursuant to which our common stock would be converted into cash, securities or other assets, then, in each case, all or any portion of a Holder’s New Third Lien Secured Notes may be surrendered for conversion at any time from or after effective date of the transaction (or, if later, the business day after we give notice of such transaction) until thirty-five (35) trading days after the effective date of such transaction or event or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change repurchase date. We will notify Holders of the New Third Lien Secured Notes, the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee) as promptly as practicable following the date we publicly announce such transaction and in no event later than the actual effective date of such transaction.

Conversions on or after May 30, 2029

On or after May 30, 2029, a Holder may convert all or any portion of its New Third Lien Secured Notes at any time prior to the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

In order to convert a beneficial interest in a global New Third Lien Secured Note, the Holder of the New Third Lien Secured Note must comply with the Depository’s procedures for converting a beneficial interest in a global New Third Lien Secured Note and, if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled. As such, the beneficial owner of the New Third Lien Secured Notes must allow for sufficient time to comply with the Depository’s procedures in order to exercise their conversion rights.

In order to convert a certificated New Third Lien Secured Note, the Holder of the New Third Lien Secured Note must:

•	complete and manually sign the conversion notice on the back of the New Third Lien Secured Note, or a facsimile of the conversion notice;

•	deliver the conversion notice, which is irrevocable, and the New Third Lien Secured Note to the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents; and

•	if required, pay funds equal to interest payable on the next Interest Payment Date to which the Holder is not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the New Third Lien Secured Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax.

We refer to the date the Holder complies with the relevant procedures for conversion described above as the “conversion date.”

If a Holder has already delivered a repurchase notice as described under “—Required Repurchase upon Fundamental Change” with respect to a New Third Lien Secured Note, the Holder may not surrender that New Third Lien Secured Note for conversion until the Holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Third Lien Indenture. If a Holder submits its New Third Lien Secured Notes for required repurchase, the Holder’s right to withdraw the Fundamental Change repurchase notice and convert the New Third Lien Secured Notes that are subject to repurchase will terminate at the Close of Business on the second (2nd) business day immediately preceding the relevant Fundamental Change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the New Third Lien Secured Notes and prior to the related redemption date will be settled using the same settlement method, and all conversions for which the relevant conversion date occurs on or after May 30, 2029 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the related redemption date, and any conversions for which the relevant conversion date occurs on or after May 30, 2029, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. For example, we may choose for New Third Lien Secured Notes converted on one (1) conversion date to settle conversions in physical settlement, and choose for New Third Lien Secured Notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform Holders so converting with a copy to the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee) of the settlement method we have selected no later than the Close of Business on the Scheduled Trading Day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs (i) during a redemption period as described under “—Optional Redemption”, in such notice of redemption or (ii) on or after May 30, 2029, no later than the Close of Business on the Scheduled Trading Day immediately preceding May 30, 2029). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or combination settlement with respect to such conversion or during such period and we will be deemed to have elected physical settlement in respect of our conversion obligation, as described below. If we timely elect combination settlement, but we do not timely notify converting Holders of the specified dollar amount per $1,000 principal amount of New Third Lien Secured Notes, such specified dollar amount will be deemed to be $1,000.

Settlement amounts will be computed as follows:

•

if we elect (or are deemed to have elected) physical settlement, we will deliver to the converting Holder in respect of each $1,000 principal amount of New Third Lien Secured Notes being converted a number of shares of common stock equal to the conversion rate;

•

if we elect cash settlement, we will pay to the converting Holder in respect of each $1,000 principal amount of New Third Lien Secured Notes being converted cash in an amount equal to the sum of the daily conversion values for each of the forty (40) consecutive trading days during the related observation period; and

•

if we elect combination settlement, we will pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of New Third Lien Secured Notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the forty (40) consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the forty (40) consecutive trading days during the observation period, shall consist of:

•

cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of New Third Lien Secured Notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by forty (40) (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and

•

if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) one fortieth (1/40th) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the forty (40) consecutive trading days during the observation period, one-fortieth (1/40th) of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “BBBY <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one (1) share of our common stock on such trading day determined, using a volume-weighted average method, by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any New Third Lien Secured Note surrendered for conversion means:

•

subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to May 30, 2029, the forty (40) consecutive trading day period beginning on, and including, the second (2nd) trading day immediately succeeding such conversion date;

•

if the relevant conversion date occurs during the period from, and including, the date of the redemption notice until the Close of Business on the second (2nd) Scheduled Trading Day immediately preceding the related redemption date (or, if we default in the payment of the redemption price such later date on which the redemption price has been paid or duly provided for) (any such period, a “redemption period”), a redemption period, the forty (40) consecutive trading days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately preceding such redemption date; and

•

subject to the immediately preceding bullet, if the relevant conversion date occurs on or after May 30, 2029, the forty (40) consecutive trading days beginning on, and including, the forty-first (41st) Scheduled Trading Day immediately preceding the maturity date.

Except as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second (2nd) business day immediately following the relevant conversion date, if we elect physical settlement (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date), or on the second (2nd) business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any New Third Lien Secured Notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the Holder of record of such shares as of the Close of Business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if Holders of the New Third Lien Secured Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the New Third Lien Secured Notes, in any of the transactions described below without having to convert their New Third Lien Secured Notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of New Third Lien Secured Notes held by such Holder.

(1)

If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1 OS0

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the conversion rate in effect immediately after the Open of Business on such ex-dividend date or effective date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the Open of Business on such ex-dividend date or effective date; and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the Open of Business on the ex-dividend date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)

If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than forty-five (45) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date for such issuance;

CR1	=	the conversion rate in effect immediately after the Open of Business on such ex-dividend date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the Open of Business on such ex-dividend date;

X	=	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the announcement date of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at a price per share that is less than such average of the last reported sale prices for the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by us.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;

•	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below;

•	distributions of reference property in exchange for our common stock in a transaction described in “—Recapitalizations, Reclassifications and Changes of Our Common Stock;”

•	except as otherwise described below pursuant to which an adjustment was effected, rights issued pursuant to a stockholder rights plan of ours; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0 SP0 – FMV

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date for such distribution;

CR1	=	the conversion rate in effect immediately after the Open of Business on such ex-dividend date;

SP0	=	the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=	the fair market value (as determined in good faith by us) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the Open of Business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a New Third Lien Secured Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such Holder would have received if such Holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula

CR1 = CR0 x	FMV0 + MP0 MP0

where,

CR0	=	where, the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one (1) share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first ten (10) consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The increase in the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion of New Third Lien Secured Notes during the valuation period, references in the preceding paragraph with respect to ten (10) trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date of the spin-off is after the tenth (10th) trading day immediately preceding, and including, the end of any observation period in respect of a conversion of New Third Lien Secured Notes, references in the preceding paragraph to ten (10) trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period. If any dividend or distribution that constitutes a spin-off is not so paid or made, the conversion rate shall be decreased to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0 SP0 – C

where,

CR0	=	the conversion rate in effect immediately prior to the Open of Business on the ex-dividend date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the Open of Business on the ex-dividend date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the Open of Business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0”(as defined above), in lieu of the foregoing increase, each Holder of a New Third Lien Secured Note shall receive, for each $1,000 principal amount of New Third Lien Secured Notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)

If we make or any of our Subsidiaries makes a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1) OS0 x SP1

where,

CR0	=	the conversion rate in effect immediately prior to the Close of Business on the tenth (10th) trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the Close of Business on the tenth (10th) trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined in good faith by us paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the ten (10) consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase in the conversion rate under the preceding paragraph will occur at the Close of Business on the tenth (10th) trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of New Third Lien Secured Notes within the ten (10) trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references in the preceding paragraph with respect to ten (10) trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the tenth (10th) trading day immediately preceding, and including, the end of any observation period in respect of a conversion of New Third Lien Secured Notes, references in the preceding paragraph to ten (10) trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

In the event that the Company or one (1) of its Subsidiaries is obligated to purchase common stock pursuant to any such tender offer or exchange offer described herein but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or any such purchase is rescinded, the applicable conversion rate shall be decreased to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had not been made only in respect of the purchases that have been effected.

If the application of the foregoing formulas would result in a decrease in the conversion rate, then no adjustment will be made (other than as a result of an adjustment pursuant to clause (1) above.

Notwithstanding the foregoing, if we have elected physical settlement in respect of a conversion and a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a Holder that has converted its New Third Lien Secured Notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

If:

•

we elect (or are deemed to elect) combination settlement and shares of common stock are deliverable to settle the daily settlement amount for a given trading day within the observation period applicable to New Third Lien Secured Notes that are being converted;

•	any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the applicable conversion rate on the trading day in question; and

•	the shares received in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise);

then we will adjust the number of shares delivered in respect of the relevant trading day to reflect the relevant distribution or transaction.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

Subject to the applicable listing standards of the Nasdaq Global Select Market, we are permitted to increase the conversion rate for the New Third Lien Secured Notes by any amount for a period of at least twenty (20) business days if we determine that such increase would be in our best interest. Subject to the applicable listing standards of the Nasdaq Global Select Market, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A Holder may be deemed to have received a distribution for U.S. federal income tax purposes as a result of an adjustment (or a failure to make an adjustment) to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “United States Federal Income Tax Considerations.”

To the extent we have a rights plan in effect upon conversion of the New Third Lien Secured Notes into common stock, a Holder will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if. prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate for the New Third Lien Secured Notes will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

We will not take any action that would cause the conversion price applicable to the New Third Lien Secured Notes to fall below the par value of our common stock.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our Subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the New Third Lien Secured Notes were first issued;

•	upon the issuance of guarantees issued in respect of our outstanding securities;

•	solely for a change in the par value of our common stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest one ten thousandth (1/10,000th) of a share with five one-hundred-thousandths (5/100,000ths) rounded upward.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) on the conversion date for any New Third Lien Secured Notes (in the case of physical settlement); (iii) on each trading day of any observation period related to any conversion of New Third Lien Secured Notes (in the case of cash settlement or combination settlement); and (iv) on the effective date of any Fundamental Change, in each case, unless the adjustment has already been made.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or changes in par value or to no par value),

•	any consolidation, merger or combination involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our Subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of New Third Lien Secured Notes will be changed into a right to convert such principal amount of New Third Lien Secured Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of New Third Lien Secured Notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the New Third Lien Secured Notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the New Third Lien Secured Notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one (1) share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the New Third Lien Secured Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of New Third Lien Secured Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date, multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting Holders on the second (2nd) business day immediately following the conversion date. We will notify Holders, the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee) of the weighted average as soon as practicable after such determination is made.

The supplemental indenture providing that the New Third Lien Secured Notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the Holders, including the right of Holders to require us to purchase their New Third Lien Secured Notes upon a Fundamental Change as described under “—Required Repurchase upon Fundamental Change” below, as we reasonably consider necessary by reason of the foregoing. We will agree in the Third Lien Indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the Third Lien Indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when such last reported sale prices, daily VWAPs, daily conversion values or daily settlement amounts are to be calculated.

We will be responsible for making all calculations called for under the New Third Lien Secured Notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the New Third Lien Secured Notes and the conversion rate of the New Third Lien Secured Notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of New Third Lien Secured Notes. We will provide a schedule of our calculations to each of the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee), and each of the Third Lien Trustee and the conversion agent (if other than the Third Lien Trustee) is entitled to rely conclusively upon the accuracy of our calculations without independent verification. We will forward our calculations to any Holder of New Third Lien Secured Notes upon the request of that Holder.

Optional Redemption

Until the one (1) year anniversary of the Issue Date, the New Third Lien Secured Notes will not be redeemable.

On or after the one (1) year anniversary of the Issue Date, the Company may redeem the New Third Lien Secured Notes, at its option, in whole at any time or in part from time to time, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least twenty (20) trading days (whether or not consecutive) during any thirty (30) consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption. Such redemption would require notice upon not less than forty-five (45) nor more than sixty-five (65) days’ notice as described under the heading “—Selection and Notice.”

The redemption price will be equal to 100% of the principal amount of the New Third Lien Secured Notes to be redeemed, plus accrued and unpaid interest, if any, to but not including, the applicable redemption date, unless the redemption date falls after a regular record date but on or prior to the immediately succeeding Interest Payment Date, in which case we will pay the full amount of accrued and unpaid interest to the holder of record as of the close of Business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the New Third Lien Secured Notes to be redeemed.

If the Depository or the Third Lien Trustee selects a portion of a Holder’s New Third Lien Secured Notes for partial redemption and that Holder converts a portion of the same New Third Lien Secured Notes, the converted portion will be deemed to be from the portion selected for redemption.

Notwithstanding the foregoing, in connection with any tender offer, Fundamental Change Offer or Asset Sale Offer for the New Third Lien Secured Notes, if Holders of not less than 90% in aggregate principal amount of the then outstanding New Third Lien Secured Notes validly tender and do not validly withdraw such New Third Lien Secured Notes in such offer, and the Company, or any third party making such offer in lieu of the Company, purchases all of the New Third Lien Secured Notes validly tendered and not validly withdrawn by such Holders, all of the Holders of the New Third Lien Secured Notes will be deemed to have consented to such tender or other offer, and accordingly the Company or such third party will have the right upon not less than ten (10) nor more than sixty (60) days’ prior notice, given not more than sixty (60) days following such purchase date, to redeem all New Third Lien Secured Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such offer (which may be less than par) plus, to the extent not included in the offer payment, accrued and unpaid interest to, but not including, the redemption date, unless the redemption date falls after a regular record date but on or prior to the immediately succeeding Interest Payment Date, in which case we will pay the full amount of accrued and unpaid interest to the Holder of record as of the close of business on such regular record date, and the redemption price will be equal to 100% of the principal amount of the New Third Lien Secured Notes to be redeemed.

Purchases of New Third Lien Secured Notes

The Company or its Affiliates may at any time and from time to time purchase New Third Lien Secured Notes. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one (1) or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Company or any such affiliates may determine, subject to compliance with the limitations set forth in “—Certain Covenants—Limitations on Restricted Payments.”

Selection and Notice

In the case of any partial redemption of New Third Lien Secured Notes, selection of the New Third Lien Secured Notes for redemption will be made by lot (on as nearly pro rata basis as practicable) unless otherwise required by law or the rules of the principal national securities exchange, if any, on which the New Third Lien Secured Notes are listed (but only to the extent that the Third Lien Trustee has been notified in writing of such listing by the Company); provided that the selection of the New Third Lien Secured Notes for redemption shall not result in a Holder of the New Third Lien Secured Notes owning less than $2,000 in principal amount of New Third Lien Secured Notes; provided further that if all of the New Third Lien Secured Notes are in global form, interests in the New Third Lien Secured Notes to be redeemed will be selected for redemption by the Depository in accordance with the Applicable Procedures. If any New Third Lien Secured Note is to be purchased or redeemed in part only, the notice of purchase or redemption relating to such New Third Lien Secured Note will state the portion of the principal amount thereof that has been or is to be purchased or redeemed. Subject to the terms and procedures set forth under “Book-Entry Settlement and Clearance,” a new New Third Lien Secured Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original New Third Lien Secured Note. On and after the redemption date, interest will cease to accrue on New Third Lien Secured Notes or portions thereof called for redemption so long as the Company has deposited with the paying agent funds sufficient to pay the applicable redemption price to the Holder of record as of the close of business on such regular record date.

In the event of any redemption in part, we will not be required to register the transfer of or exchange for other New Third Lien Secured Notes any New Third Lien Secured Note so selected for redemption, in whole or in part, except the unredeemed portion of any New Third Lien Secured Note being redeemed in part.

No New Third Lien Secured Notes may be redeemed if the principal amount of the New Third Lien Secured Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such New Third Lien Secured Notes).

In connection with any redemption of New Third Lien Secured Notes, any such redemption may, at the Company’s discretion, be subject to one (1) or more conditions precedent (including, if applicable, the funding of the redemption). In addition, if such redemption or notice is subject to satisfaction of one (1) or more conditions precedent, such notice will state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions are satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions are not satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

Notices of redemption will be delivered or caused to be delivered, or in the case of New Third Lien Secured Notes in global form, delivered or caused to be delivered electronically in accordance with the Applicable Procedures at least forty-five (45) but not more than sixty-five (65) days before the redemption date to each Holder of New Third Lien Secured Notes to be redeemed at its registered address or otherwise in accordance with the Applicable Procedures (with a copy to the Third Lien Trustee), except that redemption notices may be delivered more than sixty-five (65) days prior to the redemption date if the notice is issued in connection with a satisfaction and discharge of the Third Lien Indenture.

If the Company is redeeming less than all of the New Third Lien Secured Notes, the Holders of the remaining New Third Lien Secured Notes will be issued new New Third Lien Secured Notes and such new New Third Lien Secured Notes will be equal in principal amount to the unpurchased portion of the New Third Lien Secured Notes surrendered. The unpurchased portion of the New Third Lien Secured Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof.

Mandatory Redemption

Other than AHYDO Catch Up Payments, the Company will not be required to make any mandatory redemption or sinking fund payments with respect to the New Third Lien Secured Notes.

Required Repurchase upon Fundamental Change

Upon the occurrence of any of the following events (each, a “Fundamental Change”) at any time prior to the maturity date, each Holder will have the right, at their option, to require us to purchase for cash all of their New Third Lien Secured Notes, or any portion of the principal amount thereof that is equal to denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof.

The Fundamental Change repurchase price we are required to pay will be equal to 100% of the principal amount of the New Third Lien Secured Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date (the “Fundamental Change Payment”) (unless the Fundamental Change repurchase date falls after a regular record date but on or prior to the Interest Payment Date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the Holder of record on such regular record date, and the Fundamental Change repurchase price will be equal to 100% of the principal amount of the New Third Lien Secured Notes to be repurchased).

A “Fundamental Change” will be deemed to have occurred at the time after the New Third Lien Secured Notes are originally issued if any of the following occurs:

(i)

any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), acquires Beneficial Ownership of Voting Stock of the Company representing more than 50% of the aggregate ordinary voting power for the election of directors of the Company (determined on a fully diluted basis but without giving effect to contingent voting rights that have not yet vested) and files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that fact;

(ii)

the consummation of (1) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (3) any sale, lease or other transfer in one (1) transaction or a series of transactions of all or substantially all of the consolidated assets of us and our Subsidiaries, taken as a whole, to any Person other than the Company or one (1) of our Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (2) in which the Holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (ii); or

(iii)	our stockholders approve any plan or proposal for the liquidation or dissolution of us.

A transaction or transactions described in clause (i) and/or clause (ii) above (whether or not the proviso to clause (ii) above applies to such transaction) will not constitute a Fundamental Change, however, if at least 90% of the consideration received or to be received by the holders of our common stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock (or other common equity) that are listed or quoted on any of the New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the New Third Lien Secured Notes become convertible into such consideration, excluding cash payments for fractional shares (subject to the provisions set forth above under “—Conversion Rights of New Third Lien Secured Notes—Settlement upon Conversion”).

For purposes of this definition of “Fundamental Change” above, any transaction that constitutes a Fundamental Change pursuant to both clause (i) and clause (ii) of such definition (without giving effect to the proviso in clause (ii)) shall be deemed a Fundamental Change solely under clause (ii) of such definition (subject to the proviso in clause (ii)).

If any transaction in which our common stock is replaced by the securities of another entity occurs, references to us in the definition of “Fundamental Change” above shall thereafter instead be references to such other entity.

The Company will not be required to take any action pursuant to the foregoing paragraph to the extent it shall have issued a notice of redemption for all New Third Lien Secured Notes. The Company will not be required to make a Fundamental Change Offer upon a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Third Lien Indenture applicable to a Fundamental Change Offer made by the Company and purchases all New Third Lien Secured Notes validly tendered and not withdrawn under such Fundamental Change Offer.

Repurchase Procedures

Within thirty (30) days following any Fundamental Change, except to the extent that the Company has exercised its right to redeem the New Third Lien Secured Notes as described under the heading “—Optional Redemption,” the Company will deliver a notice (a “Fundamental Change Offer”) to each Holder with a copy to the Third Lien Trustee, or otherwise in accordance with the Applicable Procedures, describing:

(i)

that a Fundamental Change has occurred or, if the Fundamental Change Offer is being made in advance of a Fundamental Change that a Fundamental Change is expected to occur, and that such Holder has, or upon such occurrence will have, the right to require the Company to purchase such Holder’s New Third Lien Secured Notes for the repurchase price described above;

(ii)	the transaction or transactions that constitute, or are expected to constitute, such Fundamental Change, and the effective date of such transaction or transactions;

(iii)	the purchase date, which will be no earlier than ten (10) days nor later than sixty (60) days from the date such notice is delivered (the “Fundamental Change Payment Date”);

(iv)	that any New Third Lien Secured Note not properly tendered will remain outstanding and continue to accrue interest;

(v)

that unless the Company defaults in the payment of the Fundamental Change Payment, all New Third Lien Secured Notes accepted for payment pursuant to the Fundamental Change Offer will cease to accrue interest on the Fundamental Change Payment Date;

(vi)

that Holders electing to have any New Third Lien Secured Notes purchased pursuant to a Fundamental Change Offer will be required to surrender such New Third Lien Secured Notes, with the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse of such New Third Lien Secured Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the Close of Business on the second (2nd) Business Day preceding the

Fundamental Change Payment Date or, in the case of New Third Lien Secured Notes represented by Global Notes, comply with the Applicable Procedures;

(vii)

that Holders will be entitled to withdraw their tendered New Third Lien Secured Notes and their election to require the Company to purchase such New Third Lien Secured Notes; provided that the paying agent receives, not later than the expiration time of the Fundamental Change Offer, a facsimile transmission, pdf communication sent via electronic means or letter setting forth the name of the Holder of the New Third Lien Secured Notes, the principal amount of New Third Lien Secured Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered New Third Lien Secured Notes and its election to have such New Third Lien Secured Notes purchased or, in the case of New Third Lien Secured Notes represented by Global Notes comply with the Applicable Procedures;

(viii)	if such notice is delivered prior to the occurrence of a Fundamental Change stating that the Fundamental Change Offer is conditional on the occurrence of such Fundamental Change;

(ix)

the conversion rate and any adjustments to the conversion rate and that the New Third Lien Secured Notes with respect to which a Fundamental Change repurchase notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change repurchase notice in accordance with the terms of the Third Lien Indenture;

(x)	the other instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its New Third Lien Secured Notes purchased;

(xi)	the name and address of the paying agent and the conversion agent; and

(xii)	the last date on which a Holder may exercise the offer to repurchase and the procedures that Holders must follow to require us to repurchase their New Third Lien Secured Notes.

While the New Third Lien Secured Notes are in global form and the Company makes an offer to purchase all of the New Third Lien Secured Notes pursuant to the Fundamental Change Offer, a Holder of the New Third Lien Secured Notes must make any exercise of its option to elect for the purchase of the New Third Lien Secured Notes through the facilities of the Depository in accordance with the Applicable Procedures.

To exercise a Fundamental Change Offer, a Holder must deliver, on or before the second (2nd) business day immediately preceding the Fundamental Change Payment Date, the New Third Lien Secured Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of New Third Lien Secured Notes to be delivered for repurchase;

•

the portion of the principal amount of New Third Lien Secured Notes to be repurchased, which must be in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof; and

•	that the New Third Lien Secured Notes are to be repurchased by us pursuant to the applicable provisions of the New Third Lien Secured Notes and the Third Lien Indenture.

If the New Third Lien Secured Notes are not in certificated form, such repurchase notice must comply with the Applicable Procedures.

We will be required to repurchase the New Third Lien Secured Notes on the Fundamental Change Payment Date. Holders who have exercised the repurchase offer will receive payment of the Fundamental Change Payment on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the New Third Lien Secured Notes. If the paying agent holds money sufficient to pay the repurchase price of the New Third Lien

Secured Notes on the repurchase date, then, with respect to the New Third Lien Secured Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•

the New Third Lien Secured Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the New Third Lien Secured Notes is made or whether or not the New Third Lien Secured Notes are delivered to the paying agent); and

•	all other rights of the Holder of such New Third Lien Secured Notes will terminate (other than the right to receive the Fundamental Change Payment).

In connection with any Fundamental Change Offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

•	file a Schedule TO or any other required schedule under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the New Third Lien Secured Notes,

in each case, so as to permit the rights and obligations under this “—Required Repurchase upon Fundamental Change” to be exercised in the time and in the manner specified in the Third Lien Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Third Lien Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in the Third Lien Indenture by virtue thereof.

No New Third Lien Secured Notes may be repurchased on any date at the option of Holders upon a Fundamental Change, if the principal amount of the New Third Lien Secured Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the Fundamental Change Payment with respect to such New Third Lien Secured Notes).

If a Holder submits its New Third Lien Secured Notes for required repurchase upon a Fundamental Change, the Holder’s right to withdraw its submission (such submission, a “Fundamental Change Repurchase Notice”) and convert the New Third Lien Secured Notes that are subject to repurchase will terminate at the close of business on the second (2nd) business day immediately preceding the relevant Fundamental Change Payment Date.

The repurchase rights of the Holders could discourage a potential acquirer of us. The Fundamental Change Offer feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of antitakeover provisions.

If a Fundamental Change were to occur, we may not have enough funds to pay the applicable repurchase price. Our ability to repurchase the New Third Lien Secured Notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our Subsidiaries, the terms of our then existing borrowing arrangements or otherwise. If we fail to repurchase New Third Lien Secured Notes when required following a Fundamental Change, we will be in default under the Third Lien Indenture. In addition, a Fundamental Change would in most circumstances constitute an event of default under the ABL/FILO Facility and any replacement Credit Facilities in respect thereof, and we and our Subsidiaries may in the future incur other indebtedness with similar change in control provisions permitting our Holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

The term “Fundamental Change” is limited to specified transactions and may not include other events that might adversely affect the Company’s financial condition. In addition, the requirement that the Company offer to repurchase the New Third Lien Secured Notes upon a Fundamental Change may not protect Holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

The definition of “Fundamental Change” includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a Holder of the New Third Lien Secured Notes to require us to repurchase New Third Lien Secured Notes as a result of the sale, lease or other transfer of less than all assets may be uncertain.

Certain Covenants

Covenant Termination Events

Set forth below are summaries of certain covenants contained in the Third Lien Indenture. Following the first date after the Issue Date that (x) (i) the New Second Lien Secured Notes have met the Ratings Threshold, (ii) for the last two (2) consecutive four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the Covenant Termination Event, the Company shall have achieved on a pro forma basis a Total Net Leverage Ratio of less than 2.50 to 1.00 or (iii) the Company has no outstanding Obligations secured by the Collateral on a first-priority basis other than pursuant to any revolving Credit Facility (including the ABL/FILO Facility) and no Obligations secured by the Collateral on a second-priority basis other than the New Second Lien Convertible Notes and any Obligations consisting of convertible notes secured equally and ratably therewith and (y) no Event of Default has occurred and is then Continuing, then upon delivery by the Company to the Third Lien Trustee of an Officer’s Certificate to the foregoing effect, the Company and the Subsidiaries will no longer be subject to the following covenants or restrictions (such occurrence, a “Covenant Termination Event”) of the Third Lien Indenture with respect to the New Third Lien Secured Notes:

(i)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(ii)	“—Limitation on Restricted Payments;”

(iii)	“—Asset Sales;”

(iv)	“—Transactions with Affiliates;”

(v)

clause (ad) of the definition of “Permitted Liens” which shall be deleted in its entirety and replaced with the following sentence: “Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (i) $187,500,000 and (ii) 4.6875% of Consolidated Total Assets”;

(vi)	clause (iv) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets.”

Notwithstanding any of the foregoing, after a Covenant Termination Event, all Guarantees and Collateral shall remain. No Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the terminated covenants after a Covenant Termination Event. After the occurrence of a Covenant Termination Event, the terminated covenants shall not be reinstated at any time. Upon the occurrence of a Covenant Termination Event, the amount of Excess Proceeds from Asset Sales will be reset at zero (0).

We cannot assure you that either series of the New Second Lien Secured Notes will ever achieve the Ratings Threshold or that the other requirements for a Covenant Termination Event will occur with respect to the New Third Lien Secured Notes. No Third Lien Trustee will have any obligation to:

(i)	independently determine or verify if such events constituting a Covenant Termination Event have occurred; or

(ii)	notify the Holders of any Covenant Termination Event.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Third Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of

Disqualified Stock, and the Company will not permit any of its Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Company and any Subsidiary may Incur unsecured Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Subsidiary may issue shares of Preferred Stock, in each case if the Interest Coverage Ratio for the Company’s most recently ended four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued is 2.00 to 1.00 or greater (“Ratio Debt”), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred, at the beginning of such four (4)-quarter period. Any Ratio Debt incurred must have a maturity date at least ninety-one (91) days after the maturity date of the New Third Lien Secured Notes.

The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(i)

the Incurrence of Indebtedness pursuant to Credit Facilities and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate outstanding principal amount, including all Indebtedness incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (i) (and any successive Permitted Refinancing Indebtedness), not to exceed an amount equal to the greater of (x) $1,505,000,000 and (y) the Revolving Borrowing Base (as defined in the Amended Credit Agreement or such similar term as defined in the Credit Facilities), plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection with any Refinancings;

(ii)

Indebtedness (including any Permitted Refinancing Indebtedness thereof) under the Second Lien Documents (including Additional New Second Lien Secured Notes) in a principal amount equal to $289,000,000 at any time outstanding and Indebtedness (including any Permitted Refinancing Indebtedness thereof) under the Third Lien Documents (including Additional New Third Lien Secured Notes) in a principal amount equal to $203,000,000 at any time outstanding;

(iii)	Indebtedness of the Company and its Subsidiaries existing on the Issue Date (including any Refinancings thereof) (other than Indebtedness described in clauses (i) and (ii));

(iv)

Capitalized Lease Obligations, Indebtedness with respect to mortgage financings and purchase money Indebtedness to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets and Indebtedness arising from the conversion of the obligations of the Company or any of its Subsidiaries under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Company or such Subsidiary, in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness Incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (iv) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (x) $190,000,000 and (y) 4.75% of Consolidated Total Assets as of the date any such Indebtedness is Incurred; provided that such Indebtedness is incurred within two hundred and seventy (270) days after the purchase, lease, construction, installation, repair or improvement of the property that is the subject of such Indebtedness;

(v)

Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits (whether to current or former employees) or property, casualty or liability insurance or self-insurance in respect of such items, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance; provided that upon the Incurrence of any Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than forty-five (45) days following such Incurrence;

(vi)

Indebtedness arising from agreements of the Company or any Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Company, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)

intercompany Indebtedness between or among the Company or any of its Subsidiaries; provided that (x) such Indebtedness owing to a Subsidiary that is not a Subsidiary Guarantor will only be permitted by this clause (vii) if at all times such Indebtedness is subordinated in right of payment to the Company’s Third Lien Obligations with respect to the New Third Lien Secured Notes or Guarantee of such Subsidiary Guarantor, as applicable and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Subsidiary Guarantor lending such Indebtedness ceasing to be a Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Subsidiary) will be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);

(viii)	Indebtedness pursuant to Hedge Agreements;

(ix)

Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, in each case, provided in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(x)

guarantees of Indebtedness of the Company or of any Subsidiary permitted to be Incurred under the Third Lien Indenture, to the extent such guarantees are Permitted Investments (other than pursuant to clause (p) of the definition thereof);

(xi)

Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness (other than credit or purchase cards) is extinguished within ten (10) Business Days after notification is received by the Company of its incurrence;

(xii)	[Reserved];

(xiii)	Indebtedness consisting of (x) the financing of insurance premiums or (y) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(xiv)	Cash Management Obligations and other Indebtedness in respect of Cash Management Services;

(xv)

Indebtedness of Foreign Subsidiaries, together with any Permitted Refinancing Indebtedness Incurred by Foreign Subsidiaries to Refinance any Indebtedness originally Incurred pursuant to this clause (xv) (and any successive Permitted Refinancing Indebtedness), in an aggregate outstanding principal amount not to exceed the greater of (i) $45,400,000 and (ii) 1.125% of Consolidated Total Assets;

(xvi)

Indebtedness in respect of short-term obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services so long as such obligations are not in connection with the borrowing of money;

(xvii)

Indebtedness representing deferred compensation or other similar arrangements Incurred by the Company or any Subsidiary (x) in the ordinary course of business or (y) in connection with any Permitted Investment;

(xviii)	any Permitted Refinancing Indebtedness Incurred to Refinance Indebtedness Incurred as Ratio Debt or under clause (xxii) or this clause (xviii);

(xix)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased;

(xx)

Indebtedness Incurred by the Company or any Subsidiary in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(xxi)

Indebtedness Incurred by the Company or any Subsidiary to the extent that the net proceeds thereof are promptly deposited with the Third Lien Trustee to satisfy and discharge the New Third Lien Secured Notes in accordance with the Third Lien Indenture;

(xxii)

additional Indebtedness, provided that on a pro forma basis Consolidated Secured Net Leverage Ratio is less than or equal to 3.0 to 1.0 and that Indebtedness incurred pursuant to this clause (xxii) cannot be used to repurchase, repay, Refinance or exchange Old 2024 Notes, Old 2034 Notes or Old 2044 Notes; and

(xxiii)

additional Indebtedness in an aggregate outstanding principal amount, including all Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness originally Incurred pursuant to this clause (xxiii) (and any successive Permitted Refinancing Indebtedness), not to exceed the greater of (i) $125,000,000 and (ii) 3.125% of Consolidated Total Assets.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one (1) of the categories of Permitted Debt or is entitled to be Incurred as Ratio Debt, the Company may, in its sole discretion, at the time of Incurrence, combine, divide, classify or reclassify, or at any later time combine, divide, classify or reclassify, such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant; provided that (x) all Indebtedness under the ABL/FILO Facility or guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and (y) all Indebtedness under the New Second Lien Secured Notes or Guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) and all Indebtedness under the New Third Lien Secured Notes or guarantees thereof (and any Permitted Refinancing Indebtedness in respect thereof) will be deemed to have been Incurred pursuant to clause (ii) of the definition of “Permitted Debt”, and, in each case of clauses (x) and (y) above, the Company will not be permitted to reclassify at any later date all or any portion of such Indebtedness. All Indebtedness originally Incurred under clause (xxiii) of the definition of “Permitted Debt” will be automatically reclassified as Ratio Debt on the first date on which such Indebtedness would have been permitted to be Incurred by the obligor thereon as Ratio Debt. Accrual of interest, the accretion of accreted value, amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies, will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness will not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction will be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses in connection therewith).

Limitation on Restricted Payments

The Third Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(i)

declare or pay any dividend or make any payment or distribution on account of the Company’s or any of its Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving the Company (other than (x) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or (y) dividends or distributions by a Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Subsidiary other than a Wholly Owned Subsidiary, the Company or a Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)	purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, including in connection with any merger or consolidation;

(iii)

make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or any Subsidiary (other than (x) the payment, redemption, repurchase, defeasance, acquisition or retirement of Subordinated Indebtedness of the Company or any Subsidiary in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within forty-five (45) days of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (y) any Permitted Refinancing Indebtedness of such Subordinated Indebtedness (or any successor Permitted Refinancing Indebtedness), provided, that such Permitted Refinancing Indebtedness of such Subordinated Indebtedness is permitted by the definition of “Permitted Debt;”

(iv)

redeem, repurchase, exchange or otherwise repay the Old 2024 Notes, Old 2034 Notes or Old 2044 Notes prior to the maturity of any of the New Second Lien Secured Notes; provided that the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes may be exchanged in a debt-for-debt and/or debt-for-equity exchange in an amount not exceeding 90% of the Exchange Price provided to the Holders of the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes, as applicable, as part of the Exchange Offers; provided further that the Old 2024 Notes may be redeemed, repurchased or repaid in cash and/or equity on or after April 1, 2024; or

(v)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (v) above being collectively referred to as “Restricted Payments”).

The foregoing provisions will not prohibit:

(i)

the making of any Restricted Payment described in clause (iii) or (v) of the definition thereof in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company;

(ii)	Non-cash repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(iii)	payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Third Lien Indenture;

(iv)

the declaration and payment of dividends or distributions to Holders of any class or series of Disqualified Stock of the Company or any of its Subsidiaries and any class or series of Preferred Stock of any Subsidiaries issued or Incurred in accordance with the covenant described under

“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(v)	exercise of the Call Right under the New Third Lien Secured Notes;

(vi)	the completion of Follow On Exchanges (subject to the limitations set forth in clause (iv) of the definition of Restricted Payments);

(vii)	Restricted Payments that are made with Excluded Contributions (subject to the limitations set forth in clause (iv) of the definition of Restricted Payments).

(viii) (1)	the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) by the Company after the Issue Date; and

(2)

the declaration and payment of dividends to the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Company issued after the Issue Date;

provided, however, that (A) on a pro forma basis for the most recently ended four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the making of such Restricted Payment either (x) the Interest Coverage Ratio of the Company is at least 2.00 to 1.00 or (y) the Total Net Leverage Ratio is no more than 2.50 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (viii) does not exceed the Net Cash Proceeds actually received by the Company from the sale (or the contribution of the Net Cash Proceeds from the sale) of Designated Preferred Stock;

(ix)

the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company and its Subsidiaries pursuant to provisions similar to those described under “—Required Repurchase upon Fundamental Change” and “—Asset Sales”; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by the Third Lien Indenture) has made a Fundamental Change Offer or Asset Sale Offer, as the case may be, with respect to the New Third Lien Secured Notes and have repurchased, redeemed, defeased, acquired or retired all New Third Lien Secured Notes validly tendered and not withdrawn in connection with such Fundamental Change Offer or Asset Sale Offer, as the case may be; and

(x)

any Restricted Payment, provided, however, that on a pro forma basis for the most recently ended four (4) full fiscal quarters for which Required Financial Statements have been delivered immediately preceding the making of such Restricted Payment, either (x) the Interest Coverage Ratio of the Company is at least 2.00 to 1.00 or (y) the Total Net Leverage Ratio is no more than 2.50 to 1.00 provided further, that Restricted Payments made pursuant to this clause (x) may not be used to redeem, repurchase or otherwise repay Old 2024 Notes, Old 2034 Notes or Old 2044 Notes;

For purposes of the covenant described above, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one (1) or more provisions described above and/or one (1) or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

For the avoidance of doubt, this covenant shall not restrict the making of, or dividends or other distributions in amounts sufficient to make, any AHYDO Catch Up Payment with respect to the New Third Lien Secured Notes.

Asset Sales

(a)	The Third Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, cause or make an Asset Sale, unless:

(i)

the Company or any of its Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(ii)

except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(1)

any liabilities (as shown on the Company’s or such Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or such Subsidiary (other than liabilities that are Subordinated Indebtedness) that are assumed by the transferee of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies the Company or such Subsidiary, as the case may be, from further liability (or are otherwise extinguished in connection with the transactions relating to such Asset Sale);

(2)

any securities, notes or other obligations or assets received by the Company or such Subsidiary from such transferee that are converted or reasonably expected to be converted by the Company acting in good faith by the Company or such Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received or expected to be received), or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within one hundred and eighty (180) days of the receipt thereof; and

(3)

any Designated Non-Cash Consideration received by the Company or any of its Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed the greater of (x) $100,000,000 and (y) 2.50% of Consolidated Total Assets, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) will be deemed to be Cash Equivalents for the purposes of this clause (3).

(b)

Within three hundred and sixty-five (365) days after the later of (x) the date of any Asset Sale and (y) the receipt of any Net Cash Proceeds of such Asset Sale, the Company or such Subsidiary, at its option, may apply the Net Cash Proceeds from such Asset Sale:

(i) to reduce Indebtedness (through a prepayment, repayment or purchase, as applicable) as follows:

(1) Obligations under the New Second Lien Secured Notes and New Third Lien Secured Notes, including by redemption or by purchasing the New Second Lien Secured Notes or New Third Lien Secured Notes, as applicable, through a tender offer, open-market purchases or in privately negotiated transactions;

(2) ABL/FILO Obligations and Obligations under any other Credit Facility to the extent such Obligations were incurred under clause (i) of the definition of “Permitted Debt;” provided that for Indebtedness consisting of a revolving credit facility for working capital or general corporate purposes there shall be no requirement to correspondingly reduce commitments with respect thereto; or

(3) to the extent such Net Cash Proceeds resulted from an Asset Sale of assets not constituting Collateral, Obligations of a Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or any Subsidiary Guarantor; or

(ii) to make (1) an investment in any one (1) or more businesses so long as such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes or continues to constitute a Subsidiary, (2) capital expenditures or (3) acquisitions of, or investments in, other properties or assets; provided that, in each of (1), (2) and (3), are used or useful in the business of the Company or a Similar Business or replace the businesses, properties and/ or assets that are the subject of such Asset Sale; provided that the Company may elect to deem expenditures that otherwise would be permissible Investments, capital expenditures or acquisitions of other property or assets within the scope of the foregoing clauses (1), (2) or (3), as applicable, that occur prior to the receipt of the Net Cash Proceeds from such Asset Sale to have been invested in accordance with this clause (ii) (it being agreed that such deemed expenditure shall have been made no earlier than the earliest of (x) notice of such Asset Sale, (y) execution of a definitive agreement for such Asset Sale, and (z) consummation of such Asset Sale); or

(iii) any combination of the foregoing;

provided that a binding commitment or letter of intent entered into not later than such three hundred and sixty-fifth (365th) day shall be treated as a permitted application of such Net Cash Proceeds from the date of such commitment or letter of intent so long as the Company or such Subsidiary enters into such commitment or letter of intent with the good faith expectation that the Net Cash Proceeds will be applied to satisfy such commitment or letter of intent within the later of such three hundred and sixty-fifth (365th) day and one hundred and eighty (180) days of such commitment or letter of intent (an “Acceptable Commitment”) or, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Cash Proceeds are applied in connection therewith, the Company or such Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within one hundred and eighty (180) days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute Excess Proceeds.

(c)

The Third Lien Indenture will provide that any amount of Net Cash Proceeds from any Asset Sale that are not utilized or applied as provided and within the time period set forth in this covenant will be deemed to constitute “Excess Proceeds.” Notwithstanding the foregoing sentence, any amount of proceeds offered to Holders pursuant to the second (2nd) paragraph above pursuant to an Asset Sale Offer made at any time after the Asset Sale will be deemed to have been applied as required and will not be deemed to be Excess Proceeds without regard to the extent to which such offer is accepted by the Holders. When the aggregate amount of Excess Proceeds exceeds $93,750,000, the Company will make an open market offer (an “Asset Sale Offer”) to all Holders of New Third Lien Secured Notes and, if required by the terms of any Pari Passu Lien Indebtedness, to all Holders of such Pari Passu Lien Indebtedness, to purchase the maximum principal amount of such New Third Lien Secured Notes and Pari Passu Lien Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of the Excess Proceeds, in accordance with the procedures set forth in the Third Lien Indenture and the agreement governing such Pari Passu Lien Indebtedness. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed $93,750,000 by transmitting electronically or by mailing to the Holders the notice required pursuant to the terms of the Third Lien Indenture, with a copy to the Third Lien Trustee or otherwise in accordance with the Applicable Procedures. The Company may satisfy the foregoing obligations with respect to such Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to the expiration of the application period or by electing to make an Asset Sale Offer with respect to such Net Cash Proceeds before the aggregate amount of Excess Proceeds exceeds $93,750,000.

To the extent that the aggregate amount of New Third Lien Secured Notes and other Indebtedness tendered or otherwise surrendered in accordance with the terms of this section is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not otherwise prohibited by the Third Lien Indenture. If the aggregate principal amount of New Third Lien Secured Notes and Indebtedness tendered or otherwise surrendered by Holders in accordance with the terms of this section exceeds the amount of Excess Proceeds, the Company will select the New Third Lien Secured Notes (and the Company or its agents will select such Pari Passu Lien Indebtedness, if applicable) to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds will be reset at zero (0). To the extent the Excess Proceeds exceed the outstanding aggregate principal amount of the New Third Lien Secured Notes (and, if required by the terms thereof, all Pari Passu Lien Indebtedness), the Company need only make an Asset Sale Offer up to the outstanding aggregate principal amount of New Third Lien Secured Notes (and any such Pari Passu Lien Indebtedness), and any additional Excess Proceeds will not be subject to this covenant and will be permitted to be used for any purpose otherwise permitted by the Third Lien Indenture in the Company’s discretion.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the purchase of the New Third Lien Secured Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Third Lien Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations described in the Third Lien Indenture by virtue thereof.

The provisions under the Third Lien Indenture relative to the Company’s obligation to make an offer to repurchase the New Third Lien Secured Notes as a result of an Asset Sale may be waived or modified at any time with the written consent of the Holders of a majority in principal amount of the New Third Lien Secured Notes.

The ABL/FILO Facility limits, and future credit agreements or other agreements to which the Company becomes a party may prohibit or limit, the Company from purchasing any New Third Lien Secured Notes pursuant to an Asset Sale Offer. In the event the Company is prohibited from purchasing the New Third Lien Secured Notes, the Company may seek the consent of their lenders to the purchase of the New Third Lien Secured Notes or attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, they will remain prohibited from purchasing the New Third Lien Secured Notes. In such case, the Company’s failure to purchase tendered New Third Lien Secured Notes would not constitute an Event of Default under the Third Lien Indenture.

If more New Third Lien Secured Notes are tendered pursuant to an Asset Sale Offer than the Company is required to purchase, selection of such New Third Lien Secured Notes for purchase will be made in compliance with the requirements of the principal national securities exchange, if any, on which such New Third Lien Secured Notes are listed (but only to the extent that the Third Lien Trustee has been notified in writing of such listing by the Company) or if such New Third Lien Secured Notes are not listed, on a pro rata basis or as nearly a pro rata basis as practicable (with adjustments so that only New Third Lien Secured Notes are purchased in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof), by lot or by such other method as the Third Lien Trustee will deem fair and appropriate (and in such manner as complies with applicable legal requirements, if any); provided that the selection of such New Third Lien Secured Notes for purchase will not result in a Holder with a principal amount of such New Third Lien Secured Notes less than the minimum denomination of $2,000. If all of such New Third Lien Secured Notes are in global form, interests in such New Third Lien Secured Notes to be redeemed will be selected for redemption by the Depository in accordance with the Applicable Procedures. No New Third Lien Secured Note will be repurchased in part if less than the minimum denomination of such New Third Lien Secured Note would be left outstanding.

If a Holder accepts an Asset Sale Offer with respect to a New Third Lien Secured Note, the Holder may not thereafter surrender that New Third Lien Secured Note for conversion until the Holder has withdrawn the repurchase notice in accordance with the relevant provisions of the Third Lien Indenture (if permitted under the terms of the Asset Sale Offer).

Notices of an Asset Sale Offer will be delivered or caused to be delivered, or in the case of New Third Lien Secured Notes in global form, delivered or cause to be delivered electronically in accordance with the Applicable Procedures, at least thirty (30) but not more than sixty (60) days before the purchase date to each Holder of New Third Lien Secured Notes at such Holder’s registered address, with a copy to the Third Lien Trustee, or otherwise in accordance with Applicable Procedures. If any New Third Lien Secured Note is to be purchased in part only, any notice of purchase that relates to such New Third Lien Secured Note will state the portion of the principal amount thereof that has been or is to be purchased.

A new New Third Lien Secured Note in principal amount equal to the unpurchased portion of any New Third Lien Secured Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the New Third Lien Secured Note. On and after the purchase date, unless the Company defaults in payment of the purchase price, interest will cease to accrue on the New Third Lien Secured Notes or portions thereof purchased.

Transactions with Affiliates

The Third Lien Indenture will provide that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $25,000,000 (each of the foregoing, an “Affiliate Transaction”), unless:

(i)

such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction or the execution of the agreement providing for such transaction in an arm’s length dealing with a Person who is not such Affiliate or, if in the good faith judgment of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or such Subsidiary from a financial point of view when such transaction is taken in its entirety; and

(ii)

with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50,000,000, the Company delivers to the Third Lien Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction, together with an Officer’s Certificate certifying that the Board of Directors of the Company determined or resolved that such Affiliate Transaction complies with clause (i) above.

The foregoing provisions will not apply to:

(i)

transactions between or among (a) the Company and any Subsidiary or (b) the Company and any Person that becomes a Subsidiary as a result of such transaction (including by way of a merger, consolidation or amalgamation);

(ii)	transactions between or among the Company and any Subsidiary that involves shared overhead in the ordinary course of business;

(iii)

any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans approved by the Board of Directors of the Company in good faith;

(iv)	loans or advances to employees or consultants of the Company or any Subsidiary in accordance with clause (b) of the definition of “Permitted Investments;”

(v)	the payment of fees, reasonable out-of-pocket costs and indemnities to directors, officers, consultants and employees of the Company or any of the Subsidiary in the ordinary course of business;

(vi)

the Exchange Offers and other transactions, agreements and arrangements in existence on the Issue Date, or any amendment thereto to the extent such amendment is not adverse to the Holders of the New Third Lien Secured Notes in any material respect;

(vii)

(1) any employment agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business, (2) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers or directors and (3) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract and transactions pursuant thereto;

(viii)	(1) Restricted Payments permitted under the heading “—Limitation on Restricted Payments” and (2) Permitted Investments;

(ix)	any purchase by the Company of Equity Interests in any Subsidiary;

(x)	transactions with Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business and on arm’s length terms;

(xi)

any transaction in respect of which the Company delivers to the Third Lien Trustee a letter addressed to the Board of Directors of the Company from an accounting, appraisal or investment banking firm, in each case, of nationally recognized standing that is in the good faith determination of the Company qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to Company or its Subsidiaries, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate;

(xii)	transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(xiii)	payments or loans (or cancellation of loans) to employees or consultants that are:

(1)	approved by a majority of the disinterested directors of the Company in good faith;

(2)	made in compliance with applicable law; and

(3)	otherwise permitted under the Third Lien Indenture;

(xiv)

transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of the Third Lien Indenture that are fair to Company and the Subsidiaries;

(xv)	transactions pursuant to, and complying with, the third (3rd) and fifth (5th) paragraphs of the covenant under the heading “—Merger, Consolidation or Sale of All or Substantially All Assets;” and

(xvi)

the existence of, or the performance by the Company or any Subsidiaries of their obligations under the terms of, any customary registration rights agreement to which they are a party or become a party in the future.

Liens

The Third Lien Indenture will provide that the Company will not, and will not permit any Subsidiary to, directly or indirectly, create or Incur any Lien securing Indebtedness on any asset or property of any of the Company or any Subsidiary, except:

(a)	Permitted Liens; or

(b)

Liens other than Permitted Liens on assets that are not Collateral; provided that with respect to this clause (b), the New Third Lien Secured Notes, are equally and ratably secured (or secured on a senior basis) with such Lien; provided that any Lien that is granted to secure the Third Lien Obligations or any Guarantee pursuant to this clause (b) will be automatically and unconditionally released and discharged at the same time as the release of the underlying Lien that gave rise to the obligation to secure the Third Lien Obligations or such Guarantee under this clause (b).

Notwithstanding anything to the contrary herein, at the request and expense of the Company, the Collateral Agent is irrevocably authorized by the Third Lien Trustee and each Holder, by its acceptance of the New Third Lien Secured Notes, to:

(i) subordinate its Lien on any property in connection with the incurrence of any Indebtedness pursuant to clauses (iv) or (xx) of the covenant under the heading “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(ii) subordinate its Lien on any property to the holder of any Lien on such property that is permitted by clause (c) of the definition of “ Permitted Liens” or with respect to which an Act of Required Secured Parties has been obtained.

Reports and Other Information

For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (and make available (without exhibits), without cost, to the Holders of the New Third Lien Secured Notes with a copy to the Third Lien Trustee, within the time periods specified in such sections, and to the extent not publicly available on the SEC’s EDGAR system or the Company’s public website; provided, however, that the Third Lien Trustee shall have no responsibility whatsoever to determine whether such filing or any other filing described below has occurred),

(i) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(ii) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; and

(iii) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K, after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form;

in each case, taking into account any extension of time, deemed filing date or safe harbor contemplated or provided by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act or successor provisions and in a manner that complies in all material respects with the requirements specified in such form.

For avoidance of doubt, the Company will be deemed to have provided a required report to the Holders of the New Third Lien Secured Notes and the Third Lien Trustee if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system).

If, at any time, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, the Company will nevertheless post the information required to be set forth in the reports specified above (other than (i) separate financial statements or condensed consolidating financial information required by Rule 3-10 or Rule 3-16 of Regulation S-X, (ii) information required by Item 10(e) of Regulation S-K or Regulation G under the Securities Act (in each case with respect to any non-GAAP financial measures contained therein) and (iii) information required by Item 402 or 601 of Regulation S-K) on a public or password protected website and will provide such information to the Holders of the New Third Lien Secured Notes and the Third Lien Trustee (but will not be required to file such information with the SEC), in each case within the time periods that would apply if the Company were required to file such information with the SEC. The Company will comply with Section 314(a) of the TIA.

To the extent that any reports or other information is not furnished within the time periods specified above and such reports or other information is subsequently furnished prior to the time such failure results in an Event of Default, the Company will be deemed to have satisfied its obligations with respect thereto and any Default or Event of Default with respect thereto shall be deemed to have been cured.

Delivery of reports, information and documents to the Third Lien Trustee is for informational purposes only and its receipt of such reports, information and documents shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s, any Subsidiary’s or any other Person’s compliance with any of its covenants under the Third Lien Indenture or the New Third Lien Secured Notes (as to which the Third Lien Trustee is entitled to rely exclusively on the Officer’s Certificates delivered pursuant to the Third Lien Indenture). The Third Lien Trustee shall not have any liability or responsibility for the content, filing or timeliness of any report, information or document delivered or filed under or in connection with the Third Lien Indenture or the transactions contemplated thereunder and the Third Lien Trustee shall not have any obligation to monitor or confirm, on a continuing basis or otherwise, whether the Company posts such reports, information and documents on any website or the SEC’s EDGAR service, or to collect any such information from the Company’s website or the SEC’s EDGAR service.

Additional Amounts

(a)

All payments made by a Foreign Guarantor in respect of a Guarantee will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of any jurisdiction in which the relevant Foreign Guarantor is then incorporated or organized or resident for tax purposes, any jurisdiction from or through which payment on behalf of such Foreign Guarantor is made or any political subdivision or governmental authority thereof or therein having power to tax (other than the United States) (each, a “Tax Jurisdiction”), will at any time be required to be made from any payments made by or on behalf of the relevant Foreign Guarantor under its Guarantee, the relevant Foreign Guarantor will pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder (including Additional Amounts) after such withholding or deduction will equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts will be payable with respect to:

(i)

any Taxes that would not have been so imposed but for the existence of any present or former connection between the Holder or the beneficial owner of the New Third Lien Secured Note or Guarantee (or between a fiduciary, settler, beneficiary, partner, member or shareholder of, or possessor of power over the relevant Holder or beneficial owner, if the relevant Holder is an estate, nominee, trust, partnership, limited liability company, unlimited liability company or corporation) and the relevant Tax Jurisdiction, other than by the mere acquisition or holding of any New Third Lien Secured Note or the enforcement or receipt of payment under or in respect of any New Third Lien Secured Note or Guarantee;

(ii)

any Taxes imposed or withheld as a result of the failure of the Holder or beneficial owner of any New Third Lien Secured Note or Guarantee to comply with any written request, made to that Holder or beneficial owner within a reasonable period before any such withholding or deduction would be payable, by the Company or a Foreign Guarantor to provide timely or accurate information concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirements (in each case, to the extent such Holder or beneficial owner is legally eligible to do so), which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of such Taxes;

(iii)

any Taxes that are imposed or withheld as a result of the presentation of any New Third Lien Secured Note or Guarantee for payment (where presentation is required) more than fifteen (15) days after the relevant payment is first made available for payment to the Holder or beneficial owner (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts had the New Third Lien Secured Note been presented on the last day of such fifteen (15) day period);

(iv)	any estate, inheritance, gift, value added, sale, excise, transfer, personal property or similar tax or assessment;

(v)	any Tax which is payable otherwise than by deduction or withholding from payments made under or with respect to any New Third Lien Secured Note or Guarantee;

(vi)

any Tax imposed on or with respect to any payment by a Foreign Guarantor to the Holder if such Holder is a fiduciary, partnership, limited liability company, unlimited liability company or person other than the sole beneficial owner of such payment to the extent that Taxes would not have been imposed on such payment had such Holder been the sole beneficial owner of such New Third Lien Secured Note or Guarantee;

(vii)

any Taxes that are imposed or withheld as a result of the presentation of any New Third Lien Secured Note or Guarantee for payment by or on behalf of a Holder or beneficial owner of such New Third Lien Secured Notes or Guarantee who would have been able to avoid such withholding or deduction by presenting the relevant New Third Lien Secured Note or Guarantee to, or otherwise accepting payment from, another paying agent;

(viii)

any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code, any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(ix)	any combination of items (i) through (viii) above.

(b)

The relevant Foreign Guarantor will pay when due any present or future stamp, transfer, court or documentary Taxes or any other excise or property Taxes that arise in a Tax Jurisdiction with respect to the initial execution, delivery or registration of the Guarantees or any other document or instrument relating thereto (other than the New Third Lien Secured Notes).

(c)

The relevant Foreign Guarantor will use reasonable efforts to furnish to the Holders, within a reasonable period of time after the due date for the payment of any Taxes so deducted or withheld pursuant to applicable law, either certified copies of tax receipts evidencing such payment by such Foreign Guarantor (in such form as provided in the ordinary course by the relevant Tax Jurisdiction and as is reasonably available to the Foreign Guarantor), or, if such receipts are not obtainable, other evidence of such payments by such Foreign Guarantor reasonably satisfactory to the Holders.

Merger, Consolidation or Sale of All or Substantially All Assets

The Third Lien Indenture will provide that the Company may not consolidate or merge with or into or wind up into (whether or not the Company is the surviving Person) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one (1) or more related transactions, to any Person unless:

(i)

the Company is the surviving Person or the Person (if other than the Company) formed by or surviving any such consolidation, merger or winding up or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Company or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not (x) a corporation, a co-obligor of the New Third Lien Secured Notes is a corporation organized or existing under such laws and (y) organized or existing under the laws of the United States, any state or territory thereof or the District of Columbia, a co-obligor of the New Third Lien Secured Notes is organized or existing under such laws;

(ii)	the Successor Company (if other than the Company) expressly assumes all the Third Lien Obligations of the Company pursuant to a supplemental indenture or other documents or instruments;

(iii)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default has occurred and is Continuing;

(iv)	immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four (4)-quarter period, either:

(a)	the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(b)

the Interest Coverage Ratio for the Company (or, if applicable, the Successor Company thereto) and its Subsidiaries would be equal to or greater than such ratio for the Company and its Subsidiaries immediately prior to such transaction;

(v)

each Subsidiary Guarantor, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee will apply to such Person’s Third Lien Obligations; and

(vi)

the Company will have delivered to the Third Lien Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Third Lien Indenture.

The Successor Company will succeed to, and be substituted for, the Company under the Third Lien Indenture, the New Third Lien Secured Notes and the Third Lien Security Documents, and the Company will automatically be released and discharged from its Third Lien Obligations.

Notwithstanding the foregoing clauses (iii) and (iv):

(i)

the Company or any Subsidiary Guarantor may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company or a Subsidiary Guarantor;

(ii)

the Company may merge or consolidate with an Affiliate of the Company incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States, the District of Columbia or any territory of the United States so long as the principal amount of Indebtedness of the Company and its Subsidiaries is not increased thereby;

(iii)

any Subsidiary may merge with or consolidate into the Company or any Subsidiary Guarantor; provided that the Company or such Subsidiary Guarantor, as applicable, is the Successor Company in such merger; and

(iv)

any Subsidiary that is not a Subsidiary Guarantor may dissolve or liquidate to the extent that the assets of such Subsidiary are transferred to the Company or another Subsidiary substantially contemporaneously with such dissolution or liquidation.

The Third Lien Indenture will further provide that subject to certain provisions in the Third Lien Indenture governing release of a Guarantee upon the sale or disposition of a Subsidiary Guarantor, each Subsidiary Guarantor will not, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one (1) or more related transactions to, any Person unless:

(i)

(1)

such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, merger or winding up (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (including by way of liquidation or dissolution of the Subsidiary Guarantor) is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States or Canada, any state, territory or province thereof or the District of Columbia (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”);

(2)

the Successor Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the Third Lien Obligations of such Subsidiary Guarantor pursuant to a supplemental indenture or other documents or instruments;

(3)

immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction), no Default or Event of Default will have occurred and be Continuing; and

(4)

the Successor Guarantor (if other than such Subsidiary Guarantor) will have delivered or caused to be delivered to the Third Lien Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Third Lien Indenture; and

(ii)	such sale or disposition or consolidation or merger does not violate the covenant described under the heading “—Asset Sales”;

provided that, in the event of a Subsidiary Guarantor liquidating or dissolving, the Person which receives the assets of such Subsidiary Guarantor substantially contemporaneously with such liquidation or dissolution shall be considered the Successor Guarantor for purposes of the above.

Subject to certain limitations described in the Third Lien Indenture, the Successor Guarantor will succeed to, and be substituted for, such Subsidiary Guarantor under each of the Third Lien Indenture, such Subsidiary Guarantor’s Guarantee and the Third Lien Security Documents, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under the Third Lien Indenture, such Subsidiary Guarantor’s Guarantee and the Third Lien Security Documents. Notwithstanding the foregoing:

(i)

a Subsidiary Guarantor may merge with or consolidate into an Affiliate of the Company incorporated or organized solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in the United States or Canada, any state, territory or province thereof or the District of Columbia, so long as the principal amount of Indebtedness of the Company and the Subsidiary Guarantors is not increased thereby;

(ii)

a Subsidiary Guarantor may consolidate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to, the Company or Subsidiary Guarantor;

(iii)

a Subsidiary Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of a jurisdiction in the United States or Canada; and

(iv)

any Subsidiary Guarantor may merge with or consolidate into any Subsidiary Guarantor; provided that the surviving Person (x) is a corporation, partnership, limited partnership or limited liability company or trust organized or existing under the laws of the United States or Canada, any state, territory or province thereof or the District of Columbia and (y) is or becomes a Subsidiary Guarantor upon the consummation of such merger or consolidation.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other Disposition of all or substantially all of the properties and assets of one (1) or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person.

Ratings

The Company shall use its commercially reasonable efforts to cause, within sixty (60) days after the end of the fiscal quarter in which the New Third Lien Secured Notes are issued, the New Third Lien Secured Notes to receive a rating, but no specific rating, from two (2) of S&P, Moody’s or Fitch, or, if during such time none of such institutions shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency (as described in Rule 436 under the Securities Act).

Impairment of Security Interest

The Company shall not, and shall not permit any Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might reasonably or would (in the good faith determination of the Company), have the result of materially impairing the value of the security interests taken as a whole (including the lien priority with respect thereto) with respect to the Collateral for the benefit of the Collateral Agent, the Third Lien Trustee and the Holders of the New Third Lien Secured Notes (including materially impairing the lien priority of the New Third Lien Secured Notes with respect thereto) (it being understood that any release described under “—Security—Releases of Collateral” and the incurrence of Permitted Liens shall not be deemed to so materially impair the security interests with respect to the Collateral).

The Third Lien Indenture will provide that, at the direction of the Company and without the consent of the Holders, the Collateral Agent and the Third Lien Trustee (or its agent or designee) shall from time to time enter into one (1) or more amendments, extensions, renewals, restatements, supplements or other modifications or replacements to or of the Third Lien Security Documents to, but subject in all cases to the First Lien/Second Lien/Third Lien Intercreditor Agreements: (i) cure any ambiguity, omission, defect or inconsistency therein that does not adversely affect the interests of the Holders of the New Third Lien Secured Notes in any material respect, (ii) add to the Collateral or (iii) make any other change thereto that does not adversely affect the Holders of the New Third Lien Secured Notes in any material respect.

After-Pledged Property

With respect to After-Pledged Property of the Company or any Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements, financing change statements and certificates and opinions of counsel as shall be reasonably necessary to create a New Third Lien on such After-Pledged Property constituting Collateral securing the Third Lien Obligations as contemplated by the Third Lien Security Documents and perfect such New Third Liens to the extent required by the Third Lien Security Documents in favor of the Collateral Agent, and having the Required Collateral Lien Priority, subject only to Permitted Liens, and thereupon all provisions of the Third Lien Indenture relating to the Collateral shall be deemed to apply to such After-Pledged Property to the same extent and with the same force and effect as the then-existing Collateral.

Defaults

An “Event of Default” will be defined in the Third Lien Indenture, with respect to the New Third Lien Secured Notes, as the occurrence and continuance of:

(a)	a default in any payment of interest on the New Third Lien Secured Notes when due continued for thirty (30) Business Days;

(b)

a default in the payment of principal or premium, if any, of any New Third Lien Secured Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon acceleration or otherwise;

(c)

the failure by the Company or any Subsidiary to comply for thirty (30) days after receipt of written notice referred to below with any of its obligations, covenants or agreements (other than a default referred to in clause (a) or (b) above) contained in the applicable Third Lien Documents;

(d)

the failure by the Company or any Significant Subsidiary to pay the principal amount of any Indebtedness for borrowed money within any applicable grace period upon the final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid at final maturity or acceleration exceeds $100,000,000 or its foreign currency equivalent; provided that this clause (d) shall not apply to any event of non-payment or acceleration occurring under the Old 2024 Notes, Old 2034 Notes or Old 2044 Notes;

(e)	certain events of bankruptcy or insolvency of any of the Company or a Significant Subsidiary;

(f)

failure by the Company or any Significant Subsidiary to pay final and non-appealable judgments aggregating in excess of $100,000,000 or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent insurance companies), which judgments are not discharged, waived or stayed for a period of sixty (60) consecutive days after such judgment becomes final and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g)

the Guarantee of a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms thereof or of the Third Lien Indenture), or any Subsidiary Guarantor that is a Significant Subsidiary (or any Officer thereof with authority to act on behalf of such Subsidiary Guarantor with respect to such matters) denies in writing that it has any further liability under its Guarantee or gives written notice to such effect, other than by reason of the termination or discharge of the Third Lien Indenture or the release of any such Guarantee in accordance with the Third Lien Indenture and such Default continues for five (5) days;

(h)

(i) the New Third Liens created by the Third Lien Security Documents securing the New Third Lien Secured Notes or Guarantees shall at any time not constitute perfected Liens on any portion of the Collateral intended to be covered thereby (to the extent perfection is required by the Third Lien Indenture or such Third Lien Security Documents) other than in accordance with the terms of such relevant Third Lien Security Document and the Third Lien Indenture and other than the satisfaction in full of all Third Lien Obligations or release or amendment of any such Lien in accordance with the terms of the Third Lien Indenture or such Third Lien Security Documents, or (ii) except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of the Third Lien Indenture and such relevant Third Lien Security Document, any such Third Lien Security Document shall for whatever reason be terminated or cease to be in full force and effect, if, in each case, such default occurs with respect to a portion of the Collateral exceeding $50,000,000 in Fair Market Value;

(i)

our failure to comply with our obligation to convert the New Third Lien Secured Notes in accordance with the Third Lien Indenture upon exercise of a Holder’s conversion right, and such failure continues for a period of three (3) business days; or

(j)

our failure to give a fundamental change notice as described under “—Required Repurchase upon Fundamental Change—Repurchase Procedures ” or notice of a specified corporate transaction as described under “—Conversion Rights of New Third Lien Secured Notes—Conversion upon Specified Corporate Events—Certain Corporate Events,” in each case when due.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

However, a Default under clause (c) of the first paragraph above will not constitute an Event of Default until either the Third Lien Trustee notifies in writing the Company or the Holders of at least 25% in principal amount of outstanding New Third Lien Secured Notes notify in writing the Company and the Third Lien Trustee of the Default and such Default is not cured within the time specified in clause (c) of the first paragraph above after receipt of such notice.

If any Event of Default (other than of a type specified in clause (e) of the definition of “Event of Default” occurs and is Continuing under the Third Lien Indenture, the Third Lien Trustee by written notice to the Company or the Holders of at least 25% in aggregate principal amount of the then total outstanding New Third Lien Secured Notes by written notice to the Company and the Third Lien Trustee may declare the principal of and accrued and unpaid interest, if any, on all the then outstanding New Third Lien Secured Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and accrued and unpaid interest, if any, shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default arising under clause (e) of the definition of “Event of Default” occurs and is Continuing, all outstanding New Third Lien Secured Notes shall become due and payable without further action or notice.

The Holders of a majority in aggregate principal amount of the then outstanding New Third Lien Secured Notes by written notice to the Third Lien Trustee may, on behalf of the Holders of all of the New Third Lien Secured Notes, waive, rescind or cancel any declaration of an existing or past Default or Event of Default and its consequences (including acceleration) under the Third Lien Indenture if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a Continuing Default or Event of Default in the payment of interest on, or the principal of, the New Third Lien Secured Notes (other than such nonpayment of principal or interest that has become due as a result of such acceleration, or with respect to the failure to deliver the consideration due upon conversion). Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of the Third Lien Indenture; but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

In the event of any Event of Default specified in clause (d) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any payment default on the Third Lien Obligations resulting from acceleration of the New Third Lien Secured Notes) will be annulled, waived and rescinded, automatically and without any action by the Third Lien Trustee or the Holders of the New Third Lien Secured Notes, if prior to twenty (20) days after such Event of Default arose, the Company delivers an Officer’s Certificate to the Third Lien Trustee stating that:

(x)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(y)	the Holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(z)	the Default that is the basis for such Event of Default has otherwise been cured.

If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “ Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that

Initial Default will also be cured without any further action. Any Default or Event of Default for the failure to comply with the time periods prescribed in “ -Reports and Other Information” or otherwise to deliver any notice or certificate pursuant to any other provision of the Third Lien Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in the Third Lien Indenture.

Notwithstanding the foregoing, the Third Lien Indenture will provide that, to the extent the Company so elects, the sole remedy for an Event of Default under the Third Lien Indenture relating to any failure to comply with the Company’s obligations as set forth under “—Reports and Other Information”, will, for the first one hundred and eighty (180) days after the occurrence of such an Event of Default, consist exclusively of the right to receive additional interest (“Additional Interest”) on the New Third Lien Secured Notes at a rate equal to (i) 0.25% per annum of the principal amount of the New Third Lien Secured Notes outstanding for each day during the first ninety (90) days on which such Event of Default is Continuing (or, if earlier, the date on which such Event of Default is cured or waived as provided for in the Third Lien Indenture) beginning on, and including, the date on which such Event of Default first occurs and (ii) 0.50% per annum of the principal amount of the New Third Lien Secured Notes outstanding for each day from, and including, the ninety-first (91st) calendar day to, but excluding, the 180th calendar day after the occurrence of such an Event of Default during which such Event of Default is Continuing (or if earlier, the date on which such Event of Default is cured or waived as provided for in the Third Lien Indenture).

If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the regular interest on the New Third Lien Secured Notes. On the one hundred and eighty first (181st) day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such one hundred and eighty first (181st) day), the New Third Lien Secured Notes will be immediately subject to acceleration as provided above. The provisions of the Third Lien Indenture described in this paragraph will not affect the rights of Holders of New Third Lien Secured Notes in the event of the occurrence of any other Event of Default under the Third Lien Indenture. In the event the Company does not elect to pay the Additional Interest following an Event of Default in accordance with this paragraph or the Company elected to make such payment but does not pay the Additional Interest when due, the New Third Lien Secured Notes will be immediately subject to acceleration as provided above.

In order to elect to pay the Additional Interest as the sole remedy during the first one hundred and eighty (180) days after the occurrence of any Event of Default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, the Company must notify all Holders of the New Third Lien Secured Notes, the Third Lien Trustee and the paying agent in writing of such election prior to the beginning of such one hundred and eighty (180)-day period. Upon the Company’s failure to timely give such notice, the New Third Lien Secured Notes will be immediately subject to acceleration as provided above.

In case an Event of Default occurs and is Continuing, the Third Lien Trustee will be under no obligation to exercise any of the rights or powers under the Third Lien Indenture at the request or direction of any of the Holders unless such Holders have offered to such Third Lien Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Third Lien Indenture or the New Third Lien Secured Notes unless:

(a)	such Holder has previously given the Third Lien Trustee written notice that an Event of Default is Continuing or will occur upon notice and/or passage of time;

(b)

Holders of at least 25% in principal amount of the outstanding New Third Lien Secured Notes have requested (the “Requesting Holders”) in writing the Third Lien Trustee to pursue the remedy, which pursuit of the requested remedy may be conditioned upon the occurrence of an Event of Default in the future;

(c)

such Requesting Holders have offered, and if requested, provided, the Third Lien Trustee security or indemnity in respect of any loss, liability or expense (which security or indemnity is reasonably acceptable to the Third Lien Trustee);

(d)

the Third Lien Trustee has not complied with, or indicated in writing to the Requesting Holders that it will comply with, such request within ten (10) days after the receipt of the request and the offer (or provision) of security or indemnity; and

(e)

the Holders of a majority in principal amount of the outstanding New Third Lien Secured Notes have not given the Third Lien Trustee a written direction inconsistent with such request within such 10-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the then outstanding New Third Lien Secured Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Third Lien Trustee and the Collateral Agent or of exercising any trust or power conferred on the Third Lien Trustee and the Collateral Agent. The Third Lien Trustee and the Collateral Agent, however, may refuse to follow any direction that conflicts with law or the Third Lien Indenture or that the Third Lien Trustee and the Collateral Agent, as applicable, determine is unduly prejudicial to the rights of any other Holder (it being understood that neither the Third Lien Trustee nor the Collateral Agent has an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or that would involve the Third Lien Trustee in personal liability. Prior to taking any action under the Third Lien Indenture, the Third Lien Trustee will be entitled to security or indemnification satisfactory to them in their sole discretion against all losses, liabilities and expenses that may be caused by taking or not taking such action.

The Third Lien Indenture will provide that if a Default occurs and is Continuing and is actually known to the Third Lien Trustee, such Third Lien Trustee shall provide to each Holder of the New Third Lien Secured Notes notice of the Default within ninety (90) days after it is actually known to such Third Lien Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any New Third Lien Secured Note, the Third Lien Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders of the New Third Lien Secured Notes. In addition, the Company is required to deliver to the Third Lien Trustee, within one hundred and twenty (120) days after the end of each fiscal year ending after the Issue Date, a certificate regarding compliance with the Third Lien Indenture. The Company also is required to deliver to the Third Lien Trustee, within thirty (30) days after the occurrence thereof, written notice of any event which would constitute Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

If any portion of the amount payable on the New Third Lien Secured Notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

Amendments and Waivers

Subject to certain exceptions, the Third Lien Indenture and the Third Lien Documents, including the New Third Lien Secured Notes, the Guarantee and the Third Lien Security Documents, may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the New Third Lien Secured Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Third Lien Secured Notes) and any existing or past Default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the New Third Lien Secured Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, New Third Lien Secured Notes). However, without the consent of each Holder of a New Third Lien Secured Note affected, no amendment, supplement or waiver may (with respect to any New Third Lien Secured Notes held by a non-consenting Holder):

(i)	reduce the percentage of the aggregate principal amount of New Third Lien Secured Notes whose Holders must consent to an amendment, supplement or waiver;

(ii)	reduce the rate of or extend the time for payment of interest on any New Third Lien Secured Note;

(iii)	reduce the principal of or change the Stated Maturity of any New Third Lien Secured Note;

(iv)

waive a Default in the payment of principal of or premium, if any, or interest on the New Third Lien Secured Notes, except a rescission of acceleration of the New Third Lien Secured Notes by the Holders of at least a majority in aggregate principal amount of the New Third Lien Secured Notes and a waiver of the payment default that resulted from such acceleration;

(v)

reduce the amount payable upon the redemption of any New Third Lien Secured Note or pursuant to a Fundamental Change, or amend or modify in any manner adverse to the Holders of the New Third Lien Secured Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi)	make any New Third Lien Secured Note payable in money other than that stated in such New Third Lien Secured Note;

(vii)

impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s New Third Lien Secured Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s New Third Lien Secured Notes;

(viii)	make any adverse change to the conversion rights of any New Third Lien Secured Note;

(ix)	make any change in the amendment or waiver provisions of the Third Lien Indenture that require each Holder’s consent as described in clauses (i) through (xii) of this paragraph;

(x)

make any change in the provisions of the Third Lien Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the New Third Lien Secured Notes;

(xi)	make the New Third Lien Secured Notes or any Guarantee of such New Third Lien Secured Notes subordinated in right of payment or “waterfall” priority to, in either case, any other Obligations; or

(xii)	release the Company or any Subsidiary Guarantor from its Obligations under the Third Lien Documents, except in accordance with the terms of the Third Lien Documents.

In addition, without the consent of the Holders of at least 66 2/3% in principal amount of the then outstanding New Third Lien Secured Notes, no amendment, supplement or waiver may modify any Third Lien Document that would have the effect of releasing all or substantially all of the Collateral from the New Third Liens (except as permitted by the terms of the Third Lien Indenture or the Third Lien Security Documents) or changing or altering the priority of New Third Liens on the Collateral.

In determining whether the Holders of the requisite majority of outstanding New Third Lien Secured Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, New Third Lien Secured Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company will be disregarded and deemed not to be outstanding, except that for the purposes of determining whether the Third Lien Trustee will be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only New Third Lien Secured Notes that a trust officer of the Third Lien Trustee has been notified in writing are so owned will be so disregarded.

Additional New Third Lien Secured Notes will be disregarded for purposes of any amendment or waiver relating to a Default or Event of Default that existed (disregarding any applicable notice, cure or grace periods) prior to the time of issuance of such Additional New Third Lien Secured Notes. The consent of the Holders is not necessary under the Third Lien Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. Notwithstanding the foregoing, the New Third Lien Secured Notes will vote as one (1) class on any matters pertaining to the exercise of remedies with respect to Collateral and any foreclosure related matters pertaining to the First Lien/Second Lien/Third Lien Intercreditor Agreements.

Without the consent of any Holder, the Company, any Subsidiary Guarantor (with respect to a Guarantee or the Third Lien Indenture to which it is a party), the Third Lien Trustee and the Collateral Agent, as applicable, may amend or supplement Third Lien Documents:

(i)	to cure any ambiguity, omission, mistake, defect or inconsistency identified in an Officer’s Certificate of the Company delivered to the Third Lien Trustee,

(ii)

to conform the text of the Third Lien Documents (including any supplemental indenture or other instrument pursuant to which Additional New Third Lien Secured Notes are issued) to this “Description of New Third Lien Secured Notes,”

(iii)	to comply with the covenant relating to mergers, consolidations and sales of assets,

(iv)

to provide for the assumption by a successor Person of the obligations of the Company or any Subsidiary Guarantor under, and in accordance with the terms of, the Third Lien Indenture and the New Third Lien Secured Notes or Guarantee, as the case may be,

(v)

to provide for uncertificated New Third Lien Secured Notes in addition to or in place of certificated New Third Lien Secured Notes; provided however that the uncertificated New Third Lien Secured Notes are issued in registered form for purposes of Section 163(f) of the Code,

(vi)	to add or release Guarantees in accordance with the terms of the Third Lien Documents,

(vii)

to mortgage, pledge, hypothecate or grant any other Lien in favor of the Third Lien Trustee or the Collateral Agent for the benefit of the Holders of the New Third Lien Secured Notes, as additional security for the payment and performance of all or any portion of the Third Lien Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Third Lien Trustee or the Collateral Agent pursuant to the Third Lien Documents or otherwise,

(viii)	to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor,

(ix)

to make any change that does not adversely affect the rights of any Holder upon delivery to the Third Lien Trustee of an Officer’s Certificate of the Company certifying the absence of such adverse effect,

(x)	to comply with any requirement of the SEC in connection with the qualification of the Third Lien Indenture under the TIA,

(xi)

to make any amendment to the provisions of the Third Lien Documents relating to the transfer and legending of New Third Lien Secured Notes as permitted by the Third Lien Indenture, including, without limitation, to facilitate the issuance and administration of the New Third Lien Secured Notes; provided, however, that (i) compliance with the Third Lien Indenture as so amended would not result in New Third Lien Secured Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer New Third Lien Secured Notes,

(xii)

to evidence and provide for the acceptance of appointment by a successor Collateral Agent or successor Third Lien Trustee; provided that the successor Third Lien Trustee or Collateral Agent, as the case may be, is otherwise qualified and eligible to act as such under the terms of the Third Lien Indenture,

(xiii)	to provide for or confirm the issuance of Additional New Third Lien Secured Notes in accordance with the Third Lien Indenture,

(xiv)

to provide for the accession of any parties to the Third Lien Security Documents or the First Lien/Second Lien/Third Lien Intercreditor Agreements, as applicable (and other amendments to such documents that in either case are administrative or ministerial in nature) in connection with an incurrence of additional Indebtedness to the extent permitted by the Third Lien Documents,

(xv)	to provide for the release of the Collateral from the New Third Liens in accordance with the terms of the Third Lien Indenture,

(xvi)

in connection with any event described under “—Conversion Rights of New Third Lien Secured Notes—Recapitalizations, Reclassifications and Changes of Our Common Stock,” provide that the New Third Lien Secured Notes are convertible into reference property, subject to the provisions described herein, and to make related changes to the terms of the New Third Lien Secured Notes and conversion rights of the Holders of the New Third Lien Secured Notes;

(xvii)	elect or change an election in respect of settlement election or specified dollar amount to be applicable to all future conversions, which may be irrevocable if so specified; or

(xviii)	to enter into an Approved Intercreditor Agreement in connection with the incurrence of Junior Lien Indebtedness or Pari Passu Lien Indebtedness permitted by the Third Lien Indenture;

provided that, for the avoidance of doubt, no co-obligor or co-issuer may be added (directly or indirectly) to the New Third Lien Secured Notes without the consent of a majority in principal amount of the New Third Lien Secured Notes then outstanding.

No Personal Liability of Managers, Directors, Officers, Employees and Stockholders

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or of the Subsidiary Guarantors under the New Third Lien Secured Notes, the Third Lien Indenture, the Guarantees, the Third Lien Documents and the First Lien/Second Lien/Third Lien Intercreditor Agreements or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of New Third Lien Secured Notes by accepting a New Third Lien Secured Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the New Third Lien Secured Notes.

Transfer and Exchange

A Holder may transfer or exchange New Third Lien Secured Notes in accordance with the Third Lien Indenture. Upon any transfer or exchange, the registrar and the Third Lien Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and the Company may require a Holder to pay any Taxes required by law or permitted by the Third Lien Indenture. The registrar will not be required to transfer or exchange any New Third Lien Secured Note selected for redemption (except in the case of a New Third Lien Secured Note to be redeemed in part, the portion of the New Third Lien Secured Note not to be redeemed) or to transfer or exchange any New Third Lien Secured Note for a period of fifteen (15) days prior to a selection of New Third Lien Secured Notes to be redeemed or tendered and not withdrawn in connection with a Fundamental Change Offer or an Asset Sale Offer or between a record date and the relevant payment date. The New Third Lien Secured Notes will be issued in registered form and the registered Holder of a New Third Lien Secured Note will be treated as the owner of such New Third Lien Secured Note for all purposes.

Satisfaction and Discharge

The Company may satisfy and discharge its obligations under the Third Lien Indenture by delivering to the Third Lien Trustee for cancellation all outstanding New Third Lien Secured Notes or by irrevocably depositing with the Third Lien Trustee or delivering to the Holders, as applicable, after the New Third Lien Secured Notes have become due and payable, whether at maturity, at any redemption date, at any Fundamental Change repurchase date, at any Asset Sale repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding New Third Lien Secured Notes and paying all other sums payable, with respect to the New Third Lien Secured Notes under the Third Lien Indenture by us. Such discharge is subject to terms contained in the Third Lien Indenture.

Notices

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder shall be electronically delivered as permitted by the Third Lien Indenture or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided in the Third Lien Indenture, it is duly given, whether or not the addressee receives it. Notwithstanding the foregoing, notices to the Third Lien Trustee or the Collateral Agent shall be deemed to be effective only when actually received by the Third Lien Trustee’s or the Collateral Agent’s, as applicable, designated office. If the Company mails a notice or communication to Holders, it shall mail a copy to the Third Lien Trustee and the Collateral Agent and each agent at the same time.

Concerning the Third Lien Trustee

Wilmington Trust, National Association is the Third Lien Trustee under the Third Lien Indenture and has been appointed by the Company as registrar and a paying agent with regard to the New Third Lien Secured Notes.

The Third Lien Indenture will contain certain limitations on the rights of the Third Lien Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Third Lien Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within ninety (90) days, apply to the SEC for permission to continue or resign.

The Third Lien Indenture will provide that in case an Event of Default will occur (which will not be cured), the Third Lien Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. The Third Lien Trustee will be under no obligation to exercise any of their rights or powers under the Third Lien Indenture at the request of any Holder of the New Third Lien Secured Notes, unless such Holder will have offered, and if requested, provided to the Third Lien Trustee security and indemnity satisfactory to such Third Lien Trustee against any loss, liability or expense.

Governing Law

The Third Lien Indenture will provide that it and the New Third Lien Secured Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflicts of laws principles of any jurisdiction.

Certain Definitions

“ABL Facility” means the asset-based revolving Credit Facility governed by the Amended Credit Agreement.

“ABL/FILO Collateral” means all collateral securing the ABL/FILO Obligations.

“ABL/FILO Facility” means the Credit Facility governed by the Amended Credit Agreement.

“ABL/FILO Liens” means the Liens on ABL/FILO Collateral.

“ABL/FILO Obligations” means the Obligations (as defined in the Amended Credit Agreement) and any Permitted Refinancing Indebtedness related thereto.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Act of Required Secured Parties” means direction from the Holders of (or the Third Lien Representative representing the Holders of) more than 50% (or such higher percentage, if expressly contemplated in the Third Lien Indenture) of the sum of (x) the aggregate outstanding principal amount of the New Third Lien Secured Notes of the applicable series, (y) the aggregate outstanding principal amount under any other Third Lien Obligations and (z) other than in connection with the exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness under the foregoing clause (y).

“Adequate Protection” means the granting of additional Liens, replacement Liens, super-priority claims, cash payments or any other court ordered charge over any of a Grantor’s property or assets in order to preserve or substitute value where pre-existing security is diminished (i) by the granting of prior ranking Liens to secure DIP Financing, (ii) by authorizing the use of Cash Collateral, or (iii) by any other means.

“Additional New Second Lien Convertible Notes” means additional 8.821% Senior Second Lien Convertible Notes due 2027 issued after the Issue Date.

“Additional New Second Lien Non-Convertible Notes” means additional 3.693% Senior Second Lien Non-Convertible Notes due 2027 issued after the Issue Date.

“Additional New Second Lien Secured Notes” means the Additional New Second Lien Convertible Notes and the Additional New Second Lien Non-Convertible Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“After-Pledged Property” means any property (other than property that constitutes the Collateral as of the Issue Date) of the Company and any Subsidiary Guarantor that is required under the Third Lien Security Documents to be pledged as Collateral to secure the Third Lien Obligations, which shall not include any Excluded Assets.

“Amended Credit Agreement” means the Credit Agreement as amended by the Amendment, as in effect on the date hereof and as further amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the ABL/Junior Intercreditor Agreement.

“Amendment” means the first amendment to amended and restated credit agreement entered into on August 31, 2022 among the Company, certain of our U.S. and Canadian Subsidiaries party thereto, JPMorgan Chase Bank, N.A., as Agent and Sixth Street Specialty Lending, Inc., as FILO Agent, and the lenders party thereto, to the Credit Agreement.

“Applicable Procedures” means, with respect to any transfer, exchange, payment, redemption, offer, or communications delivered of or for beneficial interests in any Global Note, the rules and procedures of the Depository that apply to such transfer, exchange, payment, redemption, offer, or communications delivered.

“Approved Intercreditor Agreement” means, (a) with respect to Senior Lien Obligations, the ABL/Junior Intercreditor Agreement, and any other customary intercreditor agreement or any other collateral trust agreement in form and substance substantially similar to the intercreditor relationship between the ABL/FILO Obligations and the New Third Lien Secured Notes as determined by the Company, providing that the Liens on the Collateral securing such Senior Lien Obligations shall be Senior Liens, (b) with respect to Second Lien Indebtedness, the 2L/3L Intercreditor Agreement, and any other customary intercreditor agreement or any other collateral trust agreement in form and substance substantially similar to the intercreditor relationship between the New Second Lien Secured Notes and the New Third Lien Secured Notes as determined by the Company, providing that the Liens on the Collateral securing such Second Lien Indebtedness shall be New Second Liens, and (c) with respect to Pari Passu Lien Indebtedness, a customary intercreditor agreement or any other collateral trust agreement as reasonably determined by the Company, providing that the Liens on the collateral securing such Pari Passu Lien Indebtedness shall be Pari Passu Liens; in each case of (a), (b) and (c) the terms of which are consistent with market terms governing security arrangements for the sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time such collateral trust agreement or intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto (in each case, as determined in good faith by the Company and certified to the Third Lien Trustee and Collateral Agent in an Officer’s Certificate on which the Third Lien Trustee and the Collateral Agent may conclusively rely without liability).

“Asset Sale” means:

(1)	the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Company or any Subsidiary; or

(2)

the issuance or sale of Equity Interests (other than preferred stock of Subsidiaries issued in compliance with the covenant described under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Subsidiary (other than to the Company or another Subsidiary) (whether in a single transaction or a series of related transactions); (each of the foregoing referred to in this definition as a “disposition”).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(i)

a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Company and its Subsidiaries (including allowing any registrations or any applications for registration of any Intellectual Property to lapse or become abandoned);

(ii)

the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Company in compliance with the provisions described under the heading “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Fundamental Change;

(iii)	any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or any Permitted Investment;

(iv)	dispositions of assets or issuances or sales of Equity Interests of any Subsidiary with an aggregate Fair Market Value in any calendar year of less than $15,000,000;

(v)	any transfer or disposition of property or assets or issuance or sale of Equity Interests by a Subsidiary to the Company or by the Company or a Subsidiary to another Subsidiary;

(vi)	the creation of any Lien permitted under the Third Lien Indenture;

(vii)

the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable to notes receivable or dispositions of accounts receivable in connection with the collection or compromise thereof;

(viii)	the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(ix)

any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value, as determined in good faith by the Company;

(x)

non-exclusive licenses, sublicenses or cross-licenses of Intellectual Property or other general intangibles and exclusive licenses, sublicenses or cross-licenses of Intellectual Property or other general intangibles in the ordinary course of business of the Company and the Subsidiaries;

(xi)

the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Company or any Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(xii)

dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under the second (2nd) and third (3rd) paragraphs under “Certain Covenants—Asset Sales”) dispositions necessary or advisable (as determined by the Company in good faith) in order to consummate any acquisition of any Person, business or assets;

(xiii)	to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business; and

(xiv)	any Asset Sale permitted by Section 6.05 of the Amended Credit Agreement as of the Issue Date.

For the avoidance of doubt, the unwinding of Hedge Agreements will not be deemed to constitute an Asset Sale.

“ASU” means the Accounting Standards Update issued by the Financial Accounting Standards Board on February 25, 2016, with respect to lease accounting.

“Bankruptcy Code” means Title 11 of the United States Code as now or hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any other federal, state, provincial or foreign law for the relief of debtors, including the Bankruptcy and Insolvency Act (Canada), (iii) the Companies Creditors Arrangement Act (Canada), (iv) the Winding-Up and Restructuring Act (Canada), (v) the Canada Business

Corporations Act (Canada), and any other corporate statutes to the extent such statute is used by a Person to propose an arrangement involving the compromise of the claims of its creditors, and (vi) any similar legislation in a relevant jurisdiction, in each case as applicable and as in effect from time to time, each as now or hereafter in effect, or any successor statute.

“Beneficial Owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will not be deemed to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “Beneficial Ownership,” “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the trading price of the New Third Lien Secured Notes as described under the heading “—Conversion Rights of New Third Lien Secured Notes—Conversion upon Satisfaction of Trading Price Condition.” The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers or other governing body of such entity, and the term “directors” means members of the Board of Directors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or in the place of payment are authorized or required by law to close.

“Call Right” means the right of the Company to redeem the New Third Lien Secured Notes pursuant to the Third Lien Indenture.

“Canada” means Canada, including its ten (10) provinces and three (3) territories.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance or capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time will be the capitalized amount thereof at such time determined in accordance with GAAP, as in effect prior to the issuance of the ASU.

“Cash Collateral” means post-filing/post-petition cash receipts or “cash collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code).

“Cash Equivalents” means:

(1)

dollars, Canadian dollars, Japanese yen, pounds sterling, euros or the national currency of any participating member of the European Union or, in the case of any Foreign Subsidiary, any local currencies held by it from time to time in the ordinary course of business and not for speculation;

(2)

direct obligations of the United States of America, Canada or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America, Canada or any member of the European Union or any agency thereof, in each case, with maturities not exceeding two (2) years;

(3)

time deposits, eurodollar time deposits, certificates of deposit and money market deposits, in each case, with maturities not exceeding one (1) year from the date of acquisition thereof, and overnight bank deposits, in each case, with any commercial bank having capital, surplus and undivided profits of not less than $250,000,000;

(4)

repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with a bank meeting the qualifications described in clause (3) above;

(5)

commercial paper or variable or fixed rate notes maturing not more than one (1) year after the date of acquisition issued by a corporation rated at least “P-1” by Moody’s or “A-1” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(6)

securities with maturities of two (2) years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, Canada or by any political subdivision or taxing authority thereof, having one (1) of the two (2) highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(7)

Indebtedness issued by Persons with a rating of at least “A-2” by Moody’s or “A” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding one (1) year from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency);

(8)

Investments in money market funds with average maturities of twelve (12) months or less from the date of acquisition that are rated “Aaa3” by Moody’s and “AAA” by S&P (or reasonably equivalent ratings of another internationally recognized rating agency);

(9)

instruments equivalent to those referred to in clauses (1) through (8) above denominated in any foreign currency comparable in credit quality and tenor to those referred to above customarily utilized in the countries where any such Subsidiary is located or in which such Investment is made; and

(10)	shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (1) through (9) above.

Notwithstanding the foregoing, Cash Equivalents will include amounts denominated in currencies other than those set forth in clause (1) above; provided that any such amounts not held in the ordinary course of business are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts.

“Cash Management Obligations” means obligations owed by either the Company or any Subsidiary Guarantor to any other Person in respect of or in connection with Cash Management Services.

“Cash Management Services” means any treasury, depository, pooling, netting, overdraft, stored value card, purchase card (including so called “procurement card” or “P-card”), debit card, credit card, cash management and similar services and any automated clearing house transfer of funds.

“CFC Holdco” means a U.S. Subsidiary all or substantially all of the assets of which consist of equity interests of, and/or, if applicable, debt owing from, (i) one (1) or more controlled foreign corporations, within the meaning of Section 957 of the Code (excluding any Canadian Subsidiary that is a Subsidiary Guarantor) or (ii) one (1) or more other CFC Holdcos.

“Claimholders” means Senior Claimholders and Junior Lien Claimholders.

“Close of Business” means 5:00 P.M., New York City time.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral Account” means each Deposit Account or Securities Account maintained by the Company or a Subsidiary Guarantor into which all cash, checks or other similar payments relating to or constituting payments made in respect of Collateral (including proceeds of collateral) are at any time deposited or held, including any Securities Account in which such amounts are held or invested.

“Consolidated EBITDA” means for any period, with respect to the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (a) the sum (without duplication and to the extent deducted in calculating Consolidated Net Income) of Consolidated Net Income (or net loss) plus (i) interest expense (net of interest income), (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) non-cash charges, expenses or losses, including but not limited to stock-based compensation, (vi) extraordinary, unusual or non-recurring charges, expenses or losses, (vii) charges, expenses or losses in respect of (A) store, warehouse, distribution center, corporate office and support function closings, eliminations and relocations in an amount, when combined with any add-backs pursuant to clause (F) below, not to exceed $75,000,000, (B) severance costs, (C) fees, costs and expenses resulting from or incurred in connection with any of the foregoing, (D) inventory or other non-cash property valuation adjustments resulting from or incurred in connection with any of the foregoing, (E) restructuring or other similar charges in an amount not to exceed $150,000,000, and (F) consulting, investment banking, valuation, legal and/or other advisory services in an amount, when combined with any add-backs pursuant to clause (A) above, not to exceed $75,000,000, (viii) the amount expected by the Company in good faith to be realized as a result of business optimization, synergies or cost saving measures (net of amounts actually realized during such period) in an aggregate amount not to exceed 10% of Consolidated EBITDA prior to giving effect to this clause (viii); provided that (A) actions needed to achieve such business optimization, synergies or cost saving measures shall have been taken or initiated prior to the end of such period, (B) such amounts result from actions taken or actions with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Company) no later than twelve (12) months after the date of the initiation of such business optimization or cost saving measures, and (C) no amounts shall be added pursuant to this clause (viii) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period, and (ix) other charges, expenses or losses related to financing, refinancings, acquisitions and investments, minus (b) to the extent included in calculating Consolidated Net Income, extraordinary, unusual or non-recurring gains.

For the purposes of calculating Consolidated EBITDA for any period of four (4) consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Company or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, and (ii) if during such Reference Period the Company or any Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(1)

the aggregate interest expense of such Person and its Subsidiaries, if any, for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted in computing Consolidated Net Income (including pay-in-kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to Hedge Agreements relating to interest rates (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of hedging obligations, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge, commitment or other financing fees, plus

(2)	consolidated capitalized interest of the referent Person and its Subsidiaries, if any, for such period, whether paid or accrued, plus

(3)	any amounts paid or payable in respect of interest on Indebtedness the proceeds of which have been contributed to the referent Person and that has been guaranteed by the referent Person, less

(4)	interest income of the referent Person and its Subsidiaries, if any, for such period;

provided that when determining Consolidated Interest Expense in respect of any four (4)-quarter period ending prior to the first anniversary of the Issue Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Issue Date by 365 and then dividing such product by the number of days from and including the Issue Date to and including the last day of such period.

For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by the Company to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, for any period, the net income or loss of the Company and its Subsidiaries, if any, for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded any income (or loss) of any Person other than the Company or a Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Company or any Wholly Owned Subsidiary of the Company.

“Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (i)(A) Consolidated Total Indebtedness that is secured by Liens as of the last day of the most recently completed fiscal quarter for which Required Financial Statements have been delivered as described under the heading “—Certain Covenants—Reports and Other Information,” calculated on a Pro Forma Basis, less (B) the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Company and its Subsidiaries as of such date of determination, calculated on a Pro Forma Basis to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters for which Required Financial Statements have been delivered as described under the heading “—Certain Covenants—Reports and Other Information,” ending immediately prior to such date, calculated on a Pro Forma Basis.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.

“Consolidated Total Indebtedness” means, without duplication, with respect to the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, (a) the sum of (i) any obligations for borrowed money, (ii) any obligations evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeals bonds), and (iii) any reimbursement obligations in respect of letters of credit; provided that Consolidated Total Indebtedness shall not include intercompany obligations.

“Continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Control Agreement” means a deposit account control agreement, a securities account control agreement or a commodity account control agreement, as applicable, which provides the Collateral Agent (or other bailee for perfection pursuant to the First Lien/Second Lien/Third Lien Intercreditor Agreements) with control of any such accounts, in form and substance reasonably satisfactory to the Collateral Agent (it being understood that no agreement imposing reimbursement or indemnification obligations on the Collateral Agent in its individual capacity shall be satisfactory), and such other parties thereto in accordance with the First Lien/Second Lien/Third Lien Intercreditor Agreements.

“Convertible Second Lien Trustee” means Wilmington Trust, National Association, in its capacity as trustee for the New Second Lien Convertible Notes under the Second Lien Indenture, together with any successor in such capacity.

“Credit Agreement” means the credit agreement, dated as of August 9, 2021, among the Company, certain of our U.S. and Canadian Subsidiaries that are party thereto and the Senior Agent.

“Credit Facility” means one (1) or more debt facilities (including the ABL/FILO Facility), indentures or other arrangements, commercial paper facilities and overdraft facilities with banks, other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured, Refinanced, repaid, increased or extended in whole or in part from time to time (and whether in whole or in part and whether or not with the original administrative agent and lenders or another administrative agent or agents or other banks or institutions and whether provided under the ABL/FILO Facility or one (1) or more other credit or other agreements, indentures, financing agreements or otherwise) and in each case including all agreements, instruments and documents executed and delivered pursuant to or in connection with the foregoing (including any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledges, agreements, security agreements and collateral documents). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement or instrument (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof; provided that such increase in borrowings is permitted under the covenant described under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above.

“Credit Support” means, with respect to any Person and any Indebtedness or other Obligations, (i) such Person’s guarantee of or becoming a direct or indirect obligor with respect to, such Indebtedness or other Obligations, (ii) such Person’s pledge or other hypothecation of its assets to directly or indirectly secure or provide recourse with respect to such Indebtedness or other Obligations, (iii) such Person becoming directly or indirectly liable for such Indebtedness or other Obligations or (iv) such Person providing any other form of direct or indirect credit support for such Indebtedness or other Obligations (including by means of a “keepwell” or other similar commitment).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Deposit Accounts” shall have the meaning set forth in Article 9 of the UCC.

“Depository” means, with respect to the Global Notes, The Depository Trust Company and any successor thereto.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officer’s Certificate of the Company, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company (other than Excluded Equity), that is issued after the Issue Date for cash and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate of the Company, on the issuance date thereof.

“DIP Financing” means financing provided by any one (1) or more Senior Claimholders under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law.

“Discharge of Second Lien Obligations” means, except to the extent otherwise expressly provided under the caption “—ABL/Junior Intercreditor Agreement—Discharge Deemed Not To Have Occurred”, the payment in full in cash of the Second Lien Obligations (other than contingent indemnification obligations as to which no claim has been asserted) and the termination or expiration of all commitments, if any, to extend credit that would constitute Second Lien Obligations.

“Discharge of Senior Lien Obligations” means, except to the extent otherwise expressly provided under the caption “—ABL/Junior Intercreditor Agreement—Discharge Deemed Not To Have Occurred”:

(a) payment in full in cash of the Senior Lien Obligations (other than contingent obligations or contingent indemnification obligations except as provided in clause (d) below);

(b) termination or expiration of all commitments, if any, to extend credit that would constitute Senior Lien Obligations;

(c) termination of or providing cash collateral (in an amount to the extent and in the manner required by the Amended Credit Agreement) in respect of all outstanding letters of credit that constitute Senior Lien Obligations; and

(d) cash collateralization (or support by a letter of credit) for any costs, expenses and contingent indemnification obligations consisting of Senior Lien Obligations not yet due and payable but with respect to which a claim has been asserted in writing under any Senior Loan Documents (in an amount and manner reasonably satisfactory to Senior Agent and the FILO Agent).

“Disposition,” “Disposing” or “Dispose” means the sale, assignment, transfer, license, lease (as lessor), exchange, or other disposition (including any sale and leaseback transaction) of any property by any person (or the granting of any option or other right to do any of the foregoing).

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(a)

matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of an asset sale; provided that the relevant asset sale provisions, taken as a whole, are no more favorable in any material respect to holders of such Equity Interests than the Asset Sale provisions applicable to the New Third Lien Secured Notes and any purchase requirement triggered thereby may not become operative until compliance with the Asset Sale provisions applicable to the New Third Lien Secured Notes (including the purchase of any New Third Lien Secured Notes tendered pursuant thereto)), or

(b)	is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(c)

is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is ninety-one (91) days after the earlier of the maturity date of the New Third Lien Secured Notes and the date the New Third Lien Secured Notes are no longer outstanding; provided that only the portion of Equity Interests that so mature or are mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; and provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interests will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; and provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock will not be deemed to be Disqualified Stock.

“Early Participation Payment” means the applicable consideration, as indicated on the cover of this prospectus, participating Holders receive in exchange for each $1,000 principal amount of Senior Notes validly tendered at any time at or prior to the Early Participation Time (and not validly withdrawn) and accepted by the Company.

“Early Participation Time” means 5:00 P.M., New York City time on October 31, 2022.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to (a) the environment, (b) preservation or reclamation of natural resources, (c) the management, Release or threatened Release of any Hazardous Material or (d) health and safety matters (as it relates to exposure to any Hazardous Material).

“Equity Interests” means Capital Stock and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing, but excluding any debt securities convertible into or exchangeable for any of the foregoing.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Consideration” means the applicable consideration listed in the table on the cover of this Prospectus under the column heading “ Exchange Consideration for Tender of Old Notes and Delivery of Consent (per $1,000 principal amount of Old Notes Tendered).”

“Exchange Offers” means the offers described in the Prospectus to the Holders of Old 2024 Notes to exchange Old 2024 Notes for either series of New Second Lien Secured Notes and to the Holders of Old 2034 Notes and Old 2044 Notes to exchange Old 2034 Notes and Old 2044 Notes for New Third Lien Secured Notes and the issuance of the new securities thereunder upon consummation thereof.

“Exchange Price” means the Exchange Consideration paid for the Old 2024 Notes, the Old 2034 Notes or the Old 2044 Notes, as applicable, as part of the Exchange Offers.

“Excluded Accounts” means, with respect to the Company or any Subsidiary Guarantor, (a) any Deposit Account the funds in which are used (i) solely for the payment of salaries and wages or for payment of medical or insurance reimbursement, workers’ compensation and similar expenses, (ii) solely for payroll and payroll taxes and other employee benefit payments to or for the benefit of the Company’s or any of its Subsidiaries’ employees, or (iii) solely to pay Taxes required to be collected, remitted or withheld, (b) any escrow or cash collateral account to the extent the creation of a security interest therein would violate any agreement with a Person other than the Company or a Subsidiary, (c) any fiduciary or trust account or (d) any zero (0) balance disbursement account used for the payment of trade or expense payables. In no event shall a Collateral Account be an Excluded Account.

“Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value) received by the Company after the Issue Date from:

(a)	contributions to its common equity capital, and

(b)

the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.

“Excluded Equity” means:

(a)	Disqualified Stock;

(b)

any Equity Interests issued or sold to a Subsidiary or any employee stock ownership plan or trust established by the Company or any of its Subsidiaries (to the extent such employee stock ownership plan or trust has been funded by the Company or any Subsidiary); and

(c)	any Equity Interest that has already been used or designated as (or the proceeds of which have been used or designated as) Designated Preferred Stock.

“Excluded Equity Interests” means any and all of the Equity Interests of the Company, the Subsidiary Guarantors and their Subsidiaries, whether now owned or hereafter acquired.

“Excluded Note” means the promissory note by Armstrong New West Retail LLC, as the borrower, in favor of Bed Bath & Beyond Inc., as lender, in the amount of $6,186,695.18 as of the First Amendment Effective Date (as defined in the Amended Credit Agreement).

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly Owned Subsidiary of the Company, (b) any Subsidiary that is prohibited or restricted by (i) applicable law or (ii) any contractual obligation, in each case from guaranteeing the New Third Lien Secured Notes or which would require governmental (including regulatory) or third-party consent, approval, license or authorization in order to provide such Guarantee (including under any financial assistance, corporate benefit, thin capitalization, capital maintenance, liquidity maintenance or similar legal principles), unless such consent, approval, license or authorization has been obtained, it being understood that neither the Company nor any of its Subsidiaries shall have any obligation to obtain any such consent, approval, license or authorization, (c) any Foreign Subsidiary or CFC Holdco for which the provision of a guarantee could reasonably be expected to result in non-de minimis adverse tax consequences to the Company or its Subsidiaries (as reasonably determined by the Company in good faith) and (d) any Subsidiary for which the provision of a guarantee could reasonably be expected to result in non-de minimis adverse regulatory consequences to the Company or its Subsidiaries (as determined by the Company in good faith).

“Exercise any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce any Lien in respect of the Collateral, including the institution of any enforcement or foreclosure proceedings, the noticing of any public or private sale or other disposition pursuant to Article 9 of the UCC, the PPSA or any diligently pursued in good faith attempt to vacate or obtain relief from a stay or other injunction restricting any other action described in this definition or the enforcement of or execution on any judgment Lien on Collateral, (b) the exercise of any right or remedy with respect to the Collateral provided to a secured creditor under the Senior Loan Documents, any Junior Lien Document or the Third Lien Indenture (including, in either case, any delivery of any notice to otherwise seek to obtain payment directly from any account debtor of Company and any Subsidiary Guarantor or the taking of any action or the exercise of any right or remedy in respect of the setoff or recoupment against the Collateral or Proceeds of Collateral or the exercise of any right under any lockbox agreement, account control agreement, landlord waiver or bailee letter or similar agreement or arrangement, but excluding the collection of Collateral and Proceeds of Collateral by Senior Agent under any lockbox agreement or account control agreement), under applicable law, at equity, in an Insolvency Proceeding or otherwise, including the acceptance of Collateral in full or partial satisfaction of a Lien, (c) the sale, assignment, transfer, lease, license, or other Disposition of all or any portion of the Collateral, by private or public sale or any other means, (d) the solicitation of bids from third parties to conduct the liquidation of all or a material portion of Collateral, (e) the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, or Disposing of, all or a material portion of the Collateral, (f) the exercise of any other enforcement right relating to the Collateral (including the exercise of any voting rights relating to any capital stock composing a portion of the Collateral) whether under the Senior Loan Documents, any Junior Lien Documents or the Third Lien Indenture, under applicable law of any jurisdiction, in equity, in an Insolvency Proceeding, or otherwise, (g) the pursuit of Default Dispositions relative to all or a material portion of the Collateral, or (h) the commencement of, or the joinder with any creditor in commencing, any Insolvency Proceeding against Company and any Subsidiary Guarantor or any assets of Company and any Subsidiary Guarantor or instituting any action seeking the appointment of a trustee, receiver, receiver-manager, liquidator or similar official appointed for or over any Collateral.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Company, whose determination will be conclusive for all purposes under the Third Lien Indenture and the New Third Lien Secured Notes).

“FILO Agent” means Sixth Street Specialty Lending, Inc., in its capacity as FILO agent for the ABL/FILO Facility, and any duly appointed successor in such capacity.

“FILO Facility” means the first-in-last-out term loan facility governed by the Amended Credit Agreement.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Follow On Exchanges” means the consummation of subsequent debt exchanges, which may be privately negotiated exchanges, for the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes.

“Foreign Guarantor” means any Subsidiary Guarantor that is not organized, incorporated or existing under the laws of the United States, any state thereof or the District of Columbia.

“Foreign Subsidiary” means a Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia.

“GAAP” means, generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Company may at any time elect by written notice to the Third Lien Trustee to fix GAAP as in effect on the date specified in such notice and, upon any such notice, references herein to GAAP will thereafter be construed to mean for all purposes of the Third Lien Indenture (other than for financial reporting purposes):

(a)	for periods beginning on and after the date specified in such notice, GAAP as in effect on the date specified in such notice; and

(b)

for prior periods, GAAP as in effect from time to time during such periods. Notwithstanding anything to the contrary above or in the definition of Capitalized Lease Obligations, in the event of a change under GAAP (or the application thereof) requiring any leases to be capitalized that are not required to be capitalized as of the Issue Date, only those leases that would result or would have resulted in Capitalized Lease Obligations on the Issue Date (assuming for purposes hereof that they were in existence on the Issue date) will be considered capital leases and all calculations under the Third Lien Indenture will be made in accordance therewith.

“Global Note” means a global note substantially in the form set forth in the Third Lien Indenture deposited with or on behalf of and registered in the name of the Depository in respect of the New Third Lien Secured Notes or its nominee.

“Governmental Authority” means any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Grantor” means all Grantors (as defined in the Third Lien U.S. Security Agreement) under the Third Lien U.S. Security Agreement and all Grantors (as defined in the Third Lien Canadian Security Agreement) under the Third Lien Canadian Security Agreement.

“Guarantee” means the guarantee of the Guaranteed Obligations that is required to be provided pursuant to the covenant described under “—Guarantees.”

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law due to their hazardous or deleterious properties or characteristics.

“Hedge Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one (1) or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, in each case, not entered into for speculative purposes; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of its Subsidiaries will be a Hedge Agreement.

“Holder” means the Person in whose name a security is registered on the registrar’s books.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for, or subject to, such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The terms “Incurred,” “Incurrence,” “Incurring,” and “Incurs” have a corresponding meaning.

“Indebtedness” means, with respect to any Person, without duplication:

(a)	all obligations of such Person for borrowed money;

(b)	all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

(c)	all obligations of such Person under conditional sale or title retention agreements relating to property or assets purchased by such Person;

(d)

all obligations of such Person issued or assumed as the deferred purchase price of property or services, to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP;

(e)	all Capitalized Lease Obligations of such Person;

(f)	all net payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Hedge Agreements;

(g)	the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees;

(h)	the principal component of all obligations of such Person in respect of bankers’ acceptances;

(i)	all Guarantees by such Person of Indebtedness described in clauses (a) through (h) above; and

(j)

the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock);

provided that Indebtedness will not include:

(i)	trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business;

(ii)	prepaid or deferred revenue arising in the ordinary course of business;

(iii)	purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset; or

(iv)	earn-out obligations until such obligations become a liability on the balance sheet of such Person in accordance with GAAP.

The Indebtedness of any Person will include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indebtedness Documents” means, with respect to any Indebtedness, all agreements and instruments governing such Indebtedness, all evidences of such Indebtedness or Credit Support thereof, all security documents for such Indebtedness (and documents and filings related thereto) and any Approved Intercreditor Agreements or similar agreements related thereto.

“Initial New Second Lien Convertible Notes” means the initial 8.821% Senior Second Lien Convertible Notes due 2027 issued on the Issue Date.

“Initial New Second Lien Non-Convertible Notes” means the initial 3.693% Senior Second Lien Non-Convertible Notes due 2027 issued on the Issue Date.

“Insolvency Proceeding” means:

(a)	any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to Company or any Subsidiary Guarantor;

(b)

any other voluntary or involuntary insolvency or bankruptcy case or proceeding, or any receivership, interim receivership, liquidation or other similar case or proceeding with respect to Company or any Subsidiary Guarantor or with respect to a material portion of its assets;

(c)	any liquidation, dissolution, or winding up of Company or any Subsidiary Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)	any assignment for the general benefit of creditors or any other marshaling of assets and liabilities of Company or any Subsidiary Guarantor.

“Intellectual Property” means all “Intellectual Property” as such term is defined in each of the Third Lien Security Agreements.

“Interest Coverage Ratio” means, as of any date, the ratio of (a) the Consolidated EBITDA of the Company for the most recent period of four (4) consecutive fiscal quarters for which Required Financial Statements have been delivered, calculated on a Pro Forma Basis, to (b) the sum of (i) the Consolidated Interest Expense of the Company for such period, calculated on a Pro Forma Basis, and (ii) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock of the Company or Preferred Stock of the Company or any Subsidiary made during such period; provided that, in the event that the Company classifies Indebtedness Incurred on the date of determination as, in part, Ratio Debt and, in part, Permitted Debt (other than Permitted Refinancing Indebtedness), any calculation of Consolidated Interest Expense pursuant to this definition will not include any such Permitted Debt.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB-

(or the equivalent) by S&P and BBB- (or the equivalent) by Fitch ,or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(a)	securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(b)	securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(c)

corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two (2) years from the date of acquisition; and

(d)

investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (a) and (b) above which fund may also hold immaterial amounts of cash pending investment and/or distribution.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of Indebtedness), advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Company or any Subsidiary sells or otherwise disposes of any Equity Interests of any Subsidiary, or any Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary retained. In no event will a guarantee of an operating lease of the Company or any Subsidiary be deemed an Investment.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of the covenant described under the heading “—Certain Covenants—Limitation on Restricted Payments” and for all other purposes of such covenant) will be the original cost of such Investment (determined, in the case of any Investment made with assets of the Company or any Subsidiary, based on the Fair Market Value of the assets invested), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Company or a Subsidiary in respect of such Investment, and in the case of an Investment in any Person, will be net of any Investment by such Person in the Company or any Subsidiary.

“Issue Date” means the issue date of the Initial New Third Lien Secured Notes, expected to be December 7, 2022.

“Junior Debt Agreements” means the Second Lien Indenture and the Third Lien Indenture.

“Junior Lien Agents” means the Second Lien Trustees and the Third Lien Trustee.

“Junior Lien Claimholders” means, at any relevant time, the holders of Junior Lien Obligations at that time and the Junior Lien Representatives.

“Junior Lien Documents” means the Junior Debt Agreements and the Junior Lien Security Documents.

“Junior Lien Indebtedness” means Indebtedness that is secured only by Junior Liens on the Collateral.

“Junior Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Junior Debt Agreements (as in effect on the date hereof and as amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the First Lien/Second Lien/Third Lien Intercreditor Agreements) or any other Junior Lien Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Junior Lien Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Grantor, or that would have accrued or become due under the terms of the Junior Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Junior Lien Representatives” means the Second Lien Collateral Agent and the Collateral Agent.

“Junior Lien Security Documents” means any agreement, document, or instrument pursuant to which a Lien is granted securing any Junior Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Junior Liens” means Liens on the Collateral, which Liens on any item of Collateral rank junior to the New Third Liens on such item of Collateral pursuant to an Approved Intercreditor Agreement.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Material Acquisition” means any acquisition that involves the payment of consideration (including obligations under any purchase price adjustment but excluding earnout or similar payments) by the Company and its Subsidiaries in excess of $50,000,000.

“Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross Proceeds (including obligations under any purchase price adjustment but excluding earnout or similar payments) to the Company or any of its Subsidiaries in excess of $50,000,000.

“Material Subsidiary” has the meaning assigned to such term in the Amended Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the aggregate cash proceeds (using the Fair Market Value of any Cash Equivalents) received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-Cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and including any proceeds received as a result of unwinding any related Hedge Agreements in connection with such transaction but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct cash costs relating to such Asset Sale and the sale or disposition of such Designated Non-Cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second (2nd) paragraph of the covenant described under the heading “—Certain Covenants—Asset Sales”) to be paid as a result of such transaction, any costs associated with unwinding any related Hedge Agreements in connection with such transaction and any deduction of appropriate amounts to be provided by the Company or any of its Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“New Second Liens” means Liens on the Collateral securing the New Second Lien Secured Notes.

“New Second Lien Convertible Notes” means the Initial New Second Lien Convertible Notes and Additional New Second Lien Convertible Notes.

“New Second Lien Non-Convertible Notes” means the Initial New Second Lien Non-Convertible Notes and Additional New Second Lien Non-Convertible Notes.

“New Second Lien Secured Notes” means the New Second Lien Convertible Notes and the New Second Lien Non-Convertible Notes.

“New Third Liens” means Liens on the Collateral securing the New Third Lien Secured Notes.

“New Third Lien Secured Notes” means the Initial New Third Lien Secured Notes and any Additional New Third Lien Secured Notes.

“Non-Conforming Plan of Reorganization” means any Plan of Reorganization whose provisions are inconsistent with the provisions of the ABL/Junior Intercreditor Agreement, including any Plan of Reorganization that purports to reorder (whether by subordination, invalidation, or otherwise) or otherwise disregard, in whole or part, the provisions of “—Junior Permitted Actions”, “—Application of Proceeds”, “—Turnover”, “—Enforceability and Continuing Priority”, “—Insolvency Proceedings – Financing”, “—Section 363 Sales of Collateral and Releases of Liens securing Senior Lien Obligations”, “—Relief from Automatic Stay”, “—Adequate Protection”, “—Avoidance Issues” and “—Plan of Reorganization”, unless such Plan of Reorganization has been accepted by the voluntary required vote of each class of Senior Claimholders for such class to have approved such Plan of Reorganization in accordance with applicable Bankruptcy Law.

“Non-Convertible Second Lien Trustee” means Wilmington Trust, National Association, in its capacity as trustee for the New Second Lien Non-Convertible Notes under the Second Lien Indenture, together with its successors in such capacity.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of the general partner of such Person) or any individual designated as an “Officer” for purposes of the Third Lien Indenture by the Board of Directors of such Person (or the Board of Directors of the general partner of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company that meets the requirements set forth in the Third Lien Indenture.

“Old 2024 Notes” means the Company’s 3.749% Senior Unsecured Notes due August 1, 2024.

“Old 2034 Notes” means the Company’s 4.915% Senior Unsecured Notes due August 1, 2034.

“Old 2044 Notes” means the Company’s 5.165% Senior Unsecured Notes due August 1, 2044.

“Open of Business” means 9:00 A.M., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Third Lien Trustee. The counsel may be an employee of or counsel to the Company.

“Pari Passu Lien Indebtedness” means Indebtedness that is secured only by Pari Passu Liens on the Collateral.

“Pari Passu Liens” means Liens on the Collateral, which Liens on any item of Collateral shall rank pari passu to the New Third Liens on such item of Collateral (but without regard to the control of remedies), pursuant to an Approved Intercreditor Agreement.

“Payment Card Industry Data Security Standards” means the Payment Card Industry Data Security Standards maintained by the PCI Security Standards Council, LLC, or any successor organization or entity.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under the heading “—Certain Covenants—Asset Sales.”

“Permitted Investments” means:

(a)	Investments made in order to consummate or complete the Exchange Offers;

(b)

loans and advances to officers, directors, employees or consultants of the Company or any Subsidiary not to exceed $50,000,000 in an aggregate principal amount at any time outstanding (calculated without regard to write-downs or write-offs thereof after the date made); provided that loans and advances to consultants in the form of upfront payments made in connection with employment or consulting arrangements entered into in the ordinary course of business shall not be subject to such $50,000,000 cap;

(c)

Investments in (i) the Company or Subsidiary Guarantors or (ii) Subsidiaries that are not Subsidiary Guarantors not to exceed the greater of (x) $60,000,000 and (y) 1.50% of Consolidated Total Assets in

an aggregate principal amount at any time outstanding, provided that Investments (other than in respect of Excluded Assets) under this subclause (ii) shall take the form of intercompany loans which shall be pledged as Collateral to secure the New Third Lien Secured Notes, provided further in case of both subclause (i) and (ii) that Investments in Subsidiaries that are not Wholly Owned Subsidiaries shall be on arm’s length terms;

(d)	Cash Equivalents and Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(e)

Investments arising out of the receipt by the Company or any of its Subsidiaries of non-cash consideration in connection with any sale of assets permitted pursuant to the covenant under the heading “Certain Covenants—Asset Sales;”

(f)

accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(g)

Investments acquired as a result of a foreclosure by the Company or any Subsidiaries with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(h)	Hedge Agreements;

(i)

Investments existing on, or contractually committed as of, the Issue Date and any replacements, refinancings, refunds, extensions, renewals or reinvestments thereof, so long as the aggregate amount of all Investments pursuant to this clause (i) is not increased at any time above the amount of such Investments existing or committed on the Issue Date (other than pursuant to an increase as required by the terms of any such Investment as in existence on the Issue Date or as otherwise permitted under this definition or the covenant described under the heading “—Certain Covenants—Limitation on Restricted Payments”);

(j)	Investments resulting from pledges and deposits that are Permitted Liens;

(k)

intercompany loans among Foreign Subsidiaries and Guarantees by Foreign Subsidiaries Incurred pursuant to clause (xv) of the second (2nd) paragraph of the covenant described under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(l)

guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Company or any Subsidiary;

(m)	Investments to the extent that payment for such Investments is made with Equity Interests of the Company;

(n)

Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by the covenant described under the covenant described under the heading “—Certain Covenants—Limitation on Restricted Payments;”

(o)

Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;

(p)	guarantees permitted by the covenant described under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock;”

(q)	advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Company or any Subsidiary;

(r)

Investments consisting of the leasing or licensing of Intellectual Property in the ordinary course of business or the contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(s)	purchases or acquisitions of inventory, supplies, materials and equipment or purchases or acquisitions of contract rights or Intellectual Property in each case in the ordinary course of business;

(t)	intercompany current liabilities owed to joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Company and its Subsidiaries;

(u)

any Investment in securities, promissory notes or other assets not constituting cash, Cash Equivalents or Investment Grade Securities (including earn-outs) and received in connection with an Asset Sale made pursuant to the provisions of the covenant under the caption “—Certain Covenants—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(v)

additional Investments; provided that the aggregate Fair Market Value of such Investments made since the Issue Date that remain outstanding (with all such Investments being valued at their original Fair Market Value and without taking into account subsequent increases or decreases in value) does not exceed the greater of (i) $45,000,000 and (ii) 1.125% of Consolidated Total Assets, plus any returns of capital actually received by the Company or any Subsidiary in respect of such Investments; provided that the Investment shall take the form of an intercompany loan which shall be pledged to secure the New Third Lien Secured Notes; provided further that Investments by the Company or its Subsidiary with non-Wholly Owned Subsidiaries shall be on arm’s-length terms; and

(w)	any Investment permitted by Section 6.04 of the Amended Credit Agreement.

“Permitted Liens” means, with respect to any Person:

(a)

Liens securing any Credit Facility, including the ABL/FILO Facility, in accordance with clause (i) of the definition of “Permitted Debt,” and Liens securing the New Second Lien Secured Notes and the New Third Lien Secured Notes, in accordance with clause (ii) of the definition of “Permitted Debt,” and any Permitted Refinancing Indebtedness thereof, which Liens may be secured on a pari passu basis with any of the ABL/FILO Obligations, the Second Lien Obligations or the Third Lien Obligations subject to entry into the First Lien/Second Lien/Third Lien Intercreditor Agreements and any other Approved Intercreditor Agreement;

(b)

Liens existing on the Issue Date (excluding Liens securing any Credit Facility, the New Second Lien Secured Notes, and the New Third Lien Secured Notes and any Permitted Refinancing Indebtedness thereof);

(c)

Liens securing Indebtedness Incurred in accordance with clause (iv) of the definition of “Permitted Debt”; provided that such Liens only extend to the assets financed with such Indebtedness (and any replacements, additions, accessions and improvements);

(d)

(i) Liens on assets of Foreign Subsidiaries that are not Subsidiary Guarantors and (ii) Junior Liens on assets of Foreign Guarantors, in either case securing Indebtedness Incurred in accordance with clause (xv) of the definition of “Permitted Debt”;

(e)

Liens securing Permitted Refinancing Indebtedness Incurred in accordance with clause (xviii) of the definition of “Permitted Debt” (with respect to clause (xviii) of the definition of “Permitted Debt”; provided that the Liens securing such Permitted Refinancing Indebtedness are limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements thereto) and are no higher priority than the original Lien;

(f)

(i) Liens on property or Equity Interests of a Person at the time such Person becomes a Subsidiary if such Liens were not created in connection with, or in contemplation of, such other Person becoming a

Subsidiary and (ii) Liens on property at the time the Company or a Subsidiary acquired such property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Subsidiaries, if such Liens were not created in connection with, or in contemplation of, such acquisition;

(g)

Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in good faith by appropriate proceedings and for which reserves have been set aside in accordance with GAAP;

(h)

Liens disclosed by the title insurance commitments or policies delivered on or subsequent to the Issue Date and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by the Third Lien Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(i)

Liens securing judgments that do not constitute an Event of Default pursuant to clause (f) of the first paragraph of “—Defaults” and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings or in respect of which the Company or any affected Subsidiary, has set aside on its books reserves in accordance with GAAP with respect thereto;

(j)

Liens imposed by law, including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business securing obligations that are not overdue by more than thirty (30) days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, to the Company or a Subsidiary has set aside on its books reserves in accordance with GAAP;

(k)

(i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other similar laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary;

(l)

deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), the delivery of merchandise or services with factors (to company suppliers), vendors, shippers, brand partners, credit insurers and other service providers (but not to secure Indebtedness or receivables or capital lease financing), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) Incurred, in each case, by the Company or any Subsidiary in the ordinary course of business, including those Incurred to secure health, safety and environmental obligations in the ordinary course of business;

(m)

survey exceptions and such matters as an accurate survey would disclose, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights of way covenants, conditions, restrictions and declarations on or with respect to the use, ownership or operation of real property, servicing agreements, development agreements, site plan agreements and other similar encumbrances Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Subsidiary;

(n)	any interest or title of a lessor or sublessor under any leases or subleases entered into by the Company or any Subsidiary in the ordinary course of business;

(o)

Liens that are contractual rights of set-off (a) relating to pooled deposit or sweep accounts of the Company or any Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company or any Subsidiary or (b) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary in the ordinary course of business;

(p)	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights;

(q)

leases or subleases, licenses or sublicenses (including with respect to Intellectual Property and software) granted to others in the ordinary course of business that do not interfere in any material respect with the business of the Company and any of its Subsidiaries, taken as a whole;

(r)	Liens solely on any cash earnest money deposits made by the Company or any Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment;

(s)	the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(t)	Liens arising from precautionary Uniform Commercial Code financing statements;

(u)

Liens on Equity Interests of any joint venture, to the extent such Equity Interests are Excluded Equity Interests, (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement:

(v)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(w)	Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(x)	Liens securing insurance premium financing arrangements;

(y)	Liens on property or assets used to defease or to satisfy and discharge Indebtedness; provided that such defeasance or satisfaction and discharge is not prohibited by the Third Lien Indenture;

(z)	[reserved];

(aa)

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(ab)

Liens on specific items of inventory or other goods and Proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(ac)

Junior Liens on the Collateral securing Indebtedness permitted to be Incurred pursuant the first paragraph of the covenant described under the heading “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and related Junior Lien Indebtedness;

(ad)	Liens securing additional obligations in an aggregate outstanding principal amount not to exceed the greater of (i) $95,000,000 and (ii) 2.375% of Consolidated Total Assets; and

(ae)	Liens on Collateral securing Indebtedness Incurred in accordance with clause (xxii) of the definition of “Permitted Debt.”

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one (1) category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one (1) such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one (1) or more of such categories of Permitted Liens, the Company will, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (a) or (ad) above (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify such portion of such Indebtedness (and any Obligations in respect thereof) as having been secured pursuant to clause (a) or (ad) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one (1) or more of the other clauses of this definition. Notwithstanding the foregoing, (1) all ABL/FILO Obligations shall be deemed Incurred pursuant to clause (i) of the definition of “Permitted Debt” and all ABL/FILO Liens securing the ABL/FILO Obligations shall be deemed Incurred under clause (a) of this definition, (2) all Second Lien Obligations and all Third Lien Obligations shall be deemed Incurred pursuant to clause (ii) of the definition of “Permitted Debt” and the New Second Liens and New Third Liens related thereto securing the New Second Lien Secured Notes and New Third Lien Secured Notes, respectively, shall be deemed Incurred pursuant to clause (b) of this definition and (3) all Pari Passu Liens shall be deemed Incurred pursuant to clause (a) of this definition, and, in each case of subclauses (1) through (3) above, such Liens may not be later reallocated.

“Permitted Refinancing Indebtedness” means any Indebtedness issued in exchange for, or the net proceeds of which are used to Refinance the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that:

(a)

the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);

(b)

the final maturity of such Permitted Refinancing Indebtedness is equal to or later than the maturity of the Indebtedness so Refinanced and the Weighted Average Life to Maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (a) the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (b) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness being Refinanced that were due on or after the date that is one (1) year following the maturity date of the Indebtedness of Refinanced were instead due on the date that is one(1) year following such maturity date; provided that no Permitted Refinancing Indebtedness Incurred in reliance on this subclause (b) will have any scheduled principal payments due prior to such maturity date in excess of, or prior to, the scheduled principal payments due prior to such maturity date for the Indebtedness being Refinanced;

(c)

if the Indebtedness being Refinanced is subordinated, as to any assets, in right of payment or lien priority to the Third Lien Obligations, such Permitted Refinancing Indebtedness is subordinated, as to such assets, in right of payment or lien priority to such Third Lien Obligations on terms at least as favorable to the lenders as those contained in the documentation governing the Indebtedness being Refinanced;

(d)

no Permitted Refinancing Indebtedness will have different obligors, or greater (including higher ranking priority) guarantees or security, than the Indebtedness being Refinanced (and, for the avoidance of doubt, any Liens securing such Permitted Refinancing Indebtedness may not extend to additional assets or be higher in priority than the Liens securing the Indebtedness being Refinanced); and

(e)

in the case of a Refinancing of Indebtedness that is secured by any Collateral and subject to specified Required Collateral Lien Priority, the applicable Liens securing such Permitted Refinancing Indebtedness do not have a higher priority than the lien priority applicable to the New Third Liens and a Third Lien Priority Debt Representative acting on behalf of the Holders of such Indebtedness has become party to or is otherwise subject to the provisions of the First Lien/Second Lien/Third Lien Intercreditor Agreements.

“Person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, unlimited liability company, government, individual or family trust, Governmental Authority or other entity of whatever nature.

“Plan of Reorganization” means any plan or reorganization, plan of liquidation, or other type of plan of arrangement proposed in or in connection with any Insolvency Proceeding.

“Pledged Collateral” that part of the Collateral that is in possession or control of the Senior Agent or any Junior Lien Representative (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC, the PPSA, or other applicable law.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations hereunder, as from time to time in effect; provided, however, if attachment, perfection or priority of any Pledged Collateral is governed by the personal property security laws of any jurisdiction in Canada other than the laws of the Province of Ontario, “PPSA” means those personal property security laws in such other jurisdiction in Canada (including the Civil Code of Quebec and the regulation respecting the register of personal and movable real rights promulgated thereunder) for the purposes of the provisions hereof relating to such attachment, perfection, or priority and for the definitions related to such provisions.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Pro Forma Basis” means, as of any date, that pro forma effect will be given to the Exchange Offers, any Investment, any issuance, incurrence, assumption or permanent repayment of Indebtedness (including Indebtedness issued or Incurred as a result of, or to finance, any relevant transaction and for which any such financial ratio or other calculation is being calculated) and all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division or store, in each case that have occurred during the four (4) consecutive fiscal quarter period of the Company being used to calculate such financial ratio (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Subsidiary after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period, and pro forma effect will be given to factually supportable and identifiable pro forma cost savings related to operational efficiencies, strategic initiatives or purchasing improvements and other synergies, in each case, reasonably expected by the Company and its Subsidiaries to be realized based upon actions taken or reasonably expected to be taken within twelve (12) months of the date of such calculation (without duplication of the amount of actual benefit realized during such period from such actions), which cost savings, improvements and synergies can be reasonably computed, as certified in writing by the chief financial officer of the Company and provided further that such adjustments shall not exceed 10% of Consolidated EBITDA (after giving effect to such application or adjustment) of the Company for the applicable four (4) fiscal quarter period.

“Proceeds” has the meaning set forth in Article 9 of the UCC.

“Prospectus” means the final prospectus related to the Exchange Offers, filed by the Company with the SEC.

“Rating Agency” means:

(1)	each of Moody’s, S&P, and Fitch; and

(2)

if Moody’s, S&P or Fitch ceases to rate the New Third Lien Secured Notes for reasons outside of the Company’s control, “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Company as a replacement agency for Moody’s, S&P or Fitch, as the case may be.

“Ratings Threshold” means a rating equal to or higher than at least two (2) of the following ratings: Ba3 (or the equivalent) by Moody’s, BB- (or the equivalent) by S&P and BB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Recovery” has the meaning set forth under the caption “ABL/Junior Intercreditor Agreement—Avoidance Issues.”

“Refinance” means, in respect of any indebtedness, to amend, increase, modify, refinance, extend, renew, defease, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for such indebtedness, in whole or in part, whether with the same or different lenders, creditors, arrangers, agents, borrowers and/or guarantors pursuant to one (1) or more agreements, and whether or not occurring contemporaneously with the payoff of the previously existing indebtedness subject to such transaction. “Refinanced” and “Refinancing” shall have correlative meanings.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Subsidiary in exchange for assets transferred by the Company or a Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become a Subsidiary.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, disposing or dumping of any substance into the environment.

“Required Financial Statements” means the financial statements required to be delivered pursuant to the covenant described under the heading “—Certain Covenants—Reports and Other Information.”

“Requirement of Law” means, with respect to any Person, (a) the charter, articles or certificate of organization or incorporation and bylaws or operating, management or partnership agreement, or other organizational or governing documents of such Person and (b) any statute, law (including common law), treaty, rule, regulation, code, ordinance, order, decree, writ, judgment, injunction or determination of any arbitrator or court or other Governmental Authority (including Environmental Laws and Payment Card Industry Data Security Standards), in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Scheduled Trading Day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Second Lien Canadian Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Second Lien Canadian Security Agreement, Collateral Agent, and the Second Lien Trustees.

“Second Lien Claimholders” means, at any relevant time, the Holders of Second Lien Obligations at that time, the Second Lien Collateral Agent and the Second Lien Trustees.

“Second Lien Collateral Agent” means Wilmington Trust, National Association, in its capacity as collateral agent under the Second Lien Indenture, and its successor in such capacity.

“Second Lien Documents” means the Second Lien Indenture, the New Second Lien Secured Notes, the guarantees thereof, the Second Lien Security Documents and any other Approved Intercreditor Agreement.

“Second Lien Indenture” means the indenture under which the New Second Lien Secured Notes are issued.

“Second Lien Intellectual Property Security Agreements” means (a) with respect to any U.S. Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in Intellectual Property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Second Lien Collateral Agent for filing with the United States Patent and Trademark Office, United States Copyright Office or the Canadian Intellectual Property Office (or other similar office or agency), as applicable, and (b) with respect to any Canadian Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in Intellectual Property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Second Lien Collateral Agent for filing with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or United States Copyright Office (or other similar office or agency), in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Second Lien Obligation” means all obligations and all amounts owing, due, or secured under the terms of the Second Lien Indenture (as in effect on the date hereof and as amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement) or any other Second Lien Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Second Lien Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Company and any Subsidiary Guarantor, or that would have accrued or become due under the terms of the Second Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Second Lien Security Agreements” means the Second Lien U.S. Security Agreement and the Second Lien Canadian Security Agreement.

“Second Lien Security Documents” means the Second Lien Security Agreements, the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Second Lien Intellectual Property Security Agreements, Control Agreements and any other filings and instruments granting, perfecting or otherwise evidencing the New Second Liens.

“Second Lien Trustees” means the Convertible Second Lien Trustee and the Non-Convertible Second Lien Trustee.

“Second Lien U.S. Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Second Lien U.S. Security Agreement, Collateral Agent, and the Second Lien Trustees.

“Secured Indebtedness” means any Indebtedness of the Company or any Subsidiary secured by a Lien.

“Securities Account” has the meaning set forth in Article 8 of the UCC.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Canadian Security Agreement” means the Amended and Restated Canadian Security Agreement, dated as of August 31, 2022, among Bed Bath & Beyond Canada L.P., BBB Canada Ltd., the other Grantors (as defined therein) thereto and the Senior Agent.

“Senior Claimholders” means, at any relevant time, Senior Agent, FILO Agent and the Holders of Senior Lien Obligations at that time and any agents or trustee of any of the foregoing persons.

“Senior Default” means any “Event of Default”, as such term is defined in any Senior Loan Document.

“Senior Lien” means, with respect to any Collateral and any other Lien thereon, any Lien on such Collateral that is senior to such other Lien thereon by virtue of the provisions of the First Lien/Second Lien/Third Lien Intercreditor Agreements.

“Senior Lien Obligations” means all ABL/FILO Obligations, any other Indebtedness incurred under clause (i) of the definition of Permitted Debt and all other amounts owing, due, or secured under the terms of any Senior Loan Document, whether now existing or arising hereafter, including all principal, premium, interest, reimbursement obligations, obligations to provide cash collateral in respect of letters of credit, fees, attorneys fees, costs, charges, expenses, any indemnities or guarantees, and all other amounts payable under or secured by any Senior Loan Document (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to the Company or any Subsidiary Guarantor, or that would have accrued or become due under the terms of the Senior Loan Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Senior Loan Documents” means the Loan Documents (as defined in the Amended Credit Agreement) and any Indebtedness Documents relating to Senior Lien Obligations.

“Senior Notes” means the senior unsecured notes in an initial aggregate principal amount of $1,500,000,000 issued July 17, 2014 and governed by that certain Indenture and First Supplemental Indenture, each dated July 17, 2014, between the Company and The Bank of New York Mellon, as the same may be amended, restated, supplemented, refinanced, replaced, substituted, exchanged, or otherwise modified from time to time (such Indenture and First Supplemental Indenture, collectively, the “Senior Notes Indenture”).

“Senior Notes Indenture” has the meaning assigned to such term in the definition of “Senior Notes”.

“Senior Security Agreements” means the Senior U.S. Security Agreement and the Senior Canadian Security Agreement.

“Senior Security Documents” means the Senior Security Agreements, the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Intellectual Property Security Agreements (as defined in the Amended Credit Agreement), Control Agreements and any other filings and instruments granting, perfecting or otherwise evidencing the Senior Liens.

“Senior U.S. Security Agreement” means the Amended and Restated Security Agreement, dated as of August 31, 2022, among the Company, the other Loan Parties (as defined therein) thereto and the Senior Agent.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Similar Business” means any business engaged or proposed to be engaged in by the Company and its Subsidiaries on the Issue Date and any business or other activities that are similar, ancillary, complementary, incidental or related to, or an extension, development or expansion of, the businesses in which the Company and its Subsidiaries are engaged on the Issue Date.

“Standstill Period” means the period (a) commencing on the date of the Senior Agent’s receipt of written notice from the Second Lien Collateral Agent (i) certifying that (x) an Event of Default under the Second Lien Indenture has occurred and is Continuing and the Second Lien Obligations are due and payable in full, whether as a result of their maturity or acceleration and (y) the Second Lien Collateral Agent intends to commence the Exercise of Secured Creditor Remedies, and (ii) stating that such written notice commences the applicable “Standstill Period” under the ABL/Junior Intercreditor Agreement; and (b) ending on the date which is one hundred and eighty (180) days thereafter.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).

“Subordinated Indebtedness” means (a) any Indebtedness or related Obligations of the Company or the Subsidiary Guarantors that are subordinated in right of payment to any of the Third Lien Obligations, and (b) any Indebtedness or related Obligations of the Company or the Subsidiary Guarantors (including any Junior Lien Indebtedness) that are secured by Liens on the Collateral ranking junior to the New Third Liens. For the avoidance of doubt, (i) the Senior Lien Obligations shall not be deemed to be Subordinated Indebtedness and (ii) for purposes of the application of the covenant described under “—Certain Covenants—Asset Sales,” with respect to any asset, (1) any Obligations guaranteed by the Holder of such asset on a basis that is junior to the relevant guarantee of the Third Lien Obligations and (2) any Obligations secured by a Lien on such asset ranking junior to the Lien on such asset securing the Third Lien Obligations, in each case, shall be Subordinated Indebtedness.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which Equity Interests representing more than 50% are, as of such date, owned, controlled or held.

“Subsidiary Guarantors” means, the Subsidiaries that are borrowers under or that guarantee the Amended Credit Agreement as of the Issue Date, together with any Subsidiaries joined as guarantors pursuant to “—Guarantees.”

“Taxes” means all taxes, assessments or other governmental charges imposed by a government or taxing authority.

“Third Lien Canadian Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Third Lien Canadian Security Agreement, Collateral Agent, and the Third Lien Trustee.

“Third Lien Claimholders” means, at any relevant time, the Holders of Third Lien Obligations at that time, the Collateral Agent and the Third Lien Trustee.

“Third Lien Documents” means the Third Lien Indenture, the New Third Lien Secured Notes, the Guarantees, the Third Lien Security Documents and any other Approved Intercreditor Agreement.

“Third Lien Indenture” means the indenture under which the New Third Lien Secured Notes are issued.

“Third Lien Intellectual Property Security Agreements” means (a) with respect to any U.S. Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in Intellectual Property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Collateral Agent for filing with the United States Patent and Trademark Office, United States Copyright Office or the Canadian Intellectual Property Office (or other similar office or agency), as applicable, and (b) with respect to any Canadian Intellectual Property of the Company and the Subsidiary Guarantors, each confirmatory grant of security interest in intellectual property executed and delivered by any applicable Company or Subsidiary Guarantor in favor of the Collateral Agent for filing with the Canadian Intellectual Property Office, the United States Patent and Trademark Office or United States Copyright Office (or other similar office or agency), in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Third Lien Obligations” means all obligations and all amounts owing, due, or secured under the terms of the Third Lien Indenture (as in effect on the date hereof and as amended, restated, supplemented, Refinanced, modified, renewed, extended, refunded or replaced as permitted under the ABL/Junior Intercreditor Agreement and the 2L/3L Intercreditor Agreement) or any other Third Lien Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys fees, costs, charges, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by any Third Lien Documents (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to Company and any Subsidiary Guarantor, or that would have accrued or become due under the terms of the Third Lien Documents but for the effect of the Insolvency Proceeding and irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in such Insolvency Proceeding).

“Third Lien Priority Debt Representative” means the Third Lien Trustee or any other representative of the Holders of the New Third Lien Secured Notes.

“Third Lien Secured Parties” means the Collateral Agent, the Third Lien Trustee and the holders of the New Third Lien Secured Notes.

“Third Lien Security Documents” means the Third Lien Security Agreements, the First Lien/Second Lien/Third Lien Intercreditor Agreements, the Third Lien Intellectual Property Security Agreement, Control Agreements and any other filings and instruments granting, perfecting or otherwise evidencing the New Third Liens.

“Third Lien Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Third Lien Indenture, and its successors in such capacity.

“Third Lien U.S. Security Agreement” means the security agreement, dated as of the Issue Date, among the Company and any additional Grantors under the Third Lien U.S. Security Agreement, Collateral Agent, and the Third Lien Trustee.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date on which the Third Lien Indenture is qualified under the TIA.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (i) (A) Consolidated Total Indebtedness as of the last day of the most recently completed fiscal quarter for which Required Financial Statements have been delivered as described under the heading “—Certain Covenants—Reports and Other Information,” calculated on a Pro Forma Basis less (B) the amount of cash and Cash Equivalents that would be stated on the consolidated balance sheet of the Company and its Subsidiaries as of such date of determination, calculated on a Pro Forma Basis, to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters for which Required Financial Statements have been delivered as described under the heading “—Certain Covenants—Reports and Other Information.” ending immediately prior to such date, calculated on a Pro Forma Basis.

“U.S. Government Obligations” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and will also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the Holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, the Collateral Agent’s or any Third Lien Secured Parties’ Lien on any Collateral.

“Unsecured Notes” means the Old 2024 Notes, Old 2034 Notes and Old 2044 Notes.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1)

the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2)	the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required pursuant to applicable law) will at the time be owned by such Person or by one (1) or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Credit Facility

The following is a description of our senior credit facility. The summary of the senior credit facility is not complete and is subject and is qualified in its entirety by reference to the terms of the senior credit facility.

On August 31, 2022, we entered into an amendment (the “Amendment”) among the Company, certain of our US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Agent”) and Sixth Street Specialty Lending, Inc., as FILO agent (in such capacity, the “FILO Agent”), and the lenders party thereto, to our Amended and Restated Credit Agreement, dated as of August 9, 2021, among the Company, certain of our US and Canadian subsidiaries party thereto and the Agent (the “Credit Agreement”, and as amended by the Amendment, the “Amended Credit Agreement”).

The Credit Agreement provides for an asset-based revolving credit facility (the “ABL Facility”) with aggregate revolving commitments of $1,000,000,000, including a swingline subfacility and a letter of credit subfacility. The Amendment increased the aggregate revolving commitments by $130,000,000 to $1,130,000,000 for the time periods set forth in such Amended Credit Agreement. The Amendment also provides for a first-in-last-out term loan facility of $375,000,000, which term loans were funded on September 2, 2022 (such date, the “Funding Date”) (such facility, the “FILO Facility” and together with the ABL Facility, the “Credit Facilities”). The ABL Facility matures on August 9, 2026, unless required to mature earlier pursuant to the terms of the Amended Credit Agreement. The FILO Facility matures on August 31, 2027, unless required to mature earlier pursuant to the terms of the Amended Credit Agreement.

The Credit Facilities are secured on a first priority basis (subject to customary exceptions) by pledges of equity interests of the Company’s subsidiaries and liens on the Collateral, which is comprised of substantially all assets of the Company and our subsidiaries that are borrowers or guarantors under the Credit Facilities. Amounts available to be drawn from time to time under the ABL Facility (including, in part, in the form of letters of credit) are equal to the lesser of (i) outstanding revolving commitments under the Amended Credit Agreement and (ii) a borrowing base equal to the sum of (a) 90% of eligible credit card receivables, plus (b) 90% of eligible inventory (excluding eligible foreign in-transit inventory), valued at the lower of cost or market value, determined on a weighted average cost basis, minus (c) customary reserves, minus (d) FILO deficiency reserves. The term loans under the FILO Facility are subject to a borrowing base equal to the sum of (a) 15% of eligible credit card receivables, plus (b)(i) 15% of eligible inventory, plus (ii) 100% of eligible foreign in-transit inventory, plus (iii) 15% of eligible domestic in-transit inventory, in each case, valued at the lower of cost or market value, determined on a weighted average cost basis, plus (c) the lesser of (i) 68% of eligible intellectual property, which shall be reduced by 2.5% each fiscal quarter commencing with the fiscal quarter ending on or about February 25, 2023 and (ii) $115,000,000, which shall be reduced by (A) $4,687,500 each fiscal quarter commencing with the fiscal quarter ending on or about February 25, 2023 and (B) $75,000,000 upon the consummation of certain dispositions.

Subject to customary exceptions and restrictions, we may voluntarily repay outstanding amounts under the ABL Facility at any time without premium or penalty. Any voluntary prepayments made will not reduce commitments under the ABL Facility. If at any time the outstanding amount under the ABL Facility exceeds the lesser of (i) the aggregate revolving commitments and (ii) the borrowing base under the ABL Facility, we will be required to prepay outstanding amounts or cash collateralize letter of credit obligations under the ABL Facility.

Subject to customary exceptions and restrictions, we may voluntarily repay outstanding amounts under the FILO Facility after the ABL Facility is paid in full. The term loans under the FILO Facility are non-callable for a period of 18 months following the Funding Date, subject to a customary make-whole premium (using a discount rate set at the treasury rate plus 0.50% per annum). Following such date, prepayments of the FILO Facility are subject to a prepayment premium equal to (i) 2.00% of the principal amount of such prepayment if made between 18 months and 30 months following the Funding Date, (ii) 1.00% of the principal amount of such prepayment if made between 30 months and 36 months following the Funding Date, and (iii) 0% after such date. Further, certain dispositions of assets, are subject to modified prepayment premiums and/or mandatory paydown requirements. If at any time the outstanding amount under the FILO Facility exceeds the borrowing base under the FILO Facility, we will be required to prepay term loans in an amount equal to such excess under the FILO Facility.

Outstanding amounts under the Amended Credit Agreement bear interest at a rate per annum equal to, at the applicable borrower’s election: (i) in the case of loans denominated in US dollars, SOFR and an alternate base rate and (ii) for loans denominated in Canadian dollars, CDOR and the Canadian prime rate, in each case as set forth in the Amended Credit Agreement, plus (A) with respect to the ABL Facility, an interest rate margin based on average quarterly availability ranging from, (x) in the case of SOFR loans and CDOR loans, 1.25% to 1.75%; provided that if SOFR or CDOR is less than 0.00%, such rate shall be deemed to be 0.00%, as applicable, and (y) in the case of alternate base rate loans and Canadian prime rate loans, 0.25% to 0.75%; provided that if the alternate base rate or Canadian prime rate is less than 1.00%, such rate shall be deemed to be 1.00%, as applicable, and (B) with respect to the FILO Facility, an interest rate margin equal to (x) in the case of SOFR loans, 7.75%; provided that if SOFR is less than 1.00%, such rate shall be deemed to be 1.00%, and (y) in the case of alternate base rate loans, 6.75%; provided that if the alternate base rate is less than 2.00%, such rate shall be deemed to be 2.00%. The revolving loans under the ABL Facility may be borrowed, prepaid and reborrowed until the maturity date under the ABL Facility. The term loans under the FILO Facility amortize at 5.00% per annum payable in equal quarterly installments of 1.25% per annum, commencing with the fiscal quarter ending on or about February 25, 2023.

The Amended Credit Agreement contains customary representations and warranties, events of default and financial, affirmative and negative covenants for facilities of this type, including but not limited to a springing financial covenant relating to a fixed charge coverage ratio, and restrictions on indebtedness, liens, investments and acquisitions, asset dispositions, restricted payments and prepayment of certain indebtedness.

The Company was in compliance with all covenants related to the Amended Credit Agreement as of August 27, 2022.

2024 Notes

The following is a description of the 3.749% Senior Unsecured Notes Due 2024 (the “2024 Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 2024 Notes.

On July 17, 2014, we completed a registered offering of $300.0 million in aggregate principal amount of the 2024 Notes. Interest on the 2024 Notes accrues at a rate of 3.7949% per annum and is payable semi-annually in arrears on February 1 and August 1 of each year. The 2024 Notes mature on August 1, 2024.

The 2024 Notes are unsecured, unsubordinated obligations of Bed Bath & Beyond and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of Bed Bath & Beyond, the 2034 Notes and the 2044 Notes;

•	senior to any future indebtedness of Bed Bath & Beyond that is expressly subordinated to the 2024 Notes;

•	effectively junior to any secured indebtedness of Bed Bath & Beyond, including indebtedness under the senior credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all obligations of our subsidiaries.

The 2024 Notes can be redeemed at our option, in whole or in part, from time to time, prior to May 1, 2024 at a redemption price equal to the greater of (1) 100% of the principal amount of the 2024 Notes to be redeemed, or

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) plus a “make-whole” premium, together with accrued and unpaid interest on the amount being redeemed to, but excluding, the redemption date. On or after May 1, 2024, the 2024 Notes may be redeemed at our option, in whole or in part, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest on the amount being redeemed to, but excluding, the redemption date.

Upon the occurrence of a change of control, as defined in the indenture governing the 2024 Notes, each holder of the 2024 Notes has the right to require us to purchase all or a portion of the holder’s 2023 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, on the 2024 Notes if any, on the Notes repurchased to but not including the purchase date.

The indenture governing the 2024 Notes contains certain covenants that limit or restrict our ability to:

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

The Company was in compliance with all covenants related to the 2024 Notes as of August 27, 2022.

During fiscal 2018, we repurchased approximately $4.6 million in aggregate principal amount of our 2024 Notes. We did not repurchase any of our 2024 Notes in fiscal 2019 or fiscal 2020. During fiscal 2021, we repurchased approximately $11 million in aggregate principal amount of our 2024 Notes. On November 14, 2022, we announced that we had entered into privately negotiated exchange agreements with certain existing institutional holders that collectively hold approximately $69 million in aggregate principal amount of our 2024 Notes. Following the closing of each of these transactions, these notes will be cancelled and no longer outstanding.

2034 Notes

The following is a description of the 4.915% Senior Notes Due 2034 (the “2034 Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 2034 Notes.

On July 17, 2014, we completed a registered offering of $300.0 million in aggregate principal amount of the 2034 Notes. Interest on the 2034 Notes accrues at a rate of 4.915% per annum and is payable semi-annually in arrears on February 1 and August 1 of each year. The 2034 Notes mature on August 1, 2034.

The 2034 Notes are unsecured, unsubordinated obligations of Bed Bath & Beyond and the guarantors and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of Bed Bath & Beyond, the 2024 Notes and the 2044 Notes;

•	senior to any future indebtedness of Bed Bath & Beyond that is expressly subordinated to the 2034 Notes;

•	effectively junior to any secured indebtedness of Bed Bath & Beyond, including indebtedness under the senior credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all obligations of our subsidiaries.

The 2034 Notes can be redeemed at our option, in whole or in part, from time to time, prior to February 1, 2034 at a redemption price equal to the greater of (1) 100% of the principal amount of the 2034 Notes to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon

(exclusive of interest to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) plus a “make-whole” premium, together with accrued and unpaid interest on the amount being redeemed to, but excluding, the redemption date. On or after February 1, 2034, the 2034 Notes may be redeemed at our option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but excluding, the redemption date.

Upon the occurrence of a change of control, as defined in the indenture governing the 2034 Notes, each holder of the 2034 Notes has the right to require us to purchase all or a portion of the holder’s 2024 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The indenture governing the 2034 Notes contains certain covenants that limit or restrict our ability to:

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

The Company was in compliance with all covenants related to the 2034 Notes as of August 27, 2022.

During fiscal 2020, we repurchased approximately $75 million in aggregate principal amount of our 2034 Notes. We did not repurchase any of our 2034 Notes in fiscal 2021. On November 9, 2022, we announced that we had entered into a privately negotiated exchange agreement with an existing institutional holder of approximately $9.5 million in aggregate principal amount of our 2034 Notes. On November 14, 2022, we announced that we had entered into privately negotiated exchange agreements with several existing institutional holders that collectively hold approximately $5.8 million in aggregate principal amount of our 2034 Notes. Following the closing of each of these transactions, these notes will be cancelled and no longer outstanding.

2044 Notes

The following is a description of the 5.165% Senior Notes Due 2044 (the “2044 Notes”). This summary is not complete and is subject and is qualified in its entirety by reference to the terms of the indenture governing the 2044 Notes.

On July 17, 2014, we completed a registered offering of $900.0 million in aggregate principal amount of the 2044 Notes. Interest on the 2044 Notes accrues at a rate of 5.165% per annum and is payable semi-annually in arrears on February 1 and August 1 of each year. The 2044 Notes mature on August 1, 2044.

The 2044 Notes are unsecured, unsubordinated obligations of Bed Bath & Beyond and rank:

•	pari passu with any unsecured, unsubordinated indebtedness of Bed Bath & Beyond, the 2024 Notes and the 2034 Notes;

•	senior to any future indebtedness of Bed Bath & Beyond that is expressly subordinated to the 2044 Notes;

•	effectively junior to any secured indebtedness of Bed Bath & Beyond, including indebtedness under the senior credit facility, to the extent of the value of the assets securing such indebtedness; and

•	structurally junior to all obligations of our subsidiaries.

The 2044 Notes can be redeemed at our option, in whole or in part, from time to time, prior to February 1, 2044 at a redemption price equal to the greater of (1) 100% of the principal amount of the 2044 Notes to be redeemed, or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest to, but excluding, the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) plus a “make-whole” premium, together with accrued and unpaid interest on the amount being redeemed to, but excluding, the redemption date. On or after February 1, 2044, the 2044 Notes may be redeemed at our option, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest on the amount being redeemed to, but excluding, the redemption date.

Upon the occurrence of a change of control, as defined in the indenture governing the 2044 Notes, each holder of the 2044 Notes has the right to require us to purchase all or a portion of the holder’s 2044 Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The indenture governing the 2044 Notes contains certain covenants that limit or restrict our ability to:

•	create liens;

•	sell assets;

•	engage in sale and leaseback transactions; and

•	enter into mergers, consolidations, or sales of all or substantially all of our assets.

The Company was in compliance with all covenants related to the 2044 Notes as of August 27, 2022.

During fiscal 2020, we repurchased $225 million in aggregate principal amount of our 2044 Notes. We did not repurchase any of our 2044 Notes in fiscal 2021. On November 14, 2022, we announced that we had entered into privately negotiated exchange agreements with certain existing institutional holders that collectively hold approximately $48.2 million in aggregate principal amount of our 2044 Notes. Following the closing of each of these transactions, these notes will be cancelled and no longer outstanding.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

General

Except as set forth below, all of the New Secured Notes will be issued in registered, global form without interest coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The New Secured Notes will be issued at the closing of the Exchange Offers and Consent Solicitations.

The Global Notes will be deposited upon issuance with the applicable New Notes Trustee (or an agent thereof) as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below, beneficial interests in the Global Notes may not be exchanged for notes in certificated form and owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form. See “—Exchange of Global Notes for Certificated Notes.”

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including Euroclear and Clearstream (as indirect participants in DTC)), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants represented by such Global Notes with portions of the principal amount of the Global Notes; and

(2)

ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) that are Participants in DTC. All interests in a Global Note may be subject to the procedures and requirements of DTC. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream which in turn hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC. Interests in a Global Note held through Euroclear or Clearstream may be subject to the procedures and requirements of those systems (as well as to the procedures and requirements of DTC). The laws of some states require that certain persons take physical delivery in definitive form of securities that they own and the ability to transfer beneficial interests in a Global Note to Persons that are subject to those requirements will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge those interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing those interests.

Except as described below, owners of an interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of definitive notes in registered certificated form (“Certificated Notes”) and will not be considered the registered owners or “Holders” thereof under the New Notes Indentures for any purpose.

Payments in respect of the principal of and premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the New Notes Indentures. Under the terms of the New Notes Indentures, the Company and the applicable New Notes Trustee, and any agent of the Company or the applicable New Notes Trustee, will treat the Persons in whose names the New Secured Notes, including the Global Notes, are registered as the owners of such New Secured Notes for the purpose of receiving payments and for all other purposes. Consequently, None of the Company, any New Notes Trustee or any agent of the Company or any New Notes Trustee has or will have any responsibility or liability for:

(1)

any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the New Secured Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on that payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of the New Secured Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC or the Company. None of the Company, any New Notes Trustee or any agent of the Company or any New Notes Trustee, will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of any New Secured Notes, and the Company and the New Notes Trustees may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note from DTC, and making or receiving payment in accordance with normal procedures for same- day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of the New Secured Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of the portion of the aggregate principal amount of the New Secured Notes as to which that Participant or those Participants has or have given the relevant direction. However, if there is an Event of Default under the New Secured Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute those notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among Participants, they are under no obligation to perform those procedures, and may discontinue or change those procedures at any time. None of the Company, any New Notes Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note if:

(1)

DTC (a) notifies us that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	we, at our option, notify the applicable New Notes Trustee in writing that we elect to cause the issuance of Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the New Secured Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the applicable New Notes Trustee by or on behalf of DTC in accordance with the New Notes Indentures. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

We will make payments in respect of the New Secured Notes represented by the Global Notes, including payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal and premium, if any, and interest on Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no account is specified, by mailing a check to each Holder’s registered address. See “Description of New Second Lien Secured Notes—General” and “Description of New Third Lien Secured Notes—General.” Notes represented by the Global Notes are expected to be eligible to trade in DTC’s

Same-Day Funds Settlement System, and any permitted secondary market trading activity in the New Secured Notes represented by the Global Notes will, therefore, be required by DTC to be settled in immediately available funds. Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax consequences of the Exchange Offers that may be relevant to a beneficial owner of Old Notes. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, published administrative interpretations of the Internal Revenue Service (“IRS”) and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This summary addresses only holders that hold their Old Notes and will hold their New Secured Notes and common stock as capital assets. To the extent this discussion addresses U.S. federal income tax consequences of owning or disposing of New Secured Notes, it assumes that the New Secured Notes were acquired pursuant to the Exchange Offers. To the extent this discussion addresses U.S. federal income tax consequences of owning or disposing of our common stock, it assumes that the common stock was acquired pursuant to the exercise of the conversion right in the New Second Lien Convertible Notes or New Third Lien Secured Notes, as applicable. This discussion does not address the tax consequences that may be relevant to holders subject to special tax rules, including partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) and other pass-through entities and partners or members therein, insurance companies, tax-exempt organizations, banks and financial institutions, brokers, dealers in securities or currencies, persons that have ceased to be U.S. citizens or lawful permanent residents of the United States, non-resident alien individuals present in the United States for more than 182 days in a taxable year, persons that hold (or are treated as holding) more than 5% of our common stock, U.S. citizens or lawful permanent residents living abroad, U.S. Holders (defined below) whose functional currency is not the U.S. Dollar, persons that have hedged the risk of holding the Old Notes, New Secured Notes or our common stock, persons that hold the Old Notes, the New Secured Notes or our common stock as part of a “straddle” or other integrated transaction, “controlled foreign corporations,” “passive foreign investment companies,” and traders that elect mark-to-market treatment. In addition, this discussion does not consider the effect of any applicable U.S. state, local or non-U.S. tax laws, the special timing rules prescribed under section 451(b) of the Code, any aspect of U.S. federal taxation other than income taxation (such as estate and gift tax laws), any alternative minimum tax or Medicare tax on net investment income.

For purposes of this discussion, “U.S. Holder” means a beneficial owner of Old Notes, New Secured Notes or shares of our common stock (as applicable) that is, for U.S. federal income tax purposes, an individual who is a citizen or resident of the United States or a U.S. domestic corporation or any person that is otherwise subject to U.S. federal income tax on a net income basis in respect of such securities. A “Non-U.S. Holder” means any beneficial owner of Old Notes, New Secured Notes or shares of our common stock (as applicable) that is not a U.S. Holder.

Tax Consequences of the Exchange Offers to U.S. Holders

The U.S. federal income tax consequences of the Exchange Offers will depend on whether the exchange of the applicable Old Notes for the applicable New Secured Notes is treated as a Significant Modification, as defined below, and if so, whether it is treated as a recapitalization.

Significant Modification Rules

The exchange of a debt instrument for a new debt instrument constitutes an “exchange” for U.S. federal income tax purposes if the new instrument differs materially either in kind or in extent from the original debt instrument (a “Significant Modification”). An exchange of a debt instrument that is not a Significant Modification does not create an “exchange” for U.S. federal income tax purposes.

The exchange of a debt instrument for a new debt instrument is a Significant Modification if, based on all the facts and circumstances and taking into account all modifications of the original debt instrument collectively (other than modifications that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” In addition, a change in yield of a debt instrument is a Significant Modification if the yield of the new instrument (determined taking into account any accrued interest and any payments made to the holder as consideration for the exchange) varies from the yield on the exchanged instrument (determined as of the date of the exchange) by more than 5% of the annual yield of the exchanged instrument or, if greater, 25 basis points. The yield of the new instrument is calculated based on the adjusted issue price of the exchanged instrument on the date of the exchange, and may differ from the yield at which the instrument is trading in the market. Additionally, the applicable regulations provide that a modification that adds, deletes or alters customary accounting or financial covenants is not a Significant Modification.

Based on the foregoing rules, we intend to take the position (and the remainder of this discussion assumes) that the exchange of an Old Note for a New Secured Note pursuant to the Exchange Offers should be treated as a Significant Modification of the applicable Old Note for U.S. federal income tax purposes, which will be a taxable exchange unless it qualifies as a recapitalization, as discussed more fully below.

Recapitalization Rules

The U.S. federal income tax consequences of an exchange of Old Notes for New Secured Notes will depend on whether the exchange constitutes a recapitalization. An exchange of old securities for new securities of the same corporate issuer generally qualifies as a tax-free recapitalization for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the U.S. Treasury regulations and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a security depends on an evaluation of the overall nature of the debt obligation. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations with a maturity at issuance of less than five years often do not constitute securities, whereas debt obligations with a maturity at issuance between five and ten years or more often do constitute securities, in each case depending on their facts and circumstances.

Although the treatment is not free from doubt, we intend to treat all of the Old Notes and the New Secured Notes exchanged therefor as securities, and as a result, we intend to take the position that the exchange of Old Notes for New Secured Notes pursuant to the Exchange Offers is a recapitalization.

If the exchange is a treated as a recapitalization, a U.S. Holder generally will be required to recognize any realized gain (but not loss) to the extent of the sum of any cash received, including any portion of the total exchange consideration paid in cash for any principal amount of New Secured Notes not received as a result of rounding down (but not including any amounts received in respect of accrued and unpaid interest on the Old Notes, which will be taxed as such) and the fair market value of the excess, if any, of the principal amount of New Secured Notes received over the principal amount of Old Notes surrendered (“excess principal amount” and together with any cash received, “boot”). The gain realized by a U.S. Holder is equal to the excess of (i) the issue price, as described below under “—Tax Consequences of the Ownership and Disposition of the New Secured Notes—U.S. Holders – Issue Price of New Secured Notes,” of the New Secured Notes received in exchange for Old Notes, plus any cash received (not including any amounts received in respect of accrued and unpaid interest on the Old Notes) over (ii) the U.S. Holder’s adjusted tax basis in the Old Notes surrendered in the exchange. Although the matter is not free from doubt, we intend to treat the principal amount of the Second Lien Nonconvertible Notes as equal to the New Second Lien Non-Convertible Note Call Price (as defined in “Description of New Second Lien Secured Notes—Optional Redemption—Optional Redemption of the New Second Lien Non-Convertible Notes”) and not the stated principal amount, and the remainder of this discussion assumes such treatment will be respected. Under this characterization, a U.S. Holder of 2024 Notes should not be treated as receiving any “excess principal amount” of Second Lien Nonconvertible Notes in the exchange. If the IRS were to challenge our treatment, a U.S. Holder may be required to recognize gain on the receipt of the excess principal amount of Second Lien Nonconvertible Notes as described above. Additionally, a U.S. Holder would have a different tax basis and holding period in the Second Lien Nonconvertible Notes attributable to excess principal amount than described below. U.S. Holders receiving Second Lien Nonconvertible Notes should consult their tax advisors regarding the proper U.S. federal income tax treatment of the receipt of Second Lien

Nonconvertible Notes in the exchange. A U.S. Holder’s adjusted tax basis in the Old Notes generally will equal the U.S. Dollar value of the amount paid therefor, increased by the amount of market discount previously taken into account and reduced by the amount of any amortizable bond premium previously amortized with respect to the Old Notes.

Subject to the market discount rules, any gain recognized by a U.S. Holder generally will be capital gain and will be long-term capital gain if the Old Notes tendered in exchange were held for more than one year.

In the case of a U.S. Holder that purchased Old Notes with market discount and has not elected to include market discount in income on a current basis, gain recognized by the U.S. Holder will be treated as ordinary income to the extent of the market discount that has accrued at the time when those Old Notes are exchanged for New Secured Notes. Any market discount on the Old Notes that is not recognized as described in the preceding sentence generally will carry over to the New Secured Notes except to the extent converted into original issue discount (“OID”) (as described below), if any, and will be subject to the market discount rules described below under “Tax Consequences of the Ownership and Disposition of New Secured Notes—U.S. Holders – Dispositions of New Secured Notes.” If the amount of a U.S. Holder’s market discount on the Old Notes not previously included in income by the U.S. Holder is less than or equal to the OID (if any) on the New Secured Notes received in the exchange, all of such U.S. Holder’s market discount will be converted into OID. If such market discount exceeds the OID on the New Secured Notes, the excess will carry over to the New Secured Notes. Accordingly, as a result of the possible conversion of market discount into OID, a U.S. Holder that acquired the Old Notes with market discount may be required to accrue OID on the New Secured Notes corresponding to some or all of that market discount on a constant yield basis, rather than deferring recognition of market discount until the sale, disposition or retirement of such New Secured Notes.

A U.S. Holder’s initial tax basis in the New Secured Notes will be the same as the U.S. Holder’s tax basis in the Old Notes allocated thereto, increased by the amount of gain recognized by the U.S. Holder in the exchange, if any, and decreased by the amount of boot that is received by the U.S. Holder. A U.S. Holder’s holding period for the New Secured Notes will include its holding period for the Old Notes surrendered therefor.

If the exchange does not qualify as a recapitalization, however, a U.S. Holder will generally recognize its entire gain or loss realized on the transaction in an amount equal to the difference between the issue price, as described below under “—Tax Consequences of the Ownership and Disposition of the New Secured Notes—U.S. Holders – Issue Price of the New Secured Notes,” of the New Secured Notes received in exchange for Old Notes, plus any cash received (but not including any amounts received in respect of accrued and unpaid interest on the Old Notes, which will be taxed as such) and the holder’s adjusted tax basis in the Old Notes ( as described above). Subject to the market discount rules, any such gain recognized generally will be long-term capital gain if, at the time of the exchange, the holding period for the Old Notes is greater than one year. The net amount of long-term capital gain realized by certain non-corporate U.S. Holders (including individuals) may be subject to taxation at a preferential rate. In the case of a U.S. Holder that purchased Old Notes with market discount and has not elected to include the market discount in income on a current basis, gain recognized by the U.S. Holder will be taxed as ordinary income to the extent of the market discount that has accrued at the time when those Old Notes are exchanged. The deductibility of capital losses is subject to limitations. A U.S. Holder’s holding period for the New Secured Notes will commence on the day after the Settlement Date.

Regardless of whether the exchange is treated as a recapitalization, any cash received in exchange for accrued and unpaid interest will be subject to tax as ordinary interest income to the extent not previously included in income.

Tax Consequences of the Exchange Offers to Non-U.S. Holders

Except as otherwise indicated below under “Foreign Account Tax Compliance Act” or “Information Reporting and Backup Withholding,” a Non-U.S. Holder will not be subject to U.S. federal withholding tax on the Exchange Offers or on payments of accrued and unpaid interest on the Old Notes, provided that the Non-U.S.

Holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock that are entitled to vote and has provided an applicable IRS Form W-8 (or appropriate substitute form), properly completed and signed under penalties of perjury, establishing its status as a Non-U.S. Holder. If any of the foregoing requirements is not met, payments of accrued interest in respect of an Old Note generally will be subject to U.S. federal withholding tax at a 30% rate (or at a lower applicable treaty rate).

Tax Consequences to Non-Tendering Holders

The tax treatment of a non-tendering holder following the Proposed Amendments will depend upon whether the modification of the Old Notes pursuant to the consent solicitation results in a “deemed” exchange for U.S. federal income tax purposes. As fully explained above under “Tax Consequences of the Exchange Offers to U.S. Holders—Significant Modification Rules,” the modification of a debt instrument is a Significant Modification if, based on all the facts and circumstances and taking into account all modifications of the original debt instrument collectively (other than modifications that are subject to special rules), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” The applicable regulations provide that a modification that adds, deletes or alters customary accounting or financial covenants is not a Significant Modification.

Although it is not free from doubt, we intend to take the position that the Proposed Amendments do not result in a Significant Modification of the Old Notes. Pursuant to the intended characterization, a U.S. Holder that does not tender its Old Notes pursuant to the Exchange Offers will not recognize any gain or loss for U.S. federal income tax purposes upon the adoption of the Proposed Amendments, and a U.S. Holder will have the same adjusted tax basis and holding period as prior to the adoption of the Proposed Amendments. Pursuant to the intended treatment, Non-U.S. Holders who do not participate in the Exchange Offers should generally be subject to the same U.S. federal income and withholding tax treatment on their Old Notes as prior to the adoption of the Proposed Amendments.

Tax Consequences of the Ownership and Disposition of the New Secured Notes

U.S. Holders

Issue Price of the New Secured Notes

The issue price of the New Secured Notes will generally be their fair market value on the Settlement Date if the New Secured Notes are “traded on an established market.” Debt instruments are considered to be traded on an established market if, at any time during the 31-day period ending 15 days after the issue date there is a sales price for the debt instrument or there are one or more firm or indicative quotes for the debt instrument. We expect that each series of New Secured Notes will be treated as traded on an established market. Within 90 days of the issuance of the New Secured Notes we will make available on our website our determination of the issue price for each series of New Secured Notes.

Payments of Stated Interest

Subject to the discussion of amortizable bond premium below, payments of stated interest on the New Secured Notes generally will be taxable to a U.S. Holder as ordinary interest income at the time that the payments accrue or are actually or constructively received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount

The New Secured Notes may be issued with OID for U.S. federal income tax purposes. In general, if the stated redemption price at maturity of the New Secured Notes exceeds the issue price of the New Secured Notes by an amount that is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the New Secured Notes and the complete years to maturity of the New Secured Notes, the New Secured Notes will have OID. In general, the “stated redemption price at maturity” of a New Secured Note is the total of all payments provided by the New Secured Note that are not payments of stated interest.

Although the matter is not free from doubt, we intend to treat the stated redemption price at maturity of the Second Lien Nonconvertible Notes as equal to the New Second Lien Non-Convertible Note Call Price (as defined in “Description of New Second Lien Secured Notes—Optional Redemption—Optional Redemption of the New Second Lien Non-Convertible Notes”) and not the stated principal amount, and the remainder of this discussion assumes such treatment will be respected. If the IRS were to challenge our treatment, the Second Lien Nonconvertible Notes may be treated as issued with significantly more OID. U.S. Holders receiving Second Lien Nonconvertible Notes should consult their tax advisors regarding the U.S. federal income tax treatment of the Second Lien Nonconvertible Notes.

In general, and regardless of whether a U.S. Holder uses the cash or the accrual method of tax accounting, such holder will be required to include in ordinary gross income the sum of the “daily portions” of any OID on the New Secured Notes for all days during the taxable year that the U.S. Holder owns such New Secured Notes. The daily portions of OID on a New Secured Note will be determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. Accrual periods may be any length and may vary in length over the term of the New Secured Notes, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first day or final day of an accrual period. The amount of OID allocable to each accrual period will be determined by (a) multiplying the “adjusted issue price” (as defined below) of the New Secured Notes at the beginning of the accrual period by the “yield to maturity” of such New Secured Notes (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of stated interest allocable to that accrual period.

The “adjusted issue price” of a New Secured Note at the beginning of any accrual period generally will be the sum of its issue price and the amount of OID allocable to all prior accrual periods. The “yield to maturity” of a New Secured Note is the discount rate that causes the present value of all payments on the New Secured Note as of its original issue date to equal the issue price of such New Secured Note. As a result of this “constant yield” method of including OID income, the amounts includable in income by a U.S. Holder in respect of New Secured Notes generally will be less in the early years, and greater in the later years, than amounts that would be includible on a straight-line basis.

A U.S. Holder may make an election, which may not be revoked without the consent of the IRS, to include in its income its entire return on the New Secured Notes (i.e., the excess of all remaining payments to be received on the New Secured Notes, including payments of stated interest, over the amount paid by such U.S. Holder for the New Secured Notes) under the constant-yield method described above.

If a U.S. Holder has “acquisition premium” with respect to the New Secured Notes (i.e., if such U.S. Holder’s adjusted tax basis in a New Secured Note immediately after the exchange is greater than the New Secured Note’s issue price, and less than the New Secured Note’s stated redemption price at maturity), and the U.S. Holder does not make the election described in the preceding paragraph, the U.S. Holder generally is permitted to reduce the daily portions of OID (if any) by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the New Secured Note immediately after the exchange over the New Secured Note’s issue price, and the denominator of which is the excess of the New Secured Note’s stated principal amount over the New Secured Note’s issue price.

The rules governing instruments with OID are complex, and prospective investors should consult with their own tax advisors about the application of such rules to the New Secured Notes.

Amortizable Bond Premium

If a U.S. Holder’s adjusted tax basis in a New Secured Note is greater than the stated redemption price at maturity of the New Secured Note, the U.S. Holder generally will be considered to have acquired the New

Secured Note with “amortizable bond premium.” A U.S. Holder that acquires a New Secured Note with such premium is not required to include OID (if any) in income with respect to the New Secured Note. A U.S. Holder may elect to amortize the bond premium (as an offset to interest income), using a constant-yield method, generally over the remaining term of the New Secured Note. This election, once made, generally applies to all bonds held or subsequently acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in a New Secured Note by the amount of the premium amortized during its holding period. With respect to a U.S. Holder that does not elect to amortize bond premium, the amount of bond premium will be included in the U.S. Holder’s tax basis when the New Secured Note matures or is disposed of by the U.S. Holder. Therefore, a U.S. Holder that does not elect to amortize such premium and that holds the New Secured Note to maturity generally will be required to treat the premium as capital loss when the New Secured Note matures. U.S. Holders should consult their tax advisors about the election to amortize bond premium (including the amounts that may be amortized while the New Secured Notes are subject to the Company’s early redemption rights).

Dispositions of New Secured Notes

Subject to the discussion below under “Conversion of New Second Lien Convertible Notes and New Third Lien Secured Notes,” a U.S. Holder generally will recognize gain or loss on the sale, exchange, redemption or other taxable disposition of the New Secured Notes in an amount equal to the difference between the amount realized on the disposition (less any amounts attributable to accrued but unpaid interest, which will be taxable as interest as described above under “–Payments of Stated Interest” to the extent not previously included in income) and the U.S. Holder’s adjusted tax basis. A U.S. Holder’s adjusted tax basis in the New Secured Note will generally equal the U.S. Holder’s basis immediately following the Exchange Offers (as described above), increased by any accrued OID and market discount included in income and reduced by any bond premium amortized during the U.S. Holder’s holding period. Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of the New Secured Notes generally will be long-term capital gain or loss if, at the time of such disposition, the holding period for the New Secured Notes (as described above under “—Tax Consequences of the Exchange Offers to U.S. Holders—Recapitalization Rules”) is greater than one year. The net amount of long-term capital gain realized by certain non-corporate U.S. Holders (including individuals) may be subject to taxation at a preferential rate. The deduction of capital losses is subject to limitations.

As noted above, a U.S. Holder that purchased Old Notes with market discount may have market discount on the New Secured Notes under the rules applicable to recapitalizations. Generally, a U.S. Holder may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating the portion of any gain realized on a sale of a New Secured Note attributable to accrued market discount as ordinary income. If such election is not made, any gain realized by a U.S. Holder on the sale, exchange, redemption or other taxable disposition generally will be treated as ordinary income to the extent of any accrued market discount. In addition, a U.S. Holder may be required to defer the deduction of a portion of any interest paid on any indebtedness incurred or maintained to purchase or carry the New Secured Note (or the Old Note surrendered therefor) unless the U.S. Holder elects to include market discount on a current basis. Any such election, if made, applies to all market discount bonds acquired by the taxpayer on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Conversion of New Second Lien Convertible Notes and New Third Lien Secured Notes

Cash Settlement

If a U.S. Holder receives solely cash in exchange for a New Second Lien Convertible Note or a New Third Lien Secured Note (each a “Convertible Note”) upon conversion, the U.S. Holder’s gain or loss will be determined in the same manner as if the U.S. Holder disposed of the Convertible Notes in a taxable disposition, as described above under “—Dispositions of New Secured Notes.”

Physical settlement

If a U.S. Holder receives solely common stock upon conversion (other than cash in lieu of a fractional share of common stock) in exchange for a Convertible Note , such conversion will not be a taxable event except that (1) the receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss, measured by the difference between the cash received in lieu of the fractional share and the U.S. Holder’s tax basis in the fractional share, and (2) the fair market value of common stock received with respect to accrued interest will be taxed as a payment of stated interest, as described above under “—Payments of Stated Interest.”

A U.S. Holder’s tax basis in the common stock received (including any fractional share deemed received) upon a conversion of a New Secured Note (other than common stock received with respect to accrued interest, but including any basis allocable to a fractional share) will equal the adjusted tax basis of the New Secured Note that was converted. A U.S. Holder’s tax basis in the common stock received with respect to accrued interest will equal the fair market value of the stock received. A U.S. Holder’s tax basis in a fractional share will be determined by allocating the U.S. Holder’s tax basis in the common stock between the common stock received upon conversion and the fractional share, in accordance with their respective fair market values.

The U.S. Holder’s holding period for the common stock received will include its holding period for the Convertible Note converted, except that the holding period of any common stock received with respect to accrued interest will commence on the day after the date of receipt.

Combination settlement

If a U.S. Holder receives cash and common stock in exchange for a Convertible Note (“combination settlement”), the tax treatment of the conversion is not entirely certain. A U.S. Holder should consult its own tax advisor regarding the consequences of a combination settlement.

Treatment as a recapitalization. We intend to take the position that the Convertible Notes are securities for U.S. federal income tax purposes and that a conversion resulting in a combination settlement should be treated as a recapitalization. In that case, gain, but not loss, generally would be recognized by the U.S. Holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as such) over the U.S. Holder’s adjusted tax basis in the Convertible Note. In no event would the gain recognized exceed the amount of cash received (excluding any cash attributable to accrued but unpaid interest). Any gain recognized by a U.S. Holder on conversion of a Convertible Note generally would be capital gain and would be long-term capital gain if, at the time of the conversion, the Convertible Note has been held for more than one year.

The tax basis of common stock received in a combination settlement (excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) generally would equal the adjusted tax basis of the Convertible Note that was converted, reduced by the amount of any cash received (excluding cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized. A U.S. Holder’s holding period for common stock would include the period during which it held the Convertible Note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after the common stock is received.

Alternative treatment as part conversion and part redemption. If the combination settlement were not treated as a recapitalization as discussed above, the conversion may be treated as a sale in part and a recapitalization in part. In that case, the cash received generally would be treated as proceeds from the sale of a portion of the Convertible Note and taxed in the manner described above under “—Dispositions of New Secured Notes.” The common stock received would be treated as received on conversion of the other portion of the Convertible Note, and generally would not be taxable to a U.S. Holder except to the extent of any common stock received with respect to accrued but unpaid interest.

In this case, the U.S. Holder’s adjusted tax basis in the Convertible Note would generally be allocated pro rata among the common stock received and the portion of the Convertible Note that is treated as sold for cash based on the fair market value of the common stock and the amount of any cash received. The holding period for the common stock received in the conversion would include the holding period for the Convertible Note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after the common stock is received.

Adjustments to the Conversion Rate of the New Second Lien Convertible Notes and New Third Lien Secured Notes

The conversion rate of the New Second Lien Convertible Notes and New Third Lien Secured Notes will be adjusted in certain circumstances, as described in “Description of New Second Lien Secured Notes—Conversion Rights of New Second Lien Convertible Notes – Conversion Rate Adjustments” and “Description of New Third Lien Secured Notes – Conversion Rights of New Third Lien Secured Notes – Conversion Rate Adjustments”. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. Holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to a U.S. Holder for U.S. federal income tax purposes. However, adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the beneficial owners of the New Secured Notes (such as in the case of a stock split) will generally not be deemed to result in a constructive distribution of shares. Certain of the possible adjustments provided in the New Secured Notes may not qualify as being pursuant to a bona fide reasonable adjustment formula. For example, without limitation, a taxable constructive distribution would result if the conversion rate were adjusted as a result of taxable dividends paid to holders of our common stock.

Constructive distributions on a New Secured Note that are taxable to a U.S. Holder are includible in its income as a dividend to the extent of our current and accumulated earnings and profits as determined under U.S. federal income tax principles, then as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in the New Secured Note, and thereafter as capital gain from the sale or exchange of such New Secured Note as described below under “—Tax Consequences of Holding the Shares—U.S. Holders—Sale, Exchange or Other Taxable Disposition of Common Stock,” even though the U.S. Holder has not received any cash or property as a result of such adjustments. Generally, a U.S. Holder’s tax basis in the New Secured Notes will be increased to the extent of any such deemed distribution treated as a dividend. It is not clear whether the dividends-received deduction generally available to corporate recipients of dividends or the preferential tax rates generally applicable to non-corporate U.S. recipients of dividends would apply to such a constructive distribution. A U.S. Holder should consult its own tax advisor as to whether such constructive distributions are eligible for the preferential rates of U.S. federal income tax applicable in respect of dividends received or the dividends received deduction.

Non-U.S. Holders

Except as otherwise indicated below under “Foreign Account Tax Compliance Act” or “Information Reporting and Backup Withholding,” a Non-U.S. Holder will not be subject to U.S. federal withholding tax on payments of interest on the New Secured Notes, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of all classes of our stock that are entitled to vote and has provided an applicable IRS Form W-8 (or appropriate substitute form), properly completed and signed under penalties of perjury, establishing its status as a Non-U.S. Holder. If any of the foregoing requirements is not met, payments of interest on a New Secured Note generally will be subject to U.S. federal withholding tax at a 30% rate (or at a lower applicable treaty rate).

Except as otherwise indicated below under “Information Reporting and Backup Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain realized on the sale, exchange, redemption or other taxable disposition of the New Secured Notes.

Adjustments in the conversion rate of the Convertible Notes that are treated as a taxable constructive distribution on stock(as described above under “—U.S. Holders—Adjustments to the Conversion Rate of the New Second Lien Convertible Notes and New Third Lien Secured Notes”) generally will be subject to dividend withholding or backup withholding as described below under “Tax Consequences of Holding the Shares – Non-U.S. Holders— Dividends,” “—Information Reporting and Backup Withholding” and “—Foreign Account Tax Compliance Act.” Because a constructive dividend received by a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we or other withholding agents pay withholding taxes on behalf of a Non-U.S. Holder with respect to amounts that are includible in the income of the Non-U.S. Holder but which are not paid in cash, the withholding tax may be set off against cash payments of interest payable on the New Secured Notes, shares of our common stock, proceeds from a sale subsequently paid or credited to the Non-U.S. Holder, or other assets of the Non-U.S. Holder.

Tax Consequences of Holding the Shares

U.S. Holders

Dividends

A distribution of cash or property with respect to shares of our common stock generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s adjusted tax basis in the shares of our common stock, and thereafter as a capital gain subject to the tax treatment described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.” Dividends received by a non-corporate U.S. Holder will be eligible to be taxed at reduced rates if the U.S. Holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. Holder will be eligible for the dividends-received deduction if the U.S. Holder meets certain holding period and other applicable requirements.

Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, redemption or other taxable disposition of our common stock equal to the difference between the amount of cash and the fair market value of any property received upon the disposition, and the U.S. Holder’s adjusted tax basis in such common stock. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period for such common stock exceeds one year. Long-term capital gains of a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Non-U.S. Holders

Dividends

A distribution of cash or property with respect to shares of our common stock generally will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits. If such a distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of the Non-U.S. Holder’s investment, up to the Non-U.S. Holder’s tax basis in the shares of our common stock, and thereafter as a capital gain subject to the tax treatment described below in “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividends paid to a Non-U.S. Holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable tax treaty.

Even if a Non-U.S. Holder is eligible for a lower treaty rate, a withholding agent generally will be required to withhold at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder has furnished a valid IRS

Form W-8BEN or W-8BEN-E or other documentary evidence establishing the Non-U.S. Holder’s entitlement to the lower treaty rate with respect to such dividend payments, and the withholding agent does not have actual knowledge or reason to know to the contrary.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, the non-U.S. Holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Investors should consult their own tax advisors about how these information reporting and withholding tax rules may apply to their investment in shares of our common stock.

Sale, Exchange or Other Taxable Disposition of Common Stock.

Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to gain recognized on a sale, exchange or other taxable disposition of shares of our common stock.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the Old Notes, New Secured Notes or shares of our common stock made to, any deemed distributions with respect to the New Secured Notes, and the proceeds of dispositions of the Old Notes, the New Secured Notes or shares of our common stock effected by, certain U.S. Holders. In addition, certain U.S. Holders may be subject to backup withholding in respect of such amounts if they do not provide their taxpayer identification numbers to the person from whom they receive payments. Non-U.S. Holders may be required to comply with applicable certification procedures to establish that they are not U.S. Holders in order to avoid the application of such information reporting requirements and backup withholding. The amount of any backup withholding from a payment to a holder will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Under the U.S. tax rules known as the Foreign Account Tax Compliance Act (“FATCA”), a holder of Old Notes, New Secured Notes or our common stock generally will be subject to 30% U.S. withholding tax on interest payments on the Old Notes or New Secured Notes or dividends on our common stock, as applicable, if the holder is not FATCA compliant, or holds its Old Notes or New Secured Notes or our common stock, as applicable, through a foreign financial institution that is not FATCA compliant. In order to be treated as FATCA compliant, a holder must provide certain documentation (usually an IRS Form W-8BEN or W-8BEN-E) containing information about its identity, its FATCA status, and if required, its direct and indirect U.S. owners. These requirements may be modified by the adoption or implementation of an intergovernmental agreement between the United States and another country or by future U.S. Treasury Regulations. If any taxes are required to be deducted or withheld from any payments in respect of the Old Notes, the New Secured Notes or our common stock, as applicable, as a result of a beneficial owner or intermediary’s failure to comply with the foregoing rules, no additional amounts will be paid as a result of the deduction or withholding of such tax.

Documentation that holders provide in order to be treated as FATCA compliant may be reported to the IRS and other tax authorities, including information about a holder’s identity, its FATCA status, and if applicable, its direct and indirect U.S. owners. Holders should consult their own tax advisers about how information reporting and the possible imposition of withholding tax under FATCA may apply to their Old Notes or their investment in the New Secured Notes and our common stock.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any non-U.S. jurisdiction that would permit a public offering of the New Secured Notes or the possession, circulation or distribution of this Prospectus or any material relating to us, the Old Notes or the New Secured Notes in any jurisdiction where action for that purpose is required. Accordingly, the New Secured Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Exchange Offers and Consent Solicitations may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This Prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or New Secured Notes in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this Prospectus in certain jurisdictions (including, but not limited to, the European Economic Area, the U.K., the People’s Republic of China, Taiwan, Hong Kong, Switzerland, Malaysia, Uruguay, Argentina, Brazil, Cayman Islands and Canada ) may be restricted by law. Persons into whose possession this Prospectus comes are required by us, the Dealer Manager and the Exchange Agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Manager or any of its affiliates is a licensed broker or dealer in any such jurisdiction, such Exchange Offers shall be deemed to be made by the Dealer Manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The New Secured Notes of each series will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. If, under the terms of the Exchange Offers, the aggregate principal amount of New Secured Notes that any tendering holder is entitled to receive is not in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof, we will round downward the amount of the New Secured Notes to $2,000 or the nearest integral multiple of $1,000 in excess thereof and pay the difference in cash.

European Economic Area

The New Secured Notes are not intended to be offered, sold or otherwise made available to and are not being offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Secured Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Secured Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This Prospectus has been prepared on the basis that any offer of New Secured Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This Prospectus is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

PROHIBITION OF SALES TO U.K. RETAIL INVESTORS – The New Secured Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the FSMA (as defined below) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA-25. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New Secured Notes or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the New Secured Notes or otherwise making them available to any retail investor in the U.K. may be unlawful under the UK PRIIPs Regulation.

This document is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the U.K., or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or cause to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

People’s Republic of China

This Prospectus may not be circulated or distributed in the People’s Republic of China (“PRC”) and the New Secured Notes may not be offered or sold, and will not be offered, sold or exchanged, directly or indirectly, to any resident of the PRC or to persons for reoffering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Taiwan

The New Secured Notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the New Secured Notes in Taiwan.

Hong Kong

The New Secured Notes may not be offered, sold or exchanged by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the New Secured Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to New Secured Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Switzerland

This Prospectus is not intended to constitute an offer or solicitation to purchase or invest in the New Secured Notes. The New Secured Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus nor any other offering or marketing material relating to the New Secured Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this prospectus nor other offering or marketing material relating to the New Secured Notes may be publicly distributed or otherwise made publicly available in Switzerland.

Malaysia

No approval from the Securities Commission of Malaysia is or will be obtained, nor will any prospectus be filed or registered with the Securities Commission of Malaysia, for the offering of the New Secured Notes in Malaysia. This Prospectus does not constitute and is not intended to constitute an invitation or offer for subscription or purchase of the New Secured Notes, nor may this Prospectus or any other offering material or document relating to the New Secured Notes be published or distributed, directly or indirectly, to any person in Malaysia unless such invitation or offer falls within (a) Schedule 5 to the Capital Markets and Services Act 2007 (“CMSA”), (b) Schedule 6 or 7 to the CMSA as an “excluded offer or excluded invitation” or “excluded issue” within the meaning of section 229 and 230 of the CMSA and (c) Schedule 8 so the trust deed requirements in the CMSA are not applicable. No offer or invitation in respect of the New Secured Notes may be made in Malaysia except as an offer or invitation falling under Schedule 5, 6 or 7 and 8 to the CMSA.

Uruguay

The New Secured Notes are not being publicly marketed or offered in Uruguay and will not be distributed or caused to be distributed to the general public in Uruguay. Uruguayan securities laws and regulations regarding public offerings will not be applicable to the offering of the New Secured Notes. The New Secured Notes and the Company have not been and will not be registered or otherwise approved by the Financial Services Superintendence of the Central Bank of Uruguay nor have they been registered or otherwise approved under the Uruguayan Securities Law (Ley del Mercado de Valores). The New Secured Notes cannot be offered or sold in Uruguayan territory except as a private offering under Uruguayan regulations and in compliance with Uruguayan regulations regarding private offerings.

Argentina

The New Secured Notes are not authorized for public offering in Argentina by the Comisión Nacional de Valores pursuant to Argentine Public Offering Law No. 26,831, as amended, and they shall not be sold publicly. Therefore, any transaction carried out in Argentina must be made privately.

Brazil

The offer and sale of New Secured Notes has not been, and will not be, registered (or exempted from registration) with the Brazilian Securities Commission (Comissão de Valores Mobiliários-CVM) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of

December 7, 1976, as amended, under CVM Rule No. 400, of December 29, 2003, as amended, or under CVM Rule No. 476, of January 16, 2009, as amended. Any representation to the contrary is untruthful and unlawful. As a consequence, New Secured Notes cannot be offered and sold in Brazil.

Cayman Islands

This prospectus does not constitute an offer or invitation to members of the public of New Secured Notes, whether by way of sale or subscription, in the Cayman Islands. The New Secured Notes have not been offered or sold, will not be offered or sold and no invitation to subscribe for the New Secured Notes will be made, directly or indirectly, to members of the public in the Cayman Islands.

LEGAL MATTERS

Certain matters with respect to the validity of the offered securities and legal and tax matters as described under “United States Federal Income Tax Considerations” will be passed upon by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. Certain legal matters in connection with Delaware law will be passed upon for us by Richards, Layton & Finger P.A. Certain legal matters in connection with New Jersey law will be passed upon for us by Genova Burns LLC. Certain legal matters in connection with Tennessee law will be passed upon for us by Waller Lansden Dortch & Davis, LLP. Certain legal matters in connection with Canadian law will be passed upon for us by Baker & McKenzie LLP. Certain legal matters will be passed upon for the Dealer Manager by Fried, Frank, Harris, Shriver & Jacobson LLP.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting as of February 26, 2022 and February 27, 2021 and for the three years ended February 26, 2022 incorporated by reference in this Prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of KPMG LLP, independent registered public accountants, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

Bed Bath & Beyond Inc.

Offers to Exchange

•

any and all of its 3.749% Senior Unsecured Notes due August 1, 2024 (the “2024 Notes”) for (i) new 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 (the “New Second Lien Non-Convertible Notes”) and/or (ii) new 8.821% Senior Second Lien Secured Convertible Notes due 2027 (the “New Second Lien Convertible Notes” and, such exchange offer, the “2024 Notes Exchange Offer”)

•

any and all of the 4.915% Senior Unsecured Notes due August 1, 2034 (the “2034 Notes”) for 12.000% Senior Third Lien Secured Convertible Notes due 2029 (the “New Third Lien Secured Notes” and, such exchange offer, the “2034 Notes Exchange Offer”)

•

any and all of the 5.165% Senior Unsecured Notes due August 1, 2044 (the “2044 Notes” and, together with the 2024 Notes and the 2034 Notes, the “Old Notes”) for New Third Lien Secured Notes (such exchange offer, the “2044 Notes Exchange Offer” and, together with the 2024 Notes Exchange Offer and the 2034 Notes Exchange Offer, the “Exchange Offers”)

and

in the case of each of the 2024 Notes Exchange Offer, the 2034 Notes Exchange Offer and the 2044 Notes Exchange Offer, a Solicitation of Consents to Amend the Old Notes Indenture with respect to each of the 2024 Notes, the 2034 Notes and the 2044 Notes, respectively.

PROSPECTUS

The Exchange Agent for the Exchange Offers and Consent Solicitations is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

Attn: Corporate Actions

By Regular, Registered or Certified Mail, By Overnight Courier or By Hand

By Facsimile (For Eligible Institutions only) (212) 430-3775 (212) 430-3779	Banks and Brokers Call: (212) 430-3774 All Others Call Toll Free: (855) 654-2015

Any questions or requests for assistance may be directed to the Dealer Manager or the Information Agent at the addresses and telephone numbers set forth below. Requests for additional copies of this Prospectus may be directed to the Information Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offers and Consent Solicitations.

The Information Agent for the Exchange Offers and Consent Solicitations is:

Global Bondholder Services Corporation

65 Broadway – Suite 404

New York, NY 10006

Attn: Corporate Actions

Banks and Brokers Call: (212) 430-3774

All Others Call Toll-Free: (855) 654-2015

Email: contact@gbsc-usa.com

The Dealer Manager and Solicitation Agent for the Exchange Offers and Consent Solicitations is:

Lazard Frères & Co. LLC

30 Rockefeller Plaza, New York NY 10112

Collect: (212) 632-6311

Attention: Liability Management Group

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Registrants incorporated as corporations in New York

New York Business Corporation Law. The New York Business Corporation Law, or the NYBCL, provides that directors and officers of a New York corporation, such as Bed Bath & Beyond Inc. and Liberty Procurement Co. Inc., may be indemnified under certain circumstances against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred by them in disposing of actions to which they are a party or are threatened to be made a party by reason of acting as directors or officers if such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Article V, Section 1 of the By-laws of Bed Bath & Beyond Inc. provides as follows:

“Section 1. Right to Indemnification. The Corporation, to the fullest extent permitted or required by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), shall indemnify and hold harmless any person who is or was a director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including, without limitation, any action, suit or proceedings by or in the right of the Corporation to procure a judgment in its favor) (a “Proceeding”) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was at the request of the Corporation serving as an officer or director or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise or entity (including, without limitation, any employee benefit plan) (a “Covered Entity”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a director or officer of the Corporation with respect to a Proceeding that was commenced by such director or officer unless the Proceeding was commenced after a Change in Control (as hereinafter defined in Section 4(E) of this Article V). Any director or officer of the Corporation entitled to indemnification as provided in this Section 1 is hereinafter called an “Indemnitee”. Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment and unless applicable law otherwise requires, only to the extent that such amendment permits the Corporation to provide broader rights to payment of expenses than such law permitted the Corporation to provide prior to such amendment), and the other provisions of this Article V.”

Bed Bath & Beyond Inc. has purchased insurance under a policy that insures both Bed Bath & Beyond Inc. and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above. The NYBCL expressly permits New York corporations to purchase such insurance.

With respect to the indemnification of employees acting as directors and officers of subsidiaries of Bed Bath & Beyond Inc., Article V, Section 6 of the By-Laws of Bed Bath & Beyond Inc. provides as follows:

“Section 6. Indemnification of Employees Serving as Directors or Officers. The Corporation, to the fullest extent of the provisions of this Article V with respect to the indemnification of directors and officers of the

Corporation, shall indemnify and hold harmless any person who is or was an employee of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reason of the fact that such employee is or was serving (a) as a director or officer of a corporation or in a capacity equivalent to that of a director or officer for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation had at the time of such service, directly or indirectly, a 50% or greater equity interest (a “Subsidiary Director”) or (b) at the written request of the Corporation, as a director or officer of a corporation or in a capacity equivalent to that of a director or officer for any partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) in which the Corporation had at the time of such service, directly or indirectly, a significant business interest but a less than 50% equity interest (or, in the case of an employee benefit plan, no equity interest at all) (a “Requested Employee”), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Subsidiary Director or Requested Employee in connection with such Proceeding. The Corporation shall also advance expenses incurred by any such Subsidiary Director or Requested Employee in connection with any such Proceeding, consistent with the provisions of this Article V with respect to the advancement of expenses of directors and officers of the Corporation.”

In general, Bed Bath & Beyond Inc. indemnifies its employees acting as directors and officers of subsidiaries under this provision.

The Certificate of Incorporation of Liberty Procurement Co., Inc., as amended, states that Liberty Procurement Co., Inc. shall indemnify any and all persons whom it has the power to indemnify under Article 7 of the NYBCL, to the fullest extent permitted by the NYBCL. The indemnification in the Certificate of Incorporation is not to be deemed exclusive of any other rights to which such person may be entitled under any By-Law, shareholder resolution, director resolution, or otherwise.

Registrants incorporated as corporations in Delaware

Delaware General Corporation Law. Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation, such as BBB Canada LP Inc., Buy Buy Baby, Inc. and Harmon Stores, Inc., may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Further subsections of DGCL Section 145 provide that:

•

to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection therewith;

•

the indemnification and advancement of expenses provided for pursuant to Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and

•

the corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

As used in this Item 20, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether or not by or in the right of a registrant, and whether civil, criminal, administrative, investigative or otherwise.

Section 145 of the DGCL makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of each of the registrants incorporated in Delaware under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). Each of the registrants incorporated in Delaware may, in their discretion, similarly indemnify their employees and agents.

The By-laws of BBB Canada LP Inc., Buy Buy Baby, Inc. and Harmon Stores, Inc. provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, each of the registrants incorporated in Delaware will indemnify any and all of its officers, directors, employees and agents. In addition, the Certificate of Incorporation of Buy Buy Baby, Inc. relieves its directors from monetary damages to it or its stockholders for breach of such director’s fiduciary duty as a director to the fullest extent permitted by the DGCL.

Under Section 102(b)(7) of the DGCL, a corporation may relieve its directors or officers from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends, or (v) for any transactions from which the director derived an improper personal benefit.

The Certificate of Incorporation of Buy Buy Baby, Inc. provides, in effect, that, to the fullest extent and under the circumstances permitted by Section 102(b)(7) of the DGCL, Buy Buy Baby, Inc. will relieve its directors for any breach of his or her fiduciary duty as a director to the fullest extent permitted by the DGCL.

Registrants formed as limited liability companies in Delaware

Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”) provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a Delaware limited liability company, such as BBBYCF LLC, BBBYTF LLC, Bed Bath & Beyond of California Limited Liability Company, BWAO LLC, Chef C Holdings LLC and Decorist, LLC, has the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

BBBYCF LLC’s operating agreement is silent with respect to indemnification. See the discussion above regarding indemnification provisions in the Delaware Limited Liability Company Act.

BBBYTF LLC’s operating agreement is silent with respect to indemnification. See the discussion above regarding indemnification provisions in the Delaware Limited Liability Company Act.

Bed Bath & Beyond of California Limited Liability Company’s operating agreement provides that it shall indemnify and hold harmless the sole member, shareholders of the sole member and any officer and or director of the sole member (each, an “Indemnitee”) against any and all losses, claims, damages, expenses and liabilities (including, but not limited to, any investigation, legal and other reasonable expenses incurred in connection with, and any amounts paid in settlement of, any action, suit, proceeding or claim) of any kind or nature whatsoever that any Indemnitee may at any time become subject to or liable for by reason of the formation, operation or termination of Bed Bath & Beyond of California Limited Liability Company, or the sole member’s acting as such under the operating agreement, or the authorized actions of any Indemnitee in connection with the conduct of the affairs of Bed Bath & Beyond of California Limited Liability Company (including, without limitation, indemnification against negligence, gross negligence, or breach of duty).

BWAO LLC’s operating agreement provides that to the fullest extent permitted by law, if the sole member of BWAO LLC or any of its direct or indirect partners, members, trustees, directors, officers, shareholders, employees, incorporators, agents, affiliates or controlling persons (collectively, the “Indemnified Persons” and each, including the sole member, an “Indemnified Person”), becomes involved, in any capacity, in any threatened, pending or completed action, proceeding or investigation, in connection with any matter arising out of or relating to BWAO LLC’s business or affairs, BWAO LLC will periodically reimburse such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Person shall promptly repay to BWAO LLC the amount of any such reimbursed expenses paid to such Indemnified Person if it shall ultimately be determined that such Indemnified Person is not entitled to indemnification by BWAO LLC in connection with such action, proceeding or investigation. To the fullest extent permitted by law, BWAO LLC will also indemnify and hold harmless each Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Costs”), to which such Indemnified Person may become subject in connection with any matter arising out of or in connection with BWAO LLC’s business or affairs, except to the extent that any such Costs result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Person. If for any reason (other than the willful misfeasance, gross negligence or bad faith of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then BWAO LLC shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by BWAO LLC on the one hand, and such Indemnified Person on the other hand, but also the relative fault of BWAO LLC and such Indemnified Person, as well as any relevant equitable considerations.

Chef C Holdings LLC’s operating agreement provides that to the fullest extent permitted by the DLLCA, Chef C Holdings LLC shall indemnify, hold harmless, defend, pay and reimburse any of the sole member, authorized signatories, authorized person, manager, officer, employee, agent, counsel, representative, or affiliate of Chef C Holdings, and their respective officers, directors, shareholders, partners, members, managers, affiliates, employees, agents, counsel, and representatives, and the successors or assigns of any of the foregoing (each, a “Covered Person”) against any and all losses, claims, damages, judgments, fines, penalties or liabilities, including, without limitation, fees and disbursements of counsel and other professionals or expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines, penalties or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of (a) any act or omission or alleged act or omission performed or omitted to be performed on behalf of Chef C Holdings LLC, any member of Chef C Holdings LLC or any direct or indirect subsidiary of the foregoing in connection with the business of Chef C Holdings LLC; or (b) the fact that such

Covered Person is or was acting in connection with the business of Chef C Holdings LLC as a partner, member, stockholder, affiliate, manager, director, officer, employee or agent of Chef C Holdings LLC, any member, any of their respective affiliates, or that such Covered Person is or was serving at the request of Chef C Holdings LLC as a partner, member, manager, director, officer, employee or agent of any person including Chef C Holdings LLC or any of its subsidiaries. However, Chef C Holdings LLC shall not be required to indemnify a Covered Person from any Losses incurred as a result of such Covered Person’s fraud or willful misconduct, in each case as determined by a final, non-appealable order of a court of competent jurisdiction.

Decorist, LLC’s operating agreement provides that to the fullest extent permitted by applicable law, the sole member (irrespective of the capacity in which it acts) shall be entitled to indemnification from Decorist, LLC for any loss, damage or claim incurred by the sole member by reason of any act or omission (whether or not constituting negligence or gross negligence) performed or omitted. Any affiliate of the sole member, officer, director, shareholder, partner or employee of the sole member and its affiliates, and any officer, employee or expressly authorized agent of Decorist, LLC (each, including the sole member, a “Covered Person”) other than the sole member shall be entitled to indemnification from Decorist, LLC for any loss, damage or claim incurred by that Covered Person by reason of any act or omission (whether or not constituting negligence) performed or omitted by that Covered Person in good faith and in a manner reasonably believed to be within the scope of authority conferred on that Covered Person by the operating agreement, except that no Covered Person (other than the sole member, irrespective of the capacity in which it acts) shall be entitled to be indemnified in respect of any loss, damage or claim incurred by that Covered Person by reason of gross negligence and no Covered Person (including the sole member) shall be entitled to be indemnified in respect of any loss, damage or claim incurred by that Covered Person by reason of willful misconduct with respect to those acts or omissions. Any applicable indemnity shall be provided out of and to the extent of Decorist, LLC assets only, and no Covered Person shall have any personal liability on account thereof.

Registrants incorporated as corporations in New Jersey

New Jersey Business Corporation Act. Section 14A:3-5 of the New Jersey Business Corporation Act (the “Business Corporation Act”) provides that any New Jersey corporation, such as BBBY Management Corporation and Bed ‘N Bath Stores, Inc., shall have the power to indemnify a “corporate agent”, which include any person who is or was a director, officer, employee or agent of the indemnifying corporation. The Business Corporation Act provides that a corporate agent may be indemnified under certain circumstances against expenses and liabilities in connection with any proceeding involving the corporate agent by reason of their being or having been such an agent, provided they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. The Business Corporation Act further provides in subsection 14A:3-5(10) that the powers granted by Section 14A:3-5 may be exercised by the corporation notwithstanding the absence of any provisions in its certificate of incorporation or bylaws authorizing the exercise of such powers.

Notwithstanding the absence of any authority in the certificate of incorporation or bylaws for either BBBY Management Corporation or Bed ‘N Bath Stores Inc. for indemnification of the directors and officers of the respective corporations, the Business Corporation Act does permit such indemnification upon a determination by the Board of Directors or a committee thereof that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in the Business Corporation Act.

Registrant incorporated as a corporation in Tennessee

Tennessee Business Corporation Act. The Tennessee Business Corporation Act (the “TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person’s conduct was in good faith; (b) in the case of conduct in an official capacity with the corporation, such person reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, such person reasonably believed that such conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe such conduct was unlawful. In proceedings brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if a director or officer was adjudged to be liable to the corporation. In connection with any other proceeding charging improper personal benefit to a director or officer, whether or not involving action in such person’s official capacity, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Unless limited by its charter, in cases where a director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of such person’s status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify such director or officer against reasonable expenses incurred in the proceeding.

Unless the corporation’s charter provides otherwise, the TBCA provides that a court of competent jurisdiction may order that a director or officer be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, irrespective of whether the director or officer met the standard of conduct set forth above.

A corporation may also purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against liabilities asserted against or incurred by such individual in such capacity or arising from such individual’s status as a director, officer, employee or agent, whether or not the corporation would have the power to indemnify such individual against the same liability under the statute.

The charter of BBB Value Services Inc. provides that a director shall not be liable to the corporation or its shareholders for monetary damages for a breach of its fiduciary duties, provided that the liability of a director is not be eliminated or limited (and under the TBCA, no indemnification can be made to or on behalf of a director): (a) for any breach of its duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for any unlawful distribution approved by such director. If this section of the charter is modified or repealed, the effect is only prospective, and will not adversely affect any limitation on the personal liability of a director with respect to any act or omission occurring prior to the effective date of such modification or repeal. If the TBCA is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors, in addition to the limitation on liability set forth in the charter, shall be limited to the fullest extent permitted by law.

Furthermore, in addition to and not as a limitation or restriction on indemnification and reimbursement permitted by the TBCA, the bylaws of BBB Value Services Inc. provide that a director or officer shall be indemnified by the corporation against reasonable costs, expenses (exclusive of any amount paid to the corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director or officer is made a party due to his or her status as a director or officer; provided that (a) such director or officer has not been finally adjudged to have been derelict in his or her performance of his or her duties as a director or officer; or (b) such action is settled and the Board of Directors of BBB Value Services, Inc. has determined that such director or officer was not in any substantial way derelict in his or her performance of his or her duties as a director or officer.

Registrant incorporated as a corporation under the federal laws of Canada

Canada Business Corporations Act. Under the Canada Business Corporations Act (the “CBCA”), a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity if: (i) the individual acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interest of the other entity; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. Such an individual is entitled to such indemnity from the corporation if the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and if the individual fulfils the conditions set out in (i) and (ii) in the immediately preceding sentence. A corporation may, with the approval of a court, also indemnify such an individual in respect of an action by or on behalf of the corporation or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the corporation or other entity, if the individual fulfills the conditions set out in (i) above.

The By-laws of BBB Canada Ltd. require the corporation to indemnify its directors and officers, subject to the CBCA, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, which that officer or director reasonably incurs in respect of any civil, criminal, administrative, investigative or other proceeding to which that officer or director is made a party by reason of being or having been a director or officer of the corporation or of a body corporate.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Description

3.1	Company’s Amended and Restated Certificate of Incorporation as amended through June 30, 2009 (incorporated by reference to the Company’s Form 10-K for the year ended February 27, 2021 filed on April 22, 2021).

3.2	Amended and Restated By-Laws of Bed Bath & Beyond Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on June 19, 2019).

4.1	Indenture, dated as of July 17, 2014, relating to the 3.749% senior unsecured notes due 2024, the 4.915% senior unsecured notes due 2034 and the 5.165% senior unsecured notes due 2044, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the Commission on July 17, 2014).

4.2	First Supplemental Indenture, dated as of July 17, 2014, relating to the 3.749% senior unsecured notes due 2024, the 4.915% senior unsecured notes due 2034 and the 5.165% senior unsecured notes due 2044, between the Company and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed with the Commission on July 17, 2014).

4.3	Form of 3.749% senior unsecured notes due 2024 (incorporated by reference to Exhibit 4.3 to the Company’s Form 8-K filed with the Commission on July 17, 2014).

4.4	Form of 4.915% senior unsecured notes due 2034 (incorporated by reference to Exhibit 4.4 to the Company’s Form 8-K filed with the Commission on July 17, 2014).

4.5	Form of 5.165% senior unsecured notes due 2044 (incorporated by reference to Exhibit 4.5 to the Company’s Form 8-K filed with the Commission on July 17, 2014).

4.6	Description of the registrant’s securities registered pursuant to section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.6 of the Company’s Form 10-K for the year ended February 26, 2022 filed with the Commission on April 21, 2022).

4.7*	Amendment (including Amended Credit Facility) dated August 31, 2022, to the Amended and Restated Credit Agreement, dated as of August 9, 2021, among the Company, certain of the Company’s US and Canadian subsidiaries party thereto, JPMorgan Chase Bank, N.A., as administrative agent and Sixth Street Specialty Lending, Inc. as FILO agent and the lenders party thereto.

4.8*	Form of Second Supplemental Indenture to Indenture dated as of July 17, 2014, as amended, between the Company and The Bank of New York Mellon, as Trustee, relating to the 3.749% senior unsecured notes due 2024, the 4.915% senior unsecured notes due 2034 and the 5.165% senior unsecured notes due 2044.

4.9*	Form of Indenture by and among the Company, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association, as Convertible Second Lien Trustee, Non-Convertible Second Lien Trustee, Collateral Agent and Conversion Agent, relating to the 3.693% Senior Second Lien Secured Non-Convertible Notes due 2027 and 8.821% Senior Second Lien Secured Convertible Notes due 2027.

4.10*	Form of Indenture, by and among the Company, the Subsidiary Guarantors party thereto, and Wilmington Trust, National Association, as Trustee, Collateral Agent and Conversion Agent, relating to the 12.000% Senior Third Lien Secured Convertible Notes due 2029.

5.1*	Opinion of Cleary Gottlieb Steen & Hamilton LLP.

5.2*	Opinion of Baker & McKenzie LLP.

5.3*	Opinion of Genova Burns LLC.

Exhibit Number	Exhibit Description

5.4*	Opinion of Richards, Layton & Finger, P.A.

5.5*	Opinion of Waller Lansden Dortch & Davis, LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.1 hereto).

23.3*	Consent of Baker & McKenzie LLP (included in Exhibit 5.2 hereto).

23.4*	Consent of Genova Burns LLC (included in Exhibit 5.3 hereto).

23.5*	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.4 hereto).

23.6*	Consent of Waller Lansden Dortch & Davis, LLP (included in Exhibit 5.5 hereto).

24.1*	Powers of Attorney.

25.1*	Form T-1 statement of eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, N.A.

107*	Calculation of Filing Fee Tables.

*	Previously filed.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)

that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BED BATH & BEYOND INC.

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ * Sue Gove	Chief Executive Officer, Director (Principal Executive Officer)	November 21, 2022

/s/ Laura Crossen Laura Crossen	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 21, 2022

/s/ * Marjorie Bowen	Director	November 21, 2022

/s/ * Harriet Edelman	Director	November 21, 2022

/s/ * Jeffrey A. Kirwan	Director	November 21, 2022

/s/ * Shelly Lombard	Director	November 21, 2022

/s/ * Benjamin Rosenzweig	Director	November 21, 2022

/s/ * Joshua E. Schechter	Director	November 21, 2022

/s/ * Minesh Shah	Director	November 21, 2022

/s/ * Andrea Weiss	Director	November 21, 2022

/s/ * Ann Yerger	Director	November 21, 2022

* By:	/s/ Laura Crossen
Laura Crossen Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BBB CANADA LP INC.

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Director	November 21, 2022
Laura Crossen

/s/ *	Director, President (Principal Executive Officer, Principal Financial	November 21, 2022
Mara Sirhal	Officer and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BBB CANADA LTD.

By:	/s/ *
Name: Greg Dyer
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ *	Director	November 21, 2022
Greg Dyer

/s/ *	Director, President (Principal Executive Officer, Principal Financial	November 21, 2022
Mara Sirhal	Officer and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the U.S. of BBB Canada Ltd., has signed this registration statement or amendment thereto on November 21, 2022.

BED BATH & BEYOND INC.

By:	/s/ Katherine Walden
Name: Katherine Walden
Title: Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BBB VALUE SERVICES INC.

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Director	November 21, 2022
Laura Crossen

/s/ *	Director, President (Principal Executive Officer, Principal Financial	November 21, 2022
Mara Sirhal	Officer and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BBBYCF LLC

By: BED BATH & BEYOND INC., its sole member

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer of Bed Bath & Beyond Inc.	November 21, 2022
Sue Gove	(Principal Executive Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.	November 21, 2022
Laura Crossen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.,	November 21, 2022
Laura Crossen	the Sole Member of BBBYCF LLC

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BBBYTF LLC

By: BED BATH & BEYOND INC., its sole member

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer of Bed Bath & Beyond Inc.	November 21, 2022
Sue Gove	(Principal Executive Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.	November 21, 2022
Laura Crossen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.,	November 21, 2022
Laura Crossen	the Sole Member of BBBYTF LLC

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BBBY MANAGEMENT CORPORATION

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Director	November 21, 2022
Laura Crossen

/s/ *	Director, President (Principal Executive Officer, Principal	November 21, 2022
Mara Sirhal	Financial Officer and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BED ‘N BATH STORES INC.

By:	/s/ Laura Crossen
	Name:	Laura Crossen
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Director	November 21, 2022
Laura Crossen

/s/ *	Director, President (Principal Executive Officer, Principal Financial	November 21, 2022
Mara Sirhal	Officer and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BED BATH & BEYOND CANADA L.P.

By: BBB CANADA LTD., its General Partner

By:	/s/ *
	Name:	Greg Dyer
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ * Greg Dyer	Director of BBB Canada Ltd., the General Partner of Bed Bath & Beyond Canada L.P.	November 21, 2022

/s/ * Mara Sirhal	Director, President (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of BBB Canada Ltd., the General Partner of Bed Bath & Beyond Canada L.P.	November 21, 2022

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the U.S. of Bed Bath & Beyond Canada L.P., has signed this registration statement or amendment thereto on November 21, 2022.

BED BATH & BEYOND INC.

By:	/s/ Katherine Walden
	Name:	Katherine Walden
	Title:	Authorized Signatory

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BED BATH & BEYOND OF CALIFORNIA LIMITED LIABILITY COMPANY

By: LIBERTY PROCUREMENT CO. INC., its sole member

By:	/s/ Laura Crossen
	Name:	Laura Crossen
	Title:	Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ *	President (Principal Executive Officer, Principal Financial Officer	November 21, 2022
Mara Sirhal	and Principal Accounting Officer) of Liberty Procurement Co. Inc., the Sole Member of Bed Bath & Beyond of California Limited Liability Company

/s/ Laura Crossen	Director of Liberty Procurement Co. Inc., the Sole Member	November 21, 2022
Laura Crossen	of Bed Bath & Beyond of California Limited Liability Company

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BWAO LLC

By: BED BATH & BEYOND INC., its sole member

By:	/s/ Laura Crossen
	Name:	Laura Crossen
	Title:	Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer of Bed Bath & Beyond Inc.	November 21, 2022
Sue Gove	(Principal Executive Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.	November 21, 2022
Laura Crossen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.,	November 21, 2022
Laura Crossen	the Sole Member of BWAO LLC

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

CHEF C HOLDINGS LLC

By: BED BATH & BEYOND INC., its sole member

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ *	Chief Executive Officer of Bed Bath & Beyond Inc.	November 21, 2022
Sue Gove	(Principal Executive Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.	November 21, 2022
Laura Crossen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.,	November 21, 2022
Laura Crossen	the Sole Member of Chef C Holdings LLC

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

BUY BUY BABY, INC.

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Director	November 21, 2022
Laura Crossen

/s/ Mara Sirhal	Director, President (Principal Executive Officer, Principal Financial	November 21, 2022
Mara Sirhal	Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

DECORIST, LLC

By: BED BATH & BEYOND INC., its sole member

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Interim Chief Financial Officer of Bed Bath & Beyond Inc.,	November 21, 2022
Laura Crossen	the Sole Member of Decorist, LLC

/s/ *	President (Principal Executive Officer, Principal Financial Officer	November 21, 2022
Anu Gupta	and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

HARMON STORES, INC.

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Director	November 21, 2022
Laura Crossen

/s/ *	Director, President (Principal Executive Officer, Principal Financial	November 21, 2022
Mara Sirhal	Officer and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Union, State of New Jersey, on the 21st day of November, 2022.

LIBERTY PROCUREMENT CO. INC.

By:	/s/ Laura Crossen
Name: Laura Crossen
Title: Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laura Crossen	Director	November 21, 2022
Laura Crossen

/s/ *	Director	November 21, 2022
Rafeh Masood

/s/ *	President (Principal Executive Officer, Principal Financial	November 21, 2022
Mara Sirhal	Officer and Principal Accounting Officer)

* By:	/s/ Laura Crossen
Laura Crossen
Attorney-In-Fact